     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2003
                                                    REGISTRATION NO. 333-105950
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------
                                AMENDMENT NO. 1
                                       TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                              TRIMAS CORPORATION
            (Exact name of registrant as specified in its charter)

                DELAWARE                          3452                       38-2687639
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)      Classification Code Number)     Identification Number)

                              -------------------
                        39400 WOODWARD AVENUE, SUITE 130
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                (248) 631-5450
              (Address, including ZIP Code, and telephone number,
       including area code, of registrant's principal executive offices)
                              -------------------
                      See Table of Additional Registrants
                              -------------------

                               WILLIAM A. FULLMER

                                GENERAL COUNSEL
                               TRIMAS CORPORATION
                        39400 WOODWARD AVENUE, SUITE 130
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                (248) 631-5450
           (Name, address, including ZIP Code, and telephone number,
                  including area code, of agent for service)

                                with a copy to:

                           JONATHAN A. SCHAFFZIN, ESQ.
                             LUIS R. PENALVER, ESQ.
                             CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 701-3000

                              -------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                               -------------------


                                             CALCULATION OF REGISTRATION FEE
===============================================================================================================================
          TITLE OF EACH CLASS                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
          OF SECURITIES TO BE                 AMOUNT TO          OFFERING PRICE          AGGREGATE             AMOUNT OF
              REGISTERED                  BE REGISTERED (1)         PER SHARE       OFFERING PRICE (2)    REGISTRATION FEE (2)
--------------------------------------   -------------------   ------------------  --------------------  ---------------------
9 7/8% Senior Subordinated Notes due
 2012 ................................       $85,000,000             101.0%            $85,850,000           $ 7,898.20 (3)
-------------------------------------------------------------------------------------------------------------------------------
Guarantee of 9 7/8% Senior Subordinated
 Notes due 2012 ......................                 (4)                (4)                    (4)                  (4)
===============================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.


(3)  Previously paid.

(4) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

                               -------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                            ADDITIONAL REGISTRANTS


                                          STATE OR OTHER      PRIMARY STANDARD
                                          JURISDICTION OF        INDUSTRIAL
     EXACT NAME OF REGISTRANT AS         INCORPORATION OR      CLASSIFICATION      I.R.S. EMPLOYER
       SPECIFIED IN ITS CHARTER            ORGANIZATION         CODE NUMBER       IDENTIFICATION NO.
-------------------------------------   ------------------   -----------------   -------------------
Arrow Engine Company                         Delaware              3510                38-2260420
Beaumont Bolt & Gasket, Inc.                   Texas               3452                74-1981259
Cequent Towing Products, Inc.                Delaware              3714                38-2935446
Cequent Trailer Products, Inc.               Delaware              3714                39-1154901
Commonwealth Disposition LLC                 Delaware              9995                   NONE
Compac Corporation                           Delaware              2891                38-2773373
Consumer Products, Inc.                      Wisconsin             9995                39-6066719
Cuyam Corporation                              Ohio                3452                34-1433931
Di-Rite Company                                Ohio                9995                34-1295359
Entegra Fastener Corporation                 Delaware              3452                36-2753621
Fitting Product Co., LLC                     Delaware              3327                   NONE
HammerBlow Acquisition Corp.                 Delaware              3499                52-2294155
HammerBlow LLC                               Delaware              3499                   None
Hidden Hitch Acquisition Company             Delaware              3714                39-2027902
Highland Group Corporation                     Ohio                3714                34-1852889
Hitch 'N Post, Inc.                          Delaware              3714                38-2935447
Industrial Bolt & Gasket, Inc.               Louisiana             3452                72-1212632
K.S. Disposition, Inc.                       Michigan              9995                38-3212114
Keo Cutters, Inc.                            Michigan              3541                38-3212119
Lake Erie Screw Corporation                    Ohio                3452                34-0660861
Lamons Metal Gasket Co.                      Delaware              3452                38-2337967
Louisiana Hose & Rubber Co.                  Louisiana             3050                72-0830993
Monogram Aerospace Fasteners, Inc.           Delaware              3452                95-4339614
Netcong Investments, Inc.                   New Jersey             9995                38-2388048
NI Industries, Inc.                          Delaware              3490                03-0452932
NI West, Inc.                               California             3490                95-1054621
Norris Cylinder Company                      Delaware              3412                33-0333261
Norris Environmental Services, Inc.         California             7380                33-0660922
Reska Spline Products, Inc.                  Michigan              3541                38-3212121
Richards Micro-Tool, Inc.                    Delaware              3541                38-2641296
Rieke Corporation                             Indiana              3050                31-0934085
Rieke of Indiana, Inc.                        Indiana              9995                90-0044258
Rieke of Mexico, Inc.                        Delaware              3050                38-2251192
Rieke Leasing Co., Incorporated              Delaware              9995                38-2751413
Tekonsha Towing Systems, Inc.                Michigan              3714                06-1642891
The HammerBlow Corporation                   Wisconsin             3499                39-1272042
TriMas Company LLC                           Delaware              9995                   NONE
TriMas Fasteners, Inc.                       Delaware              3452                38-3007015
TriMas Services Corp.                        Delaware              7380                38-2840227

                             Subject to Completion
                   PRELIMINARY PROSPECTUS DATED JUNE 27, 2003


PROSPECTUS


                               TRIMAS CORPORATION


         OFFER TO EXCHANGE ITS $85,000,000 AGGREGATE PRINCIPAL AMOUNT
                 OF 9 7/8% SENIOR SUBORDINATED NOTES DUE 2012,
   WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                 FOR $85,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2012
                   (CUSIP NOS. 896215 AD 2 AND U89616 AB 9)


                             ---------------------
                            TERMS OF EXCHANGE OFFER

The information in this preliminary prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



o    Expires 9:00 a.m., New York City time, on        , 2003 unless extended.



o    Subject to certain customary conditions which may be waived by us.

o All outstanding 9 7/8% Senior Subordinated Notes due 2012 (CUSIP Nos. 896215 AD2 and U89616 AB9) that are validly tendered and not withdrawn will be exchanged.

o Tenders of original notes may be withdrawn any time prior to the expiration of this exchange offer.

o The exchange of the original notes will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any cash proceeds from the exchange offer.

o The terms of the notes to be issued in exchange for the original notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the original notes.

o Any original notes not validly tendered will remain subject to existing transfer restrictions.


     SEE "RISK FACTORS," BEGINNING ON PAGE 13, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS BEFORE TENDERING THEIR ORIGINAL NOTES IN THE EXCHANGE OFFER.


     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS        , 2003.

                               TABLE OF CONTENTS


                                                                                              PAGE
                                                                                             -----
Where You Can Find More Information ......................................................     i
Forward-Looking and Other Statements .....................................................     i
Prospectus Summary .......................................................................      1
Risk Factors .............................................................................     13
Use of Proceeds ..........................................................................     23
Capitalization ...........................................................................     24
Unaudited Pro Forma Financial Information ................................................     25
Selected Historical Financial Data .......................................................     34
Management's Discussion and Analysis of Financial Condition and Results of Operations ....     36
Business .................................................................................     48
Management ...............................................................................     63
Director and Executive Officer Compensation ..............................................     67
Principal Stockholders ...................................................................     71
Certain Relationships and Related Party Transactions .....................................     73
The Exchange Offer .......................................................................     76
Description of Amended and Restated Credit Facility ......................................     84
Description of Notes .....................................................................     88
Summary of Material United States Federal Income Tax Considerations ......................    127
Plan of Distribution .....................................................................    130
Legal Matters ............................................................................    130
Experts ..................................................................................    130
Responsibility for Financial Statements ..................................................    131
Index to Financial Statements ............................................................    F-1


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to and currently file annual, quarterly and special reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

                     FORWARD-LOOKING AND OTHER STATEMENTS

     This prospectus contains forward-looking statements about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-based factors such as:

     o    technological developments that could competitively disadvantage us;

     o    our dependence on key individuals and relationships;

     o    labor costs and strikes at our customers' or at our facilities;

     o    exposure to product liability and warranty claims;

     o    increases in our raw material and energy costs;

     o    compliance with environmental and other regulations; and

     o    competition within our industries.

     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus, such as substantial leverage, limitations imposed by our debt instruments, our ability to identify attractive and other strategic acquisition opportunities and our ability to successfully separate from Metaldyne Corporation and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

     We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations and ability to make payments on the notes.

     We were acquired by Metaldyne (formerly MascoTech, Inc.) in January 1998 and Metaldyne did not report our results as a separate segment for 1998. As such, certain statements in this prospectus that concern us for periods which include 1998 are based upon our review of internal records and our best estimates of certain data.

                              PROSPECTUS SUMMARY

     This summary highlights the material information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to (i) the "Issuer" refers only to TriMas Corporation and (ii) the "Company," or "we," "our" or "us" refers to the Issuer and its subsidiaries. For purposes of this prospectus, when we describe information on a pro forma basis, we are giving effect only to those adjustments set forth under "Unaudited Pro Forma Financial Information."

THE COMPANY

     We are a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. While serving diverse markets, most of our businesses share important characteristics, including leading market shares, strong brand names, established distribution networks, high operating margins, and relatively low capital investment requirements. We estimate that approximately 70% of our 2002 net sales were in markets in which we enjoy the number one or number two market position within the respective product category. In addition, we believe that in many of our businesses, we are one of only two or three manufacturers.

     On June 6, 2002, an investor group led by Heartland Industrial Partners, L.P. acquired 66% of our fully diluted common equity. Metaldyne Corporation, our former parent, owned the remaining 34% of our fully diluted common equity. As of May 15, 2003, Heartland owned approximately 61% of our fully diluted common equity. We operated as an independent public company from 1989 through 1997. In 1998, we were acquired by Metaldyne and in November 2000 Metaldyne was acquired by an investor group led by Heartland. In early 2001, we hired a new senior management team to increase our operating efficiency and develop a focused growth strategy. We believe that as an independent company, we will be better able to capitalize on our core manufacturing strengths and our significant cash flow generation capacity to exploit growth opportunities.

     Our businesses are organized into four operating segments: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties.

     o Cequent Transportation Accessories. This group is a leading designer and manufacturer of a wide range of accessory products used to outfit light trucks, SUVs, recreational vehicles, passenger cars, and trailers of all types including towing and hitch systems, trailer components, electrical products, brake and rack systems, and additional towing and trailering components. We benefit from strong brand names in towing and trailering products, including Draw-Tite, Reese, Hidden-Hitch, Tekonsha, Fulton, Wesbar, Bull Dog (Registered Trademark) , ECLIPSE by HammerBlow (Registered Trademark) , HammerBlow/Snowco (Registered Trademark) , Hayman-Reese, QTB Automotive and ROLA. We are also a leading supplier of cargo management and vehicle protection products sold under trade names such as "Highland. The Pro's Brand;" Ramp Champ, SpaceMaster, Highland Ultimate, Triple Strength, Contura, AdvanTech and Car Top. Our products and brand names have broad customer recognition and are often perceived as the quality leader in their respective market categories. We believe we have the most extensive product lines in the industry. Our products are distributed through an established national network of independent installers and wholesale distributors as well as several retail outlets such as Wal-Mart, Lowe's, Pep Boys, AutoZone and West Marine. Our products are also distributed by both automotive and trailer original equipment manufacturers, or OEMs.

     o Rieke Packaging Systems. This group is a leading specialty manufacturer of engineered closures and dispensing systems for steel and plastic industrial and consumer packaging applications. Our brand names include Rieke, TOV, Englass and Stolz. We believe that Rieke Packaging Systems has significant market share in many of its key product lines as a result of proprietary engineering and manufacturing technology, patent protected systems and strong customer relationships. We have over 25 patented or patent application pending systems or technologies. Approximately 50% of this group's 2002 net sales relate to value-added products based upon patented processes or technology. We believe this group has significant growth opportunities in the consumer products and pharmaceutical markets through the introduction of its industrial design technology to a range of consumer applications. Our customers include BASF, Chevron, Coca-Cola, Colgate, Dow Chemical, Pepsi, Procter & Gamble, Sherwin Williams, Valvoline and Zeneca.

     o Fastening Systems. This group manufacturers a wide range of ferrous, nonferrous and special alloy fasteners and provides specialized metal treating and finishing services including small specialty and custom fasteners, build-to-print large diameter fasteners, highly engineered specialty fasteners for the domestic and international aerospace industry and the associated aftermarket for replacement and maintenance parts. Our companies and brands include Lake Erie Products and Monogram Aerospace Fasteners, Inc. This group supplies products utilized by thousands of end-users in diverse markets such as agricultural and transportation equipment, construction and fabricated metal products, commercial and industrial maintenance and aerospace. Our customers in this group include American Axle, Anderson Windows, Boeing, Caterpillar, Collins & Aikman, Dana, Delta Faucets and John Deere.

     o Industrial Specialties. This group manufactures a diverse range of industrial products, such as cylinders, flame-retardant facings and jacketings, specialty tape products, industrial gaskets and precision tools and other products for use primarily in the automotive, aerospace, construction, commercial, energy and defense markets. Our companies and brands include Compac Corporation, Lamons Metal Gasket, Norris Cylinders, Arrow Engine, and the Precision Tool Company that includes the Keo Cutters, Richard's Micro Tool and Reska brands. This group supplies highly engineered and customer-specific products, provides value-added design and other services and serves small markets supplied by a limited number of companies. Our customers in this group include Air Liquide, Airgas, BOC, Delphi, Dow, ExxonMobil, Grainger, Honeywell, Knauf and 3M.

OPERATING AND GROWTH STRATEGY

     We will seek to enhance our cash flow and return on assets through the following operating and growth strategies:

     o Capitalize on New Product Development Opportunities. We have developed innovative products without the need for significant incremental capital investment and will work closely with our customers to identify new product development opportunities. We believe we have significant opportunities for future development in many of our businesses that will benefit from our existing brand awareness and successful distribution networks.

     o Pursue Strategic Niche Acquisitions. We have successfully completed over 30 acquisitions since 1986 and continue to seek attractive acquisition candidates that will supplement existing product lines, add new distribution channels, provide new cost-effective technologies, expand our geographic coverage or enable us to absorb overhead costs more efficiently.

     o Continue to Aggressively Pursue Cost Savings Initiatives. In 2001, our new management team implemented a plan to reorganize certain operations and eliminate duplicative costs that we expect will result in cumulative annual cost savings of approximately $25 million for completed actions by the second quarter of 2003.

     o Continue to Emphasize Strong Free Cash Flow. We have grown by making selective acquisitions using disciplined acquisition criteria that focus on high margin businesses in niche markets with relatively low capital requirements. We will continue to focus on high margin businesses so that we can maximize free cash flow.

     o Capitalize on Cyclical Recoveries. Several of our businesses sell into industrial markets that experienced cyclical volume declines during 2002 as a result of general economic conditions as well as a sharp liquidation of industrial inventories. In response, management has aggressively pursued cost savings opportunities and projects and has reduced our operating costs. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well positioned to experience further margin improvement if volume increases given our lower cost structure.

     o Leverage Economies of Scale and Utilize World Class Operating Practices. By increasing our scale, we will have opportunities to improve supply base management, internal sourcing of materials and selective out-sourcing of support functions, such as risk management, logistics and freight management.


THE TRANSACTIONS

     On June 6, 2002, Metaldyne and Heartland consummated a stock purchase agreement under which Heartland and other investors invested approximately $265 million in us and acquired approximately 66% of our fully diluted common stock. As a result of the investment and other transactions described below, Metaldyne received $840 million in the form of cash, retirement of debt we owed to Metaldyne or owed by us under the Metaldyne credit agreement and the repurchase of the balance of receivables we originated and sold under the Metaldyne receivables facility. Metaldyne retained shares of our common stock valued at $120 million. In addition, Metaldyne received a warrant to purchase 750,000 additional shares of our common stock valued at $15 million. The common stock and warrants are valued based upon the cash equity investment made by Heartland and the other investors. Immediately following the transactions, Heartland and Metaldyne owned approximately 55% and 34% of our fully diluted common stock, respectively.

     To effect the transactions contemplated by the stock purchase agreement, we entered into a senior credit facility consisting of a $150 million revolving credit facility and a $260 million term loan facility and a $125 million receivables facility, issued approximately $352.8 million of 9 7/8% senior subordinated notes due 2012 and raised $265 million in cash through the issuance of common stock. We used borrowings under our credit facility and proceeds from the June 6, 2002 senior subordinated notes offering to repay borrowings made by our subsidiaries under the Metaldyne credit agreement in November 2000, to repay certain debt that our subsidiaries owed to Metaldyne and its other subsidiaries and to repurchase receivables balances we originated and sold under the Metaldyne receivables facility. Prior to the closing of the transactions contemplated by the stock purchase agreement, we declared and paid a cash dividend equal to the difference between the $840 million and the aggregate amount of such debt repayment and receivables repurchase. We also issued the warrant as a dividend. We were released from all of our obligations under the Metaldyne credit agreement in connection with the transactions. See the information under the headings "Description of Amended and Restated Credit Facility" and "Certain Relationships and Related Party Transactions." We refer to the June 6, 2002 common equity issuance to Heartland and the related financings as the "transactions."

     In December 2002, we issued an additional $85 million of 9 7/8% senior subordinated notes due 2012. The proceeds, net of fees paid to the initial purchasers, approximated $84.1 million and were designated for the repurchase of one million shares of our common stock from Metaldyne at $20 per share, to fund potential acquisitions, for debt repayment and for other general corporate purposes. We refer to the $85 million of senior subordinated notes due 2012 issued in December 2002 as the "original notes."

     On March 6, 2003, we completed a registered exchange offer whereby we exchanged $350.6 million aggregate principal amount of 9 7/8% senior subordinated notes due 2012 in exchange for like amount of outstanding 9 7/8% senior subordinated notes due 2012. Our registration statement on Form S-4 was declared effective by the Commission on February 5, 2003. The exchange offer raised no new proceeds for us and was made in accordance with contractual commitments arising from the June 6, 2002 notes issuance.

RECENT ACQUISITIONS


     On January 30, 2003, we acquired all of the capital stock of HammerBlow Acquisition Corp., a manufacturer and distributor of towing, trailer and other vehicle accessories throughout North America, from 2000 Riverside Capital Appreciation Fund, L.P. and other stockholders of HammerBlow for a purchase price of approximately $142.3 million (including our previous investment of $9.0 million), subject to adjustment. Of this amount, $7.2 million of the purchase price is payable in January 2004. On a pro forma basis to account for its recent acquisitions, HammerBlow had annual sales of approximately $109.5 million for the twelve months ended November 30, 2002.

     On February 21, 2003, we acquired all of the capital stock of Highland Group Corporation from the shareholders and option holders of Highland and FNL Management Corp. for a purchase price of approximately $70.5 million, plus the amount of future tax benefits. The purchase price is subject to adjustment based upon actual working capital and taxes owed at closing. For the year ended December 31, 2002, Highland had net sales of approximately $50.4 million.

     Livonia Fittings Acquisition. On May 9, 2003, we acquired an automotive fasteners manufacturing business from Metaldyne for approximately $23 million on a debt-free basis, which we refer to as the "Livonia acquisition." In connection with the acquisition, we agreed to sublease from Metaldyne its Livonia, Michigan facility where the acquired business is currently located. The acquired business is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications. Its products include specialty tube nuts, spacers, hollow extruded components, and locking nut systems used in brake, fuel, power steering, engine, transmission and chassis applications. These products are supplied to OEMs as well as a number of Tier One suppliers. The acquired business will become part of our Fastening Systems group. See "Certain Relationships and Related Party Transactions."


RECENT DEVELOPMENTS

     Stock Repurchase. On April 2, 2003, we repurchased one million shares of our common stock from Metaldyne at $20 per share, the same price as it was valued on June 6, 2002. This sale decreased Metaldyne's ownership percentage in us from approximately 31% to approximately 28% on a fully diluted basis. See "Certain Relationships and Related Party Transactions."

     Credit Facility Amendment. On June 6, 2003, we amended and restated our credit agreement to modify certain financial covenants, increase our term loan facility from $260.0 million to $335.0 million and reduce our incremental term loan capacity by $75.0 million to $125.0 million. The new term loan principal amount will be amortized on a pro rata basis across the remaining scheduled original term loan payments. In addition, the applicable margins used to calculate the interest rate applicable to both our revolving credit facility and term loan credit facility will be increased by 0.50%. The proceeds from the increased term loan were utilized to repay outstanding borrowings under our revolving credit facility and to reduce outstanding balances under our accounts receivable facility. See "Description of Amended and Restated Credit Facility."


     Sale/Leaseback Transaction. On June 26, 2003, the Company completed a sale and subsequent leaseback of certain property and equipment with General Electric Capital Corporation that resulted in net cash proceeds of approximately $23.4 million. The proceeds will be used for general corporate purposes. Annual rent expenses related to this transaction is expected to approximate $4.0 million.

                         SUMMARY OF THE EXCHANGE OFFER
The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of our 9 7/8% Senior Subordinated Notes due 2012, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding original 9 7/8% Senior
                                 Subordinated Notes due 2012, (CUSIP 896215 AD 2 and CUSIP U89616 AB 9) which were issued in a private offering on December 10, 2002. As of the date of this prospectus, there is $85,000,000 principal amount at maturity of original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.


                                 We expect that the exchange notes will be part of the same class of notes and otherwise identical to our currently outstanding registered 9 7/8% Senior Subordinated Notes due 2012.


Registration Rights...........   You are entitled to exchange your original
                                 notes for freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your original notes. Accordingly, if you do not exchange your original notes, you will not be able to reoffer, resell or otherwise dispose of your original notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.

Resales.......................   We believe that the exchange notes issued in
                                 the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                 o you are acquiring the exchange notes in the ordinary course of your business;

                                 o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

                                 o  you are not an "affiliate" of ours.

                                 If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes.

                                 Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.

Expiration Date...............   9:00 a.m., New York City time, on        ,
                                 2003 unless we extend the expiration date.



Conditions to the Exchange
 Offer........................   The exchange offer is subject to certain
                                 customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered.


Procedures for Tendering
 Original Notes...............   If you wish to tender original notes, you
                                 must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your notes to be exchanged and any other required documentation, to The Bank of New York, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 9:00 a.m., New York City time, on the expiration date. See "The Exchange Offer--Procedures for
                                 Tendering Original Notes." By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an "affiliate" of ours. See "The
                                 Exchange Offer--Procedures for Tendering
                                 Original Notes."


Special Procedures for Beneficial
 Holders......................   If you are the beneficial holder of original
                                 notes that are registered in the name of your
                                 broker, dealer, commercial bank, trust company
                                 or other nominee, and you wish to tender in the
                                 exchange offer, you should contact the person
                                 in whose name your original notes are
                                 registered promptly and instruct such person to
                                 tender on your behalf. See "The Exchange
                                 Offer--Procedures for Tendering Original
                                 Notes."
Guaranteed Delivery
 Procedures....................  If you wish to tender your original notes and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time before
                                 9:00 a.m., New York City time, on the
                                 expiration date.

Acceptance of Original Notes and
 Delivery of Exchange Notes...   Subject to certain conditions, we will accept
                                 for exchange any and all original notes which are properly tendered in the exchange offer before 9:00 a.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date.
                                 See "The Exchange Offer--Terms of the Exchange
                                 Offer."

Certain Federal Income Tax
 Considerations...............   The exchange of original notes for exchange
                                 notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the original notes immediately before the exchange. See
                                 "Summary of Material United States Federal
                                 Income Tax Considerations."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes.

Exchange Agent................   The Bank of New York is serving as exchange
                                 agent in connection with the exchange offer.
                                 The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent."

                         SUMMARY OF THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. The form and terms of the exchange notes are substantially identical to the form and term of the original notes, except that we will register the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer........................   TriMas Corporation.

Securities Offered............   $85,000,000 in aggregate principal amount of
                                 9 7/8% Senior Subordinated Notes due 2012.

Maturity......................   June 15, 2012.

Interest......................   9 7/8% per annum, payable semi-annually in
                                 arrears on June 15 and December 15, commencing
                                 December 15, 2002.

Guarantees....................   All payments on the exchange notes, including
                                 $85,000,000 in aggregate principal amount and interest accruing at 9 7/8% per annum, will be jointly and severally guaranteed on a senior subordinated unsecured basis by each of our existing and future domestic restricted subsidiaries that are guarantors or direct borrowers under our amended and restated credit facility.

Ranking.......................   The exchange notes and the guarantees will
                                 rank:

                                 o junior to all of our and the guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under our amended and restated credit facility;

                                 o equally with any of our and the guarantors' future unsecured senior subordinated indebtedness, including trade payables;

                                 o senior to any of our and the guarantors' future indebtedness that is expressly subordinated in right of payment to the notes; and

                                 o  effectively junior to all of the
                                    liabilities of our subsidiaries that have not guaranteed the notes.

                                 At March 30, 2003, the exchange notes and the guarantees would have ranked junior to:

                                 o  approximately $273.8 million of senior
                                    indebtedness; and

                                 o other liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

                                 At March 30, 2003, the notes and related guarantees then outstanding were not senior to any of our indebtedness and the notes and related guarantees are not currently senior to any of our indebtedness. Further, at March 30, 2003, on a pro forma basis after giving effect to the amendment and restatement of our credit facility and the Livonia acquisition, the exchange notes and the guarantees would have ranked junior to approximately $349.2 million of senior indebtedness and we could have incurred up to an aggregate of $84.2 million in additional senior indebtedness under our revolving credit facility and/or receivables facility. The $352.8 million aggregate principal amount 9 7/8% senior subordinated notes due 2012 rank equally with the notes.

Restrictive Covenants.........   The exchange notes will be issued under an
                                 indenture with The Bank of New York, as
                                 trustee. The indenture governing the notes will limit the ability of the Issuer and its restricted subsidiaries to, among other things:

                                 o  incur or guarantee additional indebtedness;


                                 o pay dividends or make other distributions or repurchase or redeem our stock;

                                 o  make investments;

                                 o  sell assets;

                                 o  create liens;

                                 o  enter into agreements restricting our
                                    restricted subsidiaries' ability to pay
                                    dividends;

                                 o  enter into transactions with affiliates;
                                    and

                                 o  consolidate, merge or sell all or
                                    substantially all of our assets.

                                 These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Exchange Notes" in this prospectus.

Additional Interest...........   Pursuant to the registration rights agreement
                                 covering the original notes, we are obligated to pay additional interest to each holder of original notes in an amount equal to $0.0278 per day or $10.00 per year per $1,000 principal amount of original notes held by such holder, which represents an aggregate amount of additional interest of $2,361.11 per day or $850,000 per year (calculated on the basis of a 360 day year). The additional interest will begin to accrue on July 8, 2003 and will continue to accrue until the exchange offer is completed. Immediately prior to the closing of the exchange offer, additional interest that is accrued but unpaid on the original notes to be exchanged in this offer will be due and payable by us to the record holder of such notes as of the closing of the exchange offer. Holders of original notes who do not exchange their original notes in this offer will be entitled to receive additional interest that is accrued and unpaid on the original notes upon the closing of the exchange offer. See "Exchange Offer--
                                 Additional Interest."

                              ---------------------

     TriMas Corporation is a Delaware corporation. Our principal executive offices are located at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan 48304. Our telephone number is (248) 631-5450.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following table sets forth our summary historical financial data for the five years ended December 31, 2002 and the three months ended March 31, 2002 and March 30, 2003. The financial data for the fiscal years ended December 31, 2000, 2001 and 2002 has been derived from our audited combined financial statements and notes to those financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial data for the fiscal year ended December 31, 1999 was derived from our audited combined financial statements not included in this prospectus. The financial data for the fiscal year ended December 31, 1998 was derived from our unaudited combined financial statements not included in this prospectus.

     The selected information for the three months ended March 31, 2002 and March 30, 2003 has been derived from our unaudited interim combined/consolidated financial statements and the notes to those financial statements, which, in the opinion of management, include all adjustments, which are normal and recurring in nature, necessary for the fair presentation of that data for such periods.


     In reviewing the following information, it should be noted that there is significant non-comparability across historic periods. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common equity to an investor group led by Heartland. We did not establish a new basis of accounting as a result of this common equity issuance, due to the continuing contractual control by Heartland. Our combined financial information for the periods prior to June 6, 2002 includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. The pre-acquisition basis of accounting for periods prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. In January 1998, we were acquired by Metaldyne and established a new basis of accounting as a result of this acquisition. Prior to January 1998, we operated as an independent public company.

                                          PRE-ACQUISITION BASIS
                                ------------------------------------------
                                  YEAR ENDED     YEAR ENDED
                                 DECEMBER 31,   DECEMBER 31,    1/1/2000-
                                    1998(1)         1999       11/27/2000
                                -------------- -------------- ------------
                                              (in thousands)
STATEMENT OF OPERATIONS DATA:
Net sales .....................   $ 707,180      $ 773,100     $ 739,590
Cost of sales .................     485,280        529,910       524,400
                                  ---------      ---------     ---------
Gross profit ..................     221,900        243,190       215,190
Selling, general and
 administrative ...............     112,640        124,260       120,660
                                  ---------      ---------     ---------
Operating profit ..............     109,260        118,930        94,530
                                  ---------      ---------     ---------
Net income (loss)(2) ..........      41,650         35,300        21,280
OTHER FINANCIAL DATA:
Depreciation and
 amortization .................   $  31,780      $  38,520     $  38,400
Capital expenditures ..........      39,200         42,320        19,540
Cash flow from (used by):
 operating activities .........      93,970         55,980       113,430
 investing activities .........     (91,130)       (44,870)      (36,610)
 financing activities .........     (81,960)       (19,410)      (82,800)
Ratio of earnings to fixed
 charges(3) ...................         1.8x           2.1x          1.7x



                                                         POST-ACQUISITION BASIS
                                ------------------------------------------------------------------------
                                                                             THREE MONTHS   THREE MONTHS
                                                YEAR ENDED     YEAR ENDED        ENDED         ENDED
                                 11/28/2000-   DECEMBER 31,   DECEMBER 31,     MARCH 31,     MARCH 30,
                                  12/31/2000       2001           2002           2002           2003
                                ------------- -------------- -------------- -------------- -------------
                                                             (in thousands)
STATEMENT OF OPERATIONS DATA:
Net sales .....................  $   50,640     $ 732,440      $ 733,580      $ 190,940     $   213,780
Cost of sales .................      37,300       543,310        552,350        135,380         162,120
                                 ----------     ---------      ---------      ---------     -----------
Gross profit ..................      13,340       189,130        181,230         55,560          51,660
Selling, general and
 administrative ...............      12,390       121,450        114,090         31,310          35,320
                                 ----------     ---------      ---------      ---------     -----------
Operating profit ..............         950        67,680         67,140         24,250          16,340
                                 ----------     ---------      ---------      ---------     -----------
Net income (loss)(2) ..........      (4,150)      (11,320)       (35,760)       (33,080)         (7,320)
OTHER FINANCIAL DATA:
Depreciation and
 amortization .................  $    4,540     $  53,780      $  38,870      $  11,500     $    10,950
Capital expenditures ..........       3,260        18,690         32,140          4,600           4,040
Cash flow from (used by):
 operating activities .........      18,710        75,980        (25,110)        11,190          48,240
 investing activities .........      (1,300)      (12,620)       (37,240)        (4,440)       (162,670)
 financing activities .........     (16,790)      (66,640)       159,010         (7,110)         44,650
Ratio of earnings to fixed
 charges(3) ...................          --            --            1.0x            1.3             --

                                                                       AS OF
                                                                   MARCH 30, 2003
                                                                  ---------------
SELECTED BALANCE SHEET DATA:
 Cash and cash equivalents ....................................      $   30,660
 Working capital ..............................................          86,210
 Excess of cost over net assets of acquired companies and other
   intangibles ................................................         980,840
 Total assets .................................................       1,525,780
 Total debt ...................................................         718,550
 Shareholders' equity .........................................         415,380

--------------
(1) Metaldyne acquired us in January 1998. Financial results for the 21 days prior to Metaldyne's acquisition have not been included because the results were determined on a different accounting basis. Results of operations for the first 21 days of January were as follows: sales -- $35.9 million; operating profit -- $4.9 million.

(2) Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," and discontinued amortization of goodwill. See Note 3 to the audited combined financial statements and unaudited interim financial statements, respectively, for the effect on net income (loss) of excluding amortization expense related to goodwill that will no longer be amortized. We completed the transitional test for impairment of goodwill in the second quarter of 2002, which resulted in a non-cash after-tax charge of $36.6 million related to our industrial fasteners business.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, plus fixed charges plus amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the period ended December 31, 2000, the year ended December 31, 2001, and three months ended March 30, 2003, additional earnings of $5.3 million, $9.6 million, and $12.1 million, respectively, would have been required to make the ratio 1.0x.

                                 RISK FACTORS

     You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.


RISKS RELATED TO OUR BUSINESS

OUR BUSINESSES DEPEND UPON GENERAL ECONOMIC CONDITIONS AND WE SERVE SOME CUSTOMERS IN HIGHLY CYCLICAL INDUSTRIES; AS A RESULT WE ARE SUBJECT TO RISK OF DOWNTURN AND LOSS OF SALES DUE TO RECESSION, WHICH COULD NEGATIVELY AFFECT OUR BUSINESS, OPERATING RESULTS AND THE VALUE OF THE NOTES.

     Our financial performance depends, in large part, on conditions in the markets that we serve, and on the U.S. and global economies generally. Some of the industries that we serve are highly cyclical, such as the automotive, construction, industrial equipment, energy, aerospace and electrical equipment industries. We have experienced a downturn and reduction in sales and margins as a result of recent recessionary conditions. In addition, we had a net loss of approximately $7.3 million for the three months ended March 30, 2003, due principally to a $12.2 million pre-tax loss recorded in connection with the sale and subsequent leaseback of an operating facility and other machinery and equipment. A continued net loss could have a negative effect on our financial condition and results. While we have undertaken a consolidation and cost reduction program to mitigate the effect of these conditions, we may be unsuccessful in doing so and such actions may be insufficient. The present uncertain economic environment may result in significant quarter-to-quarter variability in our performance. Furthermore, we note that sales by Cequent Transportation Accessories are generally stronger in the first and second quarters, as distributors and retailers acquire product for the spring selling season. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would have a material adverse effect on our business, operating results and the value of the notes.

OUR PRODUCTS ARE TYPICALLY HIGHLY ENGINEERED OR CUSTOMER-DRIVEN AND, AS SUCH, WE ARE SUBJECT TO RISKS ASSOCIATED WITH CHANGING TECHNOLOGY AND MANUFACTURING TECHNIQUES, WHICH COULD PLACE US AT A COMPETITIVE DISADVANTAGE.

     We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We must remain committed to product research and development, advanced manufacturing techniques and service to remain competitive. We may not be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we may be unable to adequately protect any of our own technological developments to produce a sustainable competitive advantage.

IF WE ARE UNABLE TO IDENTIFY ATTRACTIVE ACQUISITION CANDIDATES, SUCCESSFULLY INTEGRATE OUR ACQUIRED OPERATIONS OR REALIZE THE INTENDED BENEFITS OF OUR ACQUISITIONS, OUR BUSINESS STRATEGY AND FINANCIAL CONDITION AND RESULTS WOULD BE NEGATIVELY AFFECTED.

     One of our growth strategies is to pursue selective strategic acquisition opportunities. We continually evaluate potential acquisitions, some of which could be material, and engage in discussions with acquisition candidates. On January 30, 2003, we acquired all of the capital stock of HammerBlow Acquisition Corp., a manufacturer and distributor of towing, trailer and other vehicle accessories throughout North America, from 2000 Riverside Capital Appreciation Fund, L.P. and other stockholders of HammerBlow for a purchase price of approximately $142.3 million (including our previous investment of $9.0 million), subject to adjustment. Of this amount, $7.2 million of the purchase price is payable in January 2004. On February 21, 2003, we acquired all of the capital stock of Highland Group Corporation from the shareholders and option holders of Highland and FNL Management Corp. for a purchase price of approximately $70.5 million, plus the amount of future tax benefits. The purchase price is subject to adjustment based upon actual working capital and taxes owed at closing. On May 9, 2003, we completed the acquisition of an automotive manufacturing business from Metaldyne for approximately $23.0 million on a debt-free basis. Attractive acquisition candidates may not be identified and acquired in the future, and financing for any such acquisitions may not be available on satisfactory terms or we may be unable to accomplish our strategic objectives as a result of any such acquisition. Our acquisition strategies may not be successfully received by customers or achieve their intended benefits. Often acquisitions are undertaken to improve the operating results of either or both of the acquiror and the acquired company and we may not be successful in this regard. We will encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management's attention and unanticipated problems or liabilities, some or all of which could materially and adversely affect our business strategy and financial condition and results.

WE DEPEND ON THE SERVICES OF KEY INDIVIDUALS AND RELATIONSHIPS, THE LOSS OF WHICH WOULD MATERIALLY
HARM US.

     Our success will depend, in part, on the efforts of our executive officers and other key employees. Some of our senior management was recently hired to pursue our new strategies and business objectives. Despite their business experience, our businesses will present new challenges for them and they may not be successful. Our future success will also depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, our largest stockholder, Heartland, provides us with valuable strategic, operational and financial support, the loss of which could materially adversely affect us.

WE RELY UPON METALDYNE FOR IMPORTANT TRANSITION SERVICES AND WE MAY ENCOUNTER CERTAIN DIFFICULTIES IN SEPARATING FROM METALDYNE, WHICH MAY RESULT IN INCREASED COSTS AND LOSS OF JOINT PURCHASING BENEFITS.


     We may encounter certain challenges and difficulties in separating from Metaldyne. We entered into a corporate services agreement with Metaldyne for valuable services, including human resources support, risk management, management information systems, treasury and audit services, and other critical administrative and management functions and services. The agreement expires in December 2003. Upon the expiration of the agreement or if Metaldyne is unable to provide these services for any reason, we will need to replace the services. We do not know whether we will be able to replace or contract for these services on similar or more favorable economic terms and what cost may be incurred in the transition to another situation. In addition, Metaldyne is a party to many ordinary course contracts from which we have derived benefits in the past. Metaldyne and we have agreed to provide one another with the benefits of these contracts to the extent practicable. In general, these contracts can be replaced, but we may encounter costs or additional expense in doing so. Of particular note, we benefit from certain volume purchase agreements with suppliers of steel, other materials and energy by aggregating our purchases with Metaldyne. As of June 15, 2003, Metaldyne owns approximately 28% of our fully diluted common stock and Heartland appointed a majority of the Metaldyne board of directors. Accordingly, should Metaldyne materially reduce its equity interest in us or Heartland cease to control Metaldyne, it may impact the continuity and quality of the services we are provided, increase costs and affect our ability to realize continued joint purchasing benefits.


WE MAY BE SUBJECT TO WORK STOPPAGES AT OUR FACILITIES OR OUR CUSTOMERS MAY BE SUBJECTED TO WORK STOPPAGES, WHICH COULD SERIOUSLY IMPACT THE PROFITABILITY OF OUR BUSINESS.

     As of December 31, 2002, approximately 12.0% of our work force was unionized. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are included. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products could reduce demand for our products and could have a material adverse effect on us.

WE MAY INCUR MATERIAL LOSSES AND COSTS AS A RESULT OF PRODUCT LIABILITY AND WARRANTY CLAIMS THAT MAY BE BROUGHT AGAINST US.

     We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We may experience material product liability losses in the future and/or incur significant costs to defend such claims. Our product liability insurance coverage may not be adequate for liabilities that may ultimately be incurred or it may not continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or manufacturer-instituted recall involving such products. Our Cequent Transportation Accessories business has historically experienced product liability claims as to towing products in the ordinary course of business. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In addition, we are party to lawsuits related to asbestos contained in gaskets formerly manufactured by one of our Industrial Specialties group subsidiaries. These or other liabilities or claims may increase or otherwise have a material adverse effect on our business and financial condition and results. See "Business--Legal Proceedings" for a discussion of these lawsuits.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY COMPLIANCE OBLIGATIONS AND LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS.

     We are subject to federal, state, local and foreign environmental and health and safety laws and regulations that:

     o affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

     o impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked.

Such liability may include, for example, investigation and cleanup of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

     We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes we generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several, resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Certain of our subsidiaries have entered into consent decrees relating to two sites in California along with the many other co-defendants in these matters. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. In addition to the foregoing, our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws.

INCREASES IN OUR RAW MATERIAL OR ENERGY COSTS OR THE LOSS OF A SUBSTANTIAL NUMBER OF OUR SUPPLIERS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS AND NEGATIVELY IMPACT OUR ABILITY TO SERVICE THE NOTES.

     We are sensitive to price movements in our raw materials supply base. Our largest raw materials purchases are for steel, polyethylene and other resins and energy. Metaldyne entered into several purchasing arrangements for its and our steel and energy requirements that we previously benefited from as a Metaldyne subsidiary. We and Metaldyne have agreed to cooperate to provide each other with the benefits of these agreements in the future, but these benefits may not continue to be available to us. Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. Steel is purchased primarily from steel mills with pricing guarantees in the six- to twelve-month time frame. Polyethylene is generally a commodity resin with multiple suppliers capable of providing product. For most polyethylene purchases, we will negotiate the effective date of any upward pricing (usually 60 days). Our electricity requirements are managed on a regional basis utilizing competition where deregulation is prevalent. A failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

WE MAY EXPERIENCE INCREASED COMPETITION AND INCREASED COSTS DUE TO COMPLIANCE WITH THE FASTENER QUALITY ACT, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS AND IMPACT OUR ABILITY TO SERVICE THE NOTES.

     The Fastener Quality Act of 1990 regulates the manufacture, importation and distribution of certain high-grade industrial fasteners in the United States. The Fastener Act, which was amended in June 1999, requires some testing, certification, quality control and recordkeeping by the manufacturers, importers and distributors of such fasteners. As a result, lower barriers to entry, particularly for foreign firms, created additional competitive pressures from new market participants. We may therefore lose customers and could be materially adversely affected. Additionally, we, along with other fastener suppliers, are required to maintain records and product tracking systems. We have tracking and traceability systems, which, to date, have not materially increased expenses. However, future regulations may result in materially increased costs for us.

A GROWING PORTION OF OUR SALES MAY BE DERIVED FROM INTERNATIONAL SOURCES, WHICH EXPOSES US TO CERTAIN RISKS WHICH MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS AND IMPACT OUR ABILITY TO SERVICE DEBT.

     Approximately 13.5% of our net sales for the fiscal year ended December 31, 2002 were derived from sales by our subsidiaries located outside of the United States and we may significantly expand our international operations through acquisitions. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect our financial results and our ability to service debt.

WE HAVE SIGNIFICANT GOODWILL AND INTANGIBLE ASSETS, AND FUTURE IMPAIRMENT OF OUR GOODWILL AND INTANGIBLE ASSETS COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR FINANCIAL CONDITION AND RESULTS.

     At March 30, 2003, our goodwill and intangible assets were approximately $980.8 million, and represented approximately 64% of our total assets. Our net loss of $35.8 million for the year ended December 31, 2002 was impacted by a charge of $36.6 million for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment. Because of the significance of our goodwill and intangible assets, any future impairment of these assets could have a material adverse effect on our financial condition and future results of operations.


WE ARE CONTROLLED BY HEARTLAND, WHOSE INTERESTS IN OUR BUSINESS MAY BE DIFFERENT THAN YOURS, AND CONSEQUENTLY HEARTLAND COULD TAKE ACTIONS THAT ARE NOT FAVORABLE TO A HOLDER OF EXCHANGE NOTES.

     Heartland and its affiliates own a majority of our common stock and are able to control our affairs. Our entire board has been, directly or indirectly, designated by Heartland and a majority of the board is associated with Heartland. In addition, Heartland controls Metaldyne, which owns approximately 28% of our fully diluted common stock. As described elsewhere and in another risk factor, we will have material ongoing relationships with both Heartland and Metaldyne. You should consider that the interests of Heartland and Metaldyne will likely differ from yours in material respects. For example, Heartland may cause us to pursue a growth strategy (including acquisitions which are not accretive to earnings), which could impact our ability to make payments on the exchange notes and our amended and restated credit facility or cause a change in control. In addition, to the extent permitted by the indenture governing the exchange notes and our amended and restated credit facility, Heartland may cause us to pay dividends rather than make capital expenditures. See "Certain Relationships and Related Party Transactions."

RISKS RELATED TO THE EXCHANGE NOTES

WE HAVE SUBSTANTIAL DEBT AND INTEREST PAYMENT REQUIREMENTS THAT MAY RESTRICT OUR FUTURE OPERATIONS AND IMPAIR OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     We have indebtedness that is substantial in relation to our shareholders' equity. As of March 30, 2003, we had approximately $718.6 million of outstanding debt and approximately $415.4 million of shareholders' equity. Further, as of March 30, 2003 on a pro forma basis after giving effect to our April 2 repurchase of our shares from Metaldyne, the Livonia acquisition and the amendment and restatement of our credit facility and application of the proceeds therefrom, we would have had approximately $794.0 million of outstanding debt and approximately $400.4 million of shareholder's equity. At March 30, 2003, approximately $273.8 million of our debt is variable rate debt and the effect of a 1% increase or decrease in interest rates would increase or decrease such total annual interest expense by approximately $2.7 million. After giving effect to the amendment and restatement of our credit facility and the application of proceeds therefrom, our current annual debt service payment obligations as of March 30, 2003 would have been approximately $3.4 million on that basis. See "Use of Proceeds." Amounts due under operating lease arrangements in the next year as of March 30, 2003 on a pro forma basis after giving effect to the Livonia acquisition are approximately $13.4 million. The degree to which we are leveraged will have important consequences, including the following:

     o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

     o our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

     o indebtedness under our amended and restated credit facility and the financing cost associated with our accounts receivable facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

     o our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

     o our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

     o our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

     We expect to incur significant additional debt in pursuit of our acquisition strategies and our debt instruments may permit us to do so. At March 30, 2003, assuming the receipt and application of $75.0 million proceeds as a result of the amended and restated credit facility and the Livonia acquisition, the documents governing the terms of our indebtedness would have permitted us to incur up to an additional approximate $162.2 million in the aggregate of additional indebtedness to fund acquisitions, all of which could be senior indebtedness, subject to certain limitatiions. Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RESTRICTIONS IN OUR AMENDED AND RESTATED CREDIT FACILITY AND UNDER THE INDENTURE GOVERNING THE EXCHANGE NOTES LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     Our amended and restated credit facility and the indenture governing the exchange notes contain covenants that restrict our ability to:

     o    pay dividends or redeem or repurchase capital stock;

     o    incur additional indebtedness and grant liens;

     o    make acquisitions and joint venture investments;

     o    sell assets; and

     o    make capital expenditures.

     Our amended and restated credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. In addition, our accounts receivable facility contains covenants similar to those in our amended and restated credit facility and include requirements regarding the purchase and sale of receivables. We may not be able to satisfy these covenants in the future or be able to pursue our new business strategies within the constraints of these covenants. If we cannot comply with these covenants, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable facilities and unable to make payments in respect of the notes. In addition, our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from any particular customer. The concentration limits are based on the credit ratings of each particular customer. We may implement credit hedging strategies to offset this risk. However, if one or more of our customers were to have its credit ratings downgraded, then the amount of receivables of such customer that we could sell may decrease and our business could be materially adversely affected.

     Our ability to comply with our covenants may be affected by prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our amended and restated credit facility or under the indenture governing the exchange notes, which could cause an event of default under our accounts receivable facility and our equipment lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our amended and restated credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable facility and of our various sale-leaseback facilities. If we were unable to secure a waiver from our lenders or repay our amended and restated credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms.

YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES IS JUNIOR TO THE RIGHT OF THE HOLDERS OF ALL OF OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.

     The exchange notes are general unsecured obligations, junior in right of payment to all of our existing senior indebtedness, including indebtedness under our amended and restated credit facility, and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equally with, or is subordinated in right of payment to, the notes. As of March 30, 2003, on a pro forma basis after giving effect to the amendment and restatement of our credit facility and the Livonia acquisition, the notes and the related guarantees then outstanding were effectively subordinated to approximately $349.2 million of senior secured indebtedness under our amended and restated credit facility. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the notes. In addition, all payments on the exchange notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on designated senior indebtedness.

     In the event that we are declared bankrupt, become insolvent or are liquidated, reorganized or involved in a similar proceeding, holders of the exchange notes will participate with trade creditors and all other holders of our subordinated indebtedness in the assets remaining after we have paid all of the senior indebtedness. The indenture governing the exchange notes requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of any remaining senior indebtedness instead. In any of these cases, our assets may be insufficient to pay all of our creditors, and holders of the exchange notes are likely to receive less, proportionally, if any, than holders of our senior indebtedness, including the lenders under our amended and restated credit facility. We may be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future, under the terms of the indenture governing the exchange notes.

YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF SECURED CREDITORS, AND CLAIMS OF HOLDERS OF EXCHANGE NOTES WILL EFFECTIVELY RANK JUNIOR TO CLAIMS OF SECURED CREDITORS AND CLAIMS OF CREDITORS OF OUR FOREIGN SUBSIDIARIES.

     In addition to being subordinated to our senior indebtedness, the exchange notes are not secured by any of our assets. Our obligations under our amended and restated credit facility are secured by substantially all of our owned assets and those of our subsidiary guarantors and a pledge of the capital stock of each guarantor and 65% of the capital stock of our first tier foreign subsidiaries. If we become insolvent or are liquidated, or if payment under our amended and restated credit facility is accelerated, the lenders under our amended and restated credit facility would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, our bank lenders or other secured creditors have a claim on our assets before holders of the exchange notes.

YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES MAY BE ADVERSELY AFFECTED BY A BANKRUPTCY, LIQUIDATION OR REORGANIZATION OF ONE OF OUR NON-GUARANTOR SUBSIDIARIES.

     Only our domestic subsidiaries that also guarantee our obligations or are borrowers under the amended and restated credit facility guarantee the exchange notes. This includes all of our domestic subsidiaries other than our receivables subsidiary. However, we have significant non-U.S. assets and operations. In the future, only subsidiaries that guarantee our obligations under our amended and restated credit facility are required to guarantee our obligations under the exchange notes. The exchange notes are structurally subordinated to all the liabilities of all our subsidiaries that do not guarantee the exchange notes. In the event of bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Under some circumstances, the terms of the exchange notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness. For the year ended December 31, 2002, our non-guarantor subsidiaries had net sales of approximately $99.4 million and net assets of approximately $128.8 million.

WE HAVE SIGNIFICANT OPERATING LEASE OBLIGATIONS, AND OUR FAILURE TO MEET THOSE OBLIGATIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     As of March 30, 2003, on a pro forma basis after giving effect to the Livonia acquisition, we had operating leases for certain of our facilities and certain capital equipment. Our annual rent expense under these leases would be approximately $13.4 million. Our failure to pay our rental obligations under such leases could constitute a default under the leases and would allow the landlord under the leases to pursue any remedy available to the landlord, which would include taking possession of our machinery and equipment and evicting us. In addition, these leases are categorized as operating leases and consequently are not considered indebtedness for purposes of our amended and restated credit facility and the indenture governing the exchange notes. If at a later date, we or our auditors concluded that these operating leases should be treated as capitalized leases, then such leases would be considered indebtedness for balance sheet purposes and we may, as a result, be in default under our amended and restated credit facility and the indenture governing the exhange notes.

WE MAY BE PREVENTED FROM FINANCING, OR MAY BE UNABLE TO RAISE FUNDS NECESSARY TO FINANCE, THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE EXCHANGE NOTES.

     Upon certain change of control events, each holder of outstanding exchange notes may require us to purchase all or a portion of our exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Our ability to purchase the exchange notes upon a change of control event may be prohibited by the terms of our amended and restated credit facility or future credit facilities. Future agreements may contain a similar provision. Certain change of control events will constitute events of default under our amended and restated credit facility and termination events under our accounts receivable facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our amended and restated credit facility and wind down our accounts receivable facility. We may not be able to repay amounts outstanding under our amended and restated credit facility or replace our accounts receivable facility. Any requirement to offer to purchase any outstanding exchange notes may result in us having to generate cash from new borrowings or asset sales, and having to refinance other debt or obtain necessary consents under our other debt agreements to repurchase the exchange notes, which we may not be able to do. In such case, our failure to purchase exchange notes following a change of control would constitute an event of default under the indenture governing the exchange notes which would, in turn, constitute a default under our amended and restated credit facility. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF EXCHANGE NOTES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if

     o that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

     o that subsidiary did not receive fair consideration, or reasonably equivalent value, for issuing its guarantee, and the subsidiary

          -- was insolvent or was rendered insolvent by reason of issuing the guarantee,

          -- was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

          -- intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The notes then would be effectively subordinated to all obligations of that subsidiary. Since we are a holding company, if all guarantees were voided, that would result in the holder of exchange notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees are voided or subordinated, there may not be sufficient assets remaining to satisfy the claims of holders of the exchange notes after providing for all prior claims.

     In addition, the dividend paid to Metaldyne in connection with the transactions is itself subject to challenge as a fraudulent conveyance if it were determined that we were insolvent. Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. A court reviewing these matters may not agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.

YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES WILL
DEVELOP.


     There has previously been only a limited secondary market, and no public market, for the outstanding original notes. While we expect the exchange notes to trade as part of the same class of notes as our currently outstanding registered 9 7/8% Senior Subordinated Notes due 2012, these outstanding notes have a limited trading market and are not widely distributed. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. An active public or other market may not develop for the exchange notes and the trading market for the exchange notes may be illiquid. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of exchange notes will be able to sell such exchange notes is uncertain and the exchange notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.


IF YOU DO NOT PROPERLY TENDER YOUR ORIGINAL NOTES, WE MAY NOT ACCEPT YOUR ORIGINAL NOTES AND THE TRADING MARKET FOR THEM MAY BE LIMITED.

     We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, Letter of Transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

YOU MAY PARTICIPATE IN THE EXCHANGE OFFER ONLY IF YOU MEET THE FOLLOWING CONDITIONS.

     Based on interpretations by the Commission staff, as set forth in no-action letters the Commission issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     o you acquire your exchange notes in the ordinary course of your business; and

     o you have no arrangement with any person to participate in the distribution of such exchange notes.

     However, we have not submitted a no-action letter to the Commission regarding this exchange offer and the Commission may not make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


RESALES OF THE EXCHANGE NOTES MAY BE SUBJECT TO FURTHER RESTRICTIONS IN SOME JURISDICTIONS.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution" below. However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

                                USE OF PROCEEDS


     We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under our registration rights agreement for the original notes. We will issue exchange notes in exchange for original notes in the same principal amount, and for the same terms and form as the original notes, except that there will be no registration rights or liquidated damages relating to the exchange notes. The original notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

     The net proceeds from the original offering were approximately $83.3 million.

     We used $63.3 million of the net proceeds from the original offering to consummate the HammerBlow and Highland acquisitions and $20.0 million to repurchase a portion of our common stock owned by Metaldyne.

                                CAPITALIZATION

     The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 30, 2003 on an actual and as adjusted basis. You should read this table in conjunction with our unaudited consolidated financial statements as of March 30, 2003 and the notes to those financial statements included elsewhere in this prospectus.

                                                                                AS OF MARCH 30, 2003
                                                                           -------------------------------
                                                                               ACTUAL      AS ADJUSTED (1)
                                                                           -------------  ----------------
                                                                                   (IN THOUSANDS)
Cash and cash equivalents ...............................................   $   30,660       $   10,660
                                                                            ==========       ==========
Long-term debt (including current maturities):
 Senior credit facility (2) .............................................   $  273,750       $  349,150
 9 7/8% senior subordinated notes due 2012 (issued June 6, 2002) (3) .....     350,170          350,170
 Original notes (4) .....................................................       85,805           85,805
Other ...................................................................        8,825            8,825
                                                                            ----------       ----------
 Total long-term debt ...................................................      718,550          793,950
Total shareholders' equity ..............................................      415,380          400,380
                                                                            ----------       ----------
 Total capitalization ...................................................   $1,133,930       $1,194,330
                                                                            ==========       ==========

----------
(1) Gives effect to the application of $20.0 million of the proceeds from the original issuance to repurchase shares of our common stock from Metaldyne on April 2, 2003, the Livonia acquisition and the receipt and application of $75.0 million proceeds from the amendment and restatement to our credit facility. The Livonia acquisition was funded using approximately $18 million in borrowings under our revolving credit facility and $5.0 million of cash equity contribution by Heartland.

(2) Our amended and restated credit facility is comprised of a $150 million revolving credit facility that matures in December 2007 and a $335 million term loan that matures in December 2009. As of March 30, 2003, we utilized approximately $23.7 million of letter of credit capacity under our revolving credit facility to support certain lease obligations and our ordinary course needs. In addition, our three-year receivables facility provides us with up to $125 million of availability. Our amended and restated credit facility also includes an uncommitted additional $125 million term loan facility that we may utilize upon receipt of commitments from existing or new lenders for permitted acquisitions. See "Description of Amended and Restated Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(3) $352.8 million face value of the 9 7/8% senior subordinated notes due 2012 (issued June 6, 2002), net of unamortized discount.

(4) Includes $85.0 million aggregate principal amount of the original notes plus the $0.85 million premium paid in connection with the issuance of the original notes, net of amortized bond premium.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma financial information has been derived from our audited and unaudited historical financial statements included elsewhere in this prospectus, adjusted to give pro forma effect to the transactions, the original issuance and the HammerBlow and Highland acquisitions.

     The unaudited pro forma combined statement of operations for the year ended December 31, 2002 and unaudited pro forma consolidated statement of operations for the three months ended March 30, 2003 give pro forma effect to the transactions, the HammerBlow and Highland acquisitions and the original issuance as if they had occurred on January 1, 2002.

     The unaudited pro forma statements of operations referred to above are presented for informational purposes only and do not purport to represent what our results of operations or financial position would actually have been had the transactions, the additional issuance and the HammerBlow and Highland acquisitions occurred at such time or to project our results of operations for any future period or date.

     The unaudited pro forma combined balance sheet as of March 30, 2003, gives pro forma effect to the repurchase of $20 million of our shares from Metaldyne that occurred on April 3, 2003 as if it had occurred on March 30, 2003. The impact of the transactions and the HammerBlow and Highland acquisitions are included in the TriMas balance sheet at March 30, 2003.

     The unaudited pro forma statement of operations and balance sheet do not include the impact of the amended restated credit agreement. See note 5 to the Unaudited Pro Forma Financial Information for disclosure of the impact. The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included under this heading has been presented to provide additional analysis.

     The unaudited pro forma statements of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the related notes to such financial statements included elsewhere in this prospectus.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (IN MILLIONS)

                                               TRIMAS        HIGHLAND        HAMMERBLOW        PRO FORMA       PRO FORMA
                                             HISTORICAL     HISTORICAL     PRO FORMA (1)      ADJUSTMENTS      COMBINED
                                            ------------   ------------   ---------------   ---------------   ----------
Net sales ...............................     $  733.6       $  49.2         $  109.5          $    --         $  892.3
Cost of sales ...........................       (552.4)        (31.2)           (70.3)            (0.6)(2)       (655.0)
                                                                                                  (0.5)(3)
                                              --------       -------         --------          -------         --------
 Gross profit ...........................        181.2          18.0             39.2             (1.1)           237.3
Selling, general and administrative                                                               (3.7)(3)
 expenses ...............................       (114.1)         (9.2)           (25.2)            (0.8)(4)       (153.0)
                                              --------       -------         --------          -------         --------
 Operating profit .......................         67.1           8.8             14.0             (5.6)            84.3
 Interest expense .......................        (60.0)         (0.8)           ( 3.9)             1.6 (5)        (63.1)
 Other, net .............................         (4.0)           --            ( 4.5)            (0.1)(6)         (8.6)
                                              --------       -------         --------          ----------      --------
Income before income tax (expense)
 credit and cumulative effect of
 change in accounting principle .........          3.1           8.0              5.6             (4.1)            12.6
Income tax (expense) credit .............         (2.3)         (3.4)           ( 4.7)             1.6 (7)         (8.8)
                                              --------       -------         --------          ----------      --------
Income before cumulative effect of
 change in accounting principle (a) .....          0.8       $   4.6         $    0.9          $  (2.5)        $    3.8
                                              ========       =======         ========          ==========      ========
Cumulative effect of change in
 recognition and measurement of
 goodwill impairment ....................        (36.6)
                                              --------
 Net loss ...............................     $  (35.8)
                                              ========


----------
(a) The cumulative effect of change in accounting principle is excluded from the pro forma presentation.


            See notes to Unaudited Pro Forma Financial Information.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 30, 2003
                                 (IN MILLIONS)


                                         TRIMAS       HAMMERBLOW      HIGHLAND        PRO FORMA        PRO FORMA
                                       HISTORICAL     HISTORICAL     HISTORICAL      ADJUSTMENTS      CONSOLIDATED
                                      ------------   ------------   ------------   ---------------   -------------
Net sales .........................     $  213.8       $  10.7         $  5.1         $    --          $  229.6
Cost of sales .....................       (162.1)         (6.6)          (3.6)            2.3 (8)        (170.0)
                                        --------       -------         ------         -------          --------
 Gross profit .....................         51.7           4.1            1.5             2.3              59.6
                                                                                         (0.4)(3)
Selling, general and administrative
 expenses .........................        (35.3)         (2.3)          (1.1)            0.3 (4)         (38.8)
                                        --------       -------         ------         -------          --------
Operating profit ..................         16.4           1.8            0.4             2.2              20.8
Other income (expense), net:
 Interest expense .................        (16.0)         (0.3)          (0.1)             -- (5)         (16.4)
 Other, net .......................        (12.4)         (0.2)            --            (0.2)(6)         (12.8)
                                        --------       -------         ------         -------          --------
Income (loss) before income tax
 (expense) credit and cumulative
 effect of change in accounting
 principle ........................        (12.0)          1.3            0.3             2.0              (8.4)
Income taxes ......................          4.7          (0.5)          (0.1)           (0.8)(7)           3.3
                                        --------       -------         ------         -------          --------
Net income (loss) .................     $   (7.3)      $   0.8         $  0.2         $   1.2          $   (5.1)
                                        ========       =======         ======         =======          ========

            See notes to Unaudited Pro Forma Financial Information.

                              TRIMAS CORPORATION

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2002 and the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 30, 2003 include adjustments necessary to reflect the estimated effect of the transactions, the HammerBlow and Highland acquisitions and the original issuance as if they had occurred on January 1, 2002.

     For purposes of the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2002, the results of TriMas for the twelve months ended December 31, 2002 have been combined with the results of Highland for the twelve months ended December 31, 2002 and with the results of HammerBlow Pro Forma for the twelve months ended November 30, 2002 to represent the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2002.

     For purposes of the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 30, 2003, the results for HammerBlow and Highland prior to the acquisition dates of January 30, 2003, and February 21, 2003, respectively, are separately presented. Subsequent to the acquisition dates, the results of HammerBlow and Highland are included in the results of operations for TriMas. In addition, the impact of the transactions, and the original issuance are also included in the results of operations for TriMas for the three months ended March 30, 2003.


                             PRO FORMA ADJUSTMENTS

1. HammerBlow acquired Tekonsha Towing Systems and Sure Pull Towing Systems ("Tekonsha / Sure Pull") from Dana Corporation on November 21, 2002. HammerBlow's historical fiscal year results of operations do not include the results of Tekonsha / Sure Pull prior to that date. The HammerBlow pro forma results include adjustments necessary to reflect the estimated effects of this acquisition as if it had occurred on December 1, 2001. The information for Tekonsha / Sure Pull has been derived from financial information available for the period from December 1, 2001 to the date of the acquisition. Financial information subsequent to the date of the acquisition is included in the results of HammerBlow.

     HammerBlow's fiscal year end is November 30 and the HammerBlow Pro Forma Statement of Operations for the twelve months ended November 30, 2002 is included below (in millions). The impact of the acquisition of Tekonsha / Sure Pull is included in the consolidated balance sheet of HammerBlow at November 30, 2002.

                              TRIMAS CORPORATION

                                                  HAMMERBLOW      TEKONSHA/SURE         PRO FORMA        HAMMERBLOW
                                                  HISTORICAL     PULL HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                 ------------   -----------------   -----------------   -----------
  Net Sales ..................................     $  68.0           $  41.5           $     --          $  109.5
  Cost of sales ..............................       (43.9)            (26.2)              (0.2)(a)         (70.3)
                                                   -------           -------           --------          --------
  Gross profit ...............................        24.1              15.3               (0.2)             39.2
  Selling, general and administrative
   expense ...................................       (14.2)            (11.3)               0.3 (a)         (25.2)
                                                   -------           -------           --------          --------
  Operating profit ...........................         9.9               4.0                0.1              14.0
  Interest expense ...........................        (2.9)               --               (1.0)(b)          (3.9)
  Other, net .................................        (4.4)             (0.1)                --              (4.5)
                                                   -------           -------           --------          --------
  Income from continuing operations
   before income tax .........................         2.6               3.9               (0.9)              5.6
  Income tax expense .........................        (2.1)             (2.9)               0.3 (c)          (4.7)
                                                   -------           -------           --------          --------
  Income from continuing operations ..........     $   0.5           $   1.0           $   (0.6)         $    0.9
                                                   =======           =======           ========          ========

----------
     (a) Reflects increased depreciation and amortization of $0.2 million related to property and equipment and identified intangibles, based on estimated fair values at the date of acquisition and estimated remaining useful lives ranging from five to thirty years. Selling, general and administrative expense has been decreased $0.3 million to reflect revenue for management services provided to a related entity.

     (b) Reflects increased interest expense due to a change in capital structure. This includes $10 million in various term loans bearing an average rate of 5.6%, a $5.3 million revolver bearing a rate of 5.5%, a purchase note of $0.5 million bearing 8.5%, and loan origination costs that are being amortized over the life of the related debt (3 years).

     (c) Reflects the estimated tax effect of the above adjustments at a marginal tax rate of 38%.

2. As a result of the transactions, Metaldyne no longer provides a guarantee on certain TriMas leases. The existence of the guarantee required that the leases be accounted for as capitalized leases in periods prior to June 6, 2002. As a result of the guarantee release, these leases are now accounted for as operating leases. This adjustment reflects the recording of $0.9 million of rent expense offset by a reduction of $0.3 million of capitalized lease asset amortization expense for the twelve months ended December 31, 2002. An additional add-back of $0.9 million related to interest expense on the capitalized lease obligation for the twelve months ended December 31, 2002 is included in adjustment (4) below as a result of eliminating this interest expenses.

3. Reflects increased depreciation and amortization of $4.2 million and $0.4 million for the year ended December 31, 2002 and three months ended March 30, 2003, respectively, related to the step-up of property and equipment and identified intangibles to estimated fair values, based on estimated remaining useful lives at the date of acquisition ranging from three to forty years.

4. Pro forma adjustment to reflect ongoing corporate operating costs and related party contractual arrangements with Heartland, Metaldyne and the former owners of HammerBlow. Subsequent to June 6, 2002, certain stand-alone operating costs and related party contract costs have been recorded by the Company. The pro forma adjustments for the year ended December 31, 2002 for the transactions and original issuance are incremental to such costs recorded after June 6, 2002.

                              TRIMAS CORPORATION

                                                             YEAR ENDED      THREE MONTHS ENDED
                                                         DECEMBER 31, 2002     MARCH 30, 2003
                                                        ------------------- -------------------
                                                                     (IN MILLIONS)
Corporate office costs (a) ............................       $  2.5              $   --
Heartland advisory fee (b) ............................          1.7                  --
Corporate services agreement (c) ......................          1.0                  --
Management fee income (d) .............................         (0.5)               (0.1)
                                                              ------              ------
   Total Corporate operating costs ....................          4.7                (0.1)
                                                              ------              ------
Less: Historical management fee and other (e) .........         (3.9)               (0.2)
                                                              ------              ------
Pro forma adjustment ..................................       $  0.8              $ (0.3)
                                                              ======              ======

----------

     (a) Represents the Company's estimate of stand-alone corporate operating costs. Historically, such costs were allocated to TriMas via the Metaldyne management fee. These pro forma costs are premised upon certain assumptions necessary to operate on a stand-alone basis. While the Company believes its pro forma assumptions are reasonable, future operating costs may not approximate the amounts of such adjustments.

     (b) In connection with the transactions, TriMas entered into an advisory services agreement with Heartland at an annual fee of $4.0 million plus expenses.

     (c) Under the terms of a Corporate Services agreement, TriMas agreed to pay Metaldyne an annual fee of $2.5 million for human resources, information systems, treasury services, audit, internal audit, and tax, legal and other general corporate services.

     (d) The Company has entered into a management agreement with the former owners of HammerBlow to continue to provide shared services to a previously related entity. Annual fees to the Company for providing such services are $0.8 million. The pro forma adjustment includes only that amount which is incremental to the amount already considered in note (1) adjustment (a) above.

     (e) Adjustment to eliminate the historical 1% management fee paid to Metaldyne for corporate support and the historical management fees of $0.3 million and $0.1 million for the year ended December 31, 2002 and the three months ended March 30, 2003 paid to each of the previous shareholders of HammerBlow and Highland, respectively. Metaldyne charged its management fee to TriMas through June 6, 2002, at which point the Company began to incur the costs summarized in notes (a),
          (b) and (c) above.

5. Pro forma adjustment to reflect interest expense related to borrowings under the Company's bank credit agreement as a result of the June 6, 2002 transactions, as a result of issuance of the 9 7/8% senior subordinated notes due 2012 (issued June 6, 2002) and the original notes, and as a result of the acquisition of HammerBlow and Highland.

                              TRIMAS CORPORATION

                                                                    YEAR ENDED      THREE MONTHS ENDED
                                                                DECEMBER 31, 2002     MARCH 30, 2003
                                                               ------------------- -------------------
                                                                            (IN MILLIONS)
Interest on revolving credit facility(a) .....................       $  2.8              $  0.8
Interest on $260 million bank term loan(b) ...................         11.5                 2.9
Interest on 9 7/8% senior subordinated notes due 2012 .........        43.2                11.3
Interest accretion on deferred purchase price(c) .............          0.3                 0.1
Amortization of debt issue costs(d) ..........................          3.6                 0.9
Commitment and letter of credit fees(e) ......................          1.6                 0.4
Accretion on original notes(f) ...............................          0.2                  --
Amortization on additional notes(g) ..........................         (0.1)                 --
                                                                     ------              ------
 Pro forma interest expense ..................................         63.1                16.4
Less: historical and pro forma interest expense ..............         64.7                16.4
                                                                     ------              ------
 Pro forma adjustment ........................................       $ (1.6)             $   --
                                                                     ======              ======


----------

     (a) The interest on the revolving credit facility is variable based on LIBOR plus 2.00% - 2.75%, depending on our leverage ratio. At March 30, 2003, the interest rate on the revolver was 4.42% (LIBOR plus 2.75%). TriMas had not utilized the revolver as of December 31, 2002 for operating purposes. The revolving credit facility was used to partially finance the acquisitions of HammerBlow and Highland. For purposes of the Unaudited Pro Forma Combined Statement of Operations, the revolving credit facility was assumed to be used to finance a portion ($57.1 million) of the Highland acquisition and interest expense related to these borrowings is $2.5 million. The revolver was also assumed to fund working capital requirements of HammerBlow and Highland during 2002 and interest on these borrowings was $0.3 million.

          A 0.125% increase or decrease in the assumed interest rate for the revolving credit facility would change pro forma interest expense by $0.1 million for the year ended December 31, 2002.

     (b) The interest rate on the term loan facility is variable based on LIBOR plus 2.50% - 2.75%, depending on the Company's leverage ratio. At March 30, 2003, the interest rate on the term loan facility was 4.42% (LIBOR plus 2.75%).

          A 0.125% increase or decrease in the assumed interest rate for the term loan facility would change pro forma interest expense by $0.1 million and $0.3 million for the three months ended March 30, 2003 and the twelve months ended December 31, 2002, respectively.

          Under the Company's amended and restated credit agreement, applicable margins used to calculate the interest rate applicable to the revolving credit and term loan facilities increased by 0.50%. Assuming incremental term loan borrowings of $75.0 million and an increase of 0.50% in the margin rate, interest expense (pre-tax) related to all borrowings under the term loan and revolving credit facilities would have increased approximately $3.9 million and $0.9 million in the year ended December 31, 2002 and three months ended March 30, 2003, respectively.

          Assuming $75.0 million of incremental term loan borrowings, the Company would not have been required to utilize the accounts receivable securitization facility to fund the HammerBlow acquisition (see note 6). The assumed loss on sale of receivables would have decreased $2.1 and $0.2 million in the year ended December 31, 2002 and three months ended March 30, 2003, respectively, offset by an increase in commitment fees related to such facility of $0.3 million in the year ended December 31, 2002.

                              TRIMAS CORPORATION

          The net impact of the amended and restated credit agreement would be to reduce pro forma pre-tax income $2.1 million for the year ended December 31, 2002 and increase the pro forma pre-tax loss $0.7 million in the three months ended March 30, 2003.

     (c) Represents interest accretion on deferred purchase price of $7.5 million related to the acquisition of HammerBlow, due January 2004.

     (d) Costs of approximately $31.9 million were incurred in connection with obtaining our senior credit facility ($13.1 million) and the issuance of the notes ($18.8 million). These amounts have been capitalized as debt issue costs and are being amortized using the interest method over 7.5 years and 10 years, respectively.

     (e)  Consists of commitment fees on the revolving credit facility.

     (f) Represents accretion of discount on the 9 7/8% senior subordinated notes due 2012 (issued June 2002) to their face value of $352.8 million.

     (g) Represents amortization of premium on the original notes to their face value of $85.0 million.

6.   Adjustment to Other, net is comprised of the following:


                                                                     YEAR ENDED      THREE MONTHS ENDED
                                                                 DECEMBER 31, 2002     MARCH 30, 2003
                                                                ------------------- -------------------
                                                                             (IN MILLIONS)
Commitment fees(a) ............................................       $  0.3               $ --
Elimination of accounts receivable financing costs(b) .........         (2.3)                --
Loss on sale of receivables(c) ................................          2.1                0.2
                                                                      ------               ----
Pro forma adjustment ..........................................       $  0.1              $ 0.2
                                                                      ======              =====


----------

     (a) Consists of commitment fees on our accounts receivable securitization facility incurred in conjunction with the transactions.

     (b) Adjustment to eliminate financing costs related to our participation in the Metaldyne accounts receivable securitization facility through June 6, 2002.

     (c) Adjustment for the loss on the sale of receivables under the accounts receivable securitization facility which was assumed to be used to partially finance the acquisition of HammerBlow. We have not utilized the accounts receivable securitization facility as of March 30, 2003 and December 31, 2002 for operating purposes.


7. To reflect the estimated tax effect of the above adjustments at a marginal tax rate of 38%.

8. The estimated fair values of inventories acquired were increased by $4.0 million from historical amounts, of which approximately $2.3 million of this amount was included in cost of sales during the three months ended March 30, 2003; this adjustment reflects elimination of this non-recurring amount from cost of sales.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 30, 2003

                                (IN THOUSANDS)


                                                                   COMPANY          PRO FORMA         PRO FORMA
                                                                 HISTORICAL        ADJUSTMENTS          BASIS
                                                               --------------  -------------------  -------------
                                                      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..................................       $30,660         $  (20,000)(1)      $10,660
 Receivables ................................................        88,490                --            88,490
 Inventories ................................................       122,260                --           122,260
 Deferred income taxes ......................................        18,740                --            18,740
 Prepaid expenses and other current assets ..................        12,110                --            12,110
                                                               ------------        ----------       -----------

   Total current assets .....................................       272,260           (20,000)          252,260

Property and equipment, net .................................       207,860                --           207,860
Excess of cost over net assets of acquired companies ........       619,150                --           619,150
Other intangibles ...........................................       361,690                --           361,690
Other assets ................................................        64,820                --            64,820
                                                               ------------        ----------       -----------
Total assets ................................................    $1,525,780        $  (20,000)       $1,505,780
                                                               ============        ==========       ===========

            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable ...........................................       $80,030                --           $80,030
 Accrued liabilities ........................................        83,590                --            83,590
 Current maturities, long-term debt .........................        10,640                --            10,640
 Due to Metaldyne ...........................................        11,790                --            11,790
                                                               ------------        ----------       -----------
   Total current liabilities ................................       186,050                --           186,050
Long-term debt ..............................................       707,910                --           707,910
Deferred income taxes .......................................       187,270                --           187,270
Other long-term liabilities .................................        21,940                --            21,940
Due to Metaldyne ............................................         7,230                --             7,230
                                                               ------------        ----------       -----------
   Total liabilities ........................................     1,110,400                --         1,110,400
                                                               ------------        ----------       -----------
Preferred stock, $.01 par: Authorized 100,000,000 shares;
 Issued and outstanding: None ...............................            --                --                --
Common stock, $.01 par: Authorized 400,000,000 shares;
 Issued and outstanding: 20,000,000 shares ..................           210               (10)              200
Paid-in capital .............................................       418,110           (19,990)          398,120
Retained deficit ............................................       (14,260)               --           (14,260)
Accumulated other comprehensive income ......................        11,320                --            11,320
                                                               ------------        ----------       -----------
   Total shareholders' equity ...............................       415,380           (20,000)(1)       395,380
                                                               ------------        ----------       -----------
   Total liabilities and shareholders' equity ...............    $1,525,780        $  (20,000)       $1,505,780
                                                               ============        ==========       ===========


----------
(1) Represents repurchase of 1 million shares of our common stock from Metaldyne that occurred on April 2, 2003 as part of the use of proceeds resulting from the original issuance.

                      SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth our summary historical financial data for the five years ended December 31, 2002 and the three months ended March 31, 2002 and March 30, 2003. The financial data for the fiscal years ended December 31, 2000, 2001 and 2002 has been derived from our audited combined financial statements and notes to those financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial data for the fiscal year ended December 31, 1999 was derived from our audited combined financial statements not included in this prospectus. The financial data for the fiscal year ended December 31, 1998 has been derived from our unaudited combined financial statements not included in this prospectus.

     The selected information for the three months ended March 31, 2002 and March 30, 2003 has been derived from our unaudited interim combined/consolidated financial statements and the notes to those financial statements which, in the opinion of management, include all adjustments, which are normal and recurring in nature, necessary for the fair presentation of that data for such periods.


     In reviewing the following information, it should be noted that there is significant non-comparability across historic periods. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common equity to an investor group led by Heartland. We did not establish a new basis of accounting as a result of this common equity issuance, due to the continuing contractual control by Heartland. Our combined financial information for the periods prior to June 6, 2002 includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. The pre-acquisition basis of accounting for periods prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. In January 1998, we were acquired by Metaldyne and established a new basis of accounting as a result of this acquisition. Prior to January 1998, we operated as an independent public company.


                                PRE-ACQUISITION BASIS
                      ------------------------------------------
                        YEAR ENDED     YEAR ENDED
                       DECEMBER 31,   DECEMBER 31,    1/1/2000-
                          1998(3)         1999       11/27/2000
                      -------------- -------------- ------------
STATEMENT OF                        (IN THOUSANDS)
 OPERATIONS
 DATA:
Net sales ...........   $ 707,180      $ 773,100     $ 739,590
Cost of sales .......     485,280        529,910       524,400
                      -----------      ---------     ---------
Gross profit ........     221,900        243,190       215,190
Selling, general
 and
 administrative .....     112,640        124,260       120,660
                      -----------      ---------     ---------
Operating profit ....     109,260        118,930        94,530
Net income (loss)
 (1) ................      41,650         35,300        21,280
OTHER FINANCIAL
 DATA:
Depreciation and
 amortization .......   $  31,780      $  38,520     $  38,400
Capital
 expenditures .......      39,200         42,320        19,540
Cash flow from
 (used by):
 operating
 activities .........      93,970         55,980       113,430
 investing
  activities ........     (91,130)       (44,870)      (36,610)
 financing
  activities ........     (81,960)       (19,410)      (82,800)



                                               POST-ACQUISITION BASIS
                      ------------------------------------------------------------------------
                                                                   THREE MONTHS   THREE MONTHS
                                      YEAR ENDED     YEAR ENDED        ENDED         ENDED
                       11/28/2000-   DECEMBER 31,   DECEMBER 31,     MARCH 31,     MARCH 30,
                        12/31/2000       2001           2002           2002           2003
                      ------------- -------------- -------------- -------------- -------------
STATEMENT OF
 OPERATIONS
 DATA:
Net sales ...........  $   50,640     $ 732,440      $ 733,580      $ 190,940     $   213,780
Cost of sales .......      37,300       543,310        552,350        135,380         162,120
                       ----------     ---------      ---------      ---------     -----------
Gross profit ........      13,340       189,130        181,230         55,560          51,660
Selling, general
 and
 administrative .....      12,390       121,450        114,090         31,310          35,320
                       ----------     ---------      ---------      ---------     -----------
Operating profit ....         950        67,680         67,140         24,250          16,340
Net income (loss)
 (1) ................      (4,150)      (11,320)       (35,760)       (33,080)         (7,320)
OTHER FINANCIAL
 DATA:
Depreciation and
 amortization .......  $    4,540     $  53,780      $  38,870      $  11,500     $    10,950
Capital
 expenditures .......       3,260        18,690         32,140          4,600           4,040
Cash flow from
 (used by):
 operating
 activities .........      18,710        75,980        (25,110)        11,190          48,240
 investing
  activities ........      (1,300)      (12,620)       (37,240)        (4,440)       (162,670)
 financing
  activities ........     (16,790)      (66,640)       159,010         (7,110)         44,650

                                   PRE-ACQUISITION BASIS
                        --------------------------------------------
                          YEAR ENDED     YEAR ENDED
                         DECEMBER 31,   DECEMBER 31,     1/1/2000-
                            1998(3)         1999        11/27/2000
                        -------------- -------------- --------------
 Ratio of
  earnings to
  fixed
  charges(2) ..........          1.8x           2.1x           1.7x
 Pro forma ratio
  of earnings to
  fixed
  charges(4) ..........           --             --             --
 SELECTED
  BALANCE
  SHEET DATA:
 Total assets .........   $1,239,740     $1,247,160     $1,192,810
 Total debt ...........      541,150        520,560        461,300
 Goodwill and
  other
  intangibles .........      729,810        717,320        709,140

                                                 POST-ACQUISITION BASIS
                        ------------------------------------------------------------------------
                                                                     THREE MONTHS   THREE MONTHS
                                        YEAR ENDED     YEAR ENDED        ENDED         ENDED
                         11/28/2000-   DECEMBER 31,   DECEMBER 31,     MARCH 31,     MARCH 30,
                          12/31/2000       2001           2002           2002           2003
                        ------------- -------------- -------------- -------------- -------------
 Ratio of
  earnings to
  fixed
  charges(2) ..........          --             --            1.0x           1.3x           --
 Pro forma ratio
  of earnings to
  fixed
  charges(4) ..........          --             --            1.2x            --            --
 SELECTED
  BALANCE
  SHEET DATA:
 Total assets .........  $1,358,120     $1,265,740     $1,410,770     $1,266,370    $1,525,780
 Total debt ...........     472,920        440,760        696,180        447,260       718,550
 Goodwill and
  other
  intangibles .........     868,010        841,360        798,110        809,660       980,840

----------

(1) Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," and discontinued amortization of goodwill. See Note 3 to the audited combined financial statements and unaudited interim financial statements, respectively, for the effect on net income (loss) of excluding amortization expense related to goodwill that will no longer be amortized. We completed the transitional test for impairment of goodwill in the second quarter of 2002, which resulted in a non-cash, after-tax charge of $36.6 million related to our industrial fasteners business.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the period ended December 31, 2000, the year ended December 31, 2001, and three months ended March 30, 2003 additional earnings of $5.3 million, $9.6 million and $12.1 million, respectively, would have been required to make the ratio 1.0x.

(3) Metaldyne acquired us in January 1998. Financial results for the 21 days prior to Metaldyne's acquisition have not been included as the results were determined on a different accounting basis. Results of operations for the first 21 days of January were as follows: sales -- $35.9 million; operating profit -- $4.9 million.

(4) The Pro forma ratio of earnings to fixed charges is calculated in the same manner as is described above in footnote (2) for the unadjusted ratio of earnings to fixed charges. However, the Pro forma ratio is calculated using the unaudited Pro forma financial information resulting from the Highland and HammerBlow acquisitions and the amended and restated credit agreement. For the three months dated March 30, 2003, additional earnings of $9.1 million would have been required to make the ratio 1.0x.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION

     We are an industrial manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. Effective January 1, 2003, we reorganized our business operations by creating a Fastening Systems segment from our industrial fasteners businesses that were previously part of Industrial Specialties. As a result, prior period financial information has been reclassified to conform to this change. We have four operating groups or segments: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties.


RECENT COST SAVINGS INITIATIVES

     In 2001, under new senior management, we initiated a detailed consolidation and cost savings program to address certain inefficiencies that resulted from our historical acquisitions and the inability to fully integrate these businesses. The plan involves a number of major projects and other smaller initiatives to eliminate duplicative and excess manufacturing and distribution facilities, sales forces, and back office and other support functions. We expect to achieve approximately $25.0 million in cumulative annual savings for completed actions by the second quarter of 2003. The total net cash cost for these savings is expected to be $18.1 million, of which approximately $17.9 million was spent by the end of the first quarter ended March 30, 2003; these figures are net of discontinued property sold or to be sold. The key elements and status of the plans are summarized below:

   General:

     o a 10% headcount reduction in aggregate across all groups as various overlapping networks of distribution, sales, back office and other functions are consolidated and certain plants are closed and consolidated into other facilities; and

     o for our numerous retirement plans and incentive compensation and service award plans that were the legacy of many acquisitions, we have developed a comprehensive plan with an outside consultant to harmonize the programs, eliminate excess overhead and remove inequities between the programs. Effective January 1, 2003, these actions have been completed; we expect annual savings from these actions to be approximately $1.5 million, as compared to our 2001 costs.

   Cequent Transportation Accessories Group:

     o in 2001, we consolidated an acquired trailer products manufacturing plant into an existing high performance facility, and reduced the towing products regional warehouse service center footprint from eleven to five facilities by closing or selling six related properties. In 2002, our electrical products manufacturing facility in Indiana was closed and consolidated into an existing low cost contract manufacturing plant in Mexico. In addition, as part of an integration and consolidation plan that was executed in the second half of 2002, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse, were consolidated into a single, approximately 350,000 square-foot manufacturing and warehouse facility in Goshen, Indiana. We expect to finalize these actions, including receipt of proceeds from real estate disposals of the closed facilities, during 2003.

   Fastening Systems Group:

     o we have adopted a multi-step plan for our industrial fasteners product businesses to consolidate five sub-scale manufacturing plants into three remaining plants. The plant closures have been completed at December 31, 2002. We will continue to rationalize the manufacturing capabilities among the three remaining plants in 2003.

     o as previously announced, we acquired an automotive fasteners business from Metaldyne Corporation in May 2003. This business will be included in our Fastening Systems group and we expect it to positively impact the rationalization of the manufacturing capabilities of our industrial fasteners business. We are currently assessing the cost and timing of changes to our existing rationalization and capital investment plans.

     o in 2003, we will also continue to rationalize the back office and general and administrative support within the industrial fasteners facilities.

    Industrial Specialties Group:

     o we are centralizing manufacturing of some gasket products within a single facility and rationalizing the back office general and administrative support within our branch service centers; and

     o we will be consolidating two facilities which manufacture pressure-sensitive tape and insulation products into a single facility and engaging in a capital expenditure program to modernize and provide expansion room for certain projected product growth. These actions are expected to commence during the fourth quarter of 2003.


SEGMENT INFORMATION AND SUPPLEMENTAL FINANCIAL ANALYSIS

     The following table summarizes financial information for our four operating segments:


                                                                 YEAR ENDED DECEMBER 31,           THREE MONTHS ENDED
                                                          ------------------------------------- ------------------------
                                                              2000        2001         2002      MARCH 31,    MARCH 30,
                                                           PRO FORMA   HISTORICAL   HISTORICAL      2002        2003
                                                          ----------- ------------ ------------ ----------- ------------
                                                                                                     (IN THOUSANDS)
NET SALES:
Cequent Transportation Accessories ......................  $280,950     $264,680    $ 282,400    $ 75,410     $ 98,890
Rieke Packaging Systems .................................   108,150      105,250      109,050      26,630       30,270
Fastening Systems .......................................   177,700      143,700      132,820      33,910       30,790
Industrial Specialties ..................................   223,430      218,810      209,310      54,990       53,830
                                                           --------     --------    ---------    --------     --------
   Total ................................................  $790,230     $732,440    $ 733,580    $190,940     $213,780
                                                           ========     ========    =========    ========     ========
OPERATING PROFIT:
Cequent Transportation Accessories ......................  $ 28,440     $ 24,870    $  31,880    $ 11,570     $  8,130
Rieke Packaging Systems .................................    23,530       21,640       27,000       6,980        7,580
Fastening Systems .......................................    22,560       11,070        1,360       1,740          380
Industrial Specialties ..................................    19,030       20,580       23,500       6,650        6,160
Management fee and other corporate expenses (1) .........    (7,360)      (7,280)     (12,360)     (1,890)      (4,640)
Legacy stock award expense ..............................    (3,200)      (3,200)      (4,240)       (800)      (1,270)
                                                           --------     --------    ---------    --------     --------
   Total ................................................  $ 83,000     $ 67,680    $  67,140    $ 24,250     $ 16,340
                                                           ========     ========    =========    ========     ========
CAPITAL EXPENDITURES:
Cequent Transportation Accessories ......................  $  9,470     $  5,350    $  12,320    $    920     $  1,300
Rieke Packaging Systems .................................     6,640        3,730       10,720       1,730        1,740
Fastening Systems .......................................     2,950        6,090        4,480         840          490
Industrial Specialties ..................................     3,740        3,520        4,170       1,110          440
Corporate ...............................................        --           --          450          --           70
                                                           --------     --------    ---------    --------     --------
   Total ................................................  $ 22,800     $ 18,690    $  32,140    $  4,600     $  4,040
                                                           ========     ========    =========    ========     ========


----------
(1) In 2000 Pro Forma and 2001, the Metaldyne management fee approximated 1% of net sales. The increase in management fee and other corporate expenses in 2002 resulted from $2.7 million of incremental employment and operating costs for the establishment of a corporate office (previously considered part of the Metaldyne management fee) and $2.8 million of fees and expenses paid to Heartland. The increase in management fee and other corporate expenses in 2003 resulted from $1.3 million of incremental employment and operating costs for the establishment of a corporate office (previously considered part of the Metaldyne management fee) and $1.2 million of management fees and expenses paid to Heartland.

                              TRIMAS CORPORATION


        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 2000
                                (In thousands)




                                                    COMPANY HISTORICAL                                                PRO FORMA
                             ----------------------------------------------------------------                    -------------------
                                                                          JANUARY 1, 2000 --                      JANUARY 1, 2000 --
                              NOVEMBER 28, 2000 --   JANUARY 1, 2000 --  DECEMBER 31, 2000         PRO FORMA         DECEMBER 31,
                                DECEMBER 31, 2000     NOVEMBER 27, 2000        COMBINED           ADJUSTMENTS            2000
                             ---------------------- -------------------- --------------------  ----------------- -------------------
Net sales ...................      $  50,640            $   739,590          $   790,230         $        --         $   790,230
Cost of sales ...............        (37,300)              (524,400)            (561,700)            (14,680)(1)        (576,380)
                                   ---------            -----------          -----------         -----------         -----------
Gross profit ................         13,340                215,190              228,530             (14,680)            213,850
Selling, general and
 administrative expenses ....        (12,390)              (120,660)            (133,050)              2,200(2)         (130,850)
                                   ---------            -----------          -----------         -----------         -----------
Operating profit ............            950                 94,530               95,480             (12,480)             83,000
Other income (expense),
 net:
Interest expense ............         (5,000)               (55,390)             (60,390)                 --             (60,390)
Other, net ..................         (1,200)                 3,050                1,850                  --               1,850
                                   ---------            -----------          -----------         -----------         -----------
Income (loss) before
 income taxes ...............         (5,250)                42,190               36,940             (12,480)             24,460
Income tax (expense) credit
                                       1,100                (20,910)             (19,810)              6,730(3)          (13,080)
                                   ---------            -----------          -----------         -----------         -----------
Net income (loss) ...........      $  (4,150)           $    21,280          $    17,130         $    (5,750)        $    11,380
                                   =========            ===========          ===========         ===========         ===========



                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS


     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 includes adjustments necessary to reflect the estimated effect on the period from January 1, 2000 to November 27, 2000 of the change in accounting basis as if it had occurred on January 1, 2000. Reference is made to Note 2 in our audited financial statements for the year ended December 31, 2002.


                             PRO FORMA ADJUSTMENTS

     1. Adjustment to reflect the impact of increased depreciation expense of $(2,360) and increased intangible amortization of $(12,320) resulting from the change in accounting basis.

     2. Adjustment to reflect the impact of increased depreciation expense of $(600), increased legacy stock award expense of $(2,430) and decreased goodwill amortization of $5,230 resulting from the change in accounting basis.

     3. Adjustment to reflect the estimated tax effect of the above adjustments, as applicable, at an estimated effective tax rate of 38%.

RESULTS OF OPERATIONS

 THREE MONTHS ENDED MARCH 30, 2003 COMPARED WITH THREE MONTHS ENDED MARCH 31,
 2002

     Including $27.1 million in sales from entities acquired during the period, net sales for the three months ended March 30, 2003 increased by approximately 12.0% compared to the three months ended March 31, 2002. Excluding the impact of acquisitions, net sales decreased 2.2%. Net sales for Cequent Transportation Accessories increased 31.1%. This increase was due to the $27.1 million impact from the acquisitions of HammerBlow and Highland. Excluding the impact of acquisitions, Cequent Transportation Accessories sales decreased 4.8% due to weakness in demand in the overall market for towing and trailer accessories, principally in the RV and marine markets and retail distribution through mass merchandisers and independent retail outlets. Rieke Packaging Systems net sales increased 13.7% primarily due to the benefit of sales of new products. Fastening Systems net sales decreased 9.2%, as we have continued to see weakness in demand for our fastener products in the general distribution and aerospace channels. Industrial Specialties net sales decreased 2.1%. The reduction in sales in the Industrial Specialties group was primarily due to reduced demand for our specialty gasket products provided to the energy and petrochemical sectors, as well as, timing differences in revenue recognition for our defense related products.

     Operating profit margins approximated 7.6% and 12.7% for the three months ended March 30, 2003 and March 31, 2002, respectively. Excluding the impact of acquisitions, the operating profit margin for the three months ended March 30, 2003 approximated 8.1%. Operating profit for the three months ended March 30, 2003 was $16.3 million, a decrease of $7.9 million compared to the three months ended March 31, 2002. Excluding the $1.2 million favorable impact from acquisitions, operating profit decreased $9.1 million. This reduction in operating profit is partially attributable to $5.4 million of incremental costs and operational inefficiencies primarily incurred in connection with restructuring activities within our Cequent Transportation Accessories and Fastening Systems groups and $1.1 million of incremental charges related to severance, move and other restructuring costs. The costs related to Cequent Transportation Accessories resulted from the start-up of our Goshen, Indiana manufacturing facility, the expansion of operations in Reynosa, Mexico, and the closure of our Elkhart, Indiana and Canton, Michigan manufacturing facilities. We have finalized these closures in the second quarter of 2003. Additionally, there is $1.3 million of incremental lease costs, $.5 million of incremental legacy stock award expense (this expense will run off completely in 2003), $1.3 million of incremental costs associated with our separation from Metaldyne (such costs include incremental employment and operating costs), and $1.2 million of management fees and expenses paid to Heartland included in the first quarter results for 2003. These costs have been offset by $1.6 million of reduced depreciation and amortization expense primarily attributable to our use of leasing.

     Selling, general and administrative costs were approximately $35.3 million, or 16.5% as a percentage of net sales, for the three months ended March 30, 2003 as compared with $31.3 million, or 16.4% as a percentage of net sales, for the three months ended March 31, 2002. The increase is primarily due to the $4.9 million impact of acquisitions and increased costs associated with our separation from Metaldyne. Such costs principally include $1.3 million of incremental employment and operating costs for the establishment of a corporate office (previously considered part of the Metaldyne management fee) and $1.2 million of management fees and expenses paid to Heartland. These additional costs have been offset by reduced costs from our cost reduction activities.

     Other expense, net was $28.4 million for the three months ended March 30, 2003, a $9.6 million increase over the $18.8 million of expense for the three months ended March 31, 2002. The Company recorded a $12.2 million loss, net from the sale and disposition of fixed assets in the first quarter of 2003. This loss was primarily from the sale and leaseback of certain manufacturing equipment and facilities during the first quarter. In connection with these sale-leaseback transactions, the Company received $36.2 million of net proceeds which were used to pay down amounts outstanding under our revolving credit facility. The Company also received proceeds of approximately $5.9 million from the sale of certain facilities and equipment, and used these proceeds to pay down amounts outstanding under our revolving credit facility. The $1.4 million reduction in interest expense was primarily due to a reduction in total indebtedness resulting from the recapitalization of the Company in June 2002.

     Net loss for the three months ended March 30, 2003 was $7.3 million as compared to a net loss of $33.1 million for the three months ended March 31, 2002. The results for the three months ended March 31, 2002 include a charge of $36.6 million for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment.

 YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

     Net sales increased by approximately 0.2% in 2002 from 2001. Net sales for Cequent Transportation Accessories and Rieke Packaging Systems increased by 6.7% and 3.6%, respectively. The increases were due to greater demand for these groups' products, primarily in North America. These increases were offset by a 7.6% and 4.3% decline in sales for Fastening Systems and the Industrial Specialties group. The reduction in sales in Fastening Systems and the Industrial Specialties group was due to continued reduced demand for our industrial fastener products and reduced demand for our specialty gasket and engine products provided to the energy sector. We also experienced weaker demand for some of our other industrial products because some of our customers utilized their excess inventories in lieu of making new purchases.

     Operating profit margins approximated 9.2% for each of the years ended December 31, 2002 and 2001. Operating profit for the year ended December 31, 2002 was impacted by an incremental $13.3 million of costs and charges consisting of $8.5 million of non-cash charges related primarily to excess and obsolete inventory and cash charges of $4.8 million for restructuring activities, and $1.9 million of incremental lease expense. These costs and charges were partially offset by the favorable $4.4 million impact of our cost reduction activities in our operating segments, and the $1.0 million favorable mix on slightly increased net sales. In addition, operating profit for the year ended December 31, 2002 was impacted by the elimination of $13.6 million of goodwill amortization. This benefit was offset by increased costs associated with our separation from Metaldyne. These increased costs principally include increased legal and audit fees and management fees payable to Heartland and Metaldyne.

     Cequent Transportation Accessories' operating profit increased $7.0 million for the year ended December 31, 2002 compared to the prior year. Operating profit for the year ended December 31, 2002 benefited from a $2.9 million favorable impact related to increased sales volume and $3.6 million favorable impact from lower operating costs. These items were offset by charges of $4.1 million related to restructuring activities and $0.7 million of incremental lease expense. In addition, Cequent Transportation Accessories' operating profit for the year ended December 31, 2002 benefited from $5.3 million of reduced depreciation and amortization, principally related to the elimination of goodwill amortization in 2002. Rieke Packaging Systems' operating profit increased $5.4 million for the year ended December 31, 2002 compared to the prior year. Operating profit for the year ended December 31, 2002 benefited from a $1.2 million favorable impact related to increased sales and $1.0 million favorable impact from lower operating costs. These improvements were partially offset by incremental restructuring charges and incremental lease expense of $1.0 million. In addition, Rieke Packaging System group's operating profit for the year ended December 31, 2002 benefited from $4.1 million of reduced depreciation and amortization, principally related to the elimination of goodwill amortization in 2002. Fastening Systems operating profit decreased $9.7 million for the year ended December 31, 2002 compared to 2001 principally due to $7.2 million of incremental charges chiefly related to excess and obsolete inventory, a $4.4 million unfavorable impact of higher operating costs and a $1.8 million reduction resulting from decreased sales. This decrease was partially offset by the benefit of $4.0 million of reduced depreciation and amortization resulting from the elimination of goodwill amortization and the closure of a specialty fastener plant in 2001. The Industrial Specialties group's operating profit increased $2.9 million for the year ended December 31, 2002 compared to 2001, principally due to a $4.2 million favorable impact of lower operating costs and benefit of $1.6 million of reduced depreciation and amortization resulting from the elimination of goodwill amortization. These favorable impacts were partially offset by a $1.4 reduction resulting from decreased sales and $1.5 million of incremental restructuring charges and incremental lease expense.

     Selling, general and administrative costs were approximately $114.1 million, or 15.6% as a percentage of sales, for the year ended December 31, 2002 as compared with $121.5 million, or 16.6% as a percentage of sales, for the year ended December 31, 2001. The decrease was due primarily to the elimination of $13.6 million in goodwill amortization. This benefit was partially offset by increased costs associated with our separation from Metaldyne. Such costs principally include $2.7 million of incremental employment and operating costs for the establishment of a corporate office (previously considered part of the Metaldyne management fee) and $2.8 million of management fees and expenses paid to Heartland.

     Interest expense was $60.0 million for the year ended December 31, 2002, as compared with $73.1 million for the year ended December 31, 2001. The decrease was due primarily to a reduction in interest resulting from a lower net investment and advances balance with Metaldyne in 2002 and the impact of lower total indebtedness resulting from the transactions.

     Other income (expense), net for the year ended December 31, 2002 was expense of $64.0 million compared with expense of $77.1 million for the year ended December 31, 2001. The reduction of $13.1 million is primarily due to a reduction in interest expense as explained above.

     Net loss for the year ended December 31, 2002 was $35.8 million as compared to a net loss of $11.3 million for the year ended December 31, 2001. The results for the year ended December 31, 2002 include a charge of $36.6 million for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment. The income before cumulative effect of change in recognition and measurement of goodwill impairment was $0.9 million for the year ended December 31, 2002 as compared to a loss of $11.3 million for the year ended December 31, 2001. The improvement is principally due to the impact of lower operating costs, lower interest expense and the elimination of $13.6 million of goodwill amortization resulting from the adoption of SFAS No. 142, and partially offset by incremental restructuring costs and charges, incremental legacy stock award expense and incremental corporate costs as explained above.

 YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000 (PRO FORMA)

     Net sales decreased by approximately 7.3% in 2001 from 2000. In particular, net sales for Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties decreased by approximately 5.8%, 2.7% 19.1% and 2.1%, respectively, in 2001 as compared with 2000. The declines were driven by a slowdown in general industrial production throughout 2001, particularly late in the year. Certain of our businesses also experienced volume declines due to sales of excess inventory in the supply chain in lieu of purchases from us. The Fastening Systems business experienced a disproportionate decline relative to our other businesses due primarily to lower specialty fastener product sales as we phased out certain products manufactured and production inefficiencies caused by a plant closure. Both the Fastening Systems group and Cequent Transportation Accessories were particularly affected by reduced demand for products with applications in the marine, heavy truck, recreational vehicle, and off-road markets, which were adversely impacted segments of the transportation industry. We did experience improvements in certain Industrial Specialties businesses which offset the negative impact of the economy, such as increased sales of specialty gaskets and related products.

     Operating profit margins approximated 9.2% and 10.5% for the years ended December 31, 2001 and 2000, respectively. Margins were negatively impacted by the sales declines and the difficulty of fully absorbing our fixed costs as volumes declined.

     Cequent Transportation Accessories' operating profit decreased by $ 3.6 million for the year ended December 31, 2001 compared to the prior year. Apart from the impact of lower volumes, these decreases were partially attributed to operating inefficiencies related to variable costs not changing in relation to the decline in sales volume. Rieke Packaging Systems' operating profit decreased $1.9 million for the year ended December 31, 2001 compared to the same period in 2000, driven primarily by lower volumes. Fastening Systems operating profit decreased $11.5 million for the year ended December 31, 2001 compared to 2000, primarily due to reduced sales and expenses related to a specialty fastener plant closure. The Industrial Specialties group's operating profit increased $1.6 million for the year ended December 31, 2001 compared to 2000, primarily due to lower operating costs.

     Selling, general and administrative costs as a percentage of sales were 16.6% for 2001 as compared with 16.6% for 2000. Selling, general and administrative costs were approximately $121.5 million in 2001 as compared with approximately $130.9 million in 2000. The reduction of $9.4 million is primarily due to reduced discretionary spending due to the decrease in sales, and reductions in headcount.

     Interest expense for 2001 was approximately $73.1 million as compared with $60.4 million in 2000. This increase in interest expense is principally the result of an increase in the rate charged on advances from Metaldyne. This rate was 8.5% at December 31, 2001 and 6.4% at December 31, 2000.

     Other income (expense), net in 2001 was expense of $77.1 million as compared with expense of $58.5 million in 2000. This increase primarily reflects a $12.7 million increase in interest expense in 2001, but also reflects in 2000 the favorable impact of receipt of insurance proceeds of $3.8 million due to a property claim.

     Net loss in 2001 was $11.3 million as compared with a net income of $11.4 million in 2000. This decline to a net loss position was primarily attributed to those factors mentioned above.


 PERIOD FROM NOVEMBER 28, 2000 TO DECEMBER 31, 2000

     The 2000 SP (approximately one month) which includes the change in accounting basis reflects a net loss of approximately $4.2 million. The primary reason for this loss relates to the underlying economics of our businesses during a typical December and in particular to the operating environment in December 2000. December represents our seasonal low selling month for Cequent Transportation Accessories. Additionally, in December 2000 we saw many of our customers reduce their order volumes greater than seasonal history would suggest as the North American economy began to contract after several years of significant growth. Further compounding the underlying economic environment, we had just undergone an acquisition and subsequent management change and we were slow to react with the necessary workforce and related cost reductions.


 PERIOD FROM JANUARY 1, 2000 TO NOVEMBER 28, 2000

     The 2000 LP (approximately 11 months), which is on a pre-acquisition basis, reflects net income of $21.3 million. This period reflects the benefit of a strong operating environment, principally in the first half of 2000 and the exclusion of the results for the month of December discussed above.


LIQUIDITY AND CAPITAL RESOURCES

     Cash provided by operating activities for the three months ended March 30, 2003 was approximately $48.2 million as compared with approximately $11.2 million for the three months ended March 31, 2002. The $37.1 million difference is due principally to net proceeds received from the accounts receivable securitization programs. Capital expenditures were approximately $4.0 million for the quarter ended March 30, 2003, as compared with approximately $4.6 million for the comparable period in 2002.

     Cash used for operating activities for the year ended December 31, 2002 was approximately $25.1 million as compared with cash provided by operating activities of approximately $76.0 million for the year ended December 31, 2001. The primary reason for the difference was the repurchase of $74.5 million of receivables as the result of exiting Metaldyne's accounts receivable securitization facility, and $15.1 million of payments to Metaldyne to fund contractual liabilities. Capital expenditures were approximately $32.1 million for the year ended December 31, 2002, as compared with approximately $18.7 million for the comparable period in 2001. The increase in spending in 2002 versus 2001 was due to investments in new plants and equipment and represents an increase from a lower than average level of investment in 2001.

     At March 30, 2003, our credit facility included a $150 million revolving credit facility and a $260 million term loan facility. Up to $100 million of our revolving credit facility was available to be used and kept outstanding for one or more permitted acquisitions. The credit facility also provided for an uncommitted $200 million incremental term loan facility for one or more permitted acquisitions. Our amended and restated credit facility increased our term loan facility to $335 million and reduced our uncommitted incremental term loan facility to $125 million. Our revolving credit balances will fluctuate daily based upon our working capital and other ordinary course needs. Availability under our revolving credit facility depends upon, among other things, compliance with the financial covenants in our amended and restated credit facility. Our other important source of liquidity is our $125 million accounts receivable financing arrangement, under which we have the ability to sell eligible accounts receivable to a third-party multi-seller receivables funding company. At March 30, 2003, the Company had received net proceeds of $57.4 million under the accounts receivable facility with an additional $4.8 million available, but not utilized. At March 30, 2003, on a pro forma basis after giving effect to the amendment and restatement of the credit facility, the Company could have incurred $84.2 million of additional senior indebtedness under our revolving credit facility and/or our accounts receivable facility to fund operations and up to $162.2 million to fund acquisitions, subject to certain limitations.

     Our amortization requirements of the term loan are: $0.6 million due at the end of each calendar quarter beginning with the fourth quarter of 2002 through June 30, 2009; $118.1 million due on September 30, 2009 and $125.0 million due on December 31, 2009 in the final year of the seven and one half year life of the term loan. Our amortization requirements under the amended and restated credit facility are: $0.6 million due each calendar quarter ending June 2003 and September 2003, $0.86 million due at the end of each calendar quarter beginning with the fourth quarter of 2003 through June 30, 2009, $159.0 million due on September 30, 2009 and $168.3 million due on December 31, 2009 in the final year of the seven and one-half year life of the term loan. If we secure commitments for and utilize our $125 million of incremental term loan capacity, it will likely mature after the term loan and be similarly back-ended in its amortization, although we cannot be certain.

     In early 2003, the Company completed the acquisition of HammerBlow Acquisition Corp. ("HammerBlow") and Highland Group Industries ("Highland"). The Company made an initial $9.0 million investment in HammerBlow in November 2002. The incremental combined acquisition price for HammerBlow and Highland of approximately $206.4 million (before realization of proceeds from completed asset sales) was funded with $63.3 million of net proceeds from the issuance of our senior subordinated notes, $30.0 million of cash equity received from Heartland, the issuance of a $7.5 million deferred note payable, and the balance satisfied with borrowings under our revolving credit agreement and accounts receivable securitization facility.

     On May 9, 2003, the Company completed the acquisition of an automotive manufacturing business from Metaldyne for approximately $23.0 million on a debt-free basis. The acquired business is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications. The transaction was funded by a combination of borrowings under the Company's revolving credit facility and a cash equity contribution by Heartland. The acquired business had 2002 revenues of approximately $16.7 million.

     We have other cash commitments related to leases. We have engaged in a number of sale-leaseback transactions. In January 2002, we entered into lease transactions with respect to nine real properties for gross proceeds of approximately $20.9 million, which were used to repay advances from Metaldyne. Metaldyne guaranteed all of the leases which resulted in the leases being accounted for as capital leases. In connection with the transactions, Metaldyne was released from its guarantee. Letters of credit with a face amount of approximately $13.3 million were subsequently issued under our credit facility with respect to our obligations under these leasing transactions. As a result of the removal of the Metaldyne guarantee, we account for these lease transactions as operating leases and we eliminated the capitalized lease obligation and related capitalized lease assets previously recorded. Annualized rent expense related to these lease transactions is approximately $2.5 million. During the year ended December 31, 2002, we entered into operating leases for three additional facilities. Annual rent expense related to these lease transactions is approximately $1.5 million. During the fourth quarter we also entered into sale-leaseback transactions with respect to certain manufacturing equipment. We realized proceeds of approximately $5.7 million. Annual rent expense related to these transactions is approximately $0.9 million. On March 26, 2003, the Company completed a sale and subsequent lease back of certain personal property with General Electric Capital Corporation that resulted in net cash proceeds of approximately $28.4 million. On June 26, 2003, the Company completed another sale and subsequent leaseback of additional property and equipment with General Electric Capital Corporation that resulted in net cash proceeds of approximately $23.4 million. The proceeds will be used for general corporate purposes. Annual rent expense related to these lease transactions is expected to approximate $4.4 million and $4.0 million, respectively. In March, 2003 we completed the sales and subsequent leaseback with respect to two real properties for gross proceeds of approximately $7.8 million. Annual rent expense related to these transactions is expected to be $0.8 million. In connection with the Livonia acquisition we agreed to sublease from Metaldyne the facility where the acquired business is currently located. Annual rent expense related to this sublease is expected to be $0.2 million. We expect to continue to utilize leasing as a financing strategy in the future to meet capital expenditure needs and to reduce debt levels.


     In addition to the foregoing contractual commitments, we have also agreed to assume certain obligations resulting from the November 2000 acquisition of Metaldyne by Heartland. At that time, Metaldyne made restricted stock grants to employees with terms that allow eligible employees to elect to receive cash at stipulated amounts in lieu of shares as the restricted stock grants vest. We have agreed to be responsible for the cash costs of those elections to the extent they relate to our current and former employees or allocable to current and former Metaldyne corporate level employees in accordance with the agreement. Under these arrangements, the approximate stipulated dollar value of the shares for which we are responsible that have vested or will vest, are as follows: $4.2 million on January 14, 2002, $7.6 million on January 14, 2003 and $8.1 million on January 14, 2004. To the extent that cash elections are not made, the employees will be entitled to retain their shares in Metaldyne, but we may decide at any time to work with Metaldyne to replace all or a portion of the restricted stock grants and related obligations at Metaldyne with new restricted stock grants and similar obligations.

     Based on our capital structure and the geographic areas in which we operate, we are subject to market risk due to changes in interest rates and fluctuations in the value of foreign currencies. We do not currently use derivative financial instruments to manage these risks.

     Our exposure to interest rate risk results from the floating rates on our $260.0 million senior term loan and our $150 million revolving credit facility (under which we had $259.8 million and $15.0 million, respectively, outstanding at March 30, 2003). Borrowings under our credit facility bear interest, at various rates, as more fully described in Note 11 to our December 31, 2002 audited financial statements. Based on current amounts outstanding, a 1% increase or decrease in the per annum interest rate for the term loan and revolving credit facility would change interest expense by $2.7 million annually.

     We conduct business in several locations throughout the world and are consequently exposed to market risk from changes in the value of foreign currencies. The functional currencies of our foreign subsidiaries are generally the local currency in the country of domicile. We manage these operating activities at the local level and revenues and costs are generally denominated in local currencies.

     As a result of the financing transactions entered into on June 6, 2002, the additional issuance of $85 million aggregate principal amount of senior subordinated notes, and recent acquisitions, we are highly leveraged. In addition to normal capital expenditures, we may incur significant amounts of additional debt and further burden cash flow in pursuit of our internal growth and acquisition strategies.

     At March 30, 2003, the terms of our credit facility required the Company and its subsidiaries to meet certain restrictive financial covenants and ratios computed quarterly, including a leverage ratio (total consolidated indebtedness plus outstanding amounts under the accounts receivable securitization facility over consolidated EBITDA, as defined), interest expense ratio (EBITDA over cash interest expense, as defined) and a capital expenditures covenant, the most restrictive of which is the leverage ratio. Our permitted leverage ratio was
5.25 to 1.00 at March 30, 2003. The permitted leverage ratio becomes more restrictive in future periods, declining to 4.50 to 1.00 at December 31, 2003,
3.75 to 1.00 at December 31, 2004 and 3.25 to 1.00 at December 31, 2005 and thereafter. Under the amended and restated credit facility, the permitted leverage ratio similarly becomes more restrictive in future periods, declining to 4.75 to 1.00 at December 31, 2003, 4.0 to 1.00 at December 31, 2004 and 3.25 to 1.00 at December 31, 2005 and thereafter.


     We believe that our liquidity and capital resources, including anticipated cash flows from operations, will be sufficient to meet debt service, capital expenditure and other short-term and long-term obligations needs for the foreseeable future, but we are subject to unforeseeable events and risks.

OFF-BALANCE SHEET ARRANGEMENTS

     In connection with the transactions, we entered into an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a wholly owned, bankruptcy-remote, special purpose subsidiary, TSPC, Inc. ("TSPC"). TSPC, subject to certain conditions, may from time to time sell an undivided fractional ownership interest in the pool of domestic receivables, up to approximately $125 million, to a third party multi-seller receivables funding company, or conduit. Upon sale to TSPC, the Company retains a subordinated interest in the receivables. Under the terms of the agreement, new receivables can be added to the pool as collections reduce previously sold receivables. The facility is anticipated to be an important source of liquidity in 2003 and subsequent years. At March 30, 2003, we had received net proceeds of $57.4 million under this facility.

     The facility will be subject to customary termination events, including, but not limited to, breach of representations or warranties, the existence of any event that materially adversely affects the collectibility of receivables or performance by a seller and certain events of bankruptcy or insolvency. The proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. The agreement expires on June 6, 2005. If we are unable to renew or replace this facility, it could materially adversely affect our liquidity.

CASH OBLIGATIONS

     Under various agreements, we will be obligated to make future cash payments in fixed amounts. These include payments under our long-term debt agreements, rent payments required under operating lease agreements for certain of our facilities and certain capital equipment, severance obligations related to our cost savings plans and our allocable share of certain compensation and benefit obligations due to Metaldyne. The following table summarizes our expected fixed cash obligations over various future periods related to these items.

                                                      PAYMENTS DUE BY PERIODS (IN MILLIONS)
                                          -------------------------------------------------------------
                                                         LESS THAN     1 -- 3     4 -- 5       AFTER
                                             TOTAL        ONE YEAR      YEARS      YEARS      5 YEARS
                                          -----------   -----------   --------   --------   -----------
Contractual cash obligations:
Long-term debt ........................    $  720.5       $  10.6     $  7.8     $  5.0      $  697.1
Lease obligations .....................       134.1          13.2       37.0       22.1          61.8
Restricted stock obligations ..........         8.1           8.1         --         --            --
Severance .............................         9.3           4.1        1.2        0.6           3.4
                                           --------       -------     ------     ------      --------
Total contractual obligations .........    $  872.0       $  36.0     $ 46.0     $ 27.7      $  762.3
                                           ========       =======     ======     ======      ========

     As of March 30, 2003, we are contingently liable for stand-by letters of credit totaling $23.7 million issued on our behalf by financial institutions under our revolving credit facility. These letters of credit are used for a variety of purposes, including certain operating leases and meeting various states' requirements in order to self-insure workers' compensation claims, including incurred but not reported claims.

CRITICAL ACCOUNTING POLICIES

     The following discussion of accounting policies is intended to supplement the accounting policies presented in Note 3 to our 2002 audited financial statements. The expenses and accrued liabilities or allowances related to certain of these policies are based on our best estimates at the time of original entry in our accounting records. Adjustments are recorded when actual experience differs from the expected experience underlying the estimates. We make frequent comparisons of actual versus expected experience to mitigate the likelihood of material adjustments.

     Accounting Basis for Transactions. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. Thepre-acquisition basis of accounting for periods prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common stock to an investor group led by Heartland. As a result of the transactions, we did not establish a new basis of accounting as Heartland is our and Metaldyne's controlling shareholder and the transactions were accounted for as a reorganization of entities under common control. Our combined financial information includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis.

     Receivables. Receivables are presented net of allowances for doubtful accounts. We monitor our exposure for credit losses and maintain adequate allowances for doubtful accounts. We do not believe that significant credit risk exists. Trade accounts receivable of substantially all domestic business operations may be sold, on an ongoing basis, to TSPC, Inc., a wholly owned subsidiary of the Company.

     Depreciation and Amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and buildings/land improvements, 2.5% to 10% and machinery and equipment, 6.7% to 33.3%. Capitalized debt issuance costs are amortized over the underlying terms of the related debt securities. Customer relationship intangibles are amortized over periods ranging from 6-40 years, trademarks/trade names are amortized over a 40-year period, while technology and other intangibles are amortized over periods ranging from 5-30 years.

     Excess of Cost over Net Assets of Acquired Companies and Other Intangibles. The Company tests goodwill for impairment on an annual basis, unless a change in business conditions occurs which requires a more frequent evaluation, by comparison of estimated fair value to carrying value. In assessing the recoverability of goodwill, the Company estimates fair value using the present value of expected future cash flows and other valuation measures. The Company also tests its other intangibles for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that their carrying amount may not be recoverable. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitive activities and other economic factors.

     Pension and Postretirement Benefits Other than Pensions. Annual net periodic expense and benefit liabilities under our defined benefit plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, we review the actual experience compared to the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and our policy is to pay these benefits as they become due. Certain accounting guidance, including the guidance applicable to pensions, does not require immediate recognition or the effects of a deviation between actual and assumed experience or the revision of an estimate. This approach allows the favorable and unfavorable effects that fall within an acceptable range to be netted.


     Other Loss Reserves. We have numerous other loss exposures, such as environmental claims, product liability, litigation, recoverability of deferred income tax benefits, and accounts receivable. Establishing loss reserves for these matters requires the use of estimates and judgment in regard to risk exposure and ultimate liability. We estimate losses under the programs using consistent and appropriate methods; however, changes to our assumptions could materially affect our recorded liabilities for loss. Where available, we utilize published credit ratings for our debtors to assist us in determining the amount of required reserves.


CHANGE IN CERTIFYING ACCOUNTANT

     On June 20, 2003, the Audit Committee of our Board of Directors approved the appointment of KPMG LLP as our independent accountants, and the dismissal of PricewaterhouseCoopers LLP, which had previously served in this capacity.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, KPMG LLP has not been engaged as an independent accountant to audit either our financial statements or those of any of our subsidiaries, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or reportable event.

     During the years ended December 31, 2002 and 2001, and through June 20, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years. The report of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2002 and 2001 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     In connection with its 2001 audit, PricewaterhouseCoopers LLP reported no material weaknesses in our internal control systems and there were no other reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     In connection with its 2002 audit, PricewaterhouseCoopers LLP communicated to the Audit Committee and to management two material weaknesses in our internal control systems, relating to: (1) our closing, consolidation and financial monitoring processes, and (2) the use of standardized policies and procedures appropriate to each business unit's activities. We are addressing the first matter through augmentation of corporate and business unit staffing levels and expected to implement revised closing and consolidation procedures in conjunction with our second quarter 2003 closing and consolidation. The revised procedures specify required activities, due dates, assigned responsibilities, management review and approval levels, and require certain account reconciliations and roll forward analyses to be performed monthly. In regard to the use of standardized policies and procedures, management reviews the business units' accounting practices to identify inconsistent use or application with our critical accounting policies and records adjusting entries for such items, as appropriate. We have also initiated actions to formally document and communicate application and use of our critical accounting policies and related procedures to appropriate business unit personnel and expect to complete these actions during the second half of 2003. PricewaterhouseCoopers LLP is not in a position to comment on the adequacy of these corrective actions. We have authorized PricewaterhouseCoopers LLP to respond fully to any inquiries by KPMG LLP.

                                   BUSINESS


     We are a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. While serving diverse markets, most of our businesses share important characteristics, including leading market shares, strong brand names, established distribution networks, high operating margins and relatively low capital investment requirements. We estimate that approximately 70% of our 2002 net sales were in U.S. markets in which we enjoy the number one or number two market position within our respective product categories. In addition, we believe that in many of our businesses, we are one of only two or three manufacturers.

     We will seek to enhance our cash flow and return on assets through the following operating and growth strategies:

     o Capitalize on New Product Development Opportunities. Many of our businesses have a long history of successfully developing innovative products without the need for significant incremental capital investment. We work closely with our customers to identify new product opportunities. Once developed, new products benefit from our significant existing brand awareness and successful distribution networks. Examples of important new product extensions and innovations include towing accessories designed to carry increased weight and reduce load movement at high speeds, technically advanced cost-efficient caps, closures and dispensing systems, and unique aerospace fastening systems allowing for one-side installations on new lightweight composite aircraft materials. We believe we have significant opportunities for future product development in many of our businesses. These opportunities include foaming dispensers and vented closure systems that preserve package integrity and allow beverage containers to resist shipping damage. Our management team has implemented systematic project selection and investment criteria and intends to make greater use of outside design, marketing and product development resources in order to foster innovation in high growth product categories.

     o Pursue Strategic Niche Acquisitions. We have a successful history of completing acquisitions, having made over 30 since 1986. We believe we have significant opportunities for strategic acquisitions that will supplement existing product lines, add new distribution channels, increase production capacity, provide new cost-effective technologies, expand our geographic coverage or enable us to absorb overhead costs more efficiently. Our principal focus will be on product line extension and service enhancements for key customers. We believe that there are many relatively small (less than $100 million in sales), privately owned companies with limited product lines that lack the capital to grow their business independently or consolidate their respective markets and that these companies are likely to be attractive acquisition candidates.

     o Continue to Aggressively Pursue Cost Savings Initiatives. In 2001, our new management team began the implementation of a detailed plan to reorganize certain operations and eliminate duplicative costs through a 10% headcount reduction, the consolidation of manufacturing and distribution facilities and the development of a comprehensive set of benefit programs to replace 20 different legacy plans. Our net cash investment to implement this program is expected to be $18.1 million, of which approximately $17.9 million has been incurred through March 30, 2003. We expect to achieve approximately $25.0 million in cumulative annual savings for completed actions by the second quarter of 2003. These figures are net of discontinued property sold or to be sold. We believe that, as we implement our acquisition strategy, we will have additional opportunities to consolidate plants, distribution centers and sales forces and better absorb fixed costs.

     o Continue to Emphasize Strong Free Cash Flow. We have grown by making selective acquisitions using disciplined acquisition criteria that focus on high margin businesses in niche markets with relatively low capital requirements. Our capital expenditures averaged approximately 4.3% of net sales from 1990 through 2002.

     o Capitalize on Cyclical Recoveries. Several of our businesses sell into industrial markets that experienced cyclical volume declines during 2002 as a result of general economic conditions as well as a sharp liquidation of industrial inventories. In response, management has aggressively pursued cost savings opportunities and projects and has reduced our operating costs. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well positioned to experience further margin improvement if volume increases given our lower cost structure. Construction equipment, recreational vehicle and light and heavy duty truck sales, towing and trailering accessories, defense, aerospace and agricultural machinery are among the cyclical industries that we serve.

     o Leverage Economies of Scale and Utilize World Class Operating Practices. By increasing our scale, we will have opportunities to improve supply base management, internal sourcing of materials and selective out-sourcing of support functions, such as risk management, logistics and freight management. For example, management is introducing sophisticated supplier ranking systems, preferred vendor volume-for-price reduction programs and other strategies for reducing materials costs to Cequent Transportation Accessories' annual spending on materials, which is spread among nearly 1,600 suppliers. In addition, Cequent Transportation Accessories has established a sales force to serve as "one face to the customer" to its retail channel and to deliver a cohesive sales program and category management that represents the full portfolio of the Cequent Transportation Accessories' products.

     The principal products of our business segments are summarized below:

     CEQUENT TRANSPORTATION                                                FASTENING
          ACCESSORIES                RIEKE PACKAGING SYSTEMS                SYSTEMS               INDUSTRIAL SPECIALTIES
------------------------------- -------------------------------- ---------------------------- -----------------------------
5th wheel hitches               Bottle dispensers                Blind bolt fasteners         Combined drill and
Accessories for marine          Drum closures and                Ferrous specialty alloy       countersinks
 vehicles                       dispensers                        fasteners                   Cylinders for acetylene
ATV and motorcycle lifts        Pail closures and dispensers     Nonferrous specialty alloy    treating finishing services
Ballmounts                      Plastic industrial container      fasteners                   End mills
Brake Controls                  closures                         One-sided aerospace          Fiberglass facings
Cargo liners                    Plastic industrial dispensing     fasteners                   Flame-retardant facings and
Couplers                        products                         Self-threading specialty      jacketing
Dual Port System hitches        Rings and levers                  fasteners                   Heat Jackets
 and accessories                Specialty installation tooling   Specialized metallurgical    High pressure gas cylinders
Floor mats                      Specialty pumps                   and finishing services      Insulation tape
Hitches and Hitch               Specialty sprayers               Specialized screws           Metallic industrial gaskets
 accessories                    Steel installation tooling                                    NC spotting drills
Hitch mounted accessories                                                                     Nonmetallic industrial
Industrial/Agricultural                                                                        gaskets
 umbrellas                                                                                    Precision cutting tools
Lifting, leveling and                                                                         Pressure-sensitive tape
 adjusting products                                                                            products
Portable toilets                                                                              Ring joint gaskets
Roof racks                                                                                    Specialty engine and service
Single receiver hitches                                                                        parts
Splash guards                                                                                 Spline gages and master
Sway controls                                                                                  gears
Tie downs                                                                                     Vapor barrier facings and
Towing electrical accessories                                                                  jacketing
Trailer brakes
Trailer lighting products
Travel carriers
Weight distribution hitches
Winches
Wiring harnesses
Working tables


CEQUENT TRANSPORTATION ACCESSORIES

     Cequent Transportation Accessories offers a wide range of products that are used to "outfit and accessorize" light trucks, SUVs, recreational vehicles, passenger cars and trailers of all types, and operates as five business units:
(i) Towing Products, which includes Reese, Draw-Tite, and Hidden-Hitch branded products; (ii) Trailer Products, which includes Fulton, Wesbar and Bulldog branded products; (iii) Electrical Products, which include Tekonsha branded products; (iv) Consumer Products, which includes Highland The Pro's Brand! branded products; and (v) TriMas Pty, Ltd., an Australian-based business, which includes ROLA roof rack products and Hayman-Reese branded products, as well as QTB Automotive, a supplier of towing products and towing accessories to automotive OEMs in Australia. We are a leader in the design, manufacture and distribution of towing systems products for light trucks, SUVs, passenger cars, recreational vehicle, as well as trailer OEM and trailer aftermarket customers. We believe that our product lines and brand names are the most recognized and extensive in the transportation accessories industry, enabling us to provide custom-designed products for virtually every towing and trailering need. Our main products categories include:

     o towing and hitch equipment, such as ballmounts and draw bars, hitch receivers, 5th wheel hitches and weight distribution components;

     o electrical accessories, such as trailer lighting products and wiring harnesses;

     o brake controls, brakes and related brake components for both towing vehicles and trailers;

     o trailer components, such as winches, jacks, couplers, fenders and ramps;

     o cargo management accessories, such as tie-downs and soft travel-cargo carriers;

     o    vehicle protection accessories, such as floor mats and cargo liners;
          and

     o other accessories, such as bike racks, cargo carriers, hood protection, light and receiver tube covers and marine locks.


     We believe that opportunities for internal growth in Cequent
Transportation Accessories include increasing sales to mass merchants and specialty retail chains, new product offerings in the trailer brake systems and lighting categories, product handling for RV and automotive OEM's, and increased volume in our newest patented product offering, Dual Port System ("DPS") hitches, and its related accessories.

     o Mass merchants (Wal-Mart), home centers (Lowe's and Home Depot), and specialty auto retailers (Pep Boys, AutoZone and CSK Auto) are now requiring suppliers to provide complete category management, demographic analysis and product offerings that enhance the individual retailer's "gross margin per square foot." Mass merchants are also consolidating categories to drive out costs and more broadly leverage existing relationships. We believe we are well positioned to take advantage of these trends, and we are implementing a supply-chain and category management strategy to increase these customers' switching costs.

     o Trailer brakes represent a new product category that we believe will allow us to utilize our existing supply relationships with OEM trailer manufacturers to seek a greater share of their trailer component purchases. We have introduced a new line of brake actuators which, when bundled with our existing brake product lineup, enable us to offer greater content per trailer to the trailer OEMs. We are also broadening our traditional focus on Wesbar-branded waterproof trailer lighting to include a full line of non-waterproof lights designed to capture a greater share of the cargo and utility trailer market.

     o Automotive and RV OEM--The recent acquisitions of HammerBlow and Highland have provided a strong platform for additional growth in North America. Existing relationships with European, Japanese, Korean and domestic manufacturers have positioned Cequent to expand beyond towing into bundled accessory solutions. Product development includes the DPS system and accessories, cargo management, plastics, programmable converters, and advanced trailer brake control technology. The RV OEM channel provides a very similar opportunity to now bring a full product and solutions portfolio of towing and cargo management solutions for large RV manufacturers.

     o Our recently introduced Dual Port System is an innovative and patent-protected category of towing hitches designed to add greater stability and carry more weight than traditional rear-of-vehicle applications. Applications include bike carriers, cargo trays and enclosed cargo carriers. We believe that our Dual Port System and related accessory volume represent a significant growth opportunity over the next several years.

     The transportation accessories market is comprised of a large and highly fragmented supplier base. We believe that we offer a substantially broader range of products than our competitors. Through selective acquisitions, product line extensions and use of our extensive distribution channels, we believe we have an opportunity to become the broadest service and product line supplier to OEMs, installers, retailers and the aftermarket. The nature of this product breadth, coupled with our channel strength, will enable us to develop relationships with our customers that facilitate better inventory management through the entire supply chain and thereby enhance our operating results.


     Marketing, Customers and Distribution

     We have over 70 professionals within Cequent Transportation Accessories employed in sales, marketing, and product management activities across all customer channels. We have over 30 strategic market representatives, with focused sales and account management accountability with specific customer relationships. We employ a dedicated sales force in each of the primary channels including retail, national account/OEM, installer/distributor, trailer OEM, and trailer aftermarket/distributor.

     Cequent Transportation Accessories' products are distributed through a variety of channels. The towing products group principally distributes through three channels. Draw-Tite and Hidden-Hitch products are distributed through a network of 60 distributors and over 4000 independent installer shops, 450 of which carry Draw-Tite Hidden-Hitch products on an exclusive or preferred basis. Our Reese towing products, comprised principally of heavy-duty hitches, as well as our Tekonsha electrical and brake-control products, are distributed through recreational vehicle distributors, the retail channel, as well as through Reese installers who sell to the heavy-duty professional towing segment. We have a strong presence in the retail channel with mass merchants, such as Wal-Mart, Lowe's, and Home Depot, as well as specialty auto retailers, such as Pep Boys, AutoZone and CSK Auto. We believe that we are the largest supplier to mass retailers within our industry and that our relationships with these customers provide us with a significant competitive advantage and position us for future growth. In addition, we believe we are also the largest supplier of heavy-duty hitches and a range of accessories to the distributor and independent installer channels. Approximately 40% of our towing and other non-trailer products are sold through our installer and distributor channel. Traditional recreational vehicle distributors account for approximately 11% of our sales. Trailer OEM's account for 24% of our sales. Mass retailers account for approximately 25% of our sales, with the remainder of our business in other retail and OEM distribution.

     Our Fulton, Bulldog and Wesbar-branded trailer and related accessory products are sold directly to major trailer OEMs, recreational vehicle distributors, as well as mass retailers. In general, the trailer OEM industry is highly fragmented and specialized, and is generally a low value-added assembly industry. We rely upon strong historical relationships, significant brand heritage, and our broad product offering, to bolster our trailer and accessory products sales through the OEM channel and in various aftermarket segments. End-users include owners of personal watercraft, large commercial-industrial trailer users, as well as horse and stock trailering customers. We believe that the breadth of our customer penetration, coupled with the recognition of our strong brands, provides a natural barrier to entry and allows us to build a scalable platform for bundling of various applications and product extensions in all channels.

     Manufacturing

     As part of an integration and consolidation plan, executed in the second half of 2002, Cequent Transportation Accessories manufacturing and warehousing processes were consolidated into a single, approximately 350,000 square-foot, efficient-flow manufacturing and warehouse center in Goshen, Indiana. The previous locations in Canton, Michigan and Elkhart, Indiana were closed in Quarter one 2003. Towing Products manufacturing capacity in Huntsville, ON and Sheridan, AR, former HammerBlow facilities, will also be integrated into the Goshen facility over the next 12 to 18 months. The trailer products group performs metal-fabrication and conversion manufacturing at our Mosinee, Wisconsin facility, as well as our Juarez, MX plant. Trailer Products manufacturing capacity in Wausau, WI, part of the former HammerBlow Corporation, will be integrated into the Mosinee, WI and Juarez, MX facilities over the next 6 to 12 months. Electrical products manufacturing is performed at a contract manufacturing facility in Reynosa, Mexico, as well as at the former Tekonsha facility in Tekonsha, MI.

     The nature of the industry requires the Cequent Transportation Accessories group to manufacture in small batches, and in significant variety as a result of the need to maintain after-market inventory and maintenance of designs for 10-15 years on nearly every light vehicle for which there is likely to be a towing application. In this "job shop" environment, we seek to maintain a lean, "quick change" manufacturing culture and system. This plant is highly vertically integrated to receive raw materials and convert them to finished products through three major steps: stamping and related methods of forming, cutting, punching, boring and prepping; welding and assembly of components; and cleaning, coating, painting and inspection of finished products. We also maintain vacuum forming and blow forming processes for plastic accessories, an in-house wire harness design and manufacturing capability, one of the industry's largest research and development facilities for both testing and design, and a "hub and spoke" distribution system with capability to meet 24-hour delivery needs for our customers.

     The Cequent Transportation Accessories group's 190,000 square-foot Mosinee, Wisconsin facility contains a wide range of manufacturing, distribution and research and development capabilities. Major processes at this facility include metal stamping (up to 800 ton press capacity), a steel tube mill, thread rolling and riveting, high-volume welding and assembly, significant in-house mechanical and electrical engineering capabilities and in-house tool, die and equipment maintenance capabilities. We believe these capabilities provide us with strategic cost advantages relative to our competition. In 2001, the Cequent Transportation Accessories group implemented the first phase of its cost savings plan, consolidating Wesbar's West Bend, Wisconsin trailer components' selling and administrative functions and all production activities into the Mosinee facility. The second phase of this cost savings plan was the consolidation, in the fourth quarter of 2002, of the remaining production of our Wesbar electrical trailer products, previously in Peru, Indiana, into our Reynosa, Mexico facility.

     The Tekonsha, MI electrical products facility contains world-class electrical manufacturing of proprietary brake-control and accessory products, as well as broad engineering capacity to support all Cequent Transportation Accessories' electrical product categories.

     We also have a towing products business in Australia, consisting of three business units. We manufacture, market and distribute ROLA roof racks, Hayman-Reese towing products for the aftermarket, as well as OEM towing products through our QTB Automotive unit.

     Cequent Transportation Accessories conducts extensive testing of its products in an effort to assure high quality, and reliable, safe product performance. Engineering, product design and fatigue testing are performed utilizing computer-aided design and finite element analysis. In addition, on-road performance research is conducted on hitches with instrumentation equipped trailers and towing vehicles. Extensive product testing programs are intended to improve product safety and reliability, and to reduce manufacturing costs.

   Competition

     We believe that Cequent Transportation Accessories is the largest North American manufacturer and distributor of towing systems, trailer, electrical, and cargo management products. The competitive environment for towing and trailer products is highly fragmented and is characterized by numerous smaller suppliers, even the strongest and largest of which tend to focus in narrow product categories. For instance, across the various products only a few competitors maintain a significant or number-one market share in more than one specific product area. By comparison, we compete on the basis of the broad range of our products, the strength of our brands and distribution channels, as well as quality and price-value. Our most significant competitors in towing products include Valley (AAS), Putnam and Curt. Trailer Products' competitors include Dutton-Lainson, Peterson, Atwood and Shelby, each of whom compete within one or at most a few categories of Trailer Products' broad product portfolio.

RIEKE PACKAGING SYSTEMS

     Rieke Packaging Systems is a market leader in the design and manufacture of steel and plastic closure caps, drum enclosures, rings and levers and dispensing systems, such as pumps and specialty sprayers. We manufacture high performance, value-added products designed to enhance the ability of a customer to store, ship, process and dispense various products in the industrial, agricultural, consumer and pharmaceutical markets. Our companies, including Rieke, TOV, Englass and Stolz, are well recognized in their markets.

     o Rieke designs and manufactures traditional industrial closure and dispensing products in North America, where we believe it has significant market shares for many of its key products, such as steel drum enclosures, plastic drum closures and plastic pail dispensers and plugs;

     o Englass, located in the United Kingdom, focuses on pharmaceutical and personal care closures and dispensers and possesses product and engineering knowledge that is applicable in the dynamic consumer dispensing market in North America and in multiple other markets;

     o Stolz, located in Germany, is a European leader in plastic enclosures for sub-20 litre sized containers used in automotive and chemical applications; and

     o TOV, located in Italy, specializes in the lever and ring closures that are used in the European industrial market.

     In general, we have focused on profitable niche markets rather than commodity products, such as generic bottle caps, due to the higher associated margins. We believe that our experience with these more highly engineered products provides us numerous opportunities to extend our products portfolio into new markets, particularly within consumer markets in North America. In the North American consumer market, there is an emphasis on unique packaging forms and stylized containers and dispensers on which we have begun to focus our research and development capabilities. Examples of higher margin, niche consumer products that we have begun to distribute are finger operated patented non-aerosol foamers for hair and body care, patented closures for orange juice, patented twin airless dispensers and milk dispensers with Tetra Pak cartons. In addition, we are currently manufacturing medical devices to mix water and detergent for dialysis machines, plastic dispensers that are National Sanitation Foundation-approved for food applications to replace previously approved stainless steel pumps and a pump for highly viscous products. Rieke has also patented a consumer paint delivery system for 1 gallon and 1 quart containers that reduces paint spoilage due to exposure to air. We have received positive responses from the paint and solvent market and are currently manufacturing this delivery system for a major paint manufacturer. Rieke has focused on the large volume opportunities available in the chemical consumer packaging market by developing lower cost, high performance dispensing systems which are applicable to a variety of pharmaceutical products as well as personal care items, household and industrial chemicals, automotive fluids and cleaners and food products. All of these new products represent improved functionality and style relative to existing products in the marketplace and will provide Rieke with additional growth opportunities in new markets with new customers.

     Marketing, Customers and Distribution

     Rieke Packaging Systems' customers represent a variety of industries, including container manufacturers and independent distributors. We engage in significant direct marketing to manufacturers of chemical, paint, petroleum and consumer products and because of this approach, a significant portion of Rieke's products are specified by end-users who also use Rieke's specialty tooling equipment to install the products. Installation in customer drum and pail plants of unique Rieke-designed insertion equipment and tools which may be used only on Rieke manufactured closures and dispensers allows us to generate a high degree of customer loyalty while maintaining appropriate product pricing. We believe that our high level of customer recognition is due to our emphasis on product development, product quality and performance characteristics and the maintenance of customer service standards. We have also been successful in creating significant bundling opportunities for a variety of our items by providing the broadest scope of products to customers. To this end, we provide attractive pricing to the customer in exchange for developing a preferred supplier status with respect to all associated products for a number of years.

     We employ a direct sales force of approximately 20 persons. Our primary customers include Coca-Cola, Diversey, Dow Chemical, BASF, Chevron, Go-Jo, Sherwin Williams, Pepsi, Proctor & Gamble, Valvoline, Colgate, Bayer/Monsanto, Zeneca and major container manufacturers around the world. We maintain a customer service center that provides technical support for the various systems and tooling supplied by us as well as other technical assistance to customers to reduce overall production costs. We also provide extensive in-house design and development technical staff to provide a solution to customer requirements for closures and dispensing. We have also begun to cross-market successful European products, such as rings and levers, to the North American market utilizing our direct sales force. We also cross-sell the Stolz and Englass products throughout the NAFTA and South American markets.

     Manufacturing

     Rieke Packaging Systems maintains its global headquarters and manufacturing and technology center in Auburn, Indiana and has manufacturing operations in Mexico, England, Germany and Italy with contract manufacturing in Asia. We also maintain distribution facilities in Canada, South America and the Far East to serve our global customer base. Industrial container closures and specialty dispensing and packaging products are manufactured using metal forming and plastic injection molding technologies, supplemented by automated assembly and material handling systems. Facilities in all locations have technologically advanced injection molding machines as well as automated, high-speed assembly equipment for multiple component products. Consolidation actions are underway in Europe to concentrate (i) all plastic molding throughout Europe into our Neunkirchen, Germany facility; (ii) all metal forming capabilities into our Valmadrera, Italy facility; and (iii) our assembly and "clean room" capabilities into our Leicester, England facility. In North America, both metal forming and injection molding operations will be located in Auburn and Hamilton, Indiana. Our Mexico City, Mexico facility will focus solely on lower volume injection molding where multiple, labor-intensive components will be assembled.

     We believe that research and development are an essential component of our manufacturing capabilities. For more than 75 years, Rieke's product development programs have provided innovative and proprietary product solutions, such as ViseGrip (Registered Trademark) steel flange and plug closure, the Poly-ViseGrip (Registered Trademark) plastic closure, the all plastic, environmentally safe, self-venting FlexSpout (Registered Trademark) flexible pouring spout and the ViseGrip (Registered Trademark) drum closure. We have over 25 patented or patent application pending systems of technologies. Approximately 50% of this group's 2002 net sales relate to value-added products based upon patented processes or technology.

     A critical component of our growth, and maintenance of our market position, depends upon the successful and cost-effective implementation of new products and technologies, such as the shift from aerosol dispensing to foamer technologies and the continuing shift of materials to plastics. We have a core competence in the design, engineering and marketing of small, plastic, injection molded dispensers and closures for industrial packaging. We intend to employ this competence in pursuing opportunities within the consumer packaging market in a manner similar to our Englass branding strategy in Europe.

   Competition

     We believe that Rieke is the largest manufacturer in North America of steel and plastic industrial container closures and dispensing products. Primary competitors in the industrial closure market include American Flange (division of Greif Brothers), Technocraft (India), and Bericap (Germany). Dispensing products is a highly fragmented market with few large suppliers with the exception of Rieke, Calmar, Indesco and Seaquist (Aptar Group). Rieke's regional, niche market competitors include Airspray and Taplast.


FASTENING SYSTEMS

     Lake Erie Products and Monogram Aerospace Fasteners, Inc. form our Fastening Systems segment. Lake Erie is the result of the merger of four industrial fastener operations which had been historically operated as separate businesses. In 2003, the operations from the Livonia acquisition have been combined with Lake Erie. The Livonia acquisition augments the manufacturing and commercial reach of Lake Erie by adding world-class manufacturing capabilities, engineering skills and additional product offerings. Lake Erie is a manufacturer of both standard and custom-designed ferrous, nonferrous and special alloy fasteners, tube nuts, fittings and security wheel locks sold to automotive, commercial and industrial markets. We also provide metal treating services for manufacturers of fasteners and similar products out of our Lakewood and Frankfort facilities. Monogram is a leading manufacturer of permanent blind bolt and temporary fasteners used in commercial and military aircraft construction and assembly.

     Lake Erie offers its customers a wide-range of fastener manufacturing and finishing capabilities. Lake Erie is positioning itself as a full service organization and is making investments in design and engineering personnel to focus on applications engineering for current and targeted customers. Lake Erie recently made investments which expand its in-house heat treating and plating processes to improve control over quality and to reduce lead times and material handling. Additionally, it continues to invest in tertiary processing resulting from customers' increasing needs for longer lived products, improved adhesion properties, improved aesthetics and other requirements. These in-house tertiary processes include application of specialty chromates, patches and adhesives, wax applications and others. We believe that these investments in our engineering and process capability will continue to position Lake Erie as a leading provider of engineered fastening solutions.

     Lake Erie's design and engineering capabilities enable it to formulate fastener product programs to meet demanding metallurgial and performance specifications for a wide variety of customers. The Company believes that this emphasis on design and engineering, coupled with an ability to offer just-in-time delivery, has established Lake Erie's premier reputation in the industry for product quality and service.

     Lake Erie specializes in manufacturing both standard and custom-designed large diameter fasteners, generally in sizes up to 1 1/4" in its Frankfort, Indiana and Livonia, Michigan manufacturing facilities and manufactures tube nuts, fittings and security wheel locks at its Livonia facility. Lake Erie manufactures both ferrous and nonferrous standard and specialty-designed small diameter fasteners, generally in sizes 3/8" and smaller through its Wood Dale, Illinois facility. Lake Erie's strategy for these applications is to focus on niche markets which require high value-added products for critical applications. For example, Lake Erie's Plask (Registered Trademark) line of self-threading specialty fasteners, are designed for use in applications where the absence of drilling chip contamination is critical. A typical application would be electronic or electrical assemblies installed within metallic or plastic housings which require no chip contamination to qualify for UL or other certification.

     Monogram is the leader in the development of blind bolt fastener technology for the aerospace industry. Its Visu-Lok (Registered Trademark) , Visu-Lok (Registered Trademark) II and Radial-Lok (Registered Trademark) blind bolts, allow sections of aircraft to be joined together when access is provided to only one side of the airframe, providing certain cost efficiencies over conventional two-sided fastening devices. Monogram's Composi-Lok (Registered Trademark) and Composi-Lok (Registered Trademark) II blind bolts are designed to solve unique fastening problems associated with the assembly of composite aircraft structures, and are therefore particularly well suited to take advantage of the increasing use of composite materials in aircraft construction. Monogram developed the OSI-Bolt (Registered Trademark) fastener, the first aerospace blind fastener approved to replace traditional two piece fasteners in certain applications on the primary aircraft structure. Monogram is working with current customers on improving the OSI-Bolt (Registered Trademark) fastener to reduce weight and cost attributes.

   Marketing, Customers and Distribution

     Our fasteners are sold through our own sales personnel and independent sales representatives. Although the overall market for fasteners and metallurgical services is highly competitive, we provide products and services primarily for specialized market niches, and compete principally as quality- and service-oriented suppliers in their respective markets.

     Lake Erie products are sold to distributors and manufacturers in the agricultural, transportation, construction, fabricated metal products, and commercial and industrial maintenance markets. Lake Erie is a leading manufacturer of private brand products for the equipment maintenance aftermarket, supplying national and regional private brand distributor organizations.

     Monogram's products are sold to manufacturers and distributors within the commercial and military aerospace industry. Monogram works directly with aircraft manufacturers to develope and test new products and improve existing products. This close working relationship is a necessity given the critical safety nature and regulatory environment of our customers' products.

   Manufacturing

     We are in the process of restructuring the Lake Erie manufacturing operations to shed excess capacity and to eliminate sub-optimal facilities. We will utilize our Lakewood, Ohio facility to provide raw material processing for our cold-heading operations in Frankfort, Indiana, Wood Dale, Illinois and Livonia, Michigan facilities. The Frankfort, Indiana facility is the center of excellence for our down stream processing functions including heat-treating and plating and other tertiary processes. We also use the Frankfort facility as the "pick and pack" shipping, distribution and warehouse location effectively eliminating these functions elsewhere. Executive management, sales and support functions such as human resources, accounting, information technology and purchasing will also be consolidated for all Lake Erie operations.

     Monogram manufactures and assembles highly engineered specialty fasteners for the domestic and international aerospace industry in its Commerce, California facility.

   Competition

     This group's primary competitors include Fontana, Nucor, Infasco, Federal Screw Works, Huck Fasteners (Alcoa), and SPS Technologies in industrial fasteners; H&L (Chicago River) in tube nuts, fittings and wheel locking nuts; TAF (Textron) and Fairchild Fasteners (Alcoa) in aerospace fasteners.


INDUSTRIAL SPECIALTIES

     Our Industrial Specialties group designs and manufactures a range of industrial products for use in niche markets within the industrial automotive, aerospace, construction, commercial, energy and defense markets. Such products include precision tools, gaskets, cylinders, steel munitions casings and shells, pressure sensitive tape and vapor barrier facings, and specialized oil and gas field engines. In general, our products are highly engineered and customer-specific items that are sold into niche markets with few suppliers. These products are manufactured under a number of names, including Compac Corporation, Norris Cylinders, Arrow Engine, Keo Cutters, Richard's Micro Tool and Reska Spline Products and, where useful, we seek to maintain the names for customer brand recognition. These products include:

     o Metallic and non-metallic industrial gaskets and complementary fasteners for refining, petrochemical and other industrial applications principally in North America;

     o Flame-retardant facings and jacketings used in connection with fiberglass insulation as temperature and vapor barriers and pressure-sensitive specialty tape products used for insulation;

     o Precision cutting tools, such as combined drills and countersinks and carbide end mills along with precision spline gauges;

     o Specialty engines, chemical pumps and engine replacement parts serving principally the oil and natural gas extraction market;

     o Large diameter cartridge casings provided to the U.S. and foreign defense markets; and

     o Most categories of industrial gas cylinders used by global industrial gas and chemical companies.

     We manufacture flame-retardant facings and jacketings and insulation tapes used in conjunction with fiberglass insulation as vapor barriers. These products are principally used for commercial and industrial construction applications, and are sold to all major manufacturers of fiberglass insulation. Our product line also includes pressure-sensitive specialty tape products that are marketed to insulation manufacturers as well as to numerous other customers. Pressure-sensitive products for the insulation industry are utilized for sealing pipe jacketing, ducts and fiberglass wrappings to increase the efficiency and cost effectiveness of heating and cooling installations. Combined with facing and jacketing products, pressure-sensitive specialty tapes enable us to offer customers the only complete systems approach to insulation installation. With important product positions in several specialty tape markets, we are expanding our presence in the industry utilizing an asphalt coater in residential insulation applications. Utilizing existing pressure-sensitive adhesive technologies, we continue to develop new product programs to expand our pressure-sensitive product positions into sub-segments of existing markets, including the electronics and transportation industries.

     We are also one of only three North American suppliers of a complete line of large and intermediate size, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases. Our large high-pressure seamless compressed gas cylinders are used principally for shipping, storing and dispensing oxygen, nitrogen, argon, helium and other gases for industrial and health-care markets. In addition, we offer a complete line of low-pressure cylinders used to contain and dispense acetylene gas for the welding and cutting industries. We market cylinders primarily to major industrial gas producers and distributors, welding equipment distributors and buying groups as well as equipment manufacturers. Cylinder products are sold through internal sales personnel who operate in distinct geographic sales regions.

     We also manufacture and distribute metallic and nonmetallic industrial gaskets and complementary fasteners for refining, petrochemical and other industrial applications principally in the United States and Canada. Gaskets and complementary fasteners are supplied both for original installations and replacement and maintenance. Gasket sales are made directly from the factory to major customers through eleven company-operated distribution facilities in major regional markets, or through a large network of independent distributors.


     The Industrial Specialties group also produces a variety of specialty precision tools such as combined drills and countersinks, NC spotting drills, key seat cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components. Principal markets served by these products include the automotive, aerospace, appliance, electronics, energy and defense industries.

   Marketing, Customers and Distribution

     The customers of our Industrial Specialties group are within numerous industries, primarily automotive, construction, commercial, defense and energy. Given the niche nature of many of our products, our Industrial Specialties group relies upon a combination of direct sales forces and established networks of independent distributors with familiarity of the end users. In many of the markets this group serves, its companies' brand names are synonymous with product applications. The narrow end user base of many of these products makes it possible for this group to respond to customer-specific engineered applications and provide a high degree of customer service. This group serves both OEM and aftermarket customers in a wide variety of end markets including energy, petrochemical, oil and gas, automotive, electrical, construction, industrial and defense.

   Manufacturing

     Our Industrial Specialties group employs various manufacturing processes including CNC machining and stamping, fluting, forging, coating, cold heading and forming, laminating and splitting, and deep-draw stamping that requires high tonnage presses. We are in the process of restructuring our gasket products manufacturing by moving a significantly higher share of manufacturing to our newly built, technologically-advanced gasket manufacturing facility in Houston, Texas and eliminating duplicative infrastructure activities that can now be consolidated into this headquarters. Currently, we operate 11 disparate gasket manufacturing operations throughout the country. Under this consolidation, we will generate significant savings from the rationalization of inefficient operations and the shift to centralized manufacturing using current information technology systems and third-party logistics vendors to provide parts just-in-time to customers.

   Competition

     This group's primary competitors include Garlock (EnPro) and Flexitallic in gaskets; Texsteam, Williams Pumps and Continental Engine Line in engines; Harsco and Worthington in cylinders; 3M and Adco in pressure sensitive tapes; Johns Manville in asphalt coating and laminating vapor barriers; and Lavalin and Chamberlain in shell casings. This group's units supply highly engineered and non-commodity, customer specific products and most have large shares of small markets supplied by a limited number of competitors. In a significant number of areas, value-added design, finishing, warehousing, packaging, distribution and after-sales service have generated strong customer loyalty and supplement low-cost, know-how based manufacturing skills in each business's overall competitive advantage equation.


MATERIALS AND SUPPLY ARRANGEMENTS

     We are sensitive to price movements in our raw materials supply base. Our largest raw materials purchases are for steel, polyethylene and other resins and energy. Metaldyne entered into several purchasing arrangements for its and our steel and energy requirements that we previously benefited from as a Metaldyne subsidiary. We and Metaldyne have agreed to cooperate to provide each other with the benefits of these agreements in the future, but these benefits may not continue to be available to us. Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. Steel is purchased primarily from steel mills with pricing guarantees in the six-to twelve-month time frame. Polyethylene is generally a commodity resin with multiple suppliers capable of providing product. For most polyethylene purchases, we will negotiate the effective date of any upward pricing (usually 60 days). Our electricity requirements are managed on a regional basis utilizing competition where deregulation is prevalent.


EMPLOYEES AND LABOR RELATIONS

     As of December 31, 2002, we employed approximately 3,770 people, of which approximately 12% were unionized. At such date, approximately 19% of our employees were located outside the U.S. Employee relations have generally been satisfactory. We cannot predict the impact of any further unionization of our workplace.


SEASONALITY; BACKLOG

     Sales of towing and trailer products within Cequent Transportation Accessories are generally stronger in the first and second quarters, as trailer OEMs, distributors and retailers acquire product for the spring selling season. No other operating segment experiences significant seasonal fluctuation in its business. We do not consider backlog orders to be a material factor in our business.


ENVIRONMENTAL MATTERS

     Our operations are subject to federal, state, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. Some of our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws at several sites requiring cleanup based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. We have entered into consent decrees relating to two sites in California along with the many other co-defendants in these matters. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. See "--Legal Proceedings" below. In addition to the foregoing, our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property, including those properties made the subject of sale-leaseback transactions in the past 18 months for which we have provided environmental indemnities to the lessor.

     We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, however, and we may not incur material costs or liabilities in the future that could adversely affect us. Potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response.


INTANGIBLES AND OTHER ASSETS

     Our identified intangible assets, consisting of customer relationships, trademarks and trade names and technology, are valued at approximately $361.7 million at March 30, 2003, net of accumulated amortization. We engaged an independent valuation expert to assist us in valuing our intangible assets in connection with the acquisition of Metaldyne by Heartland. The valuation of each of the identified intangibles was performed using broadly accepted valuation methodologies and techniques.

     Customer relationships - We have developed and maintained stable, long-term buying relationships with customer groups for specific branded products and/or niche market product offerings within each of our operating group segments. Useful lives of customer relationship intangibles range from six to forty years and have been estimated using historic customer retention and turnover data. Other factors contributing to estimated useful lives include the diverse nature of niche markets and products of which the Company has significant share, how customers in these markets make purchases and these customers' position in the supply chain.

     Trademarks and Trade Names - Each of our operating groups designs and manufactures products for niche markets under various trade names and trade marks including Draw-Tite, Reese, Hidden-Hitch, Bulldog, Tekonsha, Highland The Pro's Brand!, Fulton, Wesbar, Lake Erie Screw, Visu-Lok (Registered
Trademark) , Poly-ViseGrip (Registered Trademark) , and FlexSpout (Registered Trademark) among others. Our trademark/ trade name intangibles are well-established and considered long-lived assets that require maintenance through advertising and promotion expenditures. Estimated useful lives of our trademark/trade name intangibles are forty years.

     Technology - We hold a number of U.S. and foreign patents, patent applications, and unpatented or proprietary product and process oriented technologies, particularly within Rieke Packaging Systems. We have, and will continue to dedicate, technical resources toward the further development of our products and processes in order to maintain our competitive position in the transportation, industrial and commercial markets that we serve. Estimated useful lives for our Technology intangibles range from five to thirty years and are determined in part by any legal, regulatory, or contractual provisions that limit useful life. Other factors considered include the expected use of the technology by the operating groups, the expected useful life of the product and/or product programs to which the technology relates, and the rate of technology adoption by the industry.

     Annually, or as conditions may warrant, we assess whether the value of our identified intangibles has been impaired. Factors considered in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitor activities and other economic factors. We continue to invest in maintaining customer relationships, trademarks and trade names, and the design, development and testing of proprietary technologies that we believe will set our products apart from those of our competitors.

INTERNATIONAL OPERATIONS

     Approximately 13.5% of our net sales for the fiscal year ended December 31, 2002 were derived from sales by our subsidiaries located outside of the U.S., and we may significantly expand our international operations through acquisitions. In addition, approximately 10.6% of our operating net assets as of December 31, 2002 were located outside of the U.S. We operate manufacturing facilities in Australia, Canada, England, Germany, Italy, Mexico and the United Kingdom. Within Australia, we operate three facilities that manufacture and distribute hitches, towing accessories and roof rack systems with approximately 220 employees. Our Canadian operations, with approximately 140 employees, include the production and distribution of towing products through Cequent Transportation Accessories, distribution of closures and dispensing products through Rieke Packaging Systems' U.S. operations, and the manufacturing and distribution of gaskets produced in three gasket facilities. Within the United Kingdom, Rieke Packaging Systems Ltd. has approximately 340 employees. Englass produces specialty sprayers, pumps and related products in one facility. TOV, a manufacturer of specialty steel industrial container closures, operates in one location in Italy. In Germany, Stolz has one facility that manufactures a wide variety of closures for industrial packaging markets. In Mexico, we conduct contract manufacturing of Cequent Transportation Accessories' electrical products and accessories, as well as metal fabrication. Additionally, Rieke's Mexico City operations produces steel and plastic drum closures and dispensing products in one factory. For information pertaining to the net sales and operating net assets attributed to our international operations, refer to Note 17, "Segment Information," to the financial statements included in this prospectus.

     Sales outside of the United States, particularly sales to emerging markets, are subject to various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating portions of our cash flow from non-U.S. subsidiaries.

PROPERTIES

     Our principal manufacturing facilities range in size from approximately 10,000 square feet to approximately 380,000 square feet. Except as set forth in the table below, all of our manufacturing facilities are owned. The leases for our manufacturing facilities have initial terms that expire from 2003 through 2022 and are all renewable, at our option, for various terms, provided that we are not in default under the lease agreements. Substantially all of our owned U.S. real properties are subject to liens under our amended and restated credit facility. Our executive offices are located in Bloomfield Hills, Michigan under a lease assumed by us from Heartland under a term that expires in January 2007. See "Certain Relationships and Related Party Transactions." Our buildings, machinery and equipment have been generally well maintained, are in good operating condition and are adequate for current production requirements. We may enter into leases for equipment in lieu of making capital expenditures to acquire such equipment or to reduce debt.

     The following list sets forth the location of our principal owned and leased manufacturing facilities and identifies the principal operating segment utilizing such facilities. Multiple references to the same location denote separate facilities or multiple activities in that location. The Company maintains its corporate office in Bloomfield Hills, MI, a leased facility.

  CEQUENT TRANSPORTATION                                FASTENING
       ACCESSORIES         RIEKE PACKAGING SYSTEMS       SYSTEM       INDUSTRIAL SPECIALTIES
------------------------- ------------------------- ---------------- -----------------------
 United States:           United States:            United States:   United States:
  Arkansas:                Indiana:                  California:      California:
     Sheridan               Auburn                    Commerce(1)      Riverbank(2)
    Indiana:                Hamilton(1)              Illinois:         Vernon
     Elkhart                                          Wood Dale(1)    Louisiana:
     Goshen(1)            International:             Indiana:          Baton Rouge
    Michigan:              Canada:                    Frankfort(3)    Massachusetts:
     Tekonsha(1)           Germany:                  Michigan:         Plymouth(1)
    Pennsylvania:           Neunkirchen               Livonia(1)      Michigan:
     Sheffield             Italy:                    Ohio:             Warren(1)
    Wisconsin:              Valmadrera                Lakewood         New Jersey
     Mosinee(1)            Mexico:                                     Edison(1)
     Wausau                 Mexico City                                Netcong
                           United Kingdom:                            Oklahoma:
 International:             Lelcester                                 Tulsa:
  Australia:                                                          Texas:
   Dandenmong, Victoria                                                Houston(1)
   Regents Park,                                                       Longview
   New South Wales(1)
   Wakerley,                                                         International:
   Queensland(1)                                                      Canada:
  Canada:                                                              Fort Erie, Ontario(1)
   Huntsville, Ontario                                                 Sarnia, Ontario(1)
   Oakville, Ontario
  Mexico:
   Juarez(1)


----------
(1)  Represents a leased facility. All of such leases are operating leases.

(2) Owned by U.S. Government, operated by TriMas under a facility maintenance contract.

(3)  A portion of this facility is leased.


     We have entered into a number of sale-leaseback transactions with respect to nine real properties in the United States and Canada. Pursuant to the terms of each sale-leaseback transaction, we transferred title of the real property locations to a purchaser and, in turn, entered into separate leases with the purchaser having a 20-year basic lease term plus two separate 10-year renewal options. The renewal option must be exercised with respect to all, and not less than all, of the property locations. Rental payments are due monthly. All of the foregoing leases are accounted for as operating leases.

LEGAL PROCEEDINGS

     A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including a subsidiary of ours, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State of California has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs. We estimate that we will have no share of the clean-up expense at this site. The plaintiffs had sought other relief such as reimbursement of response costs and injunctive relief from the defendants under CERCLA and other similar state law theories, but the consent decree governs the remedy. Additionally, we and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged personal injuries claimed to arise from exposure to contaminants from the site. The Superior Court of the State of California has issued an order dismissing all plaintiffs in the action. Plaintiffs have an opportunity to appeal. Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including us, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of the defendants, including us, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site. We estimate that our share of the clean-up will not exceed $150,000, for which we have insurance proceeds. Plaintiff had sought other relief such as damages arising out of claims for negligence, trespass, public and private nuisance, and other causes of action, but the consent decree governs the remedy. While based upon our present knowledge and subject to future legal and factual developments, we do not believe that any of these litigations will have a material adverse effect on our consolidated financial position, results of operations or cash flow, future legal and factual developments may result in materially adverse expenditures.

     As of June 5, 2003, we were a party to approximately 588 pending cases involving an aggregate of approximately 26,959 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. In addition, we acquired various companies to distribute our products that had distributed gaskets of other manufacturers prior to acquisition. We believe that many of our pending cases relate to locations at which none of our gaskets were distributed or used. Total settlement costs (exclusive of defense costs) for all such cases, some of which were filed over 12 years ago, have been approximately $2.3 million. We do not have significant primary insurance to cover our settlement and defense costs. We believe that there may be excess insurance policies of former owners available to us that we are in the process of reconstructing, but they may not be available. Based upon our experience to date and other available information, we do not believe that these cases will have a material adverse effect on our financial condition or future results of operation. However, we may be subjected to significant additional claims in the future, the cost of settling cases in which product identification can be made may increase, and we may be subjected to further claims in respect of the former activities of our acquired gasket distributors.

     We are subject to other claims and litigation in the ordinary course of our business, but do not believe that any such claim or litigation will have a material adverse effect on our financial position or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding our directors and executive officers.

NAME                               AGE    POSITION
----                               ---    --------
Samuel Valenti III ............   56      Chairman of the Board of Directors
Gary M. Banks .................   52      Director
Charles E. Becker .............   54      Director
Timothy D. Leuliette ..........   53      Director
W. Gerald McConnell ...........   38      Director
David A. Stockman .............   55      Director
Daniel P. Tredwell ............   44      Director
Grant H. Beard ................   42      President, Chief Executive Officer and Director
Todd R. Peters ................   40      Executive Vice President and Chief Financial Officer
Lynn Brooks ...................   50      President, Rieke Packaging Systems
Scott Hazlett .................   46      President, Cequent Transportation Accessories
Terry Campbell ................   38      President, Fastening Systems
Ed Schwartz ...................   41      President, Industrial Specialties

     Metaldyne has the right to appoint an additional director who has not yet been identified.

     SAMUEL VALENTI III. Mr. Valenti was elected as Chairman of our board of directors in connection with the transactions and is a Senior Managing Director of Heartland Industrial Partners, L.P. He has been a director of Masco Capital Corporation since 1988. Mr. Valenti was formerly Vice President--Investments of Masco Corporation from May 1977 to October 1998. Mr. Valenti is a director of Collins & Aikman Corporation and Metaldyne Corporation.

     GARY M. BANKS. Mr. Banks was elected as one of our directors in connection with the transactions and is a Senior Managing Director of Heartland Industrial Partners, L.P. He has served as a Director of Documentum, Inc. since March 1999 and served as Vice President and Chief Information Officer of Sithe Energies, an electricity generation trading company in New York, from October 1999 to May 2000. From August 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as Director MIS for the agricultural division of Monsanto Inc., a life sciences company. Before joining Monsanto, he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Banks is also a director of Metaldyne.

     CHARLES E. BECKER. Mr. Becker was elected as a director in connection with the transactions. For over 25 years, through 1998, Mr. Becker was the CEO and co-owner of Becker Group, Inc., a global automotive interiors components supplier. Becker Group, Inc. was sold to Johnson Controls, Inc. in 1998. In January 1999, Mr. Becker re-acquired 10 North American plastic molding and tooling operations from Johnson Controls which subsequently became Becker Group, LLC. Mr. Becker is also the owner and chairman of Becker Ventures, LLC, which was established in 1998 to invest in a variety of business ventures, including the manufacturing, real estate and service industries. Mr. Becker is also a director of Metaldyne and Collins & Aikman Corporation.

     TIMOTHY D. LEULIETTE. Mr. Leuliette was elected as one of our directors in connection with the transactions and currently serves as Metaldyne's Chairman, President and Chief Executive Officer. He is the former Vice Chairman of Detroit Diesel Corp. and has spent 27 years in management of manufacturing and services businesses and in the investment of private capital. Mr. Leuliette joined the Penske Corporation as President & Chief Operating Officer in 1996 to address operational and strategic issues. From 1991 to 1996, Mr. Leuliette served as President & Chief Executive Officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including serving as a Chairman of The Federal Reserve of Chicago, Detroit Branch. Mr. Leuliette is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners, L.P. Mr. Leuliette is also a director of Collins & Aikman Corporation.

     W. GERALD MCCONNELL. Mr. McConnell was elected as a director in connection with the transactions. Mr. McConnell is a Senior Managing Director of Heartland Industrial Partners L.P. Mr. McConnell was formerly a managing director at Deutsche Banc Alex. Brown (formerly Bankers Trust Co.), a banking firm, from 1997 until 1999. From 1991 until 1999, Mr. McConnell specialized in leveraged finance and financial sponsor coverage at Deutsche Banc Alex. Brown. Mr. McConnell is also a director of Collins & Aikman Corporation and Springs Industries, Inc.

     DAVID A. STOCKMAN. Mr. Stockman was elected as one of our directors in connection with the transactions. He is a Senior Managing Director and the founder of Heartland Industrial Partners, L.P., a buyout firm, established in 1999, focused on industrial buyouts and buildups. Prior to founding Heartland, he was a senior managing director of The Blackstone Group L.P. and had been with Blackstone since 1988. Mr. Stockman is also a director of Collins & Aikman Corporation, Metaldyne Corporation and Springs Industries, Inc.

     DANIEL P. TREDWELL. Mr. Tredwell was elected as one of our directors in connection with the transactions. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners, L.P. He has more than a decade of leveraged financing experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. and had been with Chase Securities since 1985. Mr. Tredwell is also a director of Collins & Aikman Corporation, Metaldyne Corporation and Springs Industries, Inc.

     GRANT H. BEARD. Mr. Beard was appointed as our President and Chief Executive Officer in March 2001 and was appointed as a director in connection with the transactions. From August 2000 to March 2001, Mr. Beard was president, Chief Executive Officer and Chairman of HealthMedia, Inc. From January 1996 to August 2000, he was President of the Preferred Technical Group of Dana Corporation, a manufacturer of tubular fluid routing products sold to vehicle manufacturers. He has also served as Vice President of Sales, Marketing and Corporate Development for Echlin, Inc., before the acquisition of Echlin by Dana in late 1998. Mr. Beard has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

     TODD R. PETERS. Mr. Peters was appointed as our Executive Vice President and Chief Financial Officer in connection with the transactions. From March 2001 to June 2002, Mr. Peters was our Vice President of Finance. From July, 1998 to March 2001, Mr. Peters held various senior financial and operational roles at Dana Corporation. He also served as the Vice President of Finance for Echlin Inc.'s Fluid Systems group from December 1994 to July 1998. Mr. Peters is a Certified Public Accountant and has held various roles at PricewaterhouseCoopers serving multi-national, industrial manufacturing clients, both public and private.

     LYNN BROOKS. Mr. Brooks has been President of Rieke Packaging Systems since July, 1996. He joined Rieke in May, 1978. Prior to his current position, his responsibilities at Rieke included Assistant Controller, Corporate Controller, and Vice President-General Manager of Rieke. Before joining Metaldyne, he served with Ernst & Young in the Toledo, Ohio and Fort Wayne, Indiana offices.

     TERRY CAMPBELL. Mr. Campbell was appointed President of our Fastening Systems group in February 2003. From April 2001 to February 2003 he was the Executive Vice President and General Manager of Genfast Manufacturing Company and General Fastener Company, divisions of MNP Corporation, which manufacture and distribute standard and special cold-headed fasteners. He also served as Vice President of Operations, Director of Materials, Operations Manager and Human Resource Manager during his tenure with Genfast beginning in February 1998. Mr. Campbell held supervisory and management positions with ABT Canada from 1995 to 1998 and was a staff representative for the United Steelworkers of America from 1993 to 1995.

     SCOTT HAZLETT. Mr. Hazlett joined us in August, 2001, prior to which he was president of an internet based strategic sourcing start-up company that was wound-up pursuant to an assignment of assets for the benefit of its creditors. Mr. Hazlett previously held senior management positions from 1995 to 2000 with Case Corporation and CNH Global (Case-New Holland), a global manufacturer of agricultural and construction equipment, including Senior Vice-President, Global Aftersales for CNH, where he was accountable for the post-merger world-wide agricultural customer support and parts businesses; Vice-President-General Manager, of Case's North American aftermarket parts business, and General Manager, North American retail operations. Prior to joining Case Corporation in 1995, Mr. Hazlett held plant management and multi-plant business unit general management assignments in the paper industry with James River Corporation. He held command and staff positions in the U.S. military from 1981-1990, serving in Europe, and on the staff and faculty at the United States Military Academy at West Point.

     ED SCHWARTZ. Mr. Schwartz joined TriMas as President of Industrial Specialties group in February 2003, prior to which he was Executive Vice President of LG.Philips--Display Americas region. Mr. Schwartz served LG.Philips--Display from December 2001 until his recent role with TriMas. Under Mr. Schwartz's responsibility with LG.Philips--Display was CRT commercial and industrial activities in North/South America. From February 2000 until November 2001, Mr. Schwartz worked for Philips Electronics as Vice President in Hasselt, Belgium and Eindhoven, The Netherlands. During this assignment Mr. Schwartz lead various projects in support of Philips Patent Portfolio efforts of CD/DVD technology. From September 1998 till January 2000, Mr. Schwartz was General Manager for Philips Electronics, in Wetzlar, Germany. During this assignment, Mr. Schwartz managed commercial/industrial activities in Europe for automotive components.

     Committees of the Board of Directors. We presently have executive, audit and compensation committees.

EXECUTIVE COMMITTEE

     We have elected to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware, or DGCL, and have established our executive committee under these provisions. Our executive committee has all the powers and authority of our board of directors in the management of our business and affairs, except in respect of:

     o approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, and

     o    adopting, amending or repealing any of our by-laws.

     We call the types of actions described in the previous two bullets "full board matters." Our executive committee has the power and authority to submit recommendations to the board of directors with respect to all matters requiring action by the full board of directors prior to the board of directors taking any action.

     The executive committee is comprised of Messrs. Stockman, Tredwell, Beard and Valenti.

     Audit Committee. The audit committee reviews our various accounting, financial reporting and internal control functions, makes recommendations to the Board of Directors for the selection of independent public accountants and reviews our compliance with applicable laws and regulations. In addition, the committee monitors the independence of our independent accountants. Messrs. Tredwell, McConnell and Leuliette are the members of the audit committee. Mr. Tredwell is the audit committee chairman.

     Compensation Committee. The compensation committee is responsible for developing and maintaining our compensation strategies and policies. The compensation committee is responsible for monitoring and administering our compensation and employee benefit plans and reviewing among other things base salary levels, incentive awards and bonus awards for officers and key executives. Messrs. Stockman (chairman), Leuliette and Valenti are members of the Compensation Committee. The Compensation Committee has a Retirement-Plan Administrative Sub-Committee composed of Messrs. Beard, Peters, Dwayne Newcom, our Vice President--Human Resources and Ms. Janice McAdams. This sub-committee is principally responsible for developing, maintaining and administering our retirement plans.

     Director Compensation. Outside directors who are not affiliated with Heartland receive cash compensation of $50,000 per year (other than the Chairman of the Board, if any, who may receive more) for their service as members of the Board of Directors and they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors and committee meetings. In addition, outside directors not affiliated with Heartland are eligible to receive awards under our planned 2002 Long Term Equity Incentive Plan.

     Compensation Committee Interlocks and Insider Participation. No member of the compensation committee is an employee of ours.

                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION


SUMMARY COMPENSATION


     The following table summarizes the annual and long-term compensation paid to those persons who, on such basis, would have been our five most highly paid executive officers for 2002. All of the individuals in the table are referred to collectively as the "named executive officers."

                                                                       ANNUAL COMPENSATION
                                             -----------------------------------------------------------------------
                                                                            SECURITIES
                                                                            UNDERLYING      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR     SALARY    BONUS(1)   OPTIONS(2)    PAYOUTS    COMPENSATION(3)
----------------------------------------     ------ ----------- ---------- ------------ ----------- ----------------
Grant H. Beard, President ..............     2002    $663,600    $750,000  153,075             --          --
Todd R. Peters, Executive Vice President
 and Chief Financial Officer ...........     2002    $320,600    $204,000  45,922              --          --
Lynn Brooks, President, Rieke Packaging
 Systems(4) ............................     2002    $291,200    $181,700  45,922        $215,300          --
Scott Hazlett, President, Cequent
 Transportation Accessories ............     2002    $270,400    $201,100  45,922              --          --
David Woodley, President, Industrial
 Specialties(5) ........................     2002    $131,500    $147,500      --              --          --

----------
(1)  Bonuses are paid in the year subsequent to which they are earned.

(2) Represents options to purchase Metaldyne common stock granted under the Metaldyne 2001 Long-Term Equity Incentive Plan during 2001. See the discussion of these options below under the heading "Management--Option Grants in Last Fiscal Year." Options grants under the 2002 Long Term Equity Incentive Plan for the year 2002 will be made in the year subsequent to which they are earned.

(3) Officers may receive certain perquisites and personal benefits, the dollar amounts of which are below current Commission thresholds for reporting requirements for Messrs. Beard, Peters, Brooks and Woodley.

(4) Mr. Brooks has an additional 31,867 restricted share awards that vest evenly in January 2003 and 2004. The aggregate value of the unvested restricted shares is approximately $538,500 (using the $16.90 per share cash price paid in the Heartland acquistion of Metaldyne).

(5) Mr. Woodley resigned as our President, Industrial Specialties, in June 2002. During 2002, he received a payment of $147,500 in connection with his departure. He will receive additional aggregate severance of $102,500 over the first two quarters of 2003.


OPTION GRANTS IN LAST FISCAL YEAR

     Certain of our executive officers received options to purchase Metaldyne common stock in 2001 as a portion of their compensation as Metaldyne employees. Each vested option will be converted into options to purchase TriMas common stock and the unvested options were canceled. In addition, appropriate adjustments will be made to the Metaldyne options when they are converted into TriMas options. See " Certain Relationships and Related Party Transactions--Stock Purchase Agreement--
Employee Matters." The table below shows the option grants in 2001.

                                NUMBER OF     PERCENT OF TOTAL
                               SECURITIES       OPTIONS/SARS                                     GRANT
                               UNDERLYING        GRANTED TO         EXERCISE                     DATE
                                 OPTIONS        EMPLOYEES IN       PRICE PER     EXPIRATION     PERCENT
NAME                           GRANTED(1)        FISCAL YEAR         SHARE          DATE        VALUE*
---------------------------   ------------   ------------------   -----------   ------------   --------
Grant H. Beard ............     153,075              5.3%           $ 16.90       3/8/2011     N.M.
Todd R. Peters ............      45,922              1.6%           $ 16.90       4/1/2011     N.M.
Lynn Brooks ...............      49,922              1.6%           $ 16.90       3/8/2011     N.M.
Scott Hazlett .............      45,922              1.6%           $ 16.90       9/1/2011     N.M.
David Woodley (2) .........      45,922              1.6%           $ 16.90      10/1/2011     N.M.

----------
* The present value of the options as of their grant date is not presented as it is not meaningful in the context of Metaldyne's common stock being privately held.

(1) Each option to purchase shares of Metaldyne common stock will be canceled and replaced with options to purchase our common stock under the 2002 TriMas Corporation Long-Term Equity Incentive Plan.

(2)   Mr. Woodley resigned as our President, Industrial Specialities, in June
      2002.


OPTION EXERCISES AND YEAR-END OPTION VALUE

     No options were exercised in 2002 by any of the named executive officers.


PENSION PLANS

     The executive officers participate in pension plans maintained by us for certain of our salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.




                     --------------------------------------------------------------------------
                                                  YEARS OF SERVICE
                     --------------------------------------------------------------------------
REMUNERATION(1)          5           10           15           20           25           30
------------------   ---------   ----------   ----------   ----------   ----------   ----------
$100,000 .........    $ 5,645     $11,290      $ 16,935     $ 22,580     $ 28,225     $ 33,870
 200,000 .........     11,290      22,580        33,870       45,161       56,451       67,741
 300,000 .........     16,935      33,870        50,806       67,741       84,676      101,611
 400,000 .........     22,580      45,161        67,741       90,321      112,902      135,482
 500,000 .........     28,225      56,451        84,676      112,902      141,127      169,352
 600,000 .........     33,870      67,741       101,611      135,482      169,352      203,223
 700,000 .........     39,516      79,031       118,547      158,062      197,578      237,093
 800,000 .........     45,160      90,321       135,482      180,643      225,803      270,964

----------
(1) For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by us prior to retirement.

(2) Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation plan. The table does not depict Code limitations on tax-qualified plans because one of our plans is a non-qualified plan established to restore for certain salaried employees (including certain of the named executive officers) benefits that are not otherwise limited by the Code. Approximate years of credited service for the named executive officers are: Mr. Beard-1; Mr. Brooks-23 and Mr. Peters-1. In connection with the transactions, the liability under this plan was retained by Metaldyne. We established defined contribution plans effective January 1, 2003.

     Under the Metaldyne Supplemental Executive Retirement Plan, certain of our officers and other key executives may receive retirement benefits in addition to those provided under our other retirement plans. Each participant is to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from our other retirement plans (and, for most participants, any retirement benefits payable by reason of employment by prior employers) equals up to 60 percent of the average of the participant's highest three years' cash compensation received from us (base salary and regular year-end cash bonus or equivalent estimates where cash compensation has been reduced by agreement with us). A disability benefit is payable to a participant who has been employed at least two years and becomes disabled. Participants who terminate with more than five years' service before age 65 become entitled to receive a benefit adjusted by an age-and-service vesting schedule that provides for no more than 50 percent vesting upon attainment of age 50 and 100 percent vesting no earlier than age 60, with provision for an additional 20 points of vesting (not to exceed 100 percent in total) should termination by us without cause occur prior to age 65. Such vested benefit is not payable until age 65 and is subject to offset for amounts earned from prior or future employers. A surviving spouse will receive reduced benefits upon the participant's death. A participant and his (or her) surviving spouse may also receive supplemental medical benefits. The plan is unfunded, except that accelerated payment on a present value basis is mandatory following a change of control.

     In connection with the transactions, as of June 6, 2002 the Metaldyne pension plans were curtailed with respect to our employees. Service and salary continued to accrue for our employees for benefit purposes until December 31, 2002. Effective January 1, 2003, we implemented a defined contribution profit sharing plan, including a Supplemental Executive Retirement Plan for key officers.

LONG TERM EQUITY INCENTIVE PLAN

     We have an equity incentive plan, referred to as the 2002 Long Term Equity Incentive Plan, for our employees, directors and consultants. It is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The plan provides for the grant to eligible employees, consultants and directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of common stock or cash, performance shares, performance units, dividend equivalents and other stock-based awards. The plan is administered by the compensation committee of the board of directors, which will have the authority to select persons to whom awards will be granted, the types of awards to be granted and the terms and conditions of the individual awards. Stock options granted under the plan vest over a period of years and are not exercisable prior to certain liquidity events specified in applicable awards agreements. Our employees who have Metaldyne vested options will receive TriMas options, subject to adjustments, in substitution for those options.

EMPLOYMENT AGREEMENTS

     We have agreed to enter into, subject to the approval of our board of directors which we received in April 2003, employment agreements with Messrs. Beard, Peters, Brooks and Hazlett. Each such employment agreement states that the employee shall devote his full business time and efforts to the performance of his duties and responsibilities.

     Mr. Beard's employment agreement provides that he will serve as our President and Chief Executive Officer and will receive an annual salary of $750,000 and be eligible to receive a bonus up to 100% of base salary. Mr. Peters' employment agreement provides that he will serve as our Executive Vice President and Chief Financial Officer and will receive an annual salary of $340,000 and will participate in our bonus plan. Mr. Brooks' employment agreement provides that he will serve as our Group President and will receive a salary of $291,200 and will participate in our bonus plan. Mr. Hazlett's employment agreement provides that he will serve as our Group President and will receive a salary of $290,000 and will participate in our bonus plan. Mr. Beard's agreement terminates on December 31, 2006 and is automatically renewable for successive one-year terms unless notice is given 30 days prior to the end of the term. Messrs. Peters', Brooks' and Hazlett's employment agreements each expire on December 31, 2004 and each is automatically renewable for successive one-year terms unless notice is given 30 days prior to the end of the term.

     Each employment agreement provides the executive with certain benefits, including participation in the planned 2002 Long Term Equity Incentive Plan. Each agreement provides that we may, without cause, and the employee may, for good reason, terminate the agreement such that the employee would receive two years continued base salary, a bonus equal to two times his target bonus opportunity for a 12-month period, pro-rated bonus for the year termination occurs and continued benefits for up to 24 months. Mr. Beard would receive 30 months' continued base salary, a bonus equal to the highest of the previous five years' bonus award payable over 30 months and continued benefits for 30 months. Each agreement further provides that we may, for cause, and the executive may voluntarily, without good reason, terminate the agreement without any severance payments. Cause is defined in each agreement as the employee being convicted or entering a plea of guilty or no lo contendere to a felony or the employee's willful or sustained insubordinate or negligent conduct in the performance of his duties. Further, each agreement provides that within ten days of a qualified termination following a change of control, each executive, other than Mr. Beard, would receive two and one-half times his base salary and a bonus equal to two and one-half times the target bonus opportunity for such fiscal year in addition to a two and one-half year continuation of benefits. Mr. Beard would receive three times his base salary and a bonus equal to three times the target bonus opportunity for such fiscal year in addition to a three year continuation of benefits. Lastly, each employment agreement stipulates that the executive shall refrain from competing with us for a period of two years from the date of termination.

                            PRINCIPAL STOCKHOLDERS



     The following table sets forth information with respect to the beneficial ownership of our common stock as of June 16, 2003 by:


     o each person known by us to beneficially own more than 5% of our common stock;

     o    each of our directors;

     o    each of our current executive officers; and

     o    all of our directors and executive officers as a group.

     The percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, we believe, each beneficial owner named in the table below will have sole voting and sole investment power with respect to all shares beneficially owned by them. There will be significant agreements relating to voting and transfers of common stock in the Shareholders Agreement described under "Certain Relationships and Related Party Transactions."

                                                               SHARES
                                                            BENEFICIALLY     PERCENT
NAME AND BENEFICIAL OWNER                                       OWNED        OF CLASS
--------------------------------------------------------   --------------   ---------
Heartland Industrial Associates, L.L.C.(1)(2) ..........     12,750,000         61%
 55 Railroad Avenue
 Greenwich, Connecticut 06830
Metaldyne Corporation(3) ...............................      5,750,000         28%
 47603 Halyard Drive
 Plymouth, Michigan 48170
Masco Capital Corporation ..............................      1,250,000          6%
 21001 Van Born Road
 Taylor, Michigan 48180
Gary Banks(2) ..........................................     12,750,000         61%
Charles E. Becker ......................................              0          0
Grant H. Beard(4) ......................................              0          0
Lynn Brooks(4) .........................................              0          0
Scott Hazlett(4) .......................................              0          0
Terry Campbell(4) ......................................              0          0
Ed Schwartz(4) .........................................              0          0
Tim Leuliette(2) .......................................     12,750,000         61%
W. Gerald McConnell(2) .................................     12,750,000         61%
Todd R. Peters(4) ......................................              0          0
David A. Stockman(2) ...................................     12,750,000         61%
Daniel P. Tredwell(2) ..................................     12,750,000         61%
Samuel Valenti III(2) ..................................     12,750,000         61%
All executive officers and directors as a group(2)(4) ..     12,750,000         61%

----------
(1) The shares of common stock will be beneficially owned indirectly by Heartland Industrial Associates, L.L.C. as the general partner of each of the limited partnerships which hold shares of common stock directly. These partnerships hold common stock as follows: 11,754,260 shares are held by TriMas Investment Fund I, L.L.C.; 675,000 shares are held by HIP Side-by-Side Partners, L.P.; and 270,740 shares are held by TriMas Investment Fund II, L.L.C. In addition, by reason of the Shareholders Agreement summarized under "Related Party Transactions," Heartland

     Industrial Associates, L.L.C. may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is hereby disclaimed.

(2) All shares are beneficially owned as disclosed in footnote (2). Mr. Stockman is the Managing Member of Heartland Industrial Associates, L.L.C., but disclaims beneficial ownership of such shares. Messrs. Banks, Leuliette, McConnell, Tredwell and Valenti are also members of Heartland Industrial Associates, L.L.C. and also disclaim beneficial ownership of the shares. The business address for each such person is 55 Railroad Avenue, Greenwich, CT 06830.

(3)  Includes a presently exercisable warrant to purchase common stock.

(4) Does not include expected option grants under our anticipated equity incentive plans. Such options are subject to vesting provisions and would not be immediately exercisable. Vested options will be exercisable following an initial public offering of our common shares and under certain circumstances, such as a change of control, vesting of options and exercisability may accelerate.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


STOCK PURCHASE AGREEMENT

     On June 6, 2002, Metaldyne and Heartland consummated a stock purchase agreement under which Heartland and other investors invested approximately $265 million in us to acquire approximately 66% of our fully diluted common stock. As a result of the investment and other transactions described below, Metaldyne received $840 million in the form of cash, retirement of debt we owed to Metaldyne or owed by us under the Metaldyne credit agreement and the repurchase of the balance of receivables we originated and sold under the Metaldyne receivables facility. Metaldyne retained shares of our common stock valued at $120 million. In addition, Metaldyne received a warrant to purchase additional shares of our common stock valued at $15 million. Further, since January 1, 2003 and in connection with each of the HammerBlow, Highland and Livonia acquisitions, Heartland purchased an aggregate of approximately $35 million of our common stock. The common stock and warrants are valued based upon the cash equity investment being made by Heartland and the other investors. In addition, we repurchased $20.0 million of our common stock from Metaldyne at the same price as valued on June 6, 2002. Heartland and Metaldyne presently own approximately 61% and 28% of our fully diluted common stock, respectively. See "Use of Proceeds."


EMPLOYEE MATTERS

     Pursuant to the stock purchase agreement, each outstanding option to purchase Metaldyne common stock which has not vested, and which are held by TriMas employees was canceled on the closing date. Each option held by certain present and former employees which vested on or prior to the closing date will be replaced by options to purchase our common stock, with appropriate adjustments.

     Pursuant to the stock purchase agreement, we agreed to promptly reimburse Metaldyne upon its written demand for (i) cash actually paid in redemption of certain restricted shares of Metaldyne held by certain employees under restricted stock awards, and (ii) 42.01% of the amount of cash actually paid to certain other employees by Metaldyne in redemption of restricted stock awards held by such employees. We also have certain other obligations to reimburse Metaldyne for the allocated portion of its current and former employee related benefit plan responsibilities.


INDEMNIFICATION

     Subject to certain limited exceptions, Metaldyne, on the one hand, and we, on the other hand, retained the liabilities associated with our respective businesses. Accordingly, we will indemnify and hold harmless Metaldyne from all liabilities associated with us and our subsidiaries and their respective operations and assets, whenever conducted, and Metaldyne will indemnify and hold Heartland and us harmless from all liabilities associated with Metaldyne and its subsidiaries (excluding us and our subsidiaries) and their respective operations and assets, whenever conducted. In addition, we agreed with Metaldyne to indemnify one another for our allocated share (57.99% in the case of Metaldyne and 42.01% in our case) of liabilities not readily associated with either business, or otherwise addressed including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions survive indefinitely and are subject to a $50,000 deductible.


SHAREHOLDERS AGREEMENT

     Heartland, Metaldyne and other investors are parties to a shareholders agreement regarding their ownership of our common stock. References to Heartland refer to all of its affiliated entities collectively, unless otherwise noted. The following description of certain terms relating to the voting or disposition of shares is subject to change as the terms are subject to negotiation and additional parties may be added should other persons participate in the equity financing for the transactions. The agreement contains other covenants for the benefit of the shareholders parties thereto.

     Election of Directors. The shareholders agreement provides that the parties will vote their shares of common stock in order to cause (1) the election to the board of directors of such number of directors as shall constitute a majority of the board of directors as designated by Heartland; and
(2) the election to the board of directors of up to two directors designated by Metaldyne.

     Transfers of Common Stock. Prior to the date we have consummated a qualifying public equity offering, the shareholders agreement restricts transfers of common stock except for certain transfers, including (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and
(5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

     Right of First Offer. The shareholders agreement provides that, prior to a qualifying public equity offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.


     Tag-Along Rights. The shareholders agreement grants the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a qualifying public equity offering.

     Drag-Along Rights. The shareholders agreement will provide that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of us, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a qualifying public equity offering.

     Registration Rights. The shareholders agreement will provide the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, following a qualifying public equity offering, Heartland and Metaldyne have the ability to demand the registration of their shares, subject to various hold back, priority and other agreements. The shareholders agreement grants three demand registrations to Metaldyne and an unlimited number of demands to Heartland.

ADVISORY AGREEMENT

     We and Heartland are parties to an Advisory Agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Heartland is entitled to receive a fee for such services equal to $4 million per annum, payable quarterly, which is what we believe we would pay an unaffiliated third party for such services. In addition to providing ongoing consulting services, Heartland has also agreed to assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to one percent of the value of such transaction. Heartland received a fee of $9.75 million and $0.85 million in connection with the transactions and the original issuance which were calculated based on a percentage of the transaction value. Also, in the quarter ended March 30, 2003, Heartland was paid $2.1 million in advisory services in connection with the acquisitions of HammerBlow and Highland. The Advisory Agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses. The Advisory Agreement terminates when Heartland owns less than 10% of the common equity interest it acquired in us from the transactions or such earlier date as Heartland and we shall agree.

CORPORATE SERVICES AGREEMENT

     We and Metaldyne are party to a services agreement pursuant to which Metaldyne will provide us use of its management information systems, legal, tax, accounting, human resources and other support services in return for payment of an annual fee of $2.5 million for the services, payable in equal quarterly installments of $625,000 for the term of the agreement. The annual fee amount represents what we believe we would pay an unaffiliated third party for such services. This term of the agreement is one year and it is subject to annual renewal at the parties mutual election.

ASSIGNMENT OF LEASE AGREEMENT


     We and Heartland entered into an assignment of lease agreement for our headquarters in Bloomfield Hills, Michigan for the remainder of the term. The lease will expire on January 31, 2007 at which time we have the option to extend the lease for one five year period. Pursuant to the terms of the assignment, we will be responsible for payment of all rent for the premises equaling approximately $23,400 per month for the first year, increasing to approximately $25,100 per month for the remainder of the term. In addition, we will be required to pay all applicable taxes, utilities and other maintenance expenses and will be required to obtain general liability and fire insurance for the premises.


LIVONIA FITTINGS ACQUISITION


     On May 9, 2003, we acquired an automotive fasteners manufacturing business from Metaldyne for approximately $23 million on a debt-free basis. In connection with the acquisition, we agreed to sublease from Metaldyne, its Livonia, Michigan facility where the acquired business is currently located. The acquired business is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications. Its products include specialty tube nuts, spacers, hollow extruded components, and locking nut systems used in brake, fuel, power steering, and engine, transmission and chassis applications. These products are supplied to OEMs as well as a number of Tier I suppliers. The acquired business will become part of our Fastening Systems group.

                              THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Exchange Offer Registration Statement. We issued the original notes on December 10, 2002. The initial purchasers have advised us that they subsequently resold the original notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the original notes, we entered into registration rights agreements dated December 10, 2002 pursuant to which we agreed, for the benefit of all holders of the original notes, at our own expense to use our reasonable best efforts:

    (1) to file the registration statement of which this prospectus is a part with the Commission;

    (2) to cause the registration statement to be declared effective under the Securities Act and promptly thereafter commence the exchange offer;

    (3) to keep the registration statement effective until the closing of the exchange offer; and

    (4) to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all original notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each original note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the original note will receive an exchange note having a principal amount equal to that of the tendered original note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered original note in exchange therefor or, if no interest was paid on such original note, from the issue date.


     Additional Interest. If the exchange offer is not completed on or prior to 210 days after the issuance of the original notes, then we are obligated to pay additional interest to each holder of original notes in an amount equal to $0.0278 per day or $10.00 per year per $1,000 principal amount of original notes.

     Because the exchange offer will not be completed on or prior to July 8, 2003, we are obligated to pay additional interest to each holder of original notes in an amount equal to $0.0278 per day or $10.00 per year per $1,000 principal amount of original notes held by such holder, which represents an aggregate amount of additional interest on the original notes of $2,361.11 per day or $850,000 per year (calculated on the basis of a 360 day year). The additional interest will begin to accrue on July 8, 2003 and will continue to accrue with respect to the original notes until the exchange offer is completed. Additional interest which has accrued on the original notes is due and payable by us to the record holders of original notes immediately prior to the closing of the exchange offer. Immediately prior to the closing of the exchange offer, additional interest that is accrued but unpaid on the original notes to be exchanged in this offer will be due and payable by us to the record holder of exchange notes to be exchanged for original notes. Holders of original notes who do not exchange their original notes in this offer will be entitled to receive additional interest that is accrued and unpaid on the original notes at the same time.


     Transferability. We issued the original notes on December 10, 2002 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the original notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:


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

     (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

     (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

     (3) the holder is not an "affiliate" of the Company or any guarantor, as defined in Rule 405 under the Securities Act; and

     (4) if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of the exchange notes.

     However, we have not sought a no-action letter with respect to the exchange offer and the staff of the Commission may not make a similar determination with respect to the exchange offer. Any holder who tenders his original notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender original notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to our December 10, 2002 registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

TERMS OF THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept any and all original notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the original notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Original Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. As of the date of this prospectus, $85,000,000 aggregate principal amount of the original notes are outstanding. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the original notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the original notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the original notes were issued and will be deemed one issue of notes, together with the original notes.


     We expect that the exchange notes will be part of the same class of notes and otherwise identical to our currently outstanding registered 9 7/8% Senior Subordinated Notes due 2012.


     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the original notes. Holders of original notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered original notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted original notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "expiration date" shall mean 9:00 a.m., New York City time, on
       , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any original notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.



EXCHANGE DATE

     As soon as practicable after the close of the exchange offer we will accept for exchange all original notes properly tendered and not validly withdrawn prior to 9:00 a.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the December 10, 2002 registration rights agreement, we shall not be required to accept any original notes for exchange or issue exchange notes in exchange for any original notes and may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

     (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

     (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (4) any governmental approval has not been obtained, which approval, is reasonably deemed necessary for the consummation of the exchange offer as contemplated hereby; or

     (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

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
     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or (other than event (1) above) may be waived by us in whole or in part at any time and from time to time, up until the expiration of the exchange offer in our sole reasonable judgment. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any such original notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.


CONSEQUENCES OF FAILURE TO EXCHANGE

     Any original notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding original notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding original notes, the outstanding original notes may be resold only (1) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (4) in accordance with any applicable securities laws of any state of the United States. As a result, the liquidity of the market for non-tendered original notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding original note or the purchase of the outstanding original notes from us or an affiliate.


FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.


ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.


PROCEDURES FOR TENDERING ORIGINAL NOTES

     The tender of original notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of original notes will constitute an agreement to deliver good and marketable title to all tendered original notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

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

     Except as provided in "--Guaranteed Delivery Procedures," unless the original notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered original notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender original notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding original notes through a DTC participant must instruct the DTC participant to cause its original notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding original notes through DTC must
(1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to original notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in original notes into the exchange agent's account through ATOP. However, although delivery of interests in the original notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering original notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its original notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular original

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

notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND ORIGINAL NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR ORIGINAL NOTES TO US OR DTC.

     The method of delivery of original notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Notes held through DTC. DTC participants holding original notes through DTC who wish to cause their original notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

     (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

     o    a bank;

     o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

     o    a credit union;

     o a national securities exchange, registered securities association or clearing agency; or

     o a savings institution that is a participant in a Securities Transfer Association recognized program;

     (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and


     (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their original notes but
(1) whose original notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their original notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and


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

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered original notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.


WITHDRAWAL RIGHTS

     You may withdraw tenders of original notes, or any portion of your original notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 9:00 a.m., New York City time, on the expiration date. Any original notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding original notes who have transmitted their acceptances through ATOP may, prior to 9:00 a.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of original notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of original notes, prior to 9:00 a.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the original notes to be withdrawn, (2) contain a description of the original notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such original notes and the aggregate principal amount due at the stated maturity represented by such original notes and (3) be signed by the holder of such original notes in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the original notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the original notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of original notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of original notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.


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EXCHANGE AGENT


     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


                       By Registered or Certified Mail:

                             The Bank of New York
                Corporate Trust Operations Reorganization Unit
                          101 Barclay Street - 7 East
                               New York, NY 10286
                           Attention: Bernard Arsenec

                         By Hand Delivery to 4:30 p.m.:

                             The Bank of New York
                Corporate Trust Operations Reorganization Unit
                          101 Barclay Street - 7 East
                               New York, NY 10286
                           Attention: Bernard Arsenec

 By Overnight Courier and by Hand Delivery After 4:30 p.m. of Expiration Date:

                             The Bank of New York
                Corporate Trust Operations Reorganization Unit
                          101 Barclay Street - 7 East
                               New York, NY 10286
                           Attention: Bernard Arsenec

                           Facsimile: (212) 298-1915
                           Telephone: (212) 815-5098
                          Attention: Bernard Arsenec

   The exchange agent also acts as trustee under the indenture.


TRANSFER TAXES


     Holders of original notes who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


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

              DESCRIPTION OF AMENDED AND RESTATED CREDIT FACILITY

GENERAL

     In connection with the transactions, TriMas Company LLC, a direct wholly owned subsidiary of ours, or the borrower, entered into a credit facility with JPMorgan Chase Bank, as administrative agent and collateral agent, CSFB Cayman Islands Branch, as syndication agent and Comerica Bank, National City Bank and Wachovia National Association, as documentation agents.

     On June 6, 2003, we amended and restated our credit agreement to modify certain financial covenants, increase our term loan facility by $75.0 million to $335.0 million and reduce our incremental term loan capacity by $75.0 million to $125.0 million. The new term loan principal amount will be amortized on a pro rata basis across the remaining scheduled original term loan payments. In addition, the applicable margins used to calculate the interest rate applicable to both our revolving credit facility and term loan credit facility were increased by 0.50%. The proceeds from the increased term loan were utilized to repay outstanding borrowing under our revolving credit facility and to reduce outstanding balances under our accounts receivable facility.

     The amended and restated credit facility consists of a senior revolving credit facility and a senior term loan facility. The revolving credit facility is comprised of loans in a total principal amount of up to $150 million. The term loan facility is comprised of loans in a total principal amount of $335.0 million. The revolving credit facility is available for general corporate purposes, including up to $100 million for one or more permitted acquisitions.

     The revolving credit facility has a five and one-half year maturity and the term loan facility has a seven and one-half year maturity. Our amended and restated credit facility also provides for an uncommitted $125.0 million incremental term loan facility for one or more permitted acquisitions.

     The obligations under the amended and restated credit facility are secured and unconditionally and irrevocably guaranteed jointly and severally by the Issuer and each of the borrower's existing and subsequently acquired or organized domestic subsidiaries, other than TSPC, Inc., our receivables subsidiary, pursuant to the terms of a separate guarantee agreement. Although no foreign subsidiaries are currently borrowers under the amended and restated credit facility, such entities may borrow under the facility in the future.

     In connection with the original issuance, we previously amended our credit agreement to permit us to repurchase up to $20 million of our stock from Metaldyne and to utilize the balance of the cash proceeds for the HammerBlow and Highland acquisitions.

SECURITY INTERESTS

     Our borrowings under the amended and restated credit facility are secured by a first priority perfected security interest in:

     o our capital stock and all of the capital stock held by us or any domestic subsidiary of ours and of each existing and subsequently acquired or organized subsidiary of ours (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to us); and

     o all of our tangible and intangible assets and of each existing or subsequently acquired or organized domestic subsidiaries, other than TSPC, Inc., with certain exceptions as set forth in the amended and restated credit facility.

INTEREST RATES AND FEES

     Borrowings under the amended and restated credit facility bear interest, at our option, at either:

     o    a base rate used by JPMorgan Chase Bank, plus an applicable margin; or

     o a eurocurrency rate on deposits for one, two, three or nine-month periods (or nine or twelve-month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.


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

     The applicable margin on loans under the revolving credit facility to be subject to change depending on a leverage ratio.

     We will also pay the lenders a commitment fee on the unused commitments under the amended and restated credit facility, which may vary based upon utilization of the revolving credit facility payable quarterly in arrears. The commitment fee is expected to be subject to reduction depending on the leverage ratio.

MANDATORY AND OPTIONAL REPAYMENT

     Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the amended and restated credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of certain debt.

     We may voluntarily prepay loans or reduce commitments under the amended and restated credit facility, in whole or in part, subject to minimum prepayments. If we prepay eurodollar rate loans, we will be required to reimburse lenders for their breakage and redeployment costs.

COVENANTS

     The amended and restated credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries.

     The amended and restated credit facility contains the following negative covenants and restrictions which impose material restrictions on our business (and the business of our subsidiaries):

     Debt: A prohibition on the assumption or incurrence of indebtedness other than categories of indebtedness including, without limitation, (1) indebtedness with respect to our credit facility, (2) indebtedness with respect to the 9 7/8% Senior Subordinated Notes due 2012 (issued June 6, 2002), (3) indebtedness with respect to the original notes, (4) indebtedness with respect to our receivables facility, (5) indebtedness between and among us and our subsidiaries, (6) indebtedness arising from permitted acquisitions and (7) permitted subordinated indebtedness;

     Liens: A prohibition on the creation, assumption or incurrence of certain liens upon any of our property, revenues or assets other than categories of liens including, without limitation, (1) liens securing payment with respect to our credit facility, (2) liens arising out of permitted acquisitions, (3) liens arising out of our receivables facility and (4) liens arising from permitted indebtedness;

     Investments, Loans, Advancements, Guarantees and Acquisitions: A prohibition on the creation, assumption or incurrence of investments, the acquisition of options or warrants, the extension of loans or advances and the guaranteeing of obligations, other than certain categories including, without limitation, (1) investments in cash and cash equivalents, (2) permitted acquisitions, (3) investments from permitted receivables financing, (4) investments constituting permitted capital expenditures, (5) permitted joint ventures and foreign subsidiary investments and (6) loans or advances extended between us and one or more of our subsidiaries;

     Fundamental Changes: A prohibition on the issuer engaging in activities other than those reasonably associated with acting as a holding company and a prohibition on the borrower engaging in business other than business which we were engaged in on June 6, 2002 (the date of execution of the new credit facility) and businesses reasonably related thereto, and liquidation or dissolution, consolidation with, or merger into or with, any entity, or other consummation of any acquisition of any entity or all or substantially all of the assets of any entity, other than (1) the dissolution or merger of any of our subsidiaries into us, (2) the purchase by us of the assets or capital stock of any of our subsidiaries, (3) a liquidation of a subsidiary not party to the credit facility that would not materially disadvantage the lenders and (4) permitted negotiated mergers or acquisitions;

     Asset Dispositions: A prohibition on asset dispositions other than categories of asset dispositions including, without limitation, dispositions in respect of permitted (1) sales (including sales in connection with the receivables facility), (2) leasebacks, (3) consolidations, (4) mergers and (5) acquisitions;


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     Sale-Leaseback Transactions: A prohibition on entering into any sale-leaseback transaction except (1) where the assets are sold for not less than the cost of such assets and in an aggregate amount less than or equal to a permitted amount, (2) sale of up to $75 million of property owned as of June 6, 2002 sold for an aggregate amount of not less than its fair market value and
(3) an acquisition lease financing;

     Hedging Agreements: A prohibition on entering into any hedging agreement, other than categories of hedging agreements that are either required or entered into in the ordinary course of business for non-speculative purposes and otherwise hedge or mitigate business risks;

     Restricted Payments: A prohibition on entering into a synthetic purchase agreement or making a dividend, distribution or payment in respect of the issuer's and certain subsidiaries' equity interests, other than transactions including, without limitation, a dividend, distribution or payment, as the case may be (1) by the issuer solely in the form of the issuer's equity interests,
(2) ratably by our direct and indirect subsidiaries, (3) not exceeding $5 million pursuant to employee equity incentive plans, (4) by us to meet our tax and permitted contractual obligations, (5) to refinance permitted indebtedness and (6) that is required by the credit facilities;

     Transactions with Affiliates: A prohibition on transactions with our affiliates, other than transactions including, without limitation, (1) solely among the issuer and/or its subsidiaries, or otherwise, (2) on terms customary for similar arm's-length transactions, (3) that preexisted the credit facility,
(4) that relate to certain permitted fees and expenses to Heartland and (5) that otherwise comply with the terms and conditions of our credit facility;

     Restrictive Agreements: A prohibition on entering into any agreement prohibiting (1) the creation or assumption of any lien upon our properties, revenues or assets for the benefit of a secured party under the new credit facility, (2) the ability of any subsidiary to pay dividends to the borrower and (3) our ability to amend or otherwise modify our credit facility, in each case subject to customary exceptions;

     Amendments to Charter, By-laws and Other Material Documents: A prohibition on the amendment, modification or waiver of any rights under (1) the certificate of incorporation, by-laws or other organizational documents, (2) the transaction documents and (3) any material agreements, in each case to the extent that such amendment, modification or waiver is adverse to the lenders;

     The amended and restated credit facility also requires us and our subsidiaries to meet the following financial covenants and ratios computed quarterly:

     Leverage Ratio: Our leverage ratio (which is approximately the ratio of (a) our total consolidated indebtedness and outstanding amounts under our receivables facility to (b) consolidated EBITDA) may not be more than a maximum ratio that ranges from 5.25:1 for the second fiscal quarter of fiscal 2003 to 3.25:1 for the last fiscal quarter of 2005 and each fiscal quarter thereafter;

     Interest Expense Coverage Ratio: Our interest expense coverage ratio (which is approximately the ratio of (a) consolidated EBITDA to (b) the sum of (i) consolidated cash interest expense and (ii) preferred dividends) for the most recent four consecutive fiscal quarters may not be less than a minimum ratio that ranges from 2.35:1 for the second fiscal quarter of 2003 to 2.75:1 for the last fiscal quarter of fiscal year 2004 and each fiscal quarter thereafter;

     Capital Expenditures Covenant: A limitation on the aggregate amount of capital expenditures for any period.

     In our amended and restated credit facility, "EBITDA" means, on a consolidated basis for any applicable period ending on or after April 1, 2003 and with appropriate adjustments to take account of permitted acquisitions, the sum of (a) our net income, plus (b) without duplication and to the extent deducted from net income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) various other adjustments.

     The amended and restated credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to


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the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries and interest rate protection agreements.


EVENTS OF DEFAULT


     The amended and restated credit facility specifies certain customary events of default, including, among others, non-payment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, one or more judgments for the payment of money in an aggregate amount in excess of specified amounts, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.


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                             DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "TriMas" refers only to TriMas Corporation and not to any of its subsidiaries.


     TriMas issued the original notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. When we refer to the notes herein, we are referring to the original notes and the exchange notes, unless the context otherwise requires. The terms of the original notes are the same in all material respects as they were issued under the same indenture as the 9 7/8% senior subordinated notes due 2012 issued June 6, 2002. When we refer to outstanding notes, we are referring to the original notes and additional notes collectively. The terms of the notes include those stated in the indenture, as supplemented, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.


     The following description is a summary of the material provisions of the indenture and the December 10, 2002 registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the December 10, 2002 registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the December 10, 2002 registration rights agreement will be available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

     THE NOTES

     The notes:

     o    are general unsecured obligations of TriMas;

     o are subordinated in right of payment to all existing and future Senior Debt of TriMas, including under the Credit Agreement;

     o are pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness of TriMas; and

     o    are unconditionally guaranteed by the Guarantors.

     THE GUARANTEES

     The notes are guaranteed by all of TriMas' Domestic Subsidiaries that guarantee TriMas' Obligations under or are direct borrowers under the Credit Agreement.

     Each guarantee of the notes:

     o    is a general unsecured obligation of the Guarantor;

     o is subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

     o is pari passu in right of payment with all existing and future senior subordinated Indebtedness of that Guarantor; and

     o is senior in right of payment to all existing and future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the notes.

     TriMas and the Guarantors have total Senior Debt of approximately $260 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.


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     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Disregarding our receivables subsidiary, the Non-Guarantor Subsidiaries (other than our receivables subsidiary) generated approximately 12.2% of our consolidated net sales for the year ended December 31, 2001. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."

     As of the date hereof, all of our Domestic Subsidiaries (other than our receivables subsidiary) are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.


PRINCIPAL, MATURITY AND INTEREST

     TriMas issued $352,773,000 in aggregate principal amount of 9 7/8% senior subordinated notes due 2012 on June 6, 2002. The indenture provides that TriMas may issue additional notes thereunder from time to time after this offering. The $85,000,000 aggregate principal amount notes issued on December 10, 2002 are additional notes. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture may be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. TriMas will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2012.

     Interest on the notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. TriMas will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

     All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless TriMas elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder has given wire transfer instructions to TriMas, TriMas will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions.


PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. TriMas may change the paying agent or registrar without prior notice to the Holders of the notes, and TriMas or any of its Subsidiaries may act as paying agent or registrar.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. TriMas is not required to transfer or exchange any note selected for redemption. Also, TriMas is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


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SUBSIDIARY GUARANTEES

     The notes are guaranteed by each of TriMas' current and future Domestic Subsidiaries that are guarantors or borrowers in respect of the Credit Agreement. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than TriMas or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) except when a release of a Subsidiary Guarantee is obtained under the provisions below, if, immediately after giving effect to such transaction, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Domestic Subsidiary, such Person assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the December 10, 2002 registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee.

     Notwithstanding the foregoing, the Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of TriMas, if the sale or other disposition is not in violation with the applicable provisions of the indenture;

     (2) in connection with any sale or other disposition of all or a majority of the Capital Stock of a Guarantor to a Person that is not TriMas or a Restricted Subsidiary of TriMas, if the sale is not in violation with the applicable provisions of the indenture; or

     (3) if TriMas designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

   See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of TriMas, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of TriMas:

     (1)  in a liquidation or dissolution of TriMas;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to TriMas or its property;

     (3)  in an assignment for the benefit of creditors; or

     (4)  in any marshaling of TriMas' assets and liabilities.


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     TriMas also may not make any payment in respect of the notes (except in
Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     (1)  a payment default on Designated Senior Debt occurs and is continuing;
          or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from TriMas or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     (1)  the payment is prohibited by these subordination provisions; and

     (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     TriMas must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of TriMas, Holders of notes may recover less ratably than creditors of TriMas who are holders of Senior Debt. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing indebtedness and possibly to all of our future borrowings."

OPTIONAL REDEMPTION

     At any time prior to June 15, 2005, TriMas may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by TriMas and its Subsidiaries); and


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

     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at TriMas' option prior to June 15, 2007.

     After June 15, 2007, TriMas may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                               PERCENTAGE
-------------------------------- -------------
  2007 .........................     104.938%
  2008 .........................     103.292%
  2009 .........................     101.646%
  2010 and thereafter ..........     100.000%

     We cannot predict with certainty whether we will redeem the notes or the criteria that we will use in determining whether to redeem the notes. In addition, many of the factors that are likely to influence our decision are likely to be beyond our control. The general economic environment, our capitalization, the interest rate environment, refinancing options and our cash flow are just a few of the many factors that may influence our decision at the time. We may, for example, be more likely to redeem the notes if interest rates are low, favorable refinancing alternatives are available or if we have substantial excess cash flow.


MANDATORY REDEMPTION

     TriMas is not required to make mandatory redemption or sinking fund payments with respect to the notes.


REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of notes will have the right to require TriMas to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, TriMas will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, TriMas will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. TriMas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, TriMas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, TriMas will, to the extent lawful:

     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and


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

     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by TriMas.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, TriMas will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. TriMas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require TriMas to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that TriMas repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     TriMas will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by TriMas and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Alternatively, TriMas may assign all or part of its obligations to purchase all notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, TriMas shall be released from its obligations to purchase the notes as to which the assignment relates subject to the third party purchasing such notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by TriMas pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled, at the option of TriMas. Notes purchased by a third party upon assignment will have the status of note issued and outstanding.

     The Credit Agreement will provide that certain change of control events with respect to TriMas would constitute an event of default thereunder. In the event that at the time of such Change of Control the terms of the Credit Agreement restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the Change of Control Offer but in any event within 30 days following any Change of Control, TriMas would need to (i) repay in full all Indebtedness under the Credit Agreement or (ii) obtain the requisite consent under the Credit Facilities to permit the repurchase of the notes as provided for in this covenant.

     Future Indebtedness of TriMas and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. A Change of Control would also constitute a termination event in respect of our receivables facility. Moreover, the exercise by the Holders of notes of their right to require TriMas to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, TriMas' ability to pay cash to the Holders of notes upon a repurchase may be limited by TriMas' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors--We may be prevented from financing, or may be unable to raise funds necessary to finance, the change of control offer required by the indenture."

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of


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TriMas and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require TriMas to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of TriMas and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) TriMas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by TriMas' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) either (a) at least 75% of the consideration received in the Asset Sale by TriMas or such Restricted Subsidiary is in the form of cash or
          (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following will be deemed to be cash:

          (a) any liabilities, as shown on TriMas' or such Restricted Subsidiary's most recent consolidated balance sheet, of TriMas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases TriMas or such Restricted Subsidiary from further liability; and

          (b) any securities, notes or other obligations received by TriMas or any such Restricted Subsidiary from such transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by TriMas or such Restricted Subsidiary into cash.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, TriMas may apply those Net Proceeds at its option:

     (1) to permanently repay Indebtedness (other than Indebtedness that is by its terms subordinated to, or pari passu with, the notes or any Subsidiary Guarantee) of TriMas or any Restricted Subsidiary, including any Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a Receivables Facility;

     (2) to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of TriMas and the Restricted Subsidiaries; or

     (3)  to make a capital expenditure.

     Pending the final application of any Net Proceeds, TriMas may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, TriMas will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase


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the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, TriMas may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     TriMas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, TriMas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing TriMas' outstanding Senior Debt currently prohibit TriMas from purchasing any notes, and also provides that certain change of control or asset sale events with respect to TriMas would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which TriMas becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when TriMas is prohibited from purchasing notes, TriMas could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If TriMas does not obtain such a consent or repay such borrowings, TriMas will remain prohibited from purchasing notes. In such case, TriMas' failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.


SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

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     (1)  declare or pay any dividend or make any other payment or distribution on account of TriMas' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving TriMas or any of its Restricted Subsidiaries) or to the direct or indirect holders of TriMas' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of TriMas or to TriMas or a Restricted Subsidiary of TriMas);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TriMas) any Equity Interests of TriMas;

     (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),


     unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (2) TriMas would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TriMas and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (8), (9) and, to the extent reducing Consolidated Net Income, (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income of TriMas for the period (taken as one accounting period) from June 30, 2002 to the end of TriMas' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (b) 100% of the aggregate net proceeds received by TriMas since the date of the indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of TriMas (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of TriMas that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of TriMas), provided, that (1) any such net proceeds received, directly or indirectly, by TriMas from an employee stock ownership plan financed by loans from TriMas or a Subsidiary of TriMas shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of TriMas prior to such receipt shall be excluded from this clause (3)(b); plus


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          (c)  the amount by which Indebtedness of TriMas or any Restricted
               Subsidiary is reduced on TriMas' balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the indenture of any Indebtedness of TriMas or any Restricted Subsidiary into Capital Stock (other than Redeemable Stock) of TriMas (less the amount of any cash or other property (other than such Capital Stock) distributed by TriMas or any Restricted Subsidiary upon such conversion or exchange); plus

          (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

          (e) to the extent that any Unrestricted Subsidiary of TriMas is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of TriMas' Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6) and (9) below), the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of TriMas or any Guarantor or of any Equity Interests of TriMas in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of TriMas or a substantially concurrent capital contribution to TriMas; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of TriMas or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness or other Indebtedness Incurred under the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";

     (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under "--Asset Sales," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (5) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of TriMas or any Guarantor following a Change of Control after TriMas shall have complied with the provisions under "--Change of Control," including payment of the applicable Change of Control Payment;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TriMas held by any member of TriMas' (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;


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     (7)  any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of TriMas to the extent the net cash proceeds thereof are received by TriMas, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (8) other Restricted Payments in an aggregate amount not to exceed $20.0 million;

     (9) payments required or contemplated by the terms of the Stock Purchase Agreement and related documentation as in effect on the closing date of the Transactions, including in respect of restricted stock awards of TriMas or any direct or indirect payment of TriMas; and

     (10) the payment of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries subject to and permitted by the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock."

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by TriMas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors acting in good faith whose resolution with respect thereto will be conclusive.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and TriMas will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that TriMas may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or Restricted Subsidiaries that are not a Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for TriMas' most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0 prior to June 15, 2005 and at least 2.25 to 1.0 thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) (a) the incurrence by TriMas and any Restricted Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of TriMas and its Subsidiaries thereunder) not to exceed $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by TriMas or any of the Restricted Subsidiaries to repay any Indebtedness under the Credit Facilities and to effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; and

          (b) the incurrence by TriMas and any Restricted Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(b) not to exceed $260.0 million less the


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               aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by TriMas or any of the Restricted Subsidiaries since the date of the indenture other than any repayment relating to any amendment, restatement, modification, renewal, refunding, replacement or refinancing of the principal of any term Indebtedness under such Credit Facility; and

          (c) the incurrence of Indebtedness of TriMas or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which TriMas or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85% of the consolidated book value of the Receivables of TriMas and the Restricted Subsidiaries (to the extent such Receivables or any other Receivables of TriMas or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

     (2) the incurrence by TriMas and the Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by TriMas and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by TriMas or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of TriMas or such Restricted Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of TriMas and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;

     (5) the incurrence by TriMas or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (8), (9) or (15) of this paragraph;

     (6) the incurrence by TriMas or any of the Restricted Subsidiaries of intercompany Indebtedness between or among TriMas and any of the Restricted Subsidiaries; provided, however, that:

          (a) if TriMas or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (i) unsecured and (ii) if the obligee is neither TriMas nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (in the case of TriMas) (or the Subsidiary Guarantee, in the case of a Guarantor); and

          (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TriMas or a Restricted Subsidiary of TriMas and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither TriMas nor a Restricted Subsidiary of TriMas will be deemed, in each case, to constitute an incurrence of such Indebtedness by TriMas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);


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     (7)  the incurrence by TriMas or any of the Restricted Subsidiaries of
          Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on TriMas or any of the Restricted Subsidiaries and (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of TriMas and the Restricted Subsidiaries' respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;

     (8) the guarantee by TriMas or any of the Guarantors of Indebtedness of TriMas or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of TriMas as accrued;

     (10) Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;

     (11) Indebtedness incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by TriMas or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of TriMas or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

     (12) Indebtedness arising from agreements of TriMas or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by TriMas and the Restricted Subsidiaries in connection with such disposition;

     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

     (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to TriMas or to any other Subsidiary of TriMas or their assets (other than such Receivables Subsidiary and its assets and, as to TriMas or any Subsidiary of TriMas, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

     (15) the issuance and sale of preferred stock (a) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such preferred stock are limited to those customarily


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          provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

     (16) the incurrence by TriMas or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, TriMas will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that TriMas may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

     ANTI-LAYERING

     TriMas will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of TriMas and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.


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     LIENS

     TriMas will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the notes or, in respect of Liens on any Guarantor's property or assets, any Guarantee of such Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to TriMas or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to TriMas or any of the Restricted Subsidiaries;

     (2) make loans or advances to TriMas or any of the Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to TriMas or any of the Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2)  the indenture, the notes and the Subsidiary Guarantees;

     (3)  applicable law;

     (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

     (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;


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     (10) any agreement relating to any Indebtedness or Liens incurred by a
          Person (other than a Subsidiary of TriMas that is a Subsidiary of TriMas on the date of the indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of TriMas and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

     (11) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or Liens incurred by such Foreign Subsidiary;

     (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

     (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.


     MERGER, CONSOLIDATION OR SALE OF ASSETS

     TriMas may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not TriMas is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of TriMas and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) TriMas is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than TriMas) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than TriMas) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of TriMas under the notes, the indenture and the registration rights agreements pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) TriMas or the Person formed by or surviving any such consolidation or merger (if other than TriMas), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, TriMas may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among TriMas and any of the Guarantors.

     Notwithstanding anything in the indenture:

     (a) a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to TriMas or a Restricted Subsidiary; and


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     (b)  TriMas may merge with an Affiliate incorporated solely for the purpose of reincorporating TriMas in another jurisdiction in the United States to realize tax or other benefits.

     TRANSACTIONS WITH AFFILIATES

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to TriMas or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by TriMas or such Restricted Subsidiary with an unaffiliated Person; and

     (2)  TriMas delivers to the trustee:

          (a) except when the opinion referred to in the following clause (b) is delivered, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to TriMas of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of TriMas and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of TriMas and the Restricted Subsidiaries, or approved by the Board of Directors;

     (3)  transactions between or among TriMas and/or the Restricted
          Subsidiaries;

     (4) transactions with a Person that is an Affiliate of TriMas solely because TriMas owns an Equity Interest in, or controls, such Person;

     (5) transactions pursuant to agreements existing on the date of the indenture, including, without limitation, the Stock Purchase Agreement, the Shareholders Agreement, the Corporate Services Agreement and the Sublease Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to TriMas than such agreement as in effect on the date of the indenture;

     (6) sales of Equity Interests (other than Disqualified Stock) of TriMas to Affiliates of TriMas or the receipt of capital contributions by TriMas;

     (7)  payment of certain fees under the Advisory Agreement;


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     (8)  transactions (in connection with a Qualified Receivables Transaction)
          between or among TriMas and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (9) any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of TriMas' business between TriMas or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as TriMas determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to TriMas or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

     (10) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

     ADDITIONAL SUBSIDIARY GUARANTEES

     After the Issue Date, TriMas will cause each Restricted Subsidiary, other than a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor or other obligor with respect to the obligations of TriMas or a Domestic Restricted Subsidiary under the Credit Agreement to execute and deliver to the trustee a Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis.

     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by TriMas and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by TriMas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.


REPORTS

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, TriMas will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if TriMas were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by TriMas' certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if TriMas were required to file such reports.

     In addition, whether or not required by the SEC, TriMas will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, TriMas and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


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EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by TriMas or any of its Subsidiaries to comply with the provisions described under the caption "--Repurchase at the Option of Holders--Change of Control" or "--Certain Covenants--Merger, Consolidation or Sale of Assets" after written notice to TriMas by the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes;

     (4) failure by TriMas or any of its Subsidiaries to comply with any of the other agreements in the indenture continued for 60 days after written notice to TriMas by the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TriMas or any of the Restricted Subsidiaries (or the payment of which is guaranteed by TriMas or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal of such Indebtedness at the final maturity thereof (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by TriMas or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to TriMas or any of the Significant Subsidiaries thereof.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to TriMas, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by giving notice in writing to us and the trustee specifying the respective Event of Default (the "Acceleration Notice") or if there are any amounts outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by us and the administrative agent under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may


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

withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by TriMas or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     TriMas is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, TriMas is required to deliver to the trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of TriMas or any Guarantor, as such, will have any liability for any obligations of TriMas or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     TriMas may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     (2) TriMas' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and TriMas' and the Guarantors' obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the indenture.

     In addition, TriMas may, at its option and at any time, elect to have the obligations of TriMas and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.


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     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) TriMas must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and TriMas must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, TriMas has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) TriMas has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, TriMas has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which TriMas or any of its Subsidiaries is a party or by which TriMas or any of its Subsidiaries is bound;

     (6) TriMas must deliver to the trustee an officers' certificate stating that the deposit was not made by TriMas with the intent of preferring the Holders of notes over the other creditors of TriMas with the intent of defeating, hindering, delaying or defrauding creditors of TriMas or others; and

     (7) TriMas must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     In the event that TriMas exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee. TriMas may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a


                                      108
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majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     (5)  make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8)  make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, TriMas, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of TriMas' obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of TriMas' assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.


SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1)  either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to TriMas, have been delivered to the trustee for cancellation; or


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          (b)  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and TriMas or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which TriMas or any Guarantor is a party or by which TriMas or any Guarantor is bound;

     (3) TriMas or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) TriMas has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.

     In addition, TriMas must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.


CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of TriMas or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreements without charge by writing to TriMas Corporation, 39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan, 48304, Attention:
Investor Relations.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is


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          incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Advisory Agreement" means that certain advisory agreement between TriMas and Heartland, dated on or before the date of the indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to TriMas than such agreement as in effect on the date of the indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than TriMas or any Subsidiary of TriMas) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of TriMas or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of TriMas and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

     (2) a transfer of assets between or among TriMas and the Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Subsidiary to TriMas or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

     (4)  the sale or other disposition of cash or Cash Equivalents;

     (5) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary;

     (6) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

     (7) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

     (8) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of TriMas and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
          Covenants--Restricted Payments"; and

     (10) any issuance or sale of Equity Interests of any Unrestricted
          Subsidiary.


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     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and
Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.


     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.


     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.


     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


     "Cash Equivalents" means:

     (1)  cash;

     (2) securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European Union government (provided that the full faith and credit of the United States, British or European Union is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency;


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

     (6) any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3) above;

     (7) any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

     (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TriMas and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange
          Act) other than a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of TriMas;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TriMas, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of TriMas are not Continuing Directors.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4)  the loss on Qualified Receivables Transactions; plus

     (5) dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus


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

     (6) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

     (8) non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

     (9) the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of TriMas who:

     (1)  was a member of such Board of Directors on the date of the indenture;
          or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

     "Corporate Services Agreement" means that certain corporate services agreement by and between TriMas and Metaldyne Corporation pursuant to which Metaldyne Corporation and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

     "Credit Agreement" means that certain Credit Agreement, dated as of June 6, 2002, by and among TriMas, certain of its subsidiaries and The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston Corporation, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Wachovia National Association, as


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documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and

     (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by TriMas as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require TriMas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that TriMas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of TriMas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of TriMas.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a primary sale of Capital Stock of TriMas or, to the extent the net cash proceeds thereof are paid to TriMas as a capital contribution, Capital Stock for cash to a Person or Persons other than a Subsidiary of TriMas.

     "Existing Indebtedness" means the Indebtedness of TriMas and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.


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     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of TriMas (and such calculations may include such pro forma adjustments for non-recurring items that TriMas considers reasonable in order to reflect the ongoing impact of any such transaction on TriMas' results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent deducted in computing Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted Subsidiary (calculated in accordance with Section 13(d) of the Exchange Act); plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4)  the loss on Qualified Receivables Transactions; plus

     (5) all dividends, whether paid in cash, assets or securities on any series of preferred stock of TriMas or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of TriMas or a Guarantor (other than Disqualified Stock) or to TriMas or a Restricted Subsidiary;

excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by TriMas or a Subsidiary of TriMas in a pooling-of-interests transaction for any period prior to the date of such transaction.

     "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) the Domestic Subsidiaries of TriMas as of the date of the indenture, other than the Receivables Subsidiary; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4)  representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

     (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.


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     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If TriMas or any Subsidiary of TriMas sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of TriMas such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of TriMas, TriMas will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of TriMas' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by TriMas or any Subsidiary of TriMas of a Person that holds an Investment in a third Person will be deemed to be an Investment by TriMas or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
          (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by TriMas or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means TSPC, Inc. and any other Receivables Subsidiary, each non-Domestic Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.


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     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither TriMas nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of TriMas or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of TriMas or any of the Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time:

     (1)  the Subject Person became a Restricted Subsidiary,

     (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

     (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

provided that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (14) of the definition thereof)) does not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of TriMas, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals) Beneficially Owns (together with its Affiliates) more of the Voting Stock of TriMas that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

     "Permitted Investments" means:

     (1)  any Investment in TriMas or in a Restricted Subsidiary of TriMas;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by TriMas or any Subsidiary of TriMas in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of TriMas; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TriMas or a Restricted Subsidiary of TriMas;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";


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     (5)  any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of TriMas;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7)  Hedging Obligations;

     (8) lease, utility and other similar deposits in the ordinary course of business;

     (9)  Investments existing on the date of the indenture;

     (10) loans or advances to employees for purposes of purchasing Capital Stock of TriMas in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances to employees of TriMas and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of the indenture, including travel, moving and other like advances;

     (11) loans or advances to vendors or contractors of TriMas in the ordinary course of business and consistent with past practices;

     (12) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving TriMas or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12) does not exceed 2.5% of TriMas' Consolidated Assets);


     (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by TriMas or a Subsidiary of TriMas in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

     (14) Permitted Acquired Investments.

     "Permitted Junior Securities" means:

     (1)  Equity Interests in TriMas or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

     (1) Liens to secure Senior Debt of TriMas and any Guarantor or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor, including, without limitation, Indebtedness and other Obligations under Credit Facilities;

     (2)  Liens in favor of TriMas or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with TriMas or any Subsidiary of TriMas; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with TriMas or the Subsidiary;


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     (4)  Liens on property existing at the time of acquisition of the property by TriMas or any Subsidiary of TriMas, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7)  Liens existing on the date of the indenture;

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (9) Liens on assets of TriMas or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

     (10) Liens replacing any of the items set forth in clauses (1), (3), (4) and (7) above, provided, that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

     (11) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to TriMas or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

     (12) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the incurrence of such Indebtedness is permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

     (13) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

     (14) Liens (other than Liens securing subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of TriMas and its


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          Restricted Subsidiaries secured by Liens and not listed in clauses (1)
          through (13) above or (15) through (26) below, does not exceed 5% of the Consolidated Assets of TriMas;

     (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (16) judgment Liens not accompanied by an Event of Default of the type described in clause (6) under "Events of Default" arising from such judgment;

     (17) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of TriMas or any of its Restricted Subsidiaries;

     (18) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

     (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (20) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (21) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of TriMas or any of the Restricted Subsidiaries, including rights of offset and set-off;

     (22) leases or subleases granted to others not interfering in any material respect with the business of TriMas or the Restricted Subsidiaries;

     (23) Liens securing Hedging Obligations;

     (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

     (25) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

     (26) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Refinancing Indebtedness" means any Indebtedness of TriMas or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of TriMas or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the


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          Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by TriMas, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Heartland and any of its Affiliates.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by TriMas or any of its Subsidiaries pursuant to which TriMas or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by TriMas or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of TriMas or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to TriMas or a Subsidiary arising from a sale of merchandise or services by TriMas or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of TriMas' or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Subsidiary" means a Subsidiary of TriMas which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of TriMas (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by TriMas or any Subsidiary of TriMas (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates TriMas or any Subsidiary of TriMas in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of TriMas or any Subsidiary of TriMas (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited


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repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither TriMas nor any Subsidiary of TriMas has any material contract, agreement, arrangement or understanding other than on terms no less favorable to TriMas or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of TriMas, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither TriMas nor any Subsidiary of TriMas has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of TriMas will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of TriMas giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Refinance" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

     (1) all Indebtedness of TriMas or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of TriMas or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by TriMas;

     (2) any intercompany Indebtedness of TriMas or any of its Subsidiaries to TriMas or any of its Affiliates;

     (3)  any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the indenture for purposes of this clause (4) if such Indebtedness consists of Indebtedness under any Credit Facility and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the indenture and (ii) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture.

     "Shareholders Agreement" means certain shareholders agreement by and among Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


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     "Stock Purchase Agreement" means that certain stock purchase agreement, dated on or about May 15, 2002, by and among TriMas, Metaldyne Corporation and Heartland under which Heartland and other investors will acquire a majority of the common stock of TriMas.

     "Sublease Agreement" means that certain lease by and between TriMas and Valenti Capital, L.L.C. relating to TriMas' headquarters in Bloomfield Hills, Michigan.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Transactions" means, collectively, the transactions pursuant to the Stock Purchase Agreement and the related financings.

     "Unrestricted Subsidiary" means any Subsidiary of TriMas that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with TriMas or any Restricted Subsidiary of TriMas unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to TriMas or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of TriMas.

     Any designation of a Subsidiary of TriMas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TriMas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," TriMas will be in default of such covenant. The Board of Directors of TriMas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of TriMas of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by


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     (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.











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      SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences of beneficial ownership and disposition associated with the exchange of original notes for exchange notes and the acquisition of the exchange notes. Except where otherwise noted, it deals with holders that hold their notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

     As used herein, a "U.S. holder" is a beneficial owner of the notes that for U.S. federal income tax purposes is:

     o    a citizen or resident of the U.S.,

     o a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

     o an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

     o a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

     A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

     If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

EXCHANGE OF NOTES

     The exchange of original notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes to U.S. holders. Consequently, no gain or loss will be recognized by a U.S. holder upon receipt of an exchange note. The holding period and tax basis of an exchange note will be the same as the holding period and tax basis, immediately before the exchange, of the note so exchanged.

U.S. HOLDERS

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of the notes. Material consequences to Non-U.S. holders of the notes are described under "Non-U.S. Holders" below.

PAYMENTS OF INTEREST

     Payments of stated interest and additional interest, if any, on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for tax purposes.

     We intend to take the position that a repurchase at the option of holders if a change of control occurs is remote and do not intend to treat the possibility of a repurchase at the option of holders at a price in excess of the aggregate principal amount, plus accrued interest as affecting the yield and maturity of the notes. However, the IRS may take a different position which could affect both the timing of a U.S. holder's recognition of income and the availability of our deduction with respect to such additional amounts.

     Amortizable Bond Premium. In general, if a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the acquisition date (other than stated interest payments), such excess will constitute amortizable bond premium. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under such holder's regular accounting method. The notes are subject to call provisions at our option at various times, as described in under "Description of Notes--Optional Redemption." A U.S. holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on disposition of the note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisers before making this election.


SALE, EXCHANGE AND RETIREMENT OF NOTES

     Upon a sale, exchange (other than an exchange of original notes for exchange notes) or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's tax basis in the note at that time.

     Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss, except that gain may be treated as ordinary income to the extent of any accrued market discount, and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.


NON-U.S. HOLDERS

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a Non-U.S. holder of the notes. This summary does not present a detailed description of the U.S. federal tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

     Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax, provided that:

     o such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

     o such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

     o    certain certification requirements are met.

     A Non-U.S. holder will not be exempt from U.S. withholding tax, however, if the withholding agent or intermediary knows or has reason to know the Non-U.S. holder should not be exempt. If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty and certain certification requirements are met).

     Any capital gain realized upon a sale, exchange or retirement of a note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of a note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange.

     If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. holder of a trade or business within the U.S. (or the Non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting will apply to payments of principal, premium, if any, and interest on a note and the proceeds of the sale of a note with respect to U.S. holders. Backup withholding at a rate of 28% (subject to periodic reductions through 2006) will apply to such payments if a U.S. holder fails to provide a taxpayer identification number to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

     We must report annually to the IRS and to each Non-U.S. holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides.

     Backup withholding generally will not apply to payments made by us or our paying agent to a Non-U.S. holder of a note who provides the requisite certification (on an IRS Form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding. Payments of the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal or premium, if any, or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.

     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the notes will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.


                                    EXPERTS

     The financial statements of TriMas Corporation as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001, the period from November 28, 2000 to December 31, 2000, and for the period from January 1, 2000 to November 27, 2000 included in this prospectus and the financial statement schedule in the Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of Highland Group

Corporation as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 included in this prospectus in the Registration Statement have been so included in reliance on the report of Walthall, Drake & Wallace LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                    RESPONSIBILITY FOR FINANCIAL STATEMENTS


     Management is responsible for the fairness and integrity of the Company's financial statements. In order to meet this responsibility, management maintains formal policies and procedures that are consistent with high standards of accounting and administrative practices which are regularly communicated within the organization. In addition, management maintains a program of internal auditing within the Company to examine and evaluate the adequacy and effectiveness of established internal controls as related to Company policies, procedures and objectives. Management believes that it is essential for the Company to conduct its business affairs in accordance with the highest ethical standards, as set forth in the Company's codes of conduct. These guidelines, translated into numerous languages, are distributed to employees throughout the world, and reemphasized through internal programs to assure that they are understood and followed. The accompanying report of the Company's independent accountants states their opinion on the Company's financial statements, based on audits conducted in accordance with generally accepted auditing standards.

                         INDEX TO FINANCIAL STATEMENTS


                              TRIMAS CORPORATION

                                                                                   PAGE NO.
                                                                                  ---------
AUDITED FINANCIAL STATEMENTS
   Report of Independent Accountants ..........................................      F-2
   Balance Sheets as of December 31, 2002 and 2001 ............................      F-3
   Statement of Operations for the Periods Ended December 31, 2002, December
    31, 2001, December 31, 2000 and November 27, 2000 .........................      F-4
   Statement of Cash Flows for the Periods Ended December 31, 2002, December
    31, 2001, December 31, 2000 and November 27, 2000 .........................      F-5
   Statement of Shareholders' Equity and Metaldyne Corporation Net Investment
    and Advances for Periods Ended December 31, 2002, December 31, 2001,
    December 31, 2000 and November 27, 2000 ...................................      F-6
   Notes to Financial Statements ..............................................      F-7
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
   Balance Sheet as of March 30, 2003 and December 31, 2002 ...................      F-43
   Statement of Operations for the Three Months Ended March 30, 2003 and
    March 31, 2002 ............................................................      F-44
   Statement of Cash Flows for the Three Months Ended March 30, 2003 and
    March 31, 2002 ............................................................      F-45
   Statement of Shareholders' Equity for the Three Months Ended March 30, 2003       F-46
   Notes to Financial Statements ..............................................      F-47


                           HIGHLAND GROUP CORPORATION

AUDITED FINANCIAL STATEMENTS
   Independent Auditor's Report .......................................   F-67
   Balance Sheets as of December 31, 2002 and 2001 ....................   F-68
   Statements of Operations and Retained Earnings for the Years Ended
    December 31, 2002, 2001 and 2000 ..................................   F-69
   Statements of Cash Flows for the Years Ended December 31, 2002, 2001
    and 2000 ..........................................................   F-70
   Notes to Financial Statements ......................................   F-71

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of TriMas Corporation:

     In our opinion, the consolidated and combined balance sheets and the related statements of operations, of cash flows and of shareholders' equity and Metaldyne Corporation net investment and advances appearing in the accompanying financial statements as "Post-acquisition Basis" present fairly, in all material respects, the consolidated financial position of TriMas Corporation and its subsidiaries at December 31, 2002 and the financial position of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation which constitute TriMas Corporation at December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 and for the period from November 28, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 21(a)(1) as "Post-acquisition Basis" presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated and combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined statements of operations, of cash flows and of shareholders' equity and Metaldyne Corporation net investment and advances appearing in the accompanying financial statements as "Pre-acquisition Basis" present fairly, in all material respects, the results of operations and cash flows of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation which constitute TriMas Corporation for the period from January 1, 2000 to November 27, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 21(a)(1) as "Pre-acquisition Basis" presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in Note 2 to the consolidated and combined financial statements, effective November 28, 2000, the Company reflected a new basis of accounting for their assets and liabilities. As a result, the consolidated and combined financial statements for the periods subsequent to November 27, 2000 reflect the post-acquisition basis of accounting and are not comparable to the combined financial statements prepared on a pre-acquisition basis.

     As more fully described in Note 5 to the consolidated and combined financial statements, the Company adopted Statement of Financial Accounting Standards No. 142 effective January 1, 2002.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 27, 2003, except as to Note 17, for
                which the date is June 5, 2003

                              TRIMAS CORPORATION
                                 BALANCE SHEETS
                    DECEMBER 31, 2002 AND DECEMBER 31, 2001
                                (IN THOUSANDS)


                                                              CONSOLIDATED     COMBINED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                             -------------- -------------
                                             ASSETS
Current assets:
   Cash and cash equivalents ...............................   $  100,440    $    3,780
   Receivables .............................................       95,580        34,240
   Inventories .............................................       91,410        96,810
   Deferred income taxes ...................................       18,290        10,870
   Prepaid expenses and other current assets ...............        9,810         6,170
                                                               ----------    ----------
      Total current assets .................................      315,530       151,870
Property and equipment, net ................................      234,990       254,380
Excess of cost over net assets of acquired companies .......      511,840       541,870
Other intangibles ..........................................      286,270       299,490
Other assets ...............................................       62,140        18,130
                                                               ----------    ----------
      Total assets .........................................   $1,410,770    $1,265,740
                                                               ==========    ==========

                           LIABILITIES, SHAREHOLDERS' EQUITY AND
                       METALDYNE CORPORATION NET INVESTMENT AND ADVANCES

Current liabilities:
   Current maturities, long-term debt ......................   $    2,990    $   28,900
   Accounts payable ........................................       54,480        47,000
   Accrued liabilities .....................................       63,140        56,190
   Due to Metaldyne ........................................        9,960            --
                                                               ----------    ----------
      Total current liabilities ............................      130,570       132,090
Long-term debt .............................................      693,190       411,860
Deferred income taxes ......................................      155,920       169,780
Other long-term liabilities ................................       31,080        31,010
Due to Metaldyne ...........................................       11,960            --
                                                               ----------    ----------
      Total liabilities ....................................    1,022,720       744,740
                                                               ----------    ----------
Commitments and contingencies (Note 13)
Preferred stock $.01 par: Authorized 100,000,000 shares;
 Issued and outstanding: None ..............................           --            --
Common stock, $.01 par: Authorized 400,000,000 shares;
 Issued and outstanding: 19,250,000 shares .................          190            --
Paid-in capital ............................................      387,500            --
Retained deficit ...........................................       (6,940)           --
Accumulated other comprehensive income (loss) ..............        7,300        (1,320)
Metaldyne Corporation net investment and advances ..........           --       522,320
                                                               ----------    ----------
   Total shareholders' equity and Metaldyne
    Corporation net investment and advances ................      388,050       521,000
                                                               ----------    ----------
   Total liabilities, shareholders' equity and Metaldyne
    Corporation net investment and advances ................   $1,410,770    $1,265,740
                                                               ==========    ==========

  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                            STATEMENT OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001,
           FOR THE PERIOD NOVEMBER 28, 2000 -- DECEMBER 31, 2000, AND
              FOR THE PERIOD JANUARY 1, 2000 -- NOVEMBER 27, 2000
                                (IN THOUSANDS)

                                                                                             PRE-ACQUISITION
                                                      POST-ACQUISITION BASIS                      BASIS
                                         ------------------------------------------------   ----------------
                                                                            NOVEMBER 28,       JANUARY 1,
                                                                               2000 --           2000 --
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      NOVEMBER 27,
                                              2002             2001             2000              2000
                                         --------------   --------------   --------------   ----------------
Net sales ............................     $  733,580       $  732,440       $  50,640         $  739,590
Cost of sales ........................       (552,350)        (543,310)        (37,300)          (524,400)
                                           ----------       ----------       ---------         ----------
      Gross profit ...................        181,230          189,130          13,340            215,190
Selling, general and administrative
 expenses ............................       (114,090)        (121,450)        (12,390)          (120,660)
                                           ----------       ----------       ---------         ----------
Operating profit .....................         67,140           67,680             950             94,530
Other income (expense), net: .........
 Interest expense ....................        (60,010)         (73,130)         (5,000)           (55,390)
 Other, net ..........................         (4,010)          (4,000)         (1,200)             3,050
                                           ----------       ----------       ---------         ----------
      Other expense, net .............        (64,020)         (77,130)         (6,200)           (52,340)
                                           ----------       ----------       ---------         ----------
Income (loss) before income tax
 (expense) credit and cumulative
 effect of change in accounting
 principle ...........................          3,120           (9,450)         (5,250)            42,190
Income tax (expense) credit ..........         (2,250)          (1,870)          1,100            (20,910)
                                           ----------       ----------       ---------         ----------
Income (loss) before cumulative
 effect of change in accounting
 principle ...........................            870          (11,320)         (4,150)            21,280
Cumulative effect of change in
 recognition and measurement of
 goodwill impairment .................        (36,630)              --              --                 --
                                           ----------       ----------       ---------         ----------
Net income (loss) ....................     $  (35,760)      $  (11,320)      $  (4,150)        $   21,280
                                           ==========       ==========       =========         ==========

  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                            STATEMENT OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001,
           FOR THE PERIOD NOVEMBER 28, 2000 -- DECEMBER 31, 2000, AND
              FOR THE PERIOD JANUARY 1, 2000 -- NOVEMBER 27, 2000
                                (IN THOUSANDS)


                                                                                                           PRE-ACQUISITION
                                                                       POST-ACQUISITION BASIS                   BASIS
                                                           ---------------------------------------------- ----------------
                                                             YEAR ENDED   YEAR ENDED      NOVEMBER 28 --    JANUARY 1 --
                                                            DECEMBER 31,  DECEMBER 31,     DECEMBER 31,     NOVEMBER 27,
                                                                2002           2001            2000             2000
                                                           -------------- -------------- ---------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .......................................   $  (35,760)    $ (11,320)      $  (4,150)       $  21,280
 Adjustments to reconcile net income (loss) to net
  cash provided by (used for) operating activities,
  net of acquisition impact:
   Cumulative effect of accounting change ................       36,630            --              --               --
   Depreciation and amortization .........................       38,870        53,780           4,540           38,400
   Provision for inventory write-down ....................        8,500            --              --               --
   Legacy stock award expense ............................        4,240            --              --               --
   Amortization of debt issue costs ......................        2,150            --              --               --
   Deferred income taxes .................................       (7,200)        8,810           2,750              820
   Proceeds from accounts receivable
     securitization ......................................       14,560         4,570          12,700           42,500
   Repurchase of securitized accounts
     receivable from Metaldyne ...........................      (74,540)           --              --               --
   Payment to Metaldyne to fund contractual
     liabilities .........................................      (15,130)           --              --               --
   (Increase) decrease in receivables ....................         (170)       20,160            (810)         (11,040)
   (Increase) decrease in inventories ....................       (2,580)       15,250          (2,740)           9,710
   (Increase) decrease in prepaid expenses and
     other assets ........................................       (1,020)       (1,360)            280            1,710
   Increase (decrease) in accounts payable and
     accrued liabilities .................................        6,680        (7,680)          7,720            5,750
   Other, net ............................................         (340)       (6,230)         (1,580)           4,300
                                                             ----------     ---------       ---------        ---------
     Net cash provided by (used for) operating
      activities, net of acquisition impact ..............      (25,110)       75,980          18,710          113,430
                                                             ----------     ---------       ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures ....................................      (32,140)      (18,690)         (3,260)         (19,540)
 Proceeds from notes receivable ..........................           --            --              --            1,550
 Proceeds from sale of fixed assets ......................        5,720         6,780           1,990            1,000
 Acquisition of a business, net of cash acquired .........       (1,920)           --              --          (21,130)
 Investment in HammerBlow ................................       (9,000)           --              --               --
 Other, net ..............................................          100          (710)            (30)           1,510
                                                             ----------     ---------       ---------        ---------
     Net cash used for investing activities ..............      (37,240)      (12,620)         (1,300)         (36,610)
                                                             ----------     ---------       ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock ..............      259,730            --              --               --
 Proceeds from senior credit facility ....................      260,000            --              --               --
 Issuance of senior subordinated debentures ..............      435,850            --              --               --
 Debt issuance costs .....................................      (31,920)           --              --               --
 Repayment of bank debt attributed from
  Metaldyne ..............................................     (440,760)           --              --               --
 Dividend to Metaldyne ...................................     (338,080)           --              --               --
 Net increase (decrease) in Metaldyne
  Corporation net investment and advances ................       14,990       (34,480)        (28,390)         (23,540)
 Borrowings (payments) of debt ...........................         (800)      (32,160)         11,600          (59,260)
                                                             ----------     ---------       ---------        ---------
     Net cash provided by (used for) financing
      activities .........................................      159,010       (66,640)        (16,790)         (82,800)
                                                             ----------     ---------       ---------        ---------
CASH AND CASH EQUIVALENTS:
 Increase for the period .................................       96,660        (3,280)            620           (5,980)
 At beginning of period ..................................        3,780         7,060           6,440           12,420
                                                             ----------     ---------       ---------        ---------
     At end of period ....................................   $  100,440     $   3,780       $   7,060        $   6,440
                                                             ==========     =========       =========        =========

  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                     STATEMENT OF SHAREHOLDERS' EQUITY AND
               METALDYNE CORPORATION NET INVESTMENT AND ADVANCES
          FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001,
           FOR THE PERIOD NOVEMBER 28, 2000 -- DECEMBER 31, 2000, AND
              FOR THE PERIOD JANUARY 1, 2000 -- NOVEMBER 27, 2000
                                (IN THOUSANDS)

                                                     NET                                          ACCUMULATED
                                                 INVESTMENT                                          OTHER
                                                     AND      COMMON     PAID-IN     RETAINED    COMPREHENSIVE
                                                  ADVANCES     STOCK     CAPITAL      DEFICIT    INCOME (LOSS)      TOTAL
                                                ------------ -------- ------------ ------------ --------------- -------------
PRE-ACQUISITION BASIS:
 Balances, January 1, 2000 ....................  $  625,420    $ --    $      --     $     --      $  (6,440)    $  618,980
 Comprehensive income:
 Net income ...................................      21,280      --           --           --             --         21,280
  Foreign currency translation ................          --      --           --           --         (6,520)        (6,520)
  Minimum pension liability
   (net of tax of $420) .......................          --      --           --           --           (710)          (710)
                                                                                                                 ----------
   Total comprehensive income .................          --      --           --           --             --         14,050
Net change in investment and advances .........     (16,310)     --           --           --             --        (16,310)
                                                 ----------    ----    ---------     --------      ---------     ----------
Balances, November 27, 2000 ...................  $  630,390    $ --    $      --     $     --      $ (13,670)    $  616,720
                                                 ==========    ====    =========     ========      =========     ==========
POST-ACQUISITION BASIS:
 Balances, November 28, 2000 ..................  $  599,340    $ --    $      --     $     --      $      --     $  599,340
 Comprehensive income:
  Net loss ....................................      (4,150)     --           --           --             --         (4,150)
  Foreign currency translation ................          --      --           --           --          3,330          3,330
  Minimum pension liability
   (net of tax of $70) ........................          --      --           --           --           (110)          (110)
                                                                                                                 ----------
     Total comprehensive income ...............          --      --           --           --             --           (930)
Net change in investment and advances .........     (31,610)     --           --           --             --        (31,610)
                                                 ----------    ----    ---------     --------      ---------     ----------
Balances, December 31, 2000 ...................     563,580      --           --           --          3,220        566,800
                                                                                                                 ----------
Comprehensive income:
 Net loss .....................................     (11,320)     --           --           --             --        (11,320)
 Foreign currency translation .................          --      --           --           --         (4,720)        (4,720)
Minimum pension liability
 (net of tax of $(110)) .......................          --      --           --           --            180            180
                                                                                                                 ----------
     Total comprehensive income ...............          --      --           --           --             --        (15,860)
Net change in investment and advances .........     (29,940)     --           --           --             --        (29,940)
                                                 ----------    ----    ---------     --------      ---------     ----------
Balances, December 31, 2001 ...................     522,320      --           --           --         (1,320)       521,000
                                                                                                                 ----------
Comprehensive income (loss):
 Net income (loss) ............................     (28,820)     --           --       (6,940)            --        (35,760)
 Foreign currency translation .................          --      --           --           --          9,990          9,990
 Minimum pension liability
  (net of tax of $600) ........................          --      --           --           --         (1,370)        (1,370)
                                                                                                                 ----------
 Total comprehensive income (loss) ............          --      --           --           --             --        (27,140)
                                                                                                                 ----------
Net proceeds from issuance of
 common stock .................................          --     130      259,600           --             --        259,730
Dividend to Metaldyne Corporation .............    (338,080)     --           --           --             --       (338,080)
Net change in Metaldyne Corporation net
 investments and advances .....................      (9,970)     --           --           --             --         (9,970)
Reclassification of Metaldyne Corporation net
 investment and advances balance ..............    (145,450)     60      145,390           --             --             --
Net adjustments to reflect settlement of
 contractual obligations ......................          --      --      (17,490)          --             --        (17,490)
                                                 ----------    ----    ---------     --------      ---------     ----------
Balances, December 31, 2002 ...................  $       --    $190    $ 387,500     $ (6,940)     $   7,300     $  388,050
                                                 ==========    ====    =========     ========      =========     ==========

   The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

     TriMas Corporation ("TriMas" or the "Company") is a global manufacturer of products for commercial, industrial and consumer markets. The Company is principally engaged in three segments with diverse products and market channels. Cequent Transportation Accessories produces vehicle hitches and receivers, sway controls, weight distribution and fifth wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories and components that are distributed through independent installers, wholesale distributors and retail outlets. Rieke Packaging Systems is a leading source of closures and dispensing systems for steel and plastic industrial and consumer packaging applications. The Industrial Specialties Group produces a wide range of large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, highly engineered specialty fasteners for the domestic and international aerospace industry, flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

     Prior to June 6, 2002 and the common stock issuance and related financing transactions discussed in Note 2 below, the accompanying financial statements represent the combined assets and liabilities and results of operations of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation ("Metaldyne") which constitute TriMas. The combined financial statements include all revenues and costs directly attributed to the Company as well as an estimate of direct and indirect Metaldyne corporate administrative costs attributed to TriMas, based on a management fee allocation that approximated 1% of net sales. This allocation of costs is based on estimates that management believes are reasonable in the circumstances. However, the charges included herein are not necessarily indicative of the amounts that would have been reported if the Company had operated as an unaffiliated company. Subsequent to June 6, 2002, the financial position and results of operations of the Company and its subsidiaries are presented on a consolidated basis and the Company will no longer file a consolidated tax return with Metaldyne.

     The Company's fiscal year ends on December 31. The Company's fiscal quarters end on the Sunday nearest March 31, June 30 and September 30. All quarter references relate to the Company's fiscal year quarters unless otherwise noted.


2. RECAPITALIZATION

     On June 6, 2002, the Company, Metaldyne and Heartland Industrial Partners ("Heartland") entered into a stock purchase agreement under which Heartland and other co-investors invested $265 million in the Company to acquire approximately 66% of the Company's common stock on a fully diluted basis. To effect the transactions contemplated by the stock purchase agreement, the Company also entered into a senior credit facility consisting of a $150 million revolving credit facility, a $260 million term loan facility and a $125 million receivables securitization facility, and issued senior subordinated debentures with a face value of $352.8 million. The Company declared and paid a dividend to Metaldyne of $840 million in the form of cash, retirement of debt owed by TriMas to Metaldyne or attributed to TriMas under the Metaldyne credit agreement and repurchase of TriMas originated receivables balances under the Metaldyne receivables facility. TriMas was released from all obligations under the Metaldyne credit agreement in connection with the common stock issuance and related financing transactions. Under the terms of the stock purchase agreement, Metaldyne retained shares of the Company's common stock valued at $120 million and received a warrant to purchase 750,000 shares of common stock at par value of $.01 per share, valued at $15 million. At December 31, 2002, this warrant had not been exercised. The common stock and warrants are valued based upon

                              TRIMAS CORPORATION
the cash equity investment made by Heartland and the other investors. At December 31, 2002, Metaldyne owned 34% of the Company's common stock on a fully diluted basis.

     As Heartland is both the Company's and Metaldyne's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and, accordingly, the Company has not established a new basis of accounting in its assets or liabilities. Additional adjustments to paid-in capital related to Metaldyne's investment in the Company at December 31, 2002 may be recorded in subsequent periods to reflect finalization of certain estimated amounts at the transaction closing date.

     METALDYNE RECAPITALIZATION

     On November 28, 2000, the acquisition and recapitalization of Metaldyne by Heartland and its co-investors was consummated in accordance with the terms of a recapitalization agreement. As a result, each issued and outstanding share of Metaldyne's publicly traded common stock at the time of the recapitalization was converted into the right to receive $16.90 in cash (approximately $585 million in the aggregate) plus additional cash amounts, if any, based upon the net proceeds from any future disposition of the stock of an identified Metaldyne investment. In connection with the recapitalization, Masco Corporation, Richard A. Manoogian and certain of Metaldyne's other stockholders agreed to roll over a portion of their investment in Metaldyne and consequently remain as stockholders. As a result of the recapitalization, Metaldyne is controlled by Heartland and its co-investors.

     CHANGE IN ACCOUNTING BASIS

     The pre-acquisition basis financial information for the period prior to November 28, 2000 is reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis (hereafter referred to as the "Accounting Basis Change") and are therefore not comparable.

     For the purposes of these notes to the financial statements, the period from January 1, 2000 to November 27, 2000 is referred to as "2000 LP" and the period from November 28, 2000 to December 31, 2000 is referred to as "2000 SP."



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated and combined financial statements include the accounts and transactions of TriMas. Significant intercompany transactions have been eliminated.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

     Revenue Recognition. Revenues from the majority of product sales are recognized when products are shipped or services are provided to customers, the sales price is fixed and determinable and collectibility is reasonably assured. For certain products shipped on a consignment basis, revenue is recognized when the customer provides notice of end product use or sale.

     Cash and Cash Equivalents. The Company considers cash on hand and on deposit and investments in all highly liquid debt instruments with initial maturities of three months or less to be cash and cash equivalents.

     Receivables. Receivables are presented net of allowances for doubtful accounts of approximately $4.3 million and $3.7 million at December 31, 2002 and 2001, respectively. The Company monitors its exposure for credit losses and maintains allowances for doubtful accounts. The Company does not

                              TRIMAS CORPORATION
believe that significant credit risk exists due to its diverse customer base. In 2001 and through June 6, 2002, trade accounts receivable of substantially all domestic business operations were sold, on an ongoing basis, to MTSPC, Inc., a wholly-owned subsidiary of Metaldyne.

     Inventories. Inventories are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. Direct materials, direct labor and allocations of certain manufacturing overhead are included in inventory cost.

     Property and Equipment, Net. Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in the consolidated statement of operations. Repair and maintenance costs are charged to expense as incurred.

     Depreciation and Amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and buildings / land improvements, 2.5% to 10%, and machinery and equipment, 6.7% to 33.3%. Capitalized debt issuance costs are amortized over the underlying terms of the related debt securities. Customer relationship intangibles are amortized over periods ranging from 6 -- 40 years, trademarks/trade names are amortized over a 40-year period, while technology and other intangibles are amortized over a periods ranging from 5 -- 30 years.

     Excess of Cost over Net Assets of Acquired Companies. The excess of cost over net assets of acquired companies ("Goodwill") at December 31, 2002 and 2001 is related principally to the Accounting Basis Change. Prior to 2002, goodwill was amortized using the straight-line method over 40 years. Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" and discontinued amortizing goodwill. The Company tests goodwill for impairment on an annual basis, unless a change in business conditions occurs which requires a more frequent evaluation, by comparison of estimated fair value to carrying value. In assessing the recoverability of goodwill, the Company estimates fair value using the present value of expected future cash flows and other valuation measures.

     Other Intangibles. Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." SFAS No. 144 requires the Company to recognize an impairment loss if the carrying amount of long-lived assets is not recoverable from the assets' undiscounted cash flows. The Company tests other intangibles for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that their carrying amount may not be recoverable. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitive activities and other economic factors.

     Fair Value of Financial Instruments. The carrying value of financial instruments reported in the balance sheet for current assets and current liabilities approximates fair value. Management believes the carrying value of long-term debt approximates fair value, based on market-based comparisons to debt instruments of like kind and quality.

     Foreign Currency Translation. The financial statements of subsidiaries located outside of the United States ("U.S.") in non-highly inflationary economies are measured using the currency of the primary economic environment in which they operate as the functional currency, which for the most part represents the local currency. Transaction gains (losses) were approximately $1.2 million, $(0.1) million, $0.1 million and $ (0.3) million in 2002, 2001, 2000 SP and 2000 LP, respectively, and are included in other expense, net in the accompanying statement of operations. When translating into U.S. dollars, income and expense items are translated at average monthly exchange rates and assets and liabilities are translated at exchange rates in effect at the balance sheet date. Translation adjustments resulting from translating the functional currency into U.S. dollars are deferred as a

                              TRIMAS CORPORATION
component of accumulated other comprehensive income (loss) in the statement of shareholders' equity and Metaldyne Corporation net investment and advances.

     Self-insurance. The Company is generally self-insured for losses and liabilities related primarily to workers' compensation, health and welfare claims and comprehensive general, product and vehicle liability. Reserves are recorded based upon the Company's estimates of the aggregate liability for claims incurred using certain actuarial assumptions about future events. Changes in assumptions for things such as medical costs and actual experience could cause these estimates to change.

     Pension Plans and Postretirement Benefits Other Than Pensions. Annual net periodic pension expense and benefit liabilities under defined benefit pension plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Annually, the Company reviews the actual experience compared to the more significant assumptions used and makes adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and it is the Company's policy to pay these benefits as they become due.

     Shipping and Handling Expenses. Freight costs are included in cost of sales and a portion of shipping and handling expenses are included in the selling, general and administrative category in the accompanying statement of operations. Shipping and handling costs included in selling, general and administrative accounts were approximately $2.3 million in 2002, $2.9 million in 2001, $0.2 million 2000 SP, and $2.8 million in 2000 LP.

     Advertising and Sales Promotion Costs. Advertising and sales promotion costs are expensed as incurred. Advertising costs were approximately $7.8 million in 2002, $7.2 million in 2001, $0.9 million in 2000 SP and $8.2 million in 2000 LP.

     Research and Development Costs. Research and development("R&D") costs are expensed as incurred. External R&D costs incurred were approximately $1.3 million in 2002, $1.6 million in 2001, $0.2 million in 2000 SP and $1.3 million in 2000 LP.

     Stock-based Compensation. In January 2003, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted SFAS No. 148 effective for the fiscal year ended December 31, 2002. The following disclosure assumes that the Company continues to account for stock-based employee compensation using the intrinsic value method under Accounting Principles Board
(APB) No. 25, "Accounting for Stock Issued to Employees."

     As more fully described in Note 16, in 2001 and up to June 6, 2002, certain TriMas employees participated in Metaldyne's Long Term Equity Incentive Plan and were granted an aggregate of 336,763 options to purchase Metaldyne's common stock. As part of the stock purchase agreement on June 6, 2002, each vested option will be converted into options to purchase TriMas common stock while the unvested options were canceled.

     The Company accounts for stock options under the recognition and measurement principles of APB No. 25 and related Interpretations. No stock-based employee compensation cost is reflected in

                              TRIMAS CORPORATION
net income, as all options granted had an exercise price equal to the fair market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation:


                                                                             (IN THOUSANDS)
                                                        ---------------------------------------------------------
                                                             2002            2001          2000 SP       2000 LP
                                                        -------------   -------------   ------------   ----------
Net income (loss) as reported .......................     $ (35,760)      $ (11,320)      $ (4,150)     $21,280
Deduct: Total stock-based employee compensation
 expense determined under fair value based method
 for all awards, net of related tax effects .........            --            (180)            --           --
                                                          ---------       ---------       --------      -------
Pro forma net income (loss) .........................     $ (35,760)      $ (11,500)      $ (4,150)     $21,280
                                                          =========       =========       ========      =======


     Income Taxes. TriMas computes income taxes using the asset and liability method, whereby deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of TriMas' assets and liabilities. Subsequent to June 6, 2002, the Company no longer files a consolidated tax return with Metaldyne. In 2001 and prior years, TriMas was included in the consolidated federal income tax return of Metaldyne. Income tax expense was computed on a separate return basis in those years; however, substantially all current income tax related liabilities were due to Metaldyne.


     Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation.


4. IMPACT OF NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 143, "Accounting for Asset Retirement Obligations," which is effective January 1, 2003. SFAS 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. The Company does not believe the adoption of SFAS 143 will have a material impact on its financial condition or results of operations.

     In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of Statement 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

     In November 2002, the FASB issued FASB Interpretation (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the disclosure requirements for certain guarantees. In addition, for guarantees issued or modified after December 31, 2002, FIN 45 will require guarantors to record a liability at fair value for certain guarantees at the time of issuance of the guarantee. The Company offers limited warranty protection on certain of its products covering defects in material and workmanship. The specific terms and conditions vary depending on the product sold, but generally are in effect for one to three years following the date of sale. Warranty reserves are recorded based upon historical and anticipated warranty claims. The Company monitors the adequacy of its warranty reserves on an ongoing basis and records adjustments to the reserves as required. Warranty expenses incurred in 2002 approximated $0.2 million.

     In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN 46 requires primary beneficiaries in a variable interest entity to consolidate the entity even if the primary beneficiary does not have a majority voting interest. This

                              TRIMAS CORPORATION
consolidation requirement is effective immediately for any variable interest entity created on or after January 31, 2003 and after June 30, 2003 for entities created before January 31, 2003. In addition, FIN 46 requires disclosure of information regarding guarantees or loss exposures related to a variable interest entity created prior to January 31, 2003 in financial statements issued after January 31, 2003. The Company does not believe the adoption of FIN 46 will have a material impact on its financial condition or results of operations.


5. GOODWILL AND OTHER INTANGIBLE ASSETS

     On January 1, 2002, TriMas adopted SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement eliminates amortization of goodwill and certain other intangible assets, but requires at least annual testing for impairment by comparison of estimated fair value to carrying value. The Company estimates fair value using the present value of expected future cash flows and other valuation measures.

     The Company completed the transitional impairment test in the second quarter of 2002, which resulted in a non-cash, after tax charge of $36.6 million related to the Company's industrial fasteners business within the Industrial Specialties Group. Sales, operating profits and cash flows for that business were lower than expected beginning in the first quarter of 2001, and experienced further deterioration during the remainder of 2001 due to the overall economic downturn and cyclical declines in certain markets for the Company's products. Based on that trend, the earnings and cash flow forecasts for the next five years were revised resulting in the goodwill impairment loss. Consistent with the requirements of Statement 142, the Company recognized this impairment charge as of January 1, 2002 as the cumulative effect of change in accounting principle. As of December 31, 2002, the Company's test for impairment indicates that fair value of goodwill exceeds the related carrying value.

     Changes in the carrying amount of goodwill for the year ended December 31, 2002 are as follows (in thousands):



                                                          CEQUENT          RIEKE
                                                      TRANSPORTATION     PACKAGING      INDUSTRIAL
                                                        ACCESSORIES       SYSTEMS      SPECIALTIES       TOTAL
                                                     ----------------   -----------   -------------   -----------
BALANCE, DECEMBER 31, 2001 .......................       $228,400        $158,300       $ 155,170      $ 541,870
 Impairment loss .................................             --              --         (36,630)       (36,630)
 Goodwill from acquisition .......................             --              --           1,220          1,220
 Impact of foreign currency
   translation ...................................          1,040           6,340             (90)         7,290
 Restructuring reserve and other adjustments .....         (2,840)            590             340         (1,910)
                                                         --------        --------       ---------      ---------
BALANCE, DECEMBER 31, 2002 .......................       $226,600        $165,230       $ 120,010      $ 511,840
                                                         ========        ========       =========      =========

     The following table summarizes the effect on net income of excluding amortization expense related to goodwill that is no longer being amortized (in thousands):

                                                  2002            2001          2000 SP       2000 LP
                                             -------------   -------------   ------------   ----------
Net income (loss), as reported ...........     $ (35,760)      $ (11,320)      $ (4,150)     $21,280
Add back: goodwill amortization ..........            --          13,600          1,100       17,700
                                               ---------       ---------       --------      -------
Net income (loss), as adjusted ...........     $ (35,760)      $   2,280       $ (3,050)     $38,980
                                               =========       =========       ========      =======

                              TRIMAS CORPORATION

     The gross carrying amounts and accumulated amortization for the Company's acquired other intangible assets at December 31, 2002 and December 31, 2001 are summarized below (in thousands):


                                              AS OF DECEMBER 31, 2002            AS OF DECEMBER 31, 2001
                                         ---------------------------------   --------------------------------
        INTANGIBLE CATEGORY BY            GROSS CARRYING      ACCUMULATED     GROSS CARRYING     ACCUMULATED
              USEFUL LIFE                     AMOUNT         AMORTIZATION         AMOUNT         AMORTIZATION
--------------------------------------   ----------------   --------------   ----------------   -------------
Customer relationships:
 6 -- 12 years .......................       $ 26,500         $  (5,460)         $ 26,500         $  (2,850)
 15 -- 25 years ......................         62,000            (5,630)           62,000            (2,930)
 40 years ............................        111,580            (5,790)          112,000            (3,010)
                                             --------         ---------          --------         ---------
Total customer relationships .........        200,080           (16,880)          200,500            (8,790)
                                             --------         ---------          --------         ---------
Trademark/Trade names:
 40 years ............................         54,390            (2,830)           54,390            (1,460)
                                             --------         ---------          --------         ---------
Technology and other:
 5 -- 15 years .......................         22,500            (5,670)           21,500            (2,910)
 18 -- 30 years ......................         38,190            (3,510)           38,100            (1,840)
                                             --------         ---------          --------         ---------
Total technology and other ...........         60,690            (9,180)           59,600            (4,750)
                                             --------         ---------          --------         ---------
                                             $315,160         $ (28,890)         $314,490         $ (15,000)
                                             ========         =========          ========         =========


     Amortization expense for intangibles was approximately $13.9 million and $14.2 million for the years ended December 31, 2002 and 2001, respectively, and is included in cost of sales in the accompanying statement of operations. Estimated amortization expense for the next five fiscal years beginning after December 31, 2002 is as follows: 2003 - $13.9 million; 2004 - $13.9 million; 2005 - $13.8 million; 2006 - $12.3 million; and 2007 - $11.7 million. The
Company also recorded a non-cash charge of $0.4 million for the year ended December 31, 2002 related to impairment of a customer relationship intangible as the Company no longer maintains a sales relationship with two customers in the Industrial Specialties segment. The non-cash charge is recorded in cost of sales in the accompanying statement of operations.


6. ACQUISITIONS AND RESTRUCTURINGS

     Following the November 2000 acquisition of Metaldyne by Heartland, Metaldyne employed a new senior management team for TriMas to reorganize and restructure the TriMas business units and implement cost savings projects. The new management team developed and launched six major projects and several smaller initiatives to consolidate sub-scale business units and redundant plants and to streamline administrative costs.

     The following table summarizes the purchase accounting adjustments established to reflect these actions and subsequent related activity (in thousands):

                              TRIMAS CORPORATION

                                                               OTHER
                                             SEVERANCE     CLOSURE COSTS       TOTAL
                                            -----------   ---------------   ----------
   Reserve at November 28, 2000 .........    $ 19,070        $  3,690        $ 22,760
     Cash ...............................          --              --              --
     Non-cash ...........................          --              --              --
                                             --------        --------        --------
   Reserve at December 31, 2000 .........      19,070           3,690          22,760
     Cash ...............................      (5,860)            (80)         (5,940)
     Non-cash ...........................          --              --              --
                                             --------        --------        --------
   Reserve at December 31, 2001 .........      13,210           3,610          16,820
     Cash ...............................      (6,070)         (1,020)         (7,090)
     Non-cash ...........................          --            (110)           (110)
     Adjustments to restructuring
      reserves ..........................      (2,550)             --          (2,550)
                                             --------        --------        --------
   Reserve at December 31, 2002 .........    $  4,590        $  2,480        $  7,070
                                             ========        ========        ========

     Approximately 600 jobs have been or will be eliminated as a result of these restructuring actions of which approximately 565 were eliminated as of December 31, 2002. Cequent Transportation Accessories consolidated an acquired trailer products manufacturing plant into an existing manufacturing facility and reduced the towing products regional warehouse service centers from eleven to five facilities by closing or selling six related properties in 2001. In 2002, the electrical products manufacturing facility in Indiana was closed and consolidated into an existing low cost contract manufacturing plant in Mexico. In addition, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse, were consolidated into a single existing third facility, with one master warehouse on the same property. These actions have resulted in the elimination of approximately 410 positions through December 31, 2002. Rieke Packaging Systems has rationalized back office and manufacturing operations. Through December 31, 2002, approximately 55 positions have been eliminated. Industrial Specialties has adopted a multi-step plan for the industrial fasteners product line to consolidate five sub-scale manufacturing plants into three plants. The actions approved as part of the original restructuring plan have been completed. Through December 31, 2002, Industrial Specialties has eliminated approximately 100 positions related to these activities.

7. ACCOUNTS RECEIVABLE SECURITIZATION

     Prior to June 6, 2002, TriMas sold certain of its accounts receivable to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of Metaldyne. MTSPC sold an undivided fractional ownership interest in the pool of receivables to a third party multi-seller funding company. In connection with the common stock issuance and related financing transactions that occurred on June 6, 2002, the Company repurchased an aggregate of $113.6 million of TriMas receivables from MTSPC, including its retained subordinated interest of approximately $39.1 million.

     The proceeds from the sale of TriMas' accounts receivable were $14.6 million during the period January 1, 2002 to June 6, 2002 and $59.8 million through December 31, 2001. The net proceeds of TriMas' attributed portion of receivables sold to MTSPC were less than the face amount of accounts receivable sold by approximately $2.3 million during the period January 1, 2002 to June 6, 2002, $3.6 million in 2001, $0.3 million in 2000 SP and $1.3 million in 2000 LP. These differences approximate the purchaser's financing costs and are included in other expense in the accompanying statement of operations. The financing costs are determined by calculating the estimated present value of the receivables sold compared to their carrying amount. The estimated present value factor is based on historical collection experience and a discount rate representing a spread over LIBOR as prescribed under the terms of the securitization agreement. During the period January 1, 2002 to June 6, 2002, the financing costs were based on an average liquidation period of the portfolio of approximately 1.5

                              TRIMAS CORPORATION
months and an average discount rate of 1.9%. In 2001, the financing costs were based on an average liquidation period of the portfolio of approximately 1.5 months and average discount rate of 5.3%.

     At December 31, 2001, TriMas retained a subordinated interest in its receivables sold of approximately $12.2 million, which is included in the accompanying combined balance sheet. The retained interest represents the excess of receivables sold to MTSPC over the amount funded to the Company. The fair value of the retained interest is based on the present value of the receivables calculated in a method consistent with the losses on sales of receivables discussed above, net of anticipated losses.

     As part of the 2002 financing transactions, TriMas established a receivables securitization facility and organized TSPC, Inc. ("TSPC"), a wholly-owned subsidiary, to sell trade accounts receivable of substantially all domestic business operations. From time to time, TSPC may sell an undivided fractional ownership interest in this pool of receivables up to approximately $125.0 million to a third party multi-seller receivables funding company. At December 31, 2002, no receivables have been sold under this arrangement.


8. INVENTORIES

     Inventories by component are as follows:

                                           (IN THOUSANDS)
                                   ------------------------------
                                    DECEMBER 31,     DECEMBER 31,
                                        2002             2001
                                   --------------   -------------
   Finished goods ..............       $50,220         $59,510
   Work in process .............        12,860          13,470
   Raw materials ...............        28,330          23,830
                                       -------         -------
     Total inventories .........       $91,410         $96,810
                                       =======         =======

9. PROPERTY AND EQUIPMENT, NET


     Property and equipment by component are as follows:


                                                      (IN THOUSANDS)
                                              ------------------------------
                                               DECEMBER 31,     DECEMBER 31,
                                                   2002             2001
                                              --------------   -------------
   Land and land improvements .............      $  8,810         $ 13,840
   Buildings ..............................        46,100           67,940
   Machinery and equipment ................       226,380          200,750
                                                 --------         --------
                                                  281,290          282,530
   Less: Accumulated depreciation .........        46,300           28,150
                                                 --------         --------
   Property and equipment, net ............      $234,990         $254,380
                                                 ========         ========

     Depreciation expense was approximately $24.4 million in 2002, $26.0 million in 2001, $2.2 million in 2000 SP and $20.0 million in 2000 LP.

                              TRIMAS CORPORATION

10. ACCRUED LIABILITIES

                                                         (IN THOUSANDS)
                                                 ------------------------------
                                                  DECEMBER 31,     DECEMBER 31,
                                                      2002             2001
                                                 --------------   -------------
   Self-insurance ............................      $ 13,090         $ 10,670
   Vacation, holiday and bonus ...............        10,030            9,010
   Severance and other closure costs .........         7,070           12,630
   Other .....................................        32,950           23,880
                                                    --------         --------
     Total accrued liabilities ...............      $ 63,140         $ 56,190
                                                    ========         ========


11. LONG-TERM DEBT

     The Company's long-term debt at December 31, 2002, net of the unamortized discount of $2.7 million from face value of the Notes issued in June 2002 and the $0.9 million premium on the face value of the additional Notes issued in December 2002, and the long-term debt attributed from Metaldyne at December 31, 2001, is as follows:


                                                                      (IN THOUSANDS)
                                                              ------------------------------
                                                               DECEMBER 31,     DECEMBER 31,
                                                                   2002             2001
                                                              --------------   -------------
   Bank debt ..............................................      $259,375         $440,600
   9 7/8% senior subordinated notes, due June 2012 .........       435,975               --
   Other ..................................................           830              160
                                                                 --------         --------
                                                                  696,180          440,760
   Less: Current maturities, long-term debt ...............         2,990           28,900
                                                                 --------         --------
   Long-term debt .........................................      $693,190         $411,860
                                                                 ========         ========


     On June 6, 2002, in connection with the issuance of common stock and related financing transactions, the Company entered into two long-term financing arrangements. In the first arrangement, the Company issued $352.8 million face value of 9 7/8% senior subordinated notes due June 2012 ("Notes") in a private placement under Rule 144A of the Securities Act of 1933, as amended. The Company also entered into a credit facility ("Credit Facility") with a group of banks consisting of a $260 million senior term loan which matures December 31, 2009 and is payable in quarterly installments of $0.625 million which began on December 31, 2002. The Credit Facility also includes a senior revolving credit facility with a total principal commitment of $150 million, including up to $100 million for one or more permitted acquisitions, which matures December 31, 2007. There were no borrowings on the revolving facility at December 31, 2002. The Credit Facility allows the Company to issue letters of credit, not to exceed $40 million in aggregate, against revolving credit facility commitments. At December 31, 2002, the Company had letters of credit of approximately $23.5 million issued and outstanding. The Company pays a commitment fee, ranging from 0.5% to 0.75%, with respect to unused principal commitments, net of letters of credit issued, under the Credit Facility. The obligations under the Credit Facility are collateralized by substantially all of the Company's assets and unconditionally and irrevocably guaranteed jointly and severally by TriMas Corporation, the parent company, and each of the borrowers existing and subsequently acquired or organized domestic subsidiaries, other than TSPC, pursuant to the terms of a separate guarantee agreement. Although no foreign subsidiaries are currently borrowers under the Credit Facility, such entities may borrow under the facility in the future.

     Borrowings under the Credit Facility bear interest at the Company's option at either a base rate used by JPMorgan Chase Bank, plus an applicable margin, or a Eurodollar rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all

                              TRIMAS CORPORATION
lenders agree to make such a duration available), plus an applicable margin. The applicable margin on borrowings is subject to change, depending on the Company's Leverage Ratio, as defined, and is 1.75% on base rate loans and 2.75% on Eurodollar loans at December 31, 2002. The effective interest rate on credit facility borrowings was 4.44% at December 31, 2002.

     The bank debt is an obligation of subsidiaries of the Company. Although the credit agreement does not restrict the Company's subsidiaries from making distributions to it in respect of the exchange notes, it does contain certain other limitations on the distribution of funds from TriMas Company LLC, the principal subsidiary, to the Company. The restricted net assets of the guarantor subsidiaries, approximately $808.6 million at December 31, 2002, are presented in the consolidating financial information in Note 20. The Credit Facility contains negative and affirmative covenants and other requirements affecting the Company and its subsidiaries, including among others: restrictions on incurrence of debt, except for permitted acquisitions and subordinated indebtedness, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions greater than $75 million if sold at fair market value, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements and amendments to charters, by-laws, and other material documents. The Credit Facility also requires the Company and its subsidiaries to meet certain restrictive financial covenants and ratios computed quarterly, including a leverage ratio (total consolidated indebtedness plus outstanding amounts under the accounts receivable securitization facility over consolidated EBITDA, as defined), interest expense ratio (cash interest expense over EBITDA, as defined) and a capital expenditures covenant. The Company was in compliance with its covenants at December 31, 2002.

     On December 10, 2002, the Company issued an additional $85.0 million face value of 9 7/8% senior subordinated notes due June 2012 pursuant to the June 6, 2002 indenture, bringing the aggregate amount outstanding under the indenture to $435,975. These notes were issued at a premium of approximately $0.9 million. The bonds were issued to obtain cash to repurchase approximately $20.0 million of TriMas common stock owned by Metaldyne, to fund potential acquisitions, for debt repayment and for other general corporate purposes.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of TriMas, including amounts outstanding under the Credit Facility. The Notes are pari passu in right of payment with all existing and future unsecured senior subordinated indebtedness of TriMas and are unconditionally guaranteed by all of the Company's domestic subsidiaries that are direct borrowers under the Credit Facility. Interest on the Notes accrues at the rate of 9 7/8% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing December 15, 2002.

     At any time prior to June 15, 2005, TriMas may redeem up to 35% of the aggregate principal amount of Notes issued at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of such equity offering. Except as outlined herein, the Notes are not redeemable at the Company's option prior to June 15, 2007.

                              TRIMAS CORPORATION

     After June 15, 2007, TriMas may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:


YEAR                                        PERCENTAGE
---------------------------------------   -------------
  2007 ................................       104.938%
  2008 ................................       103.292%
  2009 ................................       101.646%
  2010 and thereafter .................       100.000%

     The Notes indenture contains negative and affirmative covenants and other requirements that are comparable to those contained in the Credit Facility. At December 31, 2002, the Company was in compliance with all such covenant requirements.

     The Company capitalized debt issuance costs paid of $13.1 million and $18.8 million associated with the Credit Facility and the Notes, respectively. These amounts consist primarily of legal, accounting and transaction advisory fees, and facility fees paid to the lenders. Debt issuance costs and discount on the Notes are amortized using the interest method over the term of the Credit Facility and Notes, respectively. Unamortized debt issuance costs of $12.1 million and $17.7 million related to the Credit Facility and Notes, respectively, are included in other assets in the accompanying consolidated balance sheet at December 31, 2002.

     At December 31, 2001, bank debt was allocated to TriMas by Metaldyne and primarily represented that portion of debt that was a joint and several obligation of Metaldyne and certain subsidiaries of the Company. The interest rate charged by Metaldyne applicable to the bank debt approximated 8.5% at December 31, 2001.

     Subsequent to June 6, 2002, the Company paid cash for interest of approximately $22.9 million. Prior to June 6, 2002 and in 2001 and 2000, interest expense allocated to TriMas was paid by Metaldyne.

     Future maturities of the face value of long-term debt at December 31, 2002 are as follows:


                                  (IN THOUSANDS)
YEAR ENDING DECEMBER 31:         ---------------
  2003 .......................       $  2,990
  2004 .......................          2,830
  2005 .......................          2,500
  2006 .......................          2,500
  2007 .......................          2,500
  Thereafter .................        684,660
                                     --------
  Total ......................       $697,980
                                     ========

12. LEASES

     TriMas leases certain equipment and plant facilities under non-cancelable operating leases. Rental expense for TriMas totaled approximately $6.4 million in 2002, $4.6 million in 2001, $0.4 million in 2000 SP and $4.7 million in 2000 LP.

                              TRIMAS CORPORATION

     Minimum payments for operating leases having initial or remaining non-cancelable lease terms in excess of one year at December 31, 2002 are summarized below:


                                  (IN THOUSANDS)
YEAR ENDING DECEMBER 31:         ---------------
  2003 .......................       $ 8,010
  2004 .......................         7,640
  2005 .......................         7,140
  2006 .......................         6,520
  2007 .......................         6,250
  Thereafter .................        51,430
                                     -------
  Total ......................       $86,990
                                     =======


     In the first quarter 2002, as part of financing arranged by Metaldyne and Heartland, the Company entered into sale/leaseback arrangements with a third-party lender for certain facilities utilized by the Company. The 20 year lease term continues until 2022 and requires annual lease payments of approximately $2.5 million per year. The proceeds from these transactions were applied against the Metaldyne Corporation net investment and advance balance. Because Metaldyne provided the third-party lender with a guarantee of the Company's lease obligations, these lease arrangements were accounted for as capitalized leases and lease obligations approximating $19 million at March 31, 2002 were recorded in long-term debt.

     As a result of the recapitalization and related financing transactions completed during the second quarter of 2002, Metaldyne no longer guarantees the Company's lease obligations with the third party lender. Subsequent to June 6, 2002, the Company accounts for these lease transactions as operating leases. During the quarter ended June 30, 2002, the Company eliminated the capitalized lease obligation and related capitalized lease assets.


13. COMMITMENTS AND CONTINGENCIES

     A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including the Company, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State of California has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs. The defendants are negotiating a Consent Decree with the United States, which will dismiss the defendants from the case subject only to the failure of the State of California to perform under its Consent Decree with the defendants. Additionally, TriMas and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged personal injuries claimed to arise from exposure to contaminants from the site. During the discovery stage, the Judge of the Superior Court of the State of California issued an order dismissing all plaintiffs in the action. Plaintiffs have an opportunity to appeal. Based upon the Company's present knowledge, the Company does not believe the ultimate outcome of these matters will have a material adverse effect on its consolidated financial statements and future results of operations.

     Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including TriMas, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that

                              TRIMAS CORPORATION
the defendants clean up contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of defendants, including TriMas, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site.

     As of March 26, 2003, the Company is party to approximately 502 pending cases involving approximately 24,363 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. The Company manufactured three types of gaskets and has ceased the use of asbestos in its products. The Company believes that many of the pending cases relate to locations at which none of our gaskets were distributed or used. In addition, TriMas acquired various companies to distribute the Company's products that distributed gaskets of other manufacturers prior to acquisition. Total settlement costs (exclusive of defense costs) for all such cases, some of which were filed over 12 years ago, have been approximately $2.3 million. Based upon the Company's experience to date and other available information, the Company does not believe that these cases will have a material adverse effect on its financial condition or future results of operations. However, there can be no assurance that the Company will not be subjected to significant additional claims in the future, that the cost of settling cases in which product identification can be made will not increase or that the Company will not be subjected to further claims with respect to the former activities of its acquired gasket distributors.

     The Company has provided reserves based upon its present knowledge and, subject to future legal and factual developments, does not believe that the ultimate outcome of any of these litigations will have a material adverse effect on its consolidated financial position and future results of operations and cash flows. However, there can be no assurance that future legal and factual developments will not result in a material adverse impact on our financial condition and future results of operations.

     The Company is subject to other claims and litigation in the ordinary course of business, but does not believe that any such claim or litigation will have a material adverse effect on the Company's financial position or results of operations.


14. RELATED PARTIES

     Metaldyne Corporation

     Prior to June 6, 2002, the Company was wholly-owned by Metaldyne and participated in joint activities including employee benefits programs, legal, treasury, information technology and other general corporate activities.

     In connection with the common stock issuance and related financing transactions, TriMas assumed certain liabilities and obligations of Metaldyne, mainly comprised of contractual obligations to former TriMas employees, tax related matters, benefit plan liabilities and reimbursements to Metaldyne for normal course payments to be made on TriMas' behalf. As of December 31, 2002, total liabilities and obligations assumed approximated $37.0 million, with payments made to Metaldyne of $15.1 million in respect to these obligations. The remaining assumed liabilities of approximately $21.9 million are payable at various dates over the next two years and are reported as Due to Metaldyne in the accompanying balance sheet at December 31, 2002.

     Subject to certain limited exceptions, Metaldyne, on the one hand, and we, on the other hand, retained the liabilities associated with our respective businesses. Accordingly, we will indemnify and hold harmless Metaldyne from all liabilities associated with us and our subsidiaries and our respective operations and assets, whenever conducted, and Metaldyne will indemnify and hold Heartland and us harmless from all liabilities associated with Metaldyne and its subsidiaries (excluding us and our subsidiaries) and their respective operations and assets, whenever conducted. In addition, we agreed

                              TRIMAS CORPORATION
with Metaldyne to indemnify one another for our allocated share (42.01%) of liabilities not readily associated with either business, or otherwise addressed including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions survive indefinitely and are subject to a $50,000 deductible.

     Effective June 6, 2002, the Company also entered into a corporate services agreement with Metaldyne. Under the terms of the agreement, TriMas pays Metaldyne an annual services fee of $2.5 million in exchange for human resources, information technology, treasury, audit, internal audit, tax, legal and other general corporate services and remittance of certain third-party charges on TriMas' behalf. To the extent TriMas directly incurs costs related to items covered by the agreement, the $2.5 million fee is reduced accordingly. Effective January 1, 2003, the corporate services agreement was amended whereby Metaldyne will continue to receive an annual fee of $2.5 million for services rendered to TriMas. However, the fee will no longer be reduced for TriMas' third-party charges.

     Net investment and advances reflected the accumulation of transactions between TriMas and Metaldyne through June 6, 2002. These transactions included operating results, management fees and advances, as discussed below:

     o TriMas was charged a management fee by Metaldyne for various corporate support staff and administrative services. Such fees approximated one percent of net sales and amounted to $3.3 million in 2002, $7.3 million in 2001, $0.5 million in 2000 SP and $7.3 million in 2000 LP.

     o Certain of TriMas' employee benefit plans and insurance coverages are administered by Metaldyne. These costs as well as other costs incurred on TriMas' behalf were charged directly to TriMas.

     o TriMas was also charged interest expense at various rates on the debt attributed to TriMas from Metaldyne and on the outstanding advance balance from Metaldyne. These charges aggregated $29.4 million in 2002, $73.1 million in 2001, $4.9 million in 2000 SP and $54.2 million in 2000 LP. The related advances were included in Metaldyne Corporation net investment and advances in the accompanying consolidated balance sheets. As a result of the Company's common stock issuance and related transactions completed during the second quarter of 2002, Metaldyne's net investment and advances balance at June 6, 2002, net of the cash dividend paid and certain subsequent adjustments to reflect finalization of estimated amounts, was reclassified to paid-in capital in the statement of shareholders' equity.


     Heartland Industrial Partners

     In connection with the common stock issuance and related financing transactions, TriMas paid Heartland transaction advisory fees of $9.8 million. Of this amount, approximately $3.9 million related to equity transaction costs and were netted against proceeds of the common stock issuance recorded in paid-in capital in the accompanying balance sheet. Approximately $5.9 million related to costs incurred in connection with the original Notes issuance and obtaining the Credit Facility. These amounts were capitalized as debt issuance costs related to these financing transactions and included in other assets in the accompanying balance sheet. The Company also entered into an advisory services agreement with Heartland at an annual fee of $4.0 million plus expenses. During 2002, Heartland was paid $2.8 million under this agreement and such amount is included in selling, general and administrative expense in the accompanying consolidated statement of operations.

     In December 2002, TriMas paid Heartland approximately $0.9 million in connection with the issuance of the additional $85 million of Notes. Such fees have been capitalized as a component of other assets in the accompanying balance sheet and are being amortized over the life of the Notes.

                              TRIMAS CORPORATION

     Related Party Sales


     During 2002, the Company consummated sales transactions with Metaldyne for approximately $0.5 million and with an affiliate of a shareholder for approximately $4.7 million. These amounts are included in net sales in the accompanying statement of operations.


15. EMPLOYEE BENEFIT PLANS

     Pension and Profit-Sharing Benefits. Effective through December 31, 2002, substantially all TriMas salaried employees participated in Metaldyne-sponsored noncontributory profit-sharing and/or contributory defined contribution plans, to which payments were approved annually by Metaldyne's Board of Directors. Aggregate charges included in the accompanying statement of operations under these plans were approximately $2.6 million in 2002, $2.6 million in 2001, $0.3 million in 2000 SP and $3.3 million in 2000 LP. In addition, TriMas salary and non-union hourly employees participated in defined-benefit pension plans sponsored by Metaldyne. The expense for these plans was approximately $1.7 million in 2002, $2.4 million in 2001, $0.3 million in 2000 SP and $3.1 million in 2000 LP.

     On June 6, 2002, the Metaldyne defined benefit pension plans were curtailed with respect to TriMas employees. Service and salary continued to accrue for the TriMas employees for benefit purposes until December 31, 2002. The liability for these plans remains the obligation of Metaldyne. TriMas implemented a new defined contribution profit sharing plan effective January 1, 2003.

     In addition, TriMas' foreign and union-hourly employees participate in defined benefit pension plans. Certain Metaldyne employees also participated in the TriMas union-hourly plans. In connection with TriMas' recapitalization, the Metaldyne employees and the related plan assets were transferred out of the plans, with the plans continuing with TriMas employees only. The plan assets were allocated between Metaldyne and TriMas employees, and a greater portion of the plan assets were attributed to Metaldyne employees based on statutory asset allocation rules.

     In connection with the June 6, 2002 transactions, the Company also assumed a liability of approximately $0.5 million related to a defined benefit restoration plan for certain TriMas employees. As a part of the restructuring activities during 2002, this plan was curtailed, yielding a curtailment gain of approximately $0.2 million.

     Net periodic pension cost for TriMas defined benefit pension plans, covering foreign employees, union-hourly employees and certain salaried employees includes the following components:


                                                                 (IN THOUSANDS)
                                               ---------------------------------------------------
                                                   2002          2001       2000 SP      2000 LP
                                               -----------   -----------   ---------   -----------
Service cost ...............................    $    640      $    540      $   50      $    600
Interest cost ..............................       1,100           980          80           900
Expected return on assets ..................      (1,410)       (1,330)       (110)       (1,180)
Amortization of prior-service cost .........          30            --          --            10
Curtailment gain ...........................        (240)           --          --            --
Amortization of net loss ...................          --            --          --           (10)
                                                --------      --------      ------      --------
 Net periodic pension cost .................    $    120      $    190      $   20      $    320
                                                ========      ========      ======      ========

                              TRIMAS CORPORATION

     Major actuarial assumptions used (measurement date of September 30) in accounting for the U.S. TriMas defined benefit pension plans at December 31 are as follows:


                                                                    2002        2001        2000
                                                                 ---------   ---------   ---------
   Discount rate for obligations .............................     6 3/4%    7 5/8%      7 3/4%
   Rate of increase in compensation ..........................      N/A          4%          4%
   Expected long-term rate of return on plan assets ..........         9%        9%          9%


     Major actuarial assumptions used (measurement date of September 30) in accounting for the non-U.S. TriMas defined benefit pension plans at December 31 are as follows:



                                                                    2002        2001        2000
                                                                 ---------   ---------   ---------
   Discount rate for obligations .............................         7%          7%          7%
   Rate of increase in compensation ..........................     4 1/2%      4 1/2%      4 3/4%
   Expected long-term rate of return on plan assets ..........         9%          9%          9%


     The following provides a reconciliation of the changes in TriMas' defined benefit pension plans' projected benefit obligations and fair value of assets covering foreign employees and union-hourly employees for each of the years ended December 31, 2002 and 2001 and the funded status as of December 31, 2002 and 2001:


                                                                       (IN THOUSANDS)
                                                                -----------------------------
                                                                     2002            2001
                                                                -------------   -------------
   CHANGES IN PROJECTED BENEFIT OBLIGATIONS
   Benefit obligations at January 1 .........................     $ (13,820)      $ (13,230)
   Service costs ............................................          (640)           (540)
   Interest costs ...........................................        (1,100)           (980)
   Contribution .............................................           (70)             --
   Assumption of benefit restoration plan liability .........          (460)             --
   Actuarial gain (loss) ....................................        (1,770)            610
   Benefit payments .........................................           600             630
   Curtailment gain .........................................           240              --
   Change in foreign currency ...............................          (620)            160
   Plan amendments ..........................................            --            (470)
                                                                  ---------       ---------
   Projected benefit obligations at December 31 .............     $ (17,640)      $ (13,820)
                                                                  =========       =========


                              TRIMAS CORPORATION

                                                                     (IN THOUSANDS)
                                                                -------------------------
                                                                    2002          2001
                                                                ------------   ----------
   CHANGES IN PLAN ASSETS
   Fair value of plan assets at January 1 ...................     $ 14,250      $ 14,920
   Actual return on plan assets .............................         (530)       (1,450)
   Contributions ............................................          440         1,610
   Benefit payments .........................................         (600)         (630)
   Asset transfer adjustment ................................       (1,280)           --
   Changes in foreign currency ..............................          470          (200)
                                                                  --------      --------
   Fair value of plan assets at December 31 .................     $ 12,750      $ 14,250
                                                                  ========      ========
   FUNDED STATUS
   Plan assets greater than (less than) projected benefits at
     December 31 ............................................     $ (4,890)     $    430
   Unamortized prior-service cost ...........................          370           400
   Unamortized net loss .....................................        5,240         1,980
                                                                  --------      --------
   Net asset recognized at December 31 ......................     $    720      $  2,810
                                                                  ========      ========

                                                                           (IN THOUSANDS)
                                                                      -------------------------
                                                                          2002          2001
                                                                      -----------   -----------
   COMPONENTS OF THE NET ASSET RECOGNIZED
   Prepaid benefit cost ...........................................    $  3,030       $ 2,670
   Accrued benefit liability ......................................      (4,680)         (370)
   Intangible asset ...............................................         370           440
   Accumulated other comprehensive (income) loss ..................       2,000            70
                                                                       --------       -------
   Net asset recognized at December 31 ............................    $    720       $ 2,810
                                                                       ========       =======
   PLANS WITH BENEFIT OBLIGATION EXCEEDING PLAN ASSETS
   Benefit obligation .............................................    $ 15,850       $12,050
   Plan assets ....................................................       8,930        10,400
                                                                       --------       -------
   Benefit obligation in excess of plan assets at December 31 .....    $  6,920       $ 1,650
                                                                       ========       =======

     Postretirement Benefits. TriMas provides postretirement medical and life insurance benefits, none of which are funded, for certain of its active and retired employees. As a part of the recapitalization on June 6, 2002, the Company assumed a liability of approximately $0.3 million related to a postretirement benefit plan specific to a TriMas location. In addition, the Company closed a plant in 2002 and terminated certain of the employees, thereby yielding a curtailment gain of approximately $0.3 million.


     Net periodic postretirement benefit cost includes the following components:

                                                                    (IN THOUSANDS)
                                                        --------------------------------------
                                                         2002     2001     2000 SP     2000 LP
                                                        ------   ------   ---------   --------
   Service cost .....................................    $ 90     $ 80       $10       $  120
   Interest cost ....................................     480      310        30          320
   Net amortization .................................     100       --        --         (170)
                                                         ----     ----       ---       ------
   Net periodic postretirement benefit cost .........    $670     $390       $40       $  270
                                                         ====     ====       ===       ======

                              TRIMAS CORPORATION

     The following provides a reconciliation of the changes in benefit obligations and status for each of the years ended December 31, 2002 and 2001:

                                                                       (IN THOUSANDS)
                                                                 ---------------------------
                                                                     2002           2001
                                                                 ------------   ------------
   CHANGES IN BENEFIT OBLIGATIONS
   Benefit obligations at January 1 ..........................     $ (4,240)      $ (4,140)
   Service cost ..............................................          (90)           (80)
   Interest cost .............................................         (480)          (310)
   Assumption of additional postretirement liability .........         (255)            --
   Actuarial loss ............................................       (3,455)           (30)
   Curtailment gain ..........................................          290             --
   Benefit payments ..........................................          510            320
                                                                   --------       --------
   Benefit obligations at December 31 ........................     $ (7,720)      $ (4,240)
                                                                   ========       ========
   STATUS
   Benefit obligations at December 31 ........................     $ (7,720)      $ (4,240)
   Unrecognized loss .........................................        3,250             30
                                                                   --------       --------
   Net liability at December 31 ..............................     $ (4,470)      $ (4,210)
                                                                   ========       ========

     The discount rate used in determining the accumulated postretirement benefit obligation was 6.75% in 2002 and 7.63% in 2001. The assumed health care cost trend rate in 2002 was 10.5%, decreasing to an ultimate rate in 2013 of 5%. If the assumed medical cost trend rates were increased by 1%, the accumulated postretirement benefit obligations would increase by $0.6 million and the aggregate of the service and interest cost components of net periodic postretirement benefit obligations cost would increase by $45,000. If the assumed medical cost trend rates were decreased by 1%, the accumulated postretirement benefit obligations would decrease by $0.5 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost would decrease by $40,000.


16. STOCK OPTIONS AND AWARDS

     Prior to the Metaldyne recapitalization, Metaldyne's Long Term Stock Incentive Plan provided for the issuance of stock-based incentives. Certain of TriMas' salaried employees are holders of restricted stock awards issued under that plan. Under the terms of the Metaldyne recapitalization agreement, those shares become free of restriction and vest in four equal installments as of the closing of the recapitalization and January of 2002, 2003 and 2004. Holders of restricted stock may elect to receive all of the installment in common shares of Metaldyne stock, 40% in cash and 60% in common shares of Metaldyne stock, or 100% in cash. The number of shares or cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration. TriMas is charged directly by Metaldyne for the interest accretion on the stock awards. TriMas' portion of compensation expense, including interest accretion, for the vesting of long-term stock awards was approximately $3.3 million in 2002, $4.0 million in 2001 and $0.8 million in 2000 LP.

     In 2001, subsequent to the recapitalization, a new Metaldyne Long Term Equity Incentive Plan (the "Plan") was adopted, which provides for the issuance of equity-based incentives in various forms. During 2001, Metaldyne granted stock options for 2,855,000 shares at a price of $16.90 per share to key employees of Metaldyne, of which 336,763 were granted to TriMas employees. Of this amount, 81,640 options have vested and the remaining 255,123 options were canceled in connection with the June 6, 2002 transactions. These options have a ten year option period from the date of grant. The ability to exercise the options is limited in the circumstances of a public offering whereby the shares are required to be held and exercised after the elapse of certain time periods.

                              TRIMAS CORPORATION

     In connection with the stock purchase agreement on June 6, 2002, each vested option in the Plan will be converted into an option to purchase TriMas common stock. TriMas created the 2002 Long-Term Equity Incentive Plan during 2002, which allows issuance of equity-based incentives in various forms. No options for TriMas common stock have been granted as of December 31, 2002.


     Metaldyne has elected to continue to apply the provisions of APB No. 25 and, accordingly, no stock option compensation expense is included in the determination of net income (loss) in the consolidated statements of operations. The weighted average fair value on the date of grant of the Metaldyne options granted during 2001 was $3.80. There were no Metaldyne stock option grants in 2002 to TriMas employees.


17. SEGMENT INFORMATION

     TriMas' reportable operating segments are business units, each providing their own unique products and services. Each operating segment is independently managed, requires different technology and marketing strategies and has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. During the first quarter of 2003, the Company re-aligned its operating segments and appointed a group president for its Fastening Systems group. Prior period segment information has been revised to conform to the current structure and presentation. TriMas has four operating segments involving the manufacture and sale of the following products:

     CEQUENT TRANSPORTATION ACCESSORIES -- Vehicle hitches and receivers, sway controls, weight distribution and 5th wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories.

     RIEKE PACKAGING SYSTEMS -- Closures and dispensing systems for steel and plastic industrial and consumer packaging applications.

     FASTENING SYSTEMS -- Large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, and highly engineered specialty fasteners for the domestic and international aerospace industry.

     INDUSTRIAL SPECIALTIES -- Flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordinance components and weapon systems.

     Fastening Systems was previously included in the Industrial Specialties group. Goodwill relating to Fastening Systems approximated $49.5 million and $85.8 million at December 31, 2002 and 2001, respectively, and was reduced during the year by the impact of the SFAS No. 142 impairment ($36.6 million) and increased by restructuring reserve and other adjustments ($0.3 million).

     The Company uses Earnings (Operating Profit) Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of operating performance and as a measure of cash generating capabilities. EBITDA is one of the primary measures used by management to evaluate performance. Legacy stock award expense represents a contractual obligation from the November 2000 acquisition which will run off completely in 2003. For purposes of this note, operating net assets is defined as total assets less current liabilities.

     Operating net assets for 2001 and 2000 reflect the sale of TriMas' accounts receivable through the securitization agreement with MTSPC.

                              TRIMAS CORPORATION

Segment activity is as follows:


                                                               (IN THOUSANDS)
                                               -----------------------------------------------
                                                   2002        2001      2000 SP     2000 LP
                                               ----------- ----------- ----------- -----------
   NET SALES
   Cequent Transportation Accessories ........  $ 282,400   $264,680    $ 15,390    $265,560
   Rieke Packaging Systems ...................    109,050    105,250       7,680     100,470
   Fastening Systems .........................    132,820    143,700      10,630     167,070
   Industrial Specialties ....................    209,310    218,810      16,940     206,490
                                                ---------   --------    --------    --------
     Total ...................................  $ 733,580   $732,440    $ 50,640    $739,590
                                                =========   ========    ========    ========
   OPERATING PROFIT
   Cequent Transportation Accessories ........  $  31,880   $ 24,870    $   (170)   $ 34,570
   Rieke Packaging Systems ...................     27,000     21,640       1,020      25,030
   Fastening Systems .........................      1,360     11,070      (1,130)     24,590
   Industrial Specialties ....................     23,500     20,580       1,700      18,080
   Other Corporate expenses and Management
     fees ....................................    (12,360)    (7,280)       (470)     (6,970)
   Legacy stock award expense ................     (4,240)    (3,200)         --        (770)
                                                ---------   --------    --------    --------
     Total ...................................  $  67,140   $ 67,680    $    950    $ 94,530
                                                =========   ========    ========    ========
   EBITDA
   Cequent Transportation Accessories ........  $  44,520   $ 42,820    $  1,290    $ 44,960
   Rieke Packaging Systems ...................     35,190     33,930       2,180      33,570
   Fastening Systems .........................     10,040     23,720         (50)     35,130
   Industrial Specialties ....................     32,710     31,360       2,540      26,930
   Other Corporate expenses and Management
     fees ....................................    (12,210)    (7,170)       (470)     (6,890)
   Legacy stock award expense ................     (4,240)    (3,200)         --        (770)
                                                ---------   --------    --------    --------
     Total ...................................  $ 106,010   $121,460    $  5,490    $132,930
                                                =========   ========    ========    ========

                              TRIMAS CORPORATION

FINANCIAL SUMMARY BY SEGMENT:


                                                                 (IN THOUSANDS)
                                                                  DECEMBER 31,
                                                 ----------------------------------------------
                                                      2002           2001            2000
                                                 -------------  --------------  -------------
   OPERATING NET ASSETS
   Cequent Transportation Accessories .........   $  394,070      $  385,430     $  417,080
   Rieke Packaging Systems ....................      337,210         311,920        306,850
   Fastening Systems ..........................      212,750         250,950        260,680
   Industrial Specialties .....................      203,890         189,820        209,660
   Corporate ..................................      132,280          (4,470)        12,630
                                                  ----------      ----------     ----------
     Total ....................................   $1,280,200      $1,133,650     $1,206,900
                                                  ==========      ==========     ==========
   CAPITAL EXPENDITURES
   Cequent Transportation Accessories .........   $   12,320      $    5,350     $    9,470
   Rieke Packaging Systems ....................       10,720           3,730          6,640
   Fastening Systems ..........................        4,480           6,090          2,950
   Industrial Specialties .....................        4,170           3,520          3,740
   Corporate ..................................          450              --             --
                                                  ----------      ----------     ----------
     Total ....................................   $   32,140      $   18,690     $   22,800
                                                  ==========      ==========     ==========

                                                                   (IN THOUSANDS)
                                                  ------------------------------------------------
                                                     2002         2001       2000 SP      2000 LP
                                                  ----------   ----------   ---------   ----------
   DEPRECIATION AND AMORTIZATION
   Cequent Transportation Accessories .........    $12,640      $17,970      $1,460      $10,390
   Rieke Packaging Systems ....................      8,190       12,330       1,160        8,540
   Fastening Systems ..........................      8,680       12,670       1,080       10,540
   Industrial Specialties .....................      9,210       10,810         840        8,850
   Corporate ..................................        150           --          --           80
                                                   -------      -------      ------      -------
     Total ....................................    $38,870      $53,780      $4,540      $38,400
                                                   =======      =======      ======      =======

     The Company's export sales approximated $36.5 million, $55.8 million and $53.9 million in 2002, 2001, and 2000, respectively.

     The following table presents the TriMas non-United States revenues for each of the years ended December 31 and operating net assets at each year ended December 31, attributed to each subsidiary's continent of domicile. There was no singsle non-US country for which revenue and net assets were material to the combined revenues and net assets of TriMas taken as a whole.


                                                            (IN THOUSANDS)
                                          2002                   2001                  2000
                                 ---------------------- ---------------------- ---------------------
                                             OPERATING              OPERATING              OPERATING
                                                NET                    NET                    NET
                                    SALES      ASSETS      SALES      ASSETS      SALES     ASSETS
                                 ---------- ----------- ---------- ----------- ---------- ----------
   Europe ......................  $39,000    $ 83,000    $37,000     $63,000    $38,000    $ 66,000
   Australia ...................   29,000      26,000     22,000      23,000     23,000      27,000
   Other North America .........   31,000      27,000     33,000      13,000     33,000      17,000
                                  -------    --------    -------     -------    -------    --------

     Total non-US ..............  $99,000    $136,000    $92,000     $99,000    $94,000    $110,000
                                  =======    ========    =======     =======    =======    ========

                              TRIMAS CORPORATION

18. INCOME TAXES


                                                                  (IN THOUSANDS)
                                             ---------------------------------------------------------
                                                  2002            2001          2000 SP       2000 LP
                                             -------------   -------------   ------------   ----------
   Income (loss) before income tax expense
     (credit):
     Domestic ............................     $ (16,380)      $ (17,550)      $ (5,170)     $29,360
     Foreign .............................        19,500           8,100            (80)      12,830
                                               ---------       ---------       --------      -------

                                               $   3,120       $  (9,450)      $ (5,250)     $42,190
                                               =========       =========       ========      =======

   Income tax expense (credit):
   Current payable (refundable):
     Federal .............................     $   3,390       $ (10,080)      $ (4,100)     $ 9,650
     State and local .....................           600             490            270          710
     Foreign .............................         5,460           2,650            (20)       4,330
   Deferred: .............................
     Federal .............................        (9,070)          7,880          2,410        5,400
     Foreign .............................         1,870             930            340          820
                                               ---------       ---------       --------      -------
                                               $   2,250       $   1,870       $ (1,100)     $20,910
                                               =========       =========       ========      =======


     The components of deferred taxes at December 31, 2002 and 2001 are as follows:

                                                                           (IN THOUSANDS)
                                                                   -------------------------------
                                                                        2002             2001
                                                                   --------------   --------------
   Deferred tax assets:
   Inventories .................................................     $    2,500       $    1,800
   Accounts receivable .........................................          1,750            1,610
   Accrued liabilities and other long-term liabilities .........         14,330              580
   Net operating loss ..........................................         11,380               --

   Deferred tax liabilities:
   Property and equipment ......................................        (54,880)         (52,800)
   Intangible assets ...........................................       (107,750)        (110,100)
   Other, principally investments ..............................         (4,960)              --
                                                                     ----------       ----------

   Net deferred tax liability ..................................     $ (137,630)      $ (158,910)
                                                                     ==========       ==========

                              TRIMAS CORPORATION

     The following is a reconciliation of tax computed at the U.S. federal statutory rate to income tax expense (credit) allocated to income (loss) before income taxes:

                                                                                 (IN THOUSANDS)
                                                             ------------------------------------------------------
                                                                2002          2001          2000 SP       2000 LP
                                                             ----------   ------------   ------------   -----------
   U.S. federal statutory rate ...........................         35%            35%            35%           35%
   Tax at U.S. federal statutory rate ....................     $1,090       $ (3,310)      $ (1,830)      $14,770
   State and local taxes, net of federal tax benefit .....        390            330            170           460
   Higher effective foreign tax rate .....................        500            750            350           660
   Amortization in excess of tax, net ....................         --          3,920            200         4,850
   Other, net ............................................        270            180             10           170
                                                               ------       --------       --------       -------

   Income tax expense (credit) ...........................     $2,250       $  1,870       $ (1,100)      $20,910
                                                               ======       ========       ========       =======

     As a result of the common stock issuance and related financing transactions that occurred on June 6, 2002, the Company will no longer file a consolidated return with Metaldyne and its subsidiaries for U.S. Federal income tax purposes after such date. Under the terms of the TriMas stock purchase agreement, the income of the Company through June 6, 2002 (inclusive of interest push-down) will be absorbed by the Metaldyne and subsidiaries consolidated loss and the Company is not required to reimburse Metaldyne. The current federal tax provision of $3.4 million approximates this amount.

     As of December 31, 2002, the Company has unused U.S. net operating losses ("NOL") carryforwards of approximately $32.5 million which expire in 2022. This amount includes a Federal NOL of approximately $21.3 million generated by TriMas for the period June 7 through December 31, 2002 and $10.8 million of the Metaldyne and subsidiaries consolidated NOL that is required to be allocated to the Company under the Internal Revenue Code and used on the Company's own separately filed Federal tax returns. The Company is required to reimburse Metaldyne for the utilization of the $10.8 million NOL as it occurs.

     At December 31, 2002, the Company has not made a provision for U.S. or additional foreign withholding taxes on approximately $57.5 million of undistributed earnings of foreign subsidiaries since the Company intends to permanently reinvest those earnings. Generally, such earnings become subject to U.S. taxation upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

     Tax expense for the period January 1, 2002 through December 31, 2002 is shown before the change in recognition and measurement of goodwill impairment of $36.6 million, for which no tax benefit is available.

     In 2001 and prior years, the Company's results of operations were included in Metaldyne's consolidated income tax returns and the provision for income tax expense has been calculated on a separate return basis. The deferred tax provision was determined under the asset and liability method. Deferred tax assets and liabilities were recognized based on differences between the book and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes was the sum of the amount of tax paid or payable for the year as determined by applying the provisions of enacted tax laws to the taxable income for that year and the net change during the year in the Company's deferred tax assets and liabilities.

     Liabilities for U.S. federal and state income taxes for periods prior to June 6, 2002 were payable to Metaldyne. Cash taxes paid with respect to foreign jurisdictions were: $3.3 million in 2002; $3.5 million in 2001; and $4.5 million in 2000 LP. There were no cash taxes paid with respect to foreign jurisdictions in 2000 SP.

                              TRIMAS CORPORATION

19. SUMMARY QUARTERLY FINANCIAL DATA (UNAUDITED, IN THOUSANDS)

                                                  FOR THE YEAR ENDED DECEMBER 31, 2002
                                             -----------------------------------------------
                                                         POST-ACQUISITION BASIS
                                             -----------------------------------------------
                                                FIRST       SECOND      THIRD       FOURTH
                                               QUARTER     QUARTER     QUARTER     QUARTER
                                             ----------- ----------- ----------- -----------
   Net sales ...............................  $ 190,940   $201,290    $181,910    $159,440
   Gross profit ............................     55,560     62,740      26,660      36,270
   Income (loss) before cumulative effect of
     change in accounting principle ........      3,550      6,350      (4,160)     (4,870)
   Net income (loss) .......................    (33,080)     6,350      (4,160)     (4,870)

                                    FOR THE YEAR ENDED DECEMBER 31, 2001
                               -----------------------------------------------
                                           POST-ACQUISITION BASIS
                               -----------------------------------------------
                                  FIRST       SECOND      THIRD       FOURTH
                                 QUARTER     QUARTER     QUARTER     QUARTER
                               ----------- ----------- ----------- -----------
   Net sales .................  $199,690    $196,350    $178,970    $157,430
   Gross profit ..............    53,170      51,900      45,120      38,940
   Net income (loss) .........       380      (1,520)     (3,360)     (6,820)


                                             FOR THE YEAR ENDED DECEMBER 31, 2000
                               ----------------------------------------------------------------
                                                                                      POST-
                                                                                   ACQUISITION
                                             PRE-ACQUISITION BASIS                    BASIS
                               -------------------------------------------------- -------------
                                                                     OCTOBER 1-    NOVEMBER 28-
                                  FIRST       SECOND      THIRD     NOVEMBER 27,   DECEMBER 31,
                                 QUARTER     QUARTER     QUARTER        2000           2000
                               ----------- ----------- ----------- -------------- -------------
   Net sales .................  $218,030    $217,760    $191,220      $112,580      $ 50,640
   Gross profit ..............    67,910      65,570      51,810        29,900        13,340
   Net income (loss) .........     9,510       8,780       4,010        (1,020)       (4,150)

20. SUPPLEMENTAL GUARANTOR CONDENSED COMBINING AND CONSOLIDATING FINANCIAL INFORMATION

     Under an indenture dated June 6, 2002, TriMas Corporation, the parent company ("Parent"), issued 9 7/8% Senior Subordinated Notes due 2012 in a total principal amount of $437.8 million (face value). These Notes are guaranteed by substantially all of the Company's domestic subsidiaries ("Guarantor Subsidiaries"). All of the Guarantor Subsidiaries are 100% owned by the Parent and their guarantee is full, unconditional, joint and several. The Company's non-domestic subsidiaries and TSPC, Inc. have not guaranteed the Notes ("Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries have also guaranteed amounts outstanding under the Company's Credit Facility.

     The accompanying supplemental guarantor condensed, combining or consolidating financial information is presented on the equity method of accounting for all periods presented. Under this method, investments in subsidiaries are recorded at cost and adjusted for the Company's share in the subsidiaries' cumulative results of operations, capital contributions and distributions and other changes in equity. Elimination entries relate primarily to the elimination of investments in subsidiaries and associated intercompany balances and transactions.

     Prior to June 6, 2002, the Parent held equity investments directly in certain of the Company's wholly-owned Non-Guarantor Subsidiaries, and equity in these investees is included in the Parent column of the accompanying condensed combining financial information for all periods presented. Subsequent to June 6, 2002, all investments in non-domestic subsidiaries are held directly at TriMas Company LLC, a wholly-owned subsidiary of TriMas Corporation and Guarantor Subsidiary, and equity in non-domestic subsidiary investees for all periods subsequent to June 30, 2002 is included in the Guarantor Subsidiary column of the accompanying consolidating financial information.

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)


                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                          CONSOLIDATING BALANCE SHEET
                                 (IN THOUSANDS)

                                                                      POST-ACQUISITION BASIS
                                                                      AS OF DECEMBER 31, 2002
                                                 -----------------------------------------------------------------
                                                                             NON-                     CONSOLIDATED
                                                   PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                                 ---------- ------------ ------------ -------------- -------------
ASSETS
Current assets:
 Cash and cash equivalents .....................  $     --   $   86,570    $ 13,870     $       --    $  100,440
 Receivables, trade ............................        60       77,760      17,760             --        95,580
 Receivables, intercompany .....................        --        6,030       6,120        (12,150)           --
 Inventories ...................................        --       79,720      11,690             --        91,410
 Deferred income taxes .........................        --       18,290          --             --        18,290
 Prepaid expenses and other ....................        --        8,900         910             --         9,810
                                                  --------   ----------    --------     ----------    ----------
Total current assets ...........................        60      277,270      50,350        (12,150)      315,530
Investments in subsidiaries ....................   808,620      128,830          --       (937,450)           --
Property and equipment, net ....................        --      204,130      30,860             --       234,990
Excess of cost over net assets of acquired
 companies .....................................        --      437,590      74,250             --       511,840
Intangibles and other assets ...................    17,710      327,470       3,230             --       348,410
                                                  --------   ----------    --------     ----------    ----------
Total assets ...................................  $826,390   $1,375,290    $158,690     $ (949,600)   $1,410,770
                                                  ========   ==========    ========     ==========    ==========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities:
 Current maturities,
   long-term debt ..............................  $     --   $    2,990    $     --     $       --    $    2,990
 Accounts payable, trade .......................       440       40,090      13,950             --        54,480
 Accounts payable, intercompany ................        --        6,120       6,030        (12,150)           --
 Accrued liabilities ...........................     1,950       56,970       4,220             --        63,140
 Due to Metaldyne ..............................        --        9,960          --             --         9,960
                                                  --------   ----------    --------     ----------    ----------
Total current liabilities ......................     2,390      116,130      24,200        (12,150)      130,570
Long-term debt .................................   435,950      257,240          --             --       693,190
Deferred income taxes ..........................        --      150,560       5,360             --       155,920
Other long-term liabilities ....................        --       30,780         300             --        31,080
Due to Metaldyne ...............................        --       11,960          --             --        11,960
                                                  --------   ----------    --------     ----------    ----------
Total liabilities ..............................   438,340      566,670      29,860        (12,150)    1,022,720
Total shareholders' equity .....................   388,050      808,620     128,830       (937,450)      388,050
                                                  --------   ----------    --------     ----------    ----------
Total liabilities and shareholders' equity .....  $826,390   $1,375,290    $158,690     $ (949,600)   $1,410,770
                                                  ========   ==========    ========     ==========    ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                             FINANCIAL STATEMENTS
                            COMBINING BALANCE SHEET
                                (IN THOUSANDS)


                                                                  POST-ACQUISITION BASIS
                                                                  AS OF DECEMBER 31, 2001
                                             -----------------------------------------------------------------
                                                                         NON-                       COMBINED
                                               PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                             ---------- ------------ ------------ -------------- -------------
ASSETS
Current assets:
 Cash and cash equivalents .................  $     --   $    1,940    $  1,840     $       --    $    3,780
 Receivables, trade ........................        --       19,250      14,990             --        34,240
 Receivable, intercompany ..................        --        1,730       2,200         (3,930)           --
 Inventories ...............................        --       85,720      11,090             --        96,810
 Deferred income taxes .....................        --       10,870          --             --        10,870
 Prepaid expenses and other assets .........        --        4,810       1,360             --         6,170
                                              --------   ----------    --------     ----------    ----------
Total current assets .......................        --      124,320      31,480         (3,930)      151,870
Investment in subsidiaries .................   521,000       43,000          --       (564,000)           --
Property and equipment, net ................        --      228,010      26,370             --       254,380
Excess of cost over net assets of
 acquired companies ........................        --      476,220      65,650             --       541,870
Intangibles and other assets ...............        --      314,100       3,520             --       317,620
                                              --------   ----------    --------     ----------    ----------
Total assets ...............................  $521,000   $1,185,650    $127,020     $ (567,930)   $1,265,740
                                              ========   ==========    ========     ==========    ==========
LIABILITIES AND METALDYNE
 CORPORATION NET INVESTMENT
 AND ADVANCES
Current liabilities:
 Current maturities,
   long-term debt ..........................  $     --   $   28,900    $     --     $       --    $   28,900
 Accounts payable, trade ...................        --       38,100       8,900             --        47,000
 Accounts payable, intercompany ............        --        2,200       1,730         (3,930)           --
 Accrued liabilities .......................        --       51,130       5,060             --        56,190
                                              --------   ----------    --------     ----------    ----------
Total current liabilities ..................        --      120,330      15,690         (3,930)      132,090
Long-term debt .............................        --      411,860          --             --       411,860
Deferred income taxes ......................        --      166,010       3,770             --       169,780
Other long-term liabilities ................        --       30,470         540             --        31,010
                                              --------   ----------    --------     ----------    ----------
Total liabilities ..........................        --      728,670      20,000         (3,930)      744,740
Metaldyne Corporation net investment and
 advances ..................................   521,000      456,980     107,020       (564,000)      521,000
                                              --------   ----------    --------     ----------    ----------
Total liabilities and Metaldyne
 Corporation net investment and
 advances ..................................  $521,000   $1,185,650    $127,020     $ (567,930)   $1,265,740
                                              ========   ==========    ========     ==========    ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                     CONSOLIDATING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                                    POST-ACQUISITION BASIS
                                                             FOR THE YEAR ENDED DECEMBER 31, 2002
                                              -------------------------------------------------------------------
                                                                            NON-                     CONSOLIDATED
                                                 PARENT     GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                              ------------ ------------ ------------ -------------- -------------
Net sales ...................................  $      --    $  650,310   $  99,410     $ (16,140)    $  733,580
Cost of sales ...............................         --      (499,450)    (69,040)       16,140       (552,350)
                                               ---------    ----------   ---------     ---------     ----------
Gross profit ................................         --       150,860      30,370            --        181,230
Selling, general and administrative
 expenses ...................................       (340)     (101,850)    (11,900)           --       (114,090)
                                               ---------    ----------   ---------     ---------     ----------
Operating profit ............................       (340)       49,010      18,470            --         67,140
Other income (expense), net:
 Interest expense ...........................    (21,300)      (37,010)     (1,700)           --        (60,010)
 Other, net .................................     (2,110)       (4,260)      2,360            --         (4,010)
                                               ---------    ----------   ---------     ---------     ----------
Income (loss) before income tax (expense)
 credit, equity in net income of
 subsidiaries, and cumulative effect of
 change in accounting principle .............    (23,750)        7,740      19,130            --          3,120
Income tax (expense) credit .................         --         5,080      (7,330)           --         (2,250)
Equity in net income (loss) of
 subsidiaries ...............................    (12,010)       14,120          --        (2,110)            --
                                               ---------    ----------   ---------     ---------     ----------
Income (loss) before cumulative effect of
 change in accounting principle .............    (35,760)       26,940      11,800        (2,110)           870
Cumulative effect of change in accounting
 principle ..................................         --       (36,630)         --            --        (36,630)
                                               ---------    ----------   ---------     ---------     ----------
Net income (loss) ...........................  $ (35,760)   $   (9,690)  $  11,800     $  (2,110)    $  (35,760)
                                               =========    ==========   =========     =========     ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                       COMBINING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                                        POST-ACQUISITION BASIS
                                                                 FOR THE YEAR ENDED DECEMBER 31, 2001
                                                  -------------------------------------------------------------------
                                                                                NON-                       COMBINED
                                                     PARENT     GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                                  ------------ ------------ ------------ -------------- -------------
Net sales .......................................  $      --    $  658,680   $  91,730     $ (17,970)    $  732,440
Cost of sales ...................................         --      (496,620)    (64,660)       17,970       (543,310)
                                                   ---------    ----------   ---------     ---------     ----------
Gross profit ....................................         --       162,060      27,070            --        189,130
Selling, general and administrative expenses              --      (106,950)    (14,500)           --       (121,450)
                                                   ---------    ----------   ---------     ---------     ----------
Operating profit ................................         --        55,110      12,570            --         67,680
Other income (expense), net:
 Interest expense ...............................         --       (71,450)     (1,680)           --        (73,130)
 Other, net .....................................         --        (4,150)        150            --         (4,000)
                                                   ---------    ----------   ---------     ---------     ----------
Income (loss) before income tax (expense)
 credit and equity in net income (loss) of
 subsidiaries ...................................         --       (20,490)     11,040            --         (9,450)
Income tax (expense) credit .....................         --         2,590      (4,460)           --         (1,870)
Equity in net income (loss) of subsidiaries .....    (11,320)        3,590          --         7,730             --
                                                   ---------    ----------   ---------     ---------     ----------
Net income (loss) ...............................  $ (11,320)   $  (14,310)  $   6,580     $   7,730     $  (11,320)
                                                   =========    ==========   =========     =========     ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                       COMBINING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                                           POST-ACQUISITION BASIS
                                                            FOR THE PERIOD NOVEMBER 28, 2000 - DECEMBER 31, 2000
                                                      -----------------------------------------------------------------
                                                                                   NON-                      COMBINED
                                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                                      ----------- ------------ ------------ -------------- ------------
Net sales ...........................................  $     --    $  45,030     $ 10,530      $ (4,920)    $  50,640
Cost of sales .......................................        --      (33,890)      (8,330)        4,920       (37,300)
                                                       --------    ---------     --------      --------     ---------
Gross profit ........................................        --       11,140        2,200            --        13,340
Selling, general and administrative expenses                 --      (10,940)      (1,450)           --       (12,390)
                                                       --------    ---------     --------      --------     ---------
Operating profit ....................................        --          200          750            --           950
Other income (expense), net:
 Interest expense ...................................        --       (4,820)        (180)           --        (5,000)
 Other, net .........................................        --         (110)      (1,090)           --        (1,200)
                                                       --------    ---------     --------      --------     ---------
Income (loss) before income tax (expense)
 credit and equity in net income (loss) of
 subsidiaries .......................................        --       (4,730)        (520)           --        (5,250)
Income tax (expense) credit .........................        --        1,190          (90)           --         1,100
Equity in net income (loss) of subsidiaries .........    (4,150)          40           --         4,110            --
                                                       --------    ---------     --------      --------     ---------
Net income (loss) ...................................  $ (4,150)   $  (3,500)    $   (610)     $  4,110     $  (4,150)
                                                       ========    =========     ========      ========     =========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                       COMBINING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                                            PRE-ACQUISITION BASIS
                                                             FOR THE PERIOD JANUARY 1, 2000 - NOVEMBER 27, 2000
                                                  -------------------------------------------------------------------------
                                                                                  NON-                           COMBINED
                                                    PARENT      GUARANTORS     GUARANTORS     ELIMINATIONS        TOTAL
                                                  ----------   ------------   ------------   --------------   -------------
Net sales .....................................    $    --      $  667,060     $  83,770       $ (11,240)      $  739,590
Cost of sales .................................         --        (480,990)      (54,650)         11,240         (524,400)
                                                   -------      ----------     ---------       ---------       ----------
Gross profit ..................................         --         186,070        29,120              --          215,190
Selling, general and administrative
 expenses .....................................         --        (106,290)      (14,370)             --         (120,660)
                                                   -------      ----------     ---------       ---------       ----------
Operating profit ..............................         --          79,780        14,750              --           94,530
Other income (expense), net:
 Interest expense .............................         --         (53,230)       (2,160)             --          (55,390)
 Other, net ...................................         --           2,830           220              --            3,050
                                                   -------      ----------     ---------       ---------       ----------
Income before income tax expense and
 equity in net income of subsidiaries .........         --          29,380        12,810              --           42,190
Income tax expense ............................         --          15,600         5,310              --           20,910
Equity in net income of subsidiaries ..........     21,280           4,650            --         (25,930)              --
                                                   -------      ----------     ---------       ---------       ----------
Net income (loss) .............................    $21,280      $   18,430     $   7,500       $ (25,930)      $   21,280
                                                   =======      ==========     =========       =========       ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                              FOR THE YEAR ENDED DECEMBER 31, 2002
                                              --------------------------------------------------------------------
                                                                             NON-                     CONSOLIDATED
                                                  PARENT     GUARANTORS   GUARANTORS   ELIMINATIONS      TOTAL
                                              ------------- ------------ ------------ -------------- -------------
OPERATING ACTIVITIES:
 Net cash provided by (used for)
   operating activities .....................  $  (20,270)   $  (21,410)   $ 16,570        $ --       $  (25,110)
                                               ----------    ----------    --------        ----       ----------
INVESTING ACTIVITIES:
 Capital expenditures .......................          --       (27,510)     (4,630)         --          (32,140)
 Acquisition of a business, net of cash
   acquired .................................          --        (1,920)         --          --           (1,920)
 Investment in HammerBlow ...................          --        (9,000)         --          --           (9,000)
 Proceeds from sale of fixed assets .........          --         5,720          --          --            5,720
 Other, net .................................          --           100          --          --              100
                                               ----------    ----------    --------        ----       ----------
 Net cash used for investing
   activities ...............................          --       (32,610)     (4,630)         --          (37,240)
                                               ----------    ----------    --------        ----       ----------
FINANCING ACTIVITIES:
 Net proceeds from issuance
   of common stock ..........................     259,730            --          --          --          259,730
 Increase in debt ...........................     435,850       260,000          --          --          695,850
 Debt issuance costs ........................     (18,760)      (13,160)         --          --          (31,920)
 Payment of debt ............................          --      (441,560)         --          --         (441,560)
 Dividend to Metaldyne
   Corporation ..............................    (338,080)           --          --          --         (338,080)
 Intercompany transfers (to) from
   subsidiary ...............................    (260,790)      260,790          --          --               --
 Net increase (decrease) in Metaldyne
   Corporation net investments and
   advances .................................     (57,680)       72,580          90          --           14,990
                                               ----------    ----------    --------        ----       ----------
 Net cash provided by financing activities..       20,270       138,650          90          --          159,010
                                               ----------    ----------    --------        ----       ----------
CASH AND CASH EQUIVALENTS
Increase (decrease) for the period ..........          --        84,630      12,030          --           96,660
 At beginning of period .....................          --         1,940       1,840          --            3,780
                                               ----------    ----------    --------        ----       ----------
 At end of period ...........................  $       --    $   86,570    $ 13,870        $ --       $  100,440
                                               ==========    ==========    ========        ====       ==========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                       COMBINING STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                                            POST-ACQUISITION BASIS
                                                                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                                    ----------------------------------------------------------------------
                                                                                  NON-                          COMBINED
                                                     PARENT     GUARANTORS     GUARANTORS     ELIMINATIONS        TOTAL
                                                    --------   ------------   ------------   --------------   ------------
OPERATING ACTIVITIES:
 Net cash provided by operating activities.......     $ --      $  63,000      $  12,980          $ --         $  75,980
                                                      ----      ---------      ---------          ----         ---------
INVESTING ACTIVITIES:
 Capital expenditures ...........................       --        (15,990)        (2,700)           --           (18,690)
 Proceeds from sale of fixed assets .............       --          6,000            780            --             6,780
 Other, net .....................................       --           (710)            --            --              (710)
                                                      ----      ---------      ---------          ----         ---------
 Net cash used for investing activities .........       --        (10,700)        (1,920)           --           (12,620)
                                                      ----      ---------      ---------          ----         ---------
FINANCING ACTIVITIES:
 Payment of debt ................................       --        (20,410)       (11,750)           --           (32,160)
 Net decrease in Metaldyne Corporation
   net investment and advances ..................       --        (31,410)        (3,070)           --           (34,480)
                                                      ----      ---------      ---------          ----         ---------
 Net cash used for financing activities .........       --        (51,820)       (14,820)           --           (66,640)
                                                      ----      ---------      ---------          ----         ---------
CASH AND CASH EQUIVALENTS
 Increase (decrease) for the period .............       --            480         (3,760)           --            (3,280)
 At beginning of period .........................       --          1,460          5,600            --             7,060
                                                      ----      ---------      ---------          ----         ---------

 At end of period ...............................     $ --      $   1,940      $   1,840          $ --         $   3,780
                                                      ====      =========      =========          ====         =========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                       COMBINING STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                                      POST-ACQUISITION BASIS
                                                       FOR THE PERIOD NOVEMBER 28, 2000 - DECEMBER 31, 2000
                                               ---------------------------------------------------------------------
                                                                             NON-                          COMBINED
                                                PARENT     GUARANTORS     GUARANTORS     ELIMINATIONS       TOTAL
                                               --------   ------------   ------------   --------------   -----------
OPERATING ACTIVITIES:
 Net cash provided by (used for)
   operating activities ....................     $ --      $  21,190       $ (2,480)         $ --         $  18,710
                                                 ----      ---------       --------          ----         ---------
INVESTING ACTIVITIES:
 Capital expenditures ......................       --         (2,510)          (750)           --            (3,260)
 Proceeds from sale of fixed
   assets ..................................       --          1,560            430            --             1,990
 Other, net ................................       --            (30)            --            --               (30)
                                                 ----      ---------       --------          ----         ---------
 Net cash used for investing
   activities ..............................       --           (980)          (320)           --            (1,300)
                                                 ----      ---------       --------          ----         ---------
FINANCING ACTIVITIES:
 Increase in debt ..........................       --             --         11,600            --            11,600
 Net decrease in Metaldyne Corporation
   net investment and
   advances ................................       --        (19,470)        (8,920)           --           (28,390)
                                                 ----      ---------       --------          ----         ---------
 Net cash provided by (used for)
   financing activities ....................       --        (19,470)         2,680            --           (16,790)
                                                 ----      ---------       --------          ----         ---------
CASH AND CASH EQUIVALENTS ..................
Increase (decrease) for the period .........       --            740           (120)           --               620
 At beginning of period ....................       --            720          5,720            --             6,440
                                                 ----      ---------       --------          ----         ---------
 At end of period ..........................     $ --      $   1,460       $  5,600          $ --         $   7,060
                                                 ====      =========       ========          ====         =========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (continued)

              SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL
                                   STATEMENTS
                       COMBINING STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                                PRE-ACQUISITION BASIS
                                                 FOR THE PERIOD JANUARY 1, 2000 -- NOVEMBER 27, 2000
                                        ---------------------------------------------------------------------
                                                                      NON-                          COMBINED
                                         PARENT     GUARANTORS     GUARANTORS     ELIMINATIONS       TOTAL
                                        --------   ------------   ------------   --------------   -----------
OPERATING ACTIVITIES:
 Net cash provided by operating
   activities .......................     $ --      $  93,130      $  20,300          $ --         $ 113,430
                                          ----      ---------      ---------          ----         ---------
INVESTING ACTIVITIES:
 Acquisition of a business,
   net of cash acquired .............       --        (21,130)            --            --           (21,130)
 Capital expenditures ...............       --        (14,840)        (4,700)           --           (19,540)
 Proceeds from notes
   receivables ......................       --          1,550             --            --             1,550
 Proceeds from sale of fixed
   assets ...........................       --            980             20            --             1,000
 Other, net .........................       --             --          1,510            --             1,510
                                          ----      ---------      ---------          ----         ---------
 Net cash used for investing
   activities .......................       --        (33,440)        (3,170)           --           (36,610)
                                          ----      ---------      ---------          ----         ---------
FINANCING ACTIVITIES:
 Payment of debt ....................       --        (26,880)       (32,380)           --           (59,260)
 Net increase (decrease) in
   Metaldyne Corporation net
   investments and advances .........       --        (35,210)        11,670            --           (23,540)
                                          ----      ---------      ---------          ----         ---------
 Net cash used for financing
   activities .......................       --        (62,090)       (20,710)           --           (82,800)
                                          ----      ---------      ---------          ----         ---------
CASH AND CASH EQUIVALENTS
Decrease for the period .............       --         (2,400)        (3,580)           --            (5,980)
 At beginning of period .............       --          3,120          9,300            --            12,420
                                          ----      ---------      ---------          ----         ---------
 At end of period ...................     $ --      $     720      $   5,720          $ --         $   6,440
                                          ====      =========      =========          ====         =========

                              TRIMAS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (concluded)

21. SUBSEQUENT EVENTS

     On January 30, 2003, the Company acquired all of the capital stock of HammerBlow Acquisition Corp. ("HammerBlow"), a manufacturer and distributor of towing, trailer, and other vehicle accessories throughout North America, from 2000 Riverside Capital Appreciation Fund, L.P., and other stockholders of HammerBlow for a purchase price of approximately $142.5 million (less our previous investment of $9.0 million), subject to adjustment. Of this amount, $7.5 million of the purchase price is payable in January 2004. On a pro forma basis, to take into account its recent acquisitions, HammerBlow had annual sales of approximately $108.0 million for the twelve months ended November 30, 2002. The purchase includes The HammerBlow Corporation, Hidden Hitch, Tekonsha Towing Systems and SurePull Towing Systems.

     On February 21, 2003, the Company acquired Highland Group Industries ("Highland") for approximately $70.5 million, subject to adjustment. Highland is a market-leading supplier of cargo management products and a full line supplier of vehicle protection products, specializing in products that help people safely load, anchor, secure, tow, carry, trailer, and organize cargo, as well as protect the vehicle and its cargo area. Highland had 2002 revenues of approximately $50.4 million.

     It is not practicable to present balance sheet information for the businesses acquired, as described above, as the Company has not completed its initial purchase price allocation.

     On March 6, 2003, the Company completed its registered exchange offer whereby the Company exchanged its $352.8 million aggregate principal amount of 9 7/8% senior subordinated notes due 2012 in exchange for a like amount of outstanding 9 7/8% senior subordinated notes due 2012. The Company's registration statement on Form S-4 was declared effective by the Commission on February 5, 2003. The exchange offer raised no new proceeds for the Company and was made in accordance with contractual commitments under the bond indenture dated June 6, 2002.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              TRIMAS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                     MARCH 30, 2003 AND DECEMBER 31, 2002
                      (UNAUDITED - DOLLARS IN THOUSANDS)


                                                                          MARCH 30,      DECEMBER 31,
                                                                             2003            2002
                                                                        -------------   -------------
                              ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $   30,660      $  100,440
 Receivables ........................................................        88,490          95,580
 Inventories ........................................................       122,260          91,410
 Deferred income taxes ..............................................        18,740          18,290
 Prepaid expenses and other current assets ..........................        12,110           9,810
                                                                         ----------      ----------
   Total current assets .............................................       272,260         315,530
Property and equipment, net .........................................       207,860         234,990
Excess of cost over net assets of acquired companies ................       619,150         511,840
Other intangibles ...................................................       361,690         286,270
Other assets ........................................................        64,820          62,140
                                                                         ----------      ----------
   Total assets .....................................................    $1,525,780      $1,410,770
                                                                         ==========      ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current maturities, long-term debt .................................    $   10,640      $    2,990
 Accounts payable ...................................................        80,030          54,480
 Accrued liabilities ................................................        83,590          63,140
 Due to Metaldyne ...................................................        11,790           9,960
                                                                         ----------      ----------
   Total current liabilities ........................................       186,050         130,570
Long-term debt ......................................................       707,910         693,190
Deferred income taxes ...............................................       187,270         155,920
Other long-term liabilities .........................................        21,940          31,080
Due to Metaldyne ....................................................         7,230          11,960
                                                                         ----------      ----------
   Total liabilities ................................................     1,110,400       1,022,720
                                                                         ----------      ----------
Commitment and contingencies (Note 11) ..............................            --              --
Preferred stock, $0.01 par: Authorized 100,000,000 shares; Issued
 and outstanding: None ..............................................            --              --
Common stock, $0.01 par: Authorized 400,000,000 shares; Issued
 and outstanding 20,750,000 and 19,250,000 shares, respectively .....           210             190
Paid-in capital .....................................................       418,110         387,500
Retained deficit ....................................................       (14,260)         (6,940)
Accumulated other comprehensive income ..............................        11,320           7,300
                                                                         ----------      ----------
   Total shareholders' equity .......................................       415,380         388,050
                                                                         ----------      ----------
   Total liabilities and shareholders' equity .......................    $1,525,780      $1,410,770
                                                                         ==========      ==========


  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                  CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
             THREE MONTHS ENDED MARCH 30, 2003 AND MARCH 31, 2002
                          (UNAUDITED - IN THOUSANDS)


                                                                         THREE MONTHS ENDED
                                                                 ----------------------------------
                                                                  MARCH 30, 2003     MARCH 31, 2002
                                                                   CONSOLIDATED       CONSOLIDATED
                                                                 ----------------   ---------------
Net sales ....................................................      $  213,780        $  190,940
Cost of sales ................................................        (162,120)         (135,380)
                                                                    ----------        ----------
 Gross profit ................................................          51,660            55,560
Selling, general and administrative expenses .................         (35,320)          (31,310)
                                                                    ----------        ----------
 Operating profit ............................................          16,340            24,250
                                                                    ----------        ----------
Other income (expense), net:
 Interest expense ............................................         (16,040)          (17,400)
   Other, net ................................................         (12,400)           (1,390)
                                                                    ----------        ----------
   Other expense, net ........................................         (28,440)          (18,790)
                                                                    ----------        ----------
Income (loss) before income tax (expense) credit and
 cumulative effect of change in accounting principle .........         (12,100)            5,460
Income tax (expense) credit ..................................           4,780            (1,910)
                                                                    ----------        ----------
Income (loss) before cumulative effect of change in
 accounting principle ........................................          (7,320)            3,550
Cumulative effect of change in recognition and measurement
 of goodwill impairment ......................................              --           (36,630)
                                                                    ----------        ----------
Net loss .....................................................      $   (7,320)       $  (33,080)
                                                                    ==========        ==========


  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                  CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
             THREE MONTHS ENDED MARCH 30, 2003 AND MARCH 31, 2002
                          (UNAUDITED - IN THOUSANDS)


                                                                                THREE MONTHS ENDED
                                                                        ----------------------------------
                                                                         MARCH 30, 2003     MARCH 31, 2002
                                                                          CONSOLIDATED         COMBINED
                                                                        ----------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ...........................................................      $   (7,320)        $ (33,080)
 Adjustments to reconcile net loss to net cash provided by (used for) operating activities, net of impact of acquisitions:
   Cumulative effect of accounting change ...........................              --            36,630
   Net loss on sales of fixed assets ................................          12,150                --
   Depreciation and amortization ....................................          10,950            11,500
   Legacy stock award expense .......................................           1,270                --
   Amortization of debt issue costs .................................             940                --
   Deferred income taxes ............................................          (7,420)            2,200
   Net proceeds from accounts receivable securitization .............          57,430            22,460
   Payment to Metaldyne to fund contractual liabilities .............          (4,570)               --
   Increase in receivables ..........................................         (26,450)          (37,290)
   (Increase) decrease in inventories ...............................          (1,350)            3,960
   (Increase) decrease in prepaid expenses and other assets .........          (2,410)            1,780
   Increase in accounts payable and accrued liabilities .............          13,930             2,000
   Other, net .......................................................           1,090             1,030
                                                                           ----------         ---------
    Net cash provided by operating activities, net of
      acquisition impact ............................................          48,240            11,190
                                                                           ----------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures ...............................................          (4,040)           (4,600)
 Proceeds from sales of fixed assets ................................          42,120               160
 Acquisition of businesses, net of cash acquired ....................        (200,750)               --
                                                                           ----------         ---------
    Net cash used for investing activities ..........................        (162,670)           (4,440)
                                                                           ----------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock .........................          30,000                --
 Proceeds from borrowings on revolving credit facility ..............         191,700                --
 Repayments of borrowings on revolving credit facility ..............        (176,700)               --
 Debt issuance costs ................................................            (250)               --
 Payment on note payable ............................................            (100)               --
 Net decrease in Metaldyne Corporation net investment and
   advances .........................................................              --           (13,610)
 Increase in debt ...................................................              --            19,730
 Payment of debt ....................................................              --           (13,230)
                                                                           ----------         ---------
    Net cash provided by (used for) financing activities ............          44,650            (7,110)
                                                                           ----------         ---------
CASH AND CASH EQUIVALENTS:
 Decrease for the period ............................................         (69,780)             (360)
 At beginning of period .............................................         100,440             3,780
                                                                           ----------         ---------
    At end of period ................................................      $   30,660         $   3,420
                                                                           ==========         =========


  The accompanying notes are an integral part of these financial statements.

                              TRIMAS CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 30, 2003
                          (UNAUDITED - IN THOUSANDS)


                                                                                 ACCUMULATED
                                           COMMON    PAID-IN     RETAINED    OTHER COMPREHENSIVE
                                            STOCK    CAPITAL      DEFICIT          INCOME           TOTAL
                                          -------- ----------- ------------ -------------------- -----------
Balances, December 31, 2002 .............   $190    $387,500    $  (6,940)         $ 7,300        $388,050
                                                                                                  --------
Comprehensive income (loss):
 Net loss ...............................     --          --       (7,320)              --          (7,320)
 Foreign currency translation ...........     --          --           --            4,020           4,020
                                                                                                  --------
 Total comprehensive loss ...............     --          --           --               --          (3,300)
                                                                                                  --------
Net proceeds from issuance of common
 stock ..................................     20      29,980           --               --          30,000
Net adjustments to reflect settlement of
 contractual obligations ................     --         630           --               --             630
                                            ----    --------    ---------          -------        --------
Balances, March 30, 2003 ................   $210    $418,110    $ (14,260)         $11,320        $415,380
                                            ====    ========    =========          =======        ========


   The accompanying notes are an integral part of these financial statements.

                               TRIMAS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. BASIS OF PRESENTATION

     TriMas Corporation ("TriMas" or the "Company") is a global manufacturer of products for commercial, industrial and consumer markets. During the first quarter of 2003, the Company re-aligned its operating segments and appointed a group president for its Fastening Systems group. Prior period segment information has been revised to conform to the current structure and presentation. The Company is principally engaged in four segments with diverse products and market channels. Cequent Transportation Accessories produces vehicle hitches and receivers, sway controls, weight distribution and fifth wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories and components that are distributed through independent installers and retail outlets. Rieke Packaging Systems is a leading source of closures and dispensing systems for steel and plastic industrial and consumer packaging applications. The Fastening Systems group produces a wide range of large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners and highly engineered specialty fasteners for the domestic and international aerospace industry. The Industrial Specialties group produces flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

     Prior to June 6, 2002 and the common stock issuance and related financing transactions discussed in Note 2 below, the accompanying financial statements represents the combined assets and liabilities and results of operations of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation ("Metaldyne") which constituted TriMas. The combined financial statements include all revenues and costs directly attributed to the Company as well as an estimate of direct and indirect Metaldyne corporate administrative costs attributed to TriMas, based on a management fee allocation that approximated 1% of net sales. This allocation of costs is based on estimates that management believes are reasonable in the circumstances. However, the charges included herein are not necessarily indicative of the amounts that would have been reported if the Company had operated as an unaffiliated company. Subsequent to June 6, 2002, the financial position and results of operations of the Company and its subsidiaries are presented on a consolidated basis and the Company will no longer file a consolidated tax return with Metaldyne.

     The Company's fiscal year ends on December 31. The Company's fiscal quarters end on the Sunday nearest March 31, June 30 and September 30. All quarter references relate to the Company's fiscal year quarters unless otherwise noted.

     The accompanying condensed financial statements include the accounts of the Company and its subsidiaries and in the opinion of management, contain all adjustments, including adjustments of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations. Certain prior year items have been reclassified to conform to the current year presentation. Results of operations for interim periods are not necessarily indicative of results for the full year. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the Company's 2002 Annual Report on Form 10-K.


2. RECAPITALIZATION

     On June 6, 2002, the Company, Metaldyne and Heartland Industrial Partners ("Heartland") entered into a stock purchase agreement under which Heartland and other co-investors invested $265 million in the Company to acquire approximately 66% of the Company's common stock on a fully

                              TRIMAS CORPORATION

                                  (UNAUDITED)

diluted basis. To effect the transactions contemplated by the stock purchase agreement, the Company also entered into a senior credit facility consisting of a $150 million revolving credit facility, a $260 million term loan facility and a $125 million receivables securitization facility, and issued senior subordinated debentures with a face value of $352.8 million. The Company declared and paid a dividend to Metaldyne of $840 million in the form of cash, retirement of debt owed by TriMas to Metaldyne or attributed to TriMas under the Metaldyne credit agreement and repurchase of TriMas originated receivables balances under the Metaldyne receivables facility. TriMas was released from all obligations under the Metaldyne credit agreement in connection with the common stock issuance and related financing transactions. Under the terms of the stock purchase agreement, Metaldyne retained shares of the Company's common stock valued at $120 million and received a warrant to purchase 750,000 shares of common stock at par value of $.01 per share, valued at $15 million. At March 30, 2003, this warrant had not been exercised. The common stock and warrants were valued based upon the cash equity investment made by Heartland and the other investors. At March 30, 2003, Metaldyne owned 31.4% of the Company's common stock on a fully diluted basis.

     As Heartland is both the Company's and Metaldyne's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and, accordingly, the Company has not established a new basis of accounting in its assets or liabilities. Additional adjustments to paid-in capital related to Metaldyne's investment in the Company may be recorded in subsequent periods to reflect finalization of certain estimated amounts at the transaction closing date.


3. ACQUISITIONS

     On January 30, 2003, the Company acquired all of the capital stock of HammerBlow Acquisition Corp. ("HammerBlow"), from 2000 Riverside Capital Appreciation Fund, L.P., and other stockholders of HammerBlow. The total consideration paid was $142.3 million (including our previous investment of $9.0 million), subject to a trade working capital adjustment pursuant to the purchase agreement. Of this amount, $7.2 million, net of the purchase price is deferred, payable in January 2004. HammerBlow is a manufacturer and distributor of towing, trailer, and other vehicle accessories throughout North America and the purchase includes The HammerBlow Corporation, Hidden Hitch, Tekonsha Towing Systems ("Tekonsha") and Sure Pull Towing Systems ("SurePull"). HammerBlow acquired Tekonsha and SurePull from Dana Corporation on November 21, 2002.

     On February 21, 2003, the Company acquired Highland Group Industries ("Highland") from the shareholders and option holders of Highland and FNL Management Corp. The total consideration paid was $73.1 million, subject to a trade working capital adjustment pursuant to the purchase agreement. Highland is a market-leading supplier of cargo management products and a full line supplier of vehicle protection products, specializing in products that help people safely load, anchor, secure, tow, carry, trailer, and organize cargo, as well as protect the vehicle and its cargo area.

     The acquisitions of HammerBlow and Highland provide additional opportunities to leverage new product extensions and innovations in our towing and trailer products businesses with customers in new markets through enhanced brand awareness and distribution, particularly in the end consumer retail channel.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition dates. The Company is in the process of evaluating third-party valuations of certain intangible assets and analyzing costs of integration of these businesses. The allocation of the purchase price is subject to refinement of these estimates as well as any changes resulting from finalizing working capital adjustments pursuant to the terms of the purchase agreements (in thousands):

                              TRIMAS CORPORATION

                                  (UNAUDITED)


                                         HAMMERBLOW     HIGHLAND       TOTAL
                                        ------------   ----------   ----------
Current assets ......................     $ 36,300      $19,070      $ 55,370
Property and equipment ..............       22,200        5,980        28,180
Other intangible assets .............       54,290       24,700        78,990
Goodwill ............................       69,800       35,160       104,960
Deferred taxes and other ............        2,380        1,280         3,660
                                          --------      -------      --------
 Total assets acquired ..............      184,970       86,190       271,160
                                          --------      -------      --------
Current liabilities .................       22,200        3,140        25,340
Deferred tax liabilities ............       20,470        9,950        30,420
                                          --------      -------      --------
 Total liabilities assumed ..........       42,670       13,090        55,760
                                          --------      -------      --------
Net assets acquired .................     $142,300      $73,100      $215,400
                                          ========      =======      ========


     The estimated fair values of inventories acquired were increased $4.0 million from historical amounts, of which approximately $2.3 million of this amount was included in cost of sales during the quarter ended March 30, 2003. Based on preliminary estimates, of the $79.0 million of acquired other intangible assets, $40.9 million was assigned to Customer Relationships with a useful life of 15 years, $34.6 million was assigned to Trademarks with a useful life of 40 years and the remaining $3.5 million was assigned to Technology and Other with useful lives ranging from 7 to 10 years. The $105.0 million of goodwill is assigned to the Cequent Transportation Accessories segment.

     The results of these acquisitions are included in the March 30, 2003 consolidated financial statements of the Company from the respective dates of acquisition. The following selected unaudited pro forma combined results of operations for the Company, HammerBlow and Highland have been prepared assuming that the acquisitions occurred at the beginning of the respective periods. The selected unaudited pro forma combined results are based on the historical information for TriMas and Highland and pro forma combined results of operations for HammerBlow assuming that the acquisition of Tekonsha and SurePull occurred at the beginning of the respective periods. The pro forma financial information is not necessarily indicative of the combined results of operations that would have been attained had the acquisitions taken place at the beginning of 2003 and 2002, nor are they indicative of future results. The expense associated with the step-up in basis of inventory has been excluded as it will not be recurring.

     The selected unaudited pro forma financial information presented does not include the adjustments needed to give effect to the recapitalization described in Note 2 or the June 6, 2003 amendment and restatement of the credit facility.



                                                                THREE MONTHS ENDED
                                            -----------------------------------------------------------
                                                  MARCH 30, 2003                 MARCH 31, 2002
                                            ---------------------------   -----------------------------
                                             AS REPORTED     PRO FORMA     AS REPORTED      PRO FORMA
                                            -------------   -----------   -------------   -------------
                                                                  (IN THOUSANDS)
Net sales ...............................     $213,780       $229,550       $ 190,940       $ 230,450
Operating profit ........................     $ 16,340       $ 20,800       $  24,250       $  28,550
Income (loss) before cumulative effect of
 accounting change ......................     $ (7,320)      $ (5,080)      $   3,550       $   5,450
Net income (loss) .......................     $ (7,320)      $ (5,080)      $ (33,080)      $ (31,180)


4. GOODWILL AND OTHER INTANGIBLE ASSETS

     On January 1, 2002, TriMas adopted SFAS No. 142, "Goodwill and Other Intangible Assets." This Statement eliminated amortization of goodwill and certain other intangible assets, but requires at

                              TRIMAS CORPORATION

                                  (UNAUDITED)

least annual testing for impairment by comparison of estimated fair value to carrying value. The Company estimates fair value using the present value of expected future cash flows and other valuation measures.

     The Company completed its transitional impairment test in the second quarter of 2002, which resulted in a non-cash, after tax charge of $36.6 million related to the Company's Fastening Systems group. Sales, operating profits and cash flows for that business were lower than expected beginning in the first quarter of 2001, and experienced further deterioration during the remainder of 2001 due to the overall economic downturn and cyclical declines in certain markets for Fastening Systems products. Based on that trend, the earnings and cash flow forecasts for the next five years were revised resulting in the goodwill impairment loss. Consistent with the requirements of Statement 142, the Company recognized this impairment charge as of January 1, 2002 as the cumulative effect of change in accounting principle. As of December 31, 2002, the Company's test for impairment indicated that the fair value of goodwill exceeds the related carrying value.

     Changes in the carrying amount of goodwill for the quarter ended March 30, 2003 are as follows (in thousands):


                                            CEQUENT          RIEKE
                                        TRANSPORTATION     PACKAGING     FASTENING      INDUSTRIAL
                                          ACCESSORIES       SYSTEMS       SYSTEMS      SPECIALTIES       TOTAL
                                       ----------------   -----------   -----------   -------------   -----------
Balance, December 31, 2002 .........       $226,600        $165,230       $49,510        $70,500       $511,840
Goodwill from acquisitions .........        104,960              --            --            740        105,700
Impact of foreign currency
 translation and other .............            900             220           230            260          1,610
                                           --------        --------       -------        -------       --------
Balance, March 30, 2003 ............       $332,460        $165,450       $49,740        $71,500       $619,150
                                           ========        ========       =======        =======       ========


     The gross carrying amounts and accumulated amortization for the Company's acquired other intangible assets as of March 30, 2003 and December 31, 2002 are summarized below (in thousands):


                                               AS OF MARCH 30, 2003              AS OF DECEMBER 31, 2002
                                         ---------------------------------   --------------------------------
                                          GROSS CARRYING      ACCUMULATED     GROSS CARRYING     ACCUMULATED
INTANGIBLE CATEGORY BY USEFUL LIFE            AMOUNT         AMORTIZATION         AMOUNT         AMORTIZATION
--------------------------------------   ----------------   --------------   ----------------   -------------
Customer relationships:
 6 - 12 years ........................       $ 26,500         $  (6,120)         $ 26,500         $  (5,460)
 15 - 25 years .......................        102,900            (6,730)           62,000            (5,630)
 40 years ............................        111,580            (6,490)          111,580            (5,790)
                                             --------         ---------          --------         ---------
Total customer relationships .........        240,980           (19,340)          200,080           (16,880)
                                             --------         ---------          --------         ---------
Trademark/Trade names:
 40 years ............................         89,470            (3,280)           54,390            (2,830)
                                             --------         ---------          --------         ---------
Technology and other:
 5 - 15 years ........................         26,000            (6,390)           22,500            (5,670)
 18 - 30 years .......................         38,190            (3,940)           38,190            (3,510)
                                             --------         ---------          --------         ---------
Total technology and other ...........         64,190           (10,330)           60,690            (9,180)
                                             --------         ---------          --------         ---------
                                             $394,640         $ (32,950)         $315,160         $ (28,890)
                                             ========         =========          ========         =========


     Amortization expense related to intangibles was approximately $4.0 million and $3.5 million for the three months ended March 30, 2003 and March 31, 2002, respectively, and is included in cost of sales in the accompanying statement of operations. Estimated amortization expense for the next five

                              TRIMAS CORPORATION

                                  (UNAUDITED)

fiscal years beginning after December 31, 2002 is as follows: 2003 -- $17.7 million; 2004 -- $18.1 million; 2005 -- $18.0 million; 2006 -- $16.6 million;
and 2007 -- $15.9 million.


5. RESTRUCTURINGS

     Following the November 2000 acquisition of Metaldyne by Heartland, Metaldyne employed a new senior management team for TriMas to reorganize and restructure the TriMas business units and implement cost savings projects. The new management team developed and launched six major projects and several smaller initiatives to consolidate sub-scale business units and redundant plants and to streamline administrative costs. During the 2003 first quarter, the Company established a preliminary estimate of integration costs associated with its acquisitions of HammerBlow and Highland. The reserve amount of $5.2 million is a preliminary cost estimate of integrating manufacturing, sourcing, distribution and back office activities into our existing operating cost structure. No costs were incurred and charged to this reserve during the quarter ended March 30, 2003.

     The following table summarizes the purchase accounting adjustments established to reflect these actions and subsequent related activity (in thousands):


                                                        OTHER CLOSURE
                                          SEVERANCE         COSTS          TOTAL
                                         -----------   --------------   -----------
Reserve at December 31, 2002 .........    $  4,590         $2,480        $  7,070
 Cash ................................      (1,290)          (210)         (1,500)
 Non-cash ............................          --             --              --
 Accrued integration costs ...........       3,000          2,200           5,200
                                          --------         ------        --------
Reserve at March 30, 2003 ............    $  6,300         $4,470        $ 10,770
                                          ========         ======        ========


     Approximately 580 jobs have been or will be eliminated as a result of these restructuring actions of which approximately 540 were eliminated as of March 30, 2003. Cequent Transportation Accessories consolidated an acquired trailer products manufacturing plant into an existing manufacturing facility, and reduced the towing products regional warehouse service centers from eleven to five facilities by closing or selling six related properties in 2001. In 2002, the electrical products manufacturing facility in Indiana was closed and consolidated into an existing low cost contract manufacturing plant in Mexico. In addition, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse were consolidated into a single existing third facility, with one master warehouse on the same property. These actions have resulted in the elimination of approximately 385 positions through March 30, 2003. Rieke Packaging Systems has rationalized back office and manufacturing operations. Through March 30, 2003, approximately 55 positions have been eliminated. Fastening Systems has adopted a multi-step plan for the industrial fasteners product line to consolidate five sub-scale manufacturing plants into three plants. The actions approved as part of the original restructuring plan have been completed. Through March 30, 2003, Fastening Systems has eliminated approximately 100 positions related to these activities.


6. ACCOUNTS RECEIVABLE SECURITIZATION

     As part of the 2002 financing transactions, TriMas established a receivables securitization facility and organized TSPC, Inc. ("TSPC"), a wholly owned subsidiary, to sell trade accounts receivable of substantially all domestic business operations. TSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $125 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $0.3 million for the three months ended March 30, 2003. These amounts are

                              TRIMAS CORPORATION

                                  (UNAUDITED)

included in other expense, net in the Company's consolidated statement of operations. At March 30, 2003, the Company's funding under the facility was $57.4 million with an additional $4.8 million available but not utilized. When the Company sells its receivables to TSPC, it retains a subordinated interest in the receivables sold. The retained interest is included in accounts receivable in the accompanying balance sheet and approximated $42.8 million at March 30, 2003. At December 31, 2002, no receivables were sold under this arrangement. The discount rate at March 30, 2003 was 2.36%. The usage fee under the facility is 1.5%. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility. This facility expires in June 2005.


     Prior to June 6, 2002, TriMas sold certain of its accounts receivable to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of Metaldyne. MTSPC sold an undivided fractional ownership interest in the pool of receivables to a third party multi-seller funding company. The information that follows represented TriMas' attributed portion of receivables sold to MTSPC. The net proceeds of sales were less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $0.9 million for the three months ended March 31, 2002. This amount is included in other expense, net in the Company's combined statement of operations. At March 31, 2002, the Company's funding under this arrangement was $82.3 million.

7. INVENTORIES


     Inventories by component are as follows (in thousands):


                               MARCH 30,     DECEMBER 31,
                                  2003           2002
                              -----------   -------------
Finished goods ............   $61,220          $50,220
Work in process ...........      17,860         12,860
Raw materials .............      43,180         28,330
                              ---------        -------
Total inventories .........    $122,260        $91,410
                              =========        =======


8. PROPERTY AND EQUIPMENT, NET

     Property and equipment by component are as follows (in thousands):


                                            MARCH 30,     DECEMBER 31,
                                               2003           2002
                                           -----------   -------------
Land and land improvements .............   $5,140        $8,810
Buildings ..............................      61,310          46,100
Machinery and equipment ................     187,730         226,380
                                           ---------     -----------
                                             254,180         281,290
Less: Accumulated depreciation .........      46,320          46,300
                                           ---------     -----------
Property and equipment, net ............    $207,860        $234,990
                                           =========     ===========


9. LONG-TERM DEBT


     The Company's long-term debt at March 30, 2003, net of the unamortized discount of $2.6 million and unamortized premium of $0.8 million from face value of the Company's 9 7/8% senior subordinated notes, is as follows (in thousands):

                              TRIMAS CORPORATION

                                  (UNAUDITED)

                                                                      MARCH 30,     DECEMBER 31,
                                                                         2003           2002
                                                                     -----------   -------------
Senior term loan .................................................    $258,750        $259,375
Revolver loan ....................................................      15,000              --
9 7/8% senior subordinated notes, due June 2012 ("Notes") .........     435,975         435,975
Other ............................................................       8,825             830
                                                                      --------        --------
                                                                       718,550         696,180
Less: Current maturities .........................................      10,640           2,990
                                                                      --------        --------
Long-term debt ...................................................    $707,910        $693,190
                                                                      ========        ========


     The Company's credit facility ("Credit Facility") with a group of banks consists of a $260 million senior term loan which matures December 31, 2009 and is payable in quarterly installments of $0.625 million which began on December 31, 2002. The Credit Facility also includes a senior revolving credit facility with a total principal commitment of $150 million, including up to $100 million for one or more permitted acquisitions, which matures December 31, 2007. The Credit Facility allows the Company to issue letters of credit, not to exceed $40 million in aggregate, against revolving credit facility commitments. The Company had letters of credit of approximately $23.7 and $23.5 million issued and outstanding at March 30, 2003 and December 31, 2002, respectively.

     Borrowings under the Credit Facility bear interest at the Company's option at either a base rate used by JPMorgan Chase Bank, plus an applicable margin, or a Eurodollar rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus an applicable margin. The applicable margin on borrowings is subject to change, depending on the Company's Leverage Ratio, as defined, and is 1.75% on base rate loans and 2.75% on Eurodollar loans at March 30, 2003. The effective interest rate on Credit Facility borrowings was 4.42% at March 30, 2003 and 4.44% at December 31, 2002.

     The bank debt is an obligation of subsidiaries of the Company. Although the credit agreement does not restrict the Company's subsidiaries from making distributions to it in respect of the exchange notes, it does contain certain other limitations on the distribution of funds from TriMas Company LLC, the principal subsidiary, to the Company. The restricted net assets of the guarantor subsidiaries, approximately $849.8 million at March 30, 2003, are presented in the consolidating financial information in Note 17. The Credit Facility contains negative and affirmative covenants and other requirements affecting the Company and its subsidiaries, including among others: restrictions on incurrence of debt, except for permitted acquisitions and subordinated indebtedness, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions greater than $75 million if sold at fair market value, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements and amendments to charters, by-laws, and other material documents. The Credit Facility also requires the Company and its subsidiaries to meet certain restrictive financial covenants and ratios computed quarterly, including a leverage ratio (total consolidated indebtedness plus outstanding amounts under the accounts receivable securitization facility over consolidated EBITDA, as defined), interest expense ratio (EBITDA over cash interest expense, as defined) and a capital expenditures covenant. The Company was in compliance with its covenants at March 30, 2003.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of TriMas, including amounts outstanding under the Credit Facility. The Notes are pari passu in right of payment with all existing and future unsecured senior subordinated indebtedness of TriMas and are unconditionally guaranteed by all of the Company's domestic subsidiaries that are direct borrowers under the Credit Facility. Interest on the Notes accrues at the rate of 9 7/8% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing December 15, 2002. The Notes indenture contains negative and affirmative

                              TRIMAS CORPORATION

                                  (UNAUDITED)

covenants and other requirements that are comparable to those contained in the Credit Facility. At March 30, 2003, the Company was in compliance with all such covenant requirements.

     The Company has net unamortized debt issuance costs related to the Credit Facility and Notes of $29.8 million and $30.5 million at March 30, 2003 and December 31, 2002, respectively. These amounts are included in other assets in the accompanying consolidated balance sheet. Debt issuance costs and the discount and premium on the Notes are amortized using the interest method over the term of the Credit Facility and Notes, respectively.

     The Company paid cash for interest of approximately $3.8 million for the quarter ended March 30, 2003. For the quarter ended March 31, 2002, interest expense allocated to TriMas was paid by Metaldyne.

     Future maturities of the face value of long-term debt at March 30, 2003 are as follows (in thousands):


YEAR ENDING DECEMBER 31:
--------------------------
   2003 ..................    $ 10,640
   2004 ..................       2,830
   2005 ..................       2,500
   2006 ..................       2,500
   2007 ..................      17,500
   Thereafter ............     684,650
                              --------
   Total .................    $720,620
                              ========


10. LEASES

     TriMas leases certain equipment and plant facilities under non-cancelable operating leases. Rental expense for TriMas totaled approximately $2.6 million and $1.2 million in the quarter ended March 30, 2003 and March 31, 2002, respectively.

     In the first quarter 2003, the Company entered into sale-leaseback arrangements with third-party lenders for certain machinery and equipment and facilities used by the Company. These leases are accounted for as operating leases. The Company has an eight year lease term with respect to machinery and equipment which requires annual lease payments of approximately $4.4 million. The Company has a fifteen year lease term with respect to its leaseback of two facilities which require annual lease payments of approximately $0.9 million. The proceeds from these transactions were applied against outstanding balances under the Company's revolving credit facility. In connection with these sale-leaseback transactions the Company recorded net book value losses of approximately $12.0 million, which is included in other, net in the accompanying statement of operations.

     Minimum payments for operating leases having initial or remaining non-cancelable lease terms in excess of one year at March 30, 2003 are summarized below (in thousands):


YEAR ENDING DECEMBER 31:
--------------------------
   2003 ..................    $ 11,960
   2004 ..................      12,910
   2005 ..................      12,410
   2006 ..................      11,790
   2007 ..................      11,520
   Thereafter ............      74,640
                              --------
   Total .................    $135,230
                              ========

                              TRIMAS CORPORATION

                                  (UNAUDITED)

     In the first quarter 2002, as part of financing arranged by Metaldyne and Heartland, the Company entered into sale-leaseback arrangements with a third-party lender for certain facilities utilized by the Company. The 20 year lease term continues until 2022 and requires annual lease payments of approximately $2.5 million per year. The proceeds from these transactions were applied against the Metaldyne Corporation net investment and advance balance. Because Metaldyne provided the third-party lender with a guarantee of the Company's lease obligations, these lease arrangements were accounted for as capitalized leases and lease obligations approximating $19 million at March 31, 2002 and were recorded in long-term debt.

     As a result of the recapitalization and related financing transactions completed during the second quarter of 2002, Metaldyne no longer guarantees the Company's lease obligations with the third party lender. Subsequent to June 6, 2002, the Company accounts for these lease transactions as operating leases. During the quarter ended June 30, 2002, the Company eliminated the capitalized lease obligation and related capitalized lease assets.

11. COMMITMENTS AND CONTINGENCIES

     A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including the Company, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State of California has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs. The defendants are negotiating a Consent Decree with the United States, which will dismiss the defendants from the case subject only to the failure of the State of California to perform under its Consent Decree with the defendants. Additionally, TriMas and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged personal injuries claimed to arise from exposure to contaminants from the site. During the discovery stage, the Judge of the Superior Court of the State of California issued an order dismissing all plaintiffs in the action. Plaintiffs have an opportunity to appeal. Based upon the Company's present knowledge, the Company does not believe the ultimate outcome of these matters will have a material adverse effect on its consolidated financial statements and future results of operations.

     Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including TriMas, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that the defendants clean up contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of defendants, including TriMas, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site.

     As of May 12, 2003, the Company is party to approximately 581 pending cases involving approximately 25,352 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. The Company manufactured three types of gaskets and has ceased the use of asbestos in its products. The Company believes that many of the pending cases relate to locations at which none of our gaskets were distributed or used. In addition, TriMas acquired various companies to distribute the Company's

                              TRIMAS CORPORATION

                                  (UNAUDITED)

products and also had distributed gaskets of other manufacturers prior to acquisition. Total settlement costs (exclusive of defense costs) for all such cases, some of which were filed over 12 years ago, have been approximately $2.3 million. Based upon the Company's experience to date and other available information, the Company does not believe that these cases will have a material adverse effect on its financial condition or future results of operations. However, there can be no assurance that the Company will not be subjected to significant additional claims in the future, that the cost of settling cases in which product identification can be made will not increase or that the Company will not be subjected to further claims with respect to the former activities of its acquired gasket distributors.

     The Company has provided reserves based upon its present knowledge and, subject to future legal and factual developments, does not believe that the ultimate outcome of any of these litigations will have a material adverse effect on its consolidated financial position and future results of operations and cash flow. However, there can be no assurance that future legal and factual developments will not result in a material adverse impact on our financial condition and future results of operations.

     The Company is subject to other claims and litigation in the ordinary course of business, but does not believe that any such claim or litigation will have a material adverse effect on the Company's financial position or results of operations.

12. RELATED PARTIES

Metaldyne Corporation

     Prior to June 6, 2002, the Company was wholly owned by Metaldyne and participated in joint activities including employee benefits programs, legal, treasury, information technology and other general corporate activities.

     In connection with the common stock issuance and related financing transactions, TriMas assumed certain liabilities and obligations of Metaldyne, mainly comprised of contractual obligations to former TriMas employees, tax related matters, benefit plan liabilities and reimbursements to Metaldyne for normal course payments to be made on TriMas' behalf. The amount of these liabilities and obligations were $19.0 million and $21.9 million as of March 30, 2003 and December 31, 2002, respectively. These amounts are payable at various dates over the next two years and are included in Due to Metaldyne in the accompanying consolidated balance sheets.

     The Company is also party to a corporate services agreement with Metaldyne. Under the terms of the agreement, TriMas pays Metaldyne an annual services fee of $2.5 million in exchange for human resources, information technology, treasury, audit, internal audit, tax, legal and other general corporate services and remittance of certain third-party charges on TriMas' behalf.

     Prior to the June 6, 2002 transactions, TriMas was charged a management fee by Metaldyne for various corporate support staff and administrative services. Such fees approximated one percent of net sales and amounted to $1.9 million in the three months ended March 31, 2002.

     Certain of TriMas' employee benefit plans and insurance coverages are administered by Metaldyne. These costs as well as other costs incurred on TriMas' behalf were charged directly to TriMas.

     TriMas was also charged interest expense at various rates on the debt attributed to TriMas from Metaldyne and on the outstanding net investment and advances balance with Metaldyne. These charges aggregated $17.4 million in the quarter ended March 31, 2002.

Heartland Industrial Partners

     In connection with the common stock issuance and related financing transactions in June 2002, the Company entered into an advisory services agreement with Heartland at an annual fee of $4.0

                              TRIMAS CORPORATION

                                  (UNAUDITED)

million plus expenses. During the quarter ended March 30, 2003, Heartland was paid $1.2 million in connection with this agreement and this amount is included in selling, general and administrative expense in the accompanying consolidated statement of operations.

     Also in the quarter ended March 30, 2003, TriMas paid Heartland approximately $2.1 million in advisory services in connection with the acquisitions of HammerBlow and Highland. Such fees have been capitalized as transaction costs as a component of total consideration paid and allocated to the fair value of assets acquired and liabilities assumed in the respective acquisitions.

13. STOCK OPTIONS AND AWARDS

     In 2001, a new Metaldyne Long Term Equity Incentive Plan (the "Plan") was adopted, which provides for the issuance of equity-based incentives in various forms. During 2001, Metaldyne granted stock options for 2,855,000 shares at a price of $16.90 per share to key employees of Metaldyne, of which 336,763 were granted to TriMas employees. Of this amount, 81,640 options have vested and the remaining 255,123 options were canceled in connection with the June 6, 2002 transactions. These options have a ten year option period from the date of grant. The ability to exercise the options is limited in the circumstances of a public offering whereby the shares are required to be held and exercised after the lapse of certain time periods.

     In connection with the stock purchase agreement on June 6, 2002, each vested option in the Plan will be converted into an option to purchase TriMas common stock. TriMas created the 2002 Long-Term Equity Incentive Plan during 2002, which allows issuance of equity-based incentives in various forms. No options for TriMas common stock have been granted as of March 30, 2003.

14. SEGMENT INFORMATION

     TriMas' reportable operating segments are business units, each providing their own unique products and services. Each operating segment is independently managed, requires different technology and marketing strategies and has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. During the first quarter of 2003, the Company re-aligned its operating segments and appointed a group president for its Fastening Systems group. Prior period segment information has been revised to conform to the current structure and presentation. TriMas has four operating segments involving the manufacture and sale of the following products:

     CEQUENT TRANSPORTATION ACCESSORIES -- Vehicle hitches and receivers, sway controls, weight distribution and 5th wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories.

     RIEKE PACKAGING SYSTEMS -- Closures and dispensing systems for steel and plastic industrial and consumer packaging applications.

     FASTENING SYSTEMS -- Large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, and highly engineered specialty fasteners for the domestic and international aerospace industry.

     INDUSTRIAL SPECIALTIES -- Flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

     The Company uses Earnings (Operating Profit) Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of operating performance and as a measure of cash

                              TRIMAS CORPORATION

                                  (UNAUDITED)

generating capabilities. EBITDA is one of the primary measures used by management to evaluate performance. Legacy stock award expense represents a contractual obligation from the November 2000 acquisition which will run off completely in 2003.

     Segment activity is as follows (in thousands):


                                                     THREE MONTHS ENDED
                                             ----------------------------------
                                              MARCH 30, 2003     MARCH 31, 2002
                                             ----------------   ---------------
NET SALES
Cequent Transportation Accessories .......       $ 98,890          $ 75,410
Rieke Packaging Systems ..................         30,270            26,630
Fastening Systems ........................         30,790            33,910
Industrial Specialties ...................         53,830            54,990
                                                 --------          --------
Total ....................................       $213,780          $190,940
OPERATING PROFIT
Cequent Transportation Accessories .......       $  8,130          $ 11,570
Rieke Packaging Systems ..................          7,580             6,980
Fastening Systems ........................            380             1,740
Industrial Specialties ...................          6,160             6,650
Corporate expenses and management fees ...         (4,640)           (1,890)
Legacy stock award expense ...............         (1,270)             (800)
                                                 --------          --------
Total ....................................       $ 16,340          $ 24,250
                                                 ========          ========
EBITDA
Cequent Transportation Accessories .......       $ 12,410          $ 15,010
Rieke Packaging Systems ..................          9,590             9,400
Fastening Systems ........................          2,450             4,690
Industrial Specialties ...................          8,380             9,340
Corporate expenses and management fees ...         (4,270)           (1,890)
Legacy stock award expense ...............         (1,270)             (800)
                                                 --------          --------
Total ....................................       $ 27,290          $ 35,750
                                                 ========          ========


15. IMPACT OF NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. The adoption of SFAS 143 did not have an impact on the Company's financial condition or results of operations.

     Effective January 1, 2003, the Company adopted SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

     Effective December 31, 2002, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the disclosure requirements for certain guarantees. In addition, for guarantees issued or modified after December 31,

                              TRIMAS CORPORATION

                                  (UNAUDITED)

2002, FIN 45 requires guarantors to record a liability at fair value for certain guarantees at the time of issuance of the guarantee. The Company offers limited warranty protection on certain of its products covering defects in material and workmanship. The specific terms and conditions vary depending on the product sold, but generally are in effect for one to three years following the date of sale. Warranty reserves are recorded based upon historical and anticipated warranty claims. The Company monitors the adequacy of its warranty reserves on an ongoing basis and records adjustments to the reserves as required. The adoption of this statement did not have a material effect on the Company's results of operations or financial condition.

     In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." FIN 46 requires primary beneficiaries in a variable interest entity to consolidate the entity even if the primary beneficiary does not have a majority voting interest. This consolidation requirement is effective immediately for any variable interest entity created on or after January 31, 2003, and after June 30, 2003 for entities created before January 31, 2003. In addition, FIN 46 requires disclosure of information regarding guarantees or loss exposures related to a variable interest entity created prior to January 31, 2003 in financial statements issued after January 31, 2003. The Company is currently reviewing activity with potential variable interest entities, including lessors under certain of the Company's operating lease agreements to determine the impact of FIN 46. It is possible this pronouncement could require us to consolidate any variable interest entities for which we are the primary beneficiary. However, the Company does not believe the adoption of FIN 46 will have a material impact on its financial condition or results of operations.

16. SUBSEQUENT EVENTS

     On April 2, 2003, TriMas repurchased one million shares of its common stock from Metaldyne at $20 per share, the same price as it was valued on June 6, 2002. This sale decreased Metaldyne's ownership percentage in TriMas from approximately 31% to approximately 28% on a fully diluted basis.

     On May 9, 2003, the Company completed the acquisition of an automotive manufacturing business from Metaldyne for approximately $24.0 million on a debt-free basis. The acquired business is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications. The transaction was funded by a combination of borrowings under the Company's revolving credit facility and a cash equity contribution by Heartland. The acquired business had 2002 revenues of approximately $16.7 million.

17. SUPPLEMENTAL GUARANTOR CONDENSED COMBINING AND CONSOLIDATING FINANCIAL INFORMATION

     Under an indenture dated June 6, 2002, TriMas Corporation, the parent company ("Parent"), issued 9 7/8% Senior Subordinated Notes due 2012 in a total principal amount of $437.8 million (face value). These Notes are guaranteed by substantially all of the Company's domestic subsidiaries ("Guarantor Subsidiaries"). All of the Guarantor Subsidiaries are 100% owned by the Parent and their guarantee is full, unconditional, joint and several. The Company's non-domestic subsidiaries and TSPC, Inc. have not guaranteed the Notes ("Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries have also guaranteed amounts outstanding under the Company's Credit Facility.

     The accompanying supplemental guarantor condensed, combining or consolidating financial information is presented on the equity method of accounting for all periods presented. Under this method, investments in subsidiaries are recorded at cost and adjusted for the Company's share in the subsidiaries' cumulative results of operations, capital contributions and distributions and other changes in equity. Elimination entries relate primarily to the elimination of investments in subsidiaries and associated intercompany balances and transactions.

     Prior to June 6, 2002, the Parent held equity investments directly in certain of the Company's wholly owned Non-Guarantor Subsidiaries, and equity in these investees is included in the Parent

                              TRIMAS CORPORATION

                                  (UNAUDITED)

column of the accompanying condensed combining financial information for all periods presented. Subsequent to June 6, 2002, all investments in non-domestic subsidiaries are held directly at TriMas Company LLC, a wholly owned subsidiary of TriMas Corporation and Guarantor Subsidiary, and equity in non-domestic subsidiary investees for all periods subsequent to June 30, 2002 is included in the Guarantor Subsidiary column of the accompanying consolidating financial information.

                               TRIMAS CORPORATION

                                  (UNAUDITED)


                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)



                                                            AS OF MARCH 30, 2003 (UNAUDITED)
                                         -----------------------------------------------------------------------
                                                                                                    CONSOLIDATED
                                           PARENT     GUARANTOR    NON-GUARANTOR    ELIMINATIONS       TOTAL
                                         ---------- ------------- --------------- ---------------- -------------
                  ASSETS
Current assets:
 Cash and cash equivalents .............  $     --   $   25,730       $  4,930      $         --    $   30,660
 Receivables, trade ....................        60       62,510         25,920                --        88,490
 Receivables, intercompany .............        --        3,130          1,040            (4,170)           --
 Inventories ...........................        --      103,220         19,040                --       122,260
 Deferred income taxes .................        --       18,470            270                --        18,740
 Prepaid expenses and other current
   assets ..............................        --       10,930          1,180                --        12,110
                                          --------   ----------       --------      ------------    ----------
    Total current assets ...............        60      223,990         52,380            (4,170)      272,260
Investments in subsidiaries ............   847,000      153,060             --        (1,000,060)           --
Property and equipment, net ............        --      170,280         37,580                --       207,860
Excess of cost over net assets of
 acquired companies ....................        --      527,970         91,180                --       619,150
Other intangibles and other assets .....    17,580      391,900         17,030                --       426,510
                                          --------   ----------       --------      ------------    ----------
    Total assets .......................  $864,640   $1,467,200       $198,170      $ (1,004,230)   $1,525,780
                                          ========   ==========       ========      ============    ==========
          LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current maturities, long-term debt       $     --   $   10,640       $     --      $         --    $   10,640
 Accounts payable, trade ...............        50       56,960         23,020                --        80,030
 Accounts payable, intercompany ........        --        1,040          3,130            (4,170)           --
 Accrued liabilities ...................    13,230       62,820          7,540                --        83,590
 Due to Metaldyne ......................        --       11,790             --                --        11,790
                                          --------   ----------       --------      ------------    ----------
    Total current liabilities ..........    13,280      143,250         33,690            (4,170)      186,050
Long-term debt .........................   435,980      271,930             --                --       707,910
Deferred income taxes ..................        --      176,100         11,170                --       187,270
Other long-term liabilities ............        --       21,690            250                --        21,940
Due to Metaldyne .......................        --        7,230             --                --         7,230
                                          --------   ----------       --------      ------------    ----------
    Total liabilities ..................   449,260      620,200         45,110            (4,170)    1,110,400
    Total shareholders' equity .........   415,380      847,000        153,060        (1,000,060)      415,380
                                          --------   ----------       --------      ------------    ----------
    Total liabilities and
      shareholders' equity .............  $864,640   $1,467,200       $198,170      $ (1,004,230)   $1,525,780
                                          ========   ==========       ========      ============    ==========

                               TRIMAS CORPORATION

                                  (UNAUDITED)


                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                           CONSOLIDATED BALANCE SHEET
                                (IN THOUSANDS)


                                                                     AS OF MARCH 30, 2003 (UNAUDITED)
                                               -----------------------------------------------------------------------------
                                                                                                                CONSOLIDATED
                                                 PARENT       GUARANTOR      NON-GUARANTOR     ELIMINATIONS        TOTAL
                                               ----------   -------------   ---------------   --------------   -------------
                  ASSETS
Current assets:
 Cash and cash equivalents .................    $     --     $   86,570         $ 13,870        $       --      $  100,440
 Receivables, trade ........................          60         77,760           17,760                --          95,580
 Receivables, intercompany .................          --          6,030            6,120           (12,150)             --
 Inventories ...............................          --         79,720           11,690                --          91,410
 Deferred income taxes .....................          --         18,290               --                --          18,290
 Prepaid expenses and other current
   assets ..................................          --          8,900              910                --           9,810
                                                --------     ----------         --------        ----------      ----------
    Total current assets ...................          60        277,270           50,350           (12,150)        315,530
Investments in subsidiaries ................     808,620        128,830               --          (937,450)             --
Property and equipment, net ................          --        204,130           30,860                --         234,990
Excess of cost over net assets of
 acquired companies ........................          --        437,590           74,250                --         511,840
Other intangibles and other assets .........      17,710        327,470            3,230                --         348,410
                                                --------     ----------         --------        ----------      ----------
    Total assets ...........................    $826,390     $1,375,290         $158,690        $ (949,600)     $1,410,770
                                                ========     ==========         ========        ==========      ==========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current maturities, long-term
   debt ....................................    $     --     $    2,990         $     --        $       --      $    2,990
 Accounts payable, trade ...................         440         40,090           13,950                --          54,480
 Accounts payable, intercompany ............          --          6,120            6,030           (12,150)             --
 Accrued liabilities .......................       1,950         56,970            4,220                --          63,140
 Due to Metaldyne ..........................          --          9,960               --                --           9,960
                                                --------     ----------         --------        ----------      ----------
    Total current liabilities ..............       2,390        116,130           24,200           (12,150)        130,570
Long-term debt .............................     435,950        257,240               --                --         693,190
Deferred income taxes ......................          --        150,560            5,360                --         155,920
Other long-term liabilities ................          --         30,780              300                --          31,080
Due to Metaldyne ...........................          --         11,960               --                --          11,960
                                                --------     ----------         --------        ----------      ----------
    Total liabilities ......................     438,340        566,670           29,860           (12,150)      1,022,720
    Total shareholders' equity .............     388,050        808,620          128,830          (937,450)        388,050
                                                --------     ----------         --------        ----------      ----------
    Total liabilities and
      shareholders' equity .................    $826,390     $1,375,290         $158,690        $ (949,600)     $1,410,770
                                                ========     ==========         ========        ==========      ==========

                               TRIMAS CORPORATION

                                  (UNAUDITED)


                 SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                (IN THOUSANDS)

                                                     FOR THE THREE MONTHS ENDED MARCH 30, 2003 (UNAUDITED)
                                        -------------------------------------------------------------------------------
                                                                                                           CONSOLIDATED
                                           PARENT        GUARANTOR      NON-GUARANTOR     ELIMINATIONS        TOTAL
                                        ------------   -------------   ---------------   --------------   -------------
Net sales ...........................    $      --      $  186,080        $  33,730         $ (6,030)      $  213,780
Cost of sales .......................           --        (144,670)         (23,480)           6,030         (162,120)
                                         ---------      ----------        ---------         --------       ----------
   Gross profit .....................           --          41,410           10,250               --           51,660
Selling, general and administrative
 expenses ...........................          (20)        (29,250)          (6,050)              --          (35,320)
                                         ---------      ----------        ---------         --------       ----------
   Operating profit .................          (20)         12,160            4,200               --           16,340
Other income (expense), net:
Interest expense ....................      (11,810)         (4,220)             (10)              --          (16,040)
Other, net ..........................          (70)        (11,900)            (430)              --          (12,400)
                                         ---------      ----------        ---------         --------       ----------
Income (loss) before income tax
 (expense) credit and equity in net
 income of subsidiaries .............      (11,900)         (3,960)           3,760               --          (12,100)
Income tax (expense) credit .........           --           6,360           (1,580)              --            4,780
Equity in net income (loss) of
 subsidiaries .......................        4,580           2,180               --           (6,760)              --
                                         ---------      ----------        ---------         --------       ----------
Net income (loss) ...................    $  (7,320)     $    4,580        $   2,180         $ (6,760)      $   (7,320)
                                         =========      ==========        =========         ========       ==========

                               TRIMAS CORPORATION

                                  (UNAUDITED)

                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                        COMBINED STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                       FOR THE THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED)
                                          -------------------------------------------------------------------------------
                                                                                                             CONSOLIDATED
                                             PARENT        GUARANTOR      NON-GUARANTOR     ELIMINATIONS        TOTAL
                                          ------------   -------------   ---------------   --------------   -------------
Net sales .............................    $      --      $  170,540        $  24,500         $ (4,100)      $  190,940
Cost of sales .........................           --        (122,970)         (16,510)           4,100         (135,380)
                                           ---------      ----------        ---------         --------       ----------
   Gross profit .......................           --          47,570            7,990               --           55,560
Selling, general and administrative
 expenses .............................           --         (27,570)          (3,740)              --          (31,310)
                                           ---------      ----------        ---------         --------       ----------
Operating profit ......................           --          20,000            4,250               --           24,250
Other income (expense), net:
 Interest expense .....................           --         (17,300)            (100)              --          (17,400)
 Other, net ...........................           --            (970)            (420)              --           (1,390)
                                           ---------      ----------        ---------         --------       ----------
Income (loss) before income taxes
 (credit) and equity in net income
 (loss) of subsidiaries ...............           --           1,730            3,730               --            5,460
Income taxes (expense) credit .........           --            (560)          (1,350)              --           (1,910)
Equity in net income (loss) of
 subsidiaries .........................      (33,080)            870               --           32,210               --
                                           ---------      ----------        ---------         --------       ----------
Income (loss) before cumulative
 effect of change in accounting
 principle ............................      (33,080)          2,040            2,380           32,210            3,550
Cumulative effect of change in
 accounting principle .................           --         (36,630)              --               --          (36,630)
                                           ---------      ----------        ---------         --------       ----------
   Net income (loss) ..................    $ (33,080)     $  (34,590)       $   2,380         $ 32,210       $  (33,080)
                                           =========      ==========        =========         ========       ==========

                               TRIMAS CORPORATION

                                  (UNAUDITED)

                            SUPPLEMENTAL GUARANTOR
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                         FOR THE THREE MONTHS ENDED MARCH 30, 2003 (UNAUDITED)
                                              ---------------------------------------------------------------------------
                                                                                                             CONSOLIDATED
                                               PARENT      GUARANTOR      NON-GUARANTOR     ELIMINATIONS        TOTAL
                                              --------   -------------   ---------------   --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating
 activities, net of acquisition
 impact ...................................    $  250     $   25,350        $  22,640            $--         $   48,240
                                               ------     ----------        ---------            ---         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures ......................        --         (3,430)            (610)            --             (4,040)
Proceeds from sales of fixed assets .......        --         42,120               --             --             42,120
Acquisition of businesses, net of cash
 acquired .................................        --       (169,780)         (30,970)            --           (200,750)
                                               ------     ----------        ---------            ---         ----------
Net cash used for investing activities ....        --       (131,090)         (31,580)            --           (162,670)
                                               ------     ----------        ---------            ---         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of
 common stock .............................        --         30,000               --             --             30,000
Proceeds from revolving credit
 facility .................................        --        191,700               --             --            191,700
Repayments of credit facility
 borrowings ...............................        --       (176,700)              --             --           (176,700)
Debt issuance costs .......................      (250)            --               --             --               (250)
Payment of note payable ...................        --           (100)              --             --               (100)
                                               ------     ----------        ---------            ---         ----------
Net cash provided by (used for)
 financing activities .....................      (250)        44,900               --             --             44,650
                                               ------     ----------        ---------            ---         ----------
CASH AND CASH EQUIVALENTS:
Increase for the period ...................        --        (60,840)          (8,940)            --            (69,780)
At beginning of period ....................        --         86,570           13,870             --            100,440
                                               ------     ----------        ---------            ---         ----------
At end of period ..........................    $   --     $   25,730        $   4,930            $--         $   30,660
                                               ======     ==========        =========            ===         ==========

                               TRIMAS CORPORATION

                                  (UNAUDITED)


                   SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                        COMBINED STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)

                                                      FOR THE THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED)
                                            -------------------------------------------------------------------------
                                                                                                         CONSOLIDATED
                                             PARENT     GUARANTOR     NON-GUARANTOR     ELIMINATIONS        TOTAL
                                            --------   -----------   ---------------   --------------   -------------
OPERATING ACTIVITIES:
 Net cash provided by (used for)
   operating activities .................      $--      $   1,490       $  9,700             $--          $  11,190
                                               ---      ---------       --------             ---          ---------
FINANCING ACTIVITIES:
 Increase in debt .......................       --         19,730             --              --             19,730
 Payment of debt ........................       --        (13,230)            --              --            (13,230)
 Decrease in Metaldyne
   Corporation net investment and
   advances .............................       --         (5,640)        (7,970)             --            (13,610)
                                               ---      ---------       --------             ---          ---------
 Net cash provided by (used for)
   financing activities .................       --            860         (7,970)             --             (7,110)
                                               ---      ---------       --------             ---          ---------
INVESTING ACTIVITIES:
 Capital expenditures ...................       --         (3,640)          (960)             --             (4,600)
 Proceeds from sale of fixed assets .....       --            150             10              --                160
                                               ---      ---------       --------             ---          ---------
 Net cash used for investing
   activities ...........................       --         (3,490)          (950)             --             (4,440)
                                               ---      ---------       --------             ---          ---------
CASH AND CASH EQUIVALENTS:
 Increase (decrease) for the period .....       --         (1,140)           780              --               (360)
 At beginning of period .................       --          1,940          1,840              --              3,780
                                               ---      ---------       --------             ---          ---------
    At end of period ....................      $--      $     800       $  2,620             $--          $   3,420
                                               ===      =========       ========             ===          =========

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         INDEPENDENT AUDITORS' REPORT

                                                                January 17, 2003


To the Shareholders
HIGHLAND GROUP CORPORATION


     We have audited the accompanying balance sheets of Highland Group Corporation as of December 31, 2002 and 2001, and the related statements of operations and retained earnings, and cash flows for the years ended December 31, 2002, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highland Group Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 12 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.

Walthall, Drake & Wallace LLP
Certified Public Accountants

                          HIGHLAND GROUP CORPORATION
                                 BALANCE SHEETS
                          DECEMBER 31, 2002 AND 2001


                            ASSETS
                                                                     2002            2001
                                                                -------------   -------------
CURRENT
 Cash .......................................................   $   291,369     $   401,799
 Receivables, net of allowance of $106,252 and $421,000 in
   2002 and 2001, respectively ..............................     9,441,336       7,181,310
 Inventories ................................................     7,180,531       5,460,922
 Prepaid expenses ...........................................       427,968         524,283
 Deferred tax asset .........................................        30,000         175,000
                                                                -----------     -----------
   TOTAL CURRENT ASSETS .....................................    17,371,204      13,743,314
PROPERTY, PLANT AND EQUIPMENT
 Land .......................................................        80,400          80,400
 Building and improvements ..................................     1,945,850       1,877,087
 Machinery and equipment ....................................       520,755         459,937
 Tooling ....................................................     2,773,952       2,480,934
 Data processing and office equipment .......................       411,747         337,830
 Show booth .................................................       120,290         112,493
                                                                -----------     -----------
                                                                  5,852,994       5,348,681
   Less: Accumulated depreciation ...........................     2,106,192       1,384,922
                                                                -----------     -----------
                                                                  3,746,802       3,963,759
OTHER ASSETS
 Goodwill, net ..............................................     9,964,892       9,964,892
 Patent, net ................................................       212,917         234,208
 Deposits ...................................................        13,521          12,350
 Debt issuance costs, net ...................................            --          50,000
                                                                -----------     -----------
                                                                 10,191,330      10,261,450
                                                                -----------     -----------
TOTAL ASSETS ................................................   $31,309,336     $27,968,523
                                                                ===========     ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                    2002            2001
                                                                -----------     -----------
CURRENT
 Bank overdraft .............................................   $   604,396     $   632,249
 Long-term debt, current portion ............................     2,200,000       2,250,000
 Accounts payable ...........................................     1,936,007       1,910,702
 Accrued liabilities ........................................     2,306,219       2,072,182
                                                                -----------     -----------
   TOTAL CURRENT LIABILITIES ................................     7,046,622       6,865,133
LONG-TERM DEBT
 Long-term debt, less current portion .......................     3,681,361       5,881,361
 Revolving credit line ......................................     1,531,061       1,012,792
 Deferred tax liability .....................................       315,000          25,000
                                                                -----------     -----------
                                                                  5,527,422       6,919,153
                                                                -----------     -----------
TOTAL LIABILITIES ...........................................    12,574,044      13,784,286
COMMON STOCK
 No par value; 2000 shares authorized; 1000 shares issued and
   outstanding ..............................................     6,266,666       6,266,666
RETAINED EARNINGS ...........................................    12,468,626       7,917,571
                                                                -----------     -----------
TOTAL STOCKHOLDERS' EQUITY ..................................    18,735,292      14,184,237
                                                                -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................   $31,309,336     $27,968,523
                                                                ===========     ===========

   The accompanying notes are an integral part of the financial statements.

                          HIGHLAND GROUP CORPORATION
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
             FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000


                                                              2002             2001             2000
                                                         --------------   --------------   --------------
SALES
 Gross sales .........................................    $52,944,587      $43,887,409      $36,754,017
 Less returns and allowances .........................      3,709,967        2,895,378        2,273,208
                                                          -----------      -----------      -----------
NET SALES ............................................     49,234,620       40,992,031       34,480,809
COST OF SALES ........................................     31,248,218       25,417,507       21,664,797
                                                          -----------      -----------      -----------
GROSS PROFIT .........................................     17,986,402       15,574,524       12,816,012
IMPORT/ROYALTY INCOME ................................         15,345           58,946           22,053
DISTRIBUTION EXPENSES ................................      2,805,963        2,259,296        2,220,283
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .........      6,385,505        7,220,089        5,848,966
                                                          -----------      -----------      -----------
OPERATING INCOME .....................................      8,810,279        6,154,085        4,768,816
OTHER EXPENSE
 Amortization, debt issue costs ......................         50,000           50,000           50,000
 Interest, net .......................................        772,479        1,114,601        1,595,518
                                                          -----------      -----------      -----------
                                                              822,479        1,164,601        1,645,518
                                                          -----------      -----------      -----------
INCOME BEFORE TAXES ..................................      7,987,800        4,989,484        3,123,298
PROVISION FOR INCOME TAXES ...........................      3,436,745        1,701,821        1,277,037
                                                          -----------      -----------      -----------
NET INCOME ...........................................      4,551,055        3,287,663        1,846,261
RETAINED EARNINGS -- BEGINNING .......................      7,917,571        4,629,908        2,783,647
                                                          -----------      -----------      -----------
RETAINED EARNINGS -- ENDING ..........................    $12,468,626      $ 7,917,571      $ 4,629,908
                                                          ===========      ===========      ===========

   The accompanying notes are an integral part of the financial statements.

                          HIGHLAND GROUP CORPORATION
                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000


                                                                  2002              2001              2000
                                                            ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income .............................................    $  4,551,055      $  3,287,663      $  1,846,261
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization ........................         792,561         1,598,093         1,353,569
   Deferred taxes .......................................         435,000          (150,000)               --
                                                             ------------      ------------      ------------
                                                                5,778,616         4,735,756         3,199,830
 Changes in assets and liabilities:
   Accounts receivable ..................................      (2,260,026)          (14,178)         (321,695)
   Inventories ..........................................      (1,719,609)       (1,459,733)           78,894
   Other current assets .................................          96,315           208,428           617,306
   Deposits .............................................          (1,171)            2,676            (5,695)
   Accounts payable .....................................          25,305           146,154           838,557
   Other accrued liabilities ............................         234,037           873,511           139,281
                                                             ------------      ------------      ------------
   Total changes in assets and liabilities ..............      (3,625,149)         (243,142)        1,346,648
                                                             ------------      ------------      ------------
      Net cash provided by operating activities .........       2,153,467         4,492,614         4,546,478
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property, plant and equipment ..............        (504,313)         (887,271)       (1,894,784)
CASH FLOWS FROM FINANCING ACTIVITIES
 Bank overdraft .........................................         (27,853)           66,393            80,349
 Revolving credit line, net .............................         518,269          (980,173)         (943,655)
 Payments on long-term debt .............................      (2,250,000)       (2,302,083)       (1,777,084)
                                                             ------------      ------------      ------------
      Net Cash Used in Financing Activities .............      (1,759,584)       (3,215,863)       (2,640,390)
                                                             ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH .........................        (110,430)          389,480            11,304
      Cash -- Beginning .................................         401,799            12,319             1,015
                                                             ------------      ------------      ------------
      Cash -- Ending ....................................    $    291,369      $    401,799      $     12,319
                                                             ============      ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year:
   Interest .............................................    $    813,497      $  1,229,889      $  1,561,502
                                                             ============      ============      ============
   Income taxes .........................................    $  2,771,897      $  1,710,390      $  1,078,306
                                                             ============      ============      ============


   The accompanying notes are an integral part of the financial statements.

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Highland Group Corporation was incorporated in December 1997 for the purpose of acquiring the operating business of Highland Group Industries LP, effective January 1, 1998. The Company is engaged in the manufacturing and distribution of automotive accessories with a manufacturing facility located in Sheffield, Pennsylvania and corporate offices located in Solon, Ohio. Major retail chains make up the principal market.


RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.


INVENTORIES

     Inventories are stated at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) basis. Finished goods is comprised of both finished goods and products purchased for resale.

     The following is a summary of inventories at the lower of cost or market:

                                  2002            2001
                             -------------   -------------
Raw Materials ............    $2,396,552      $2,122,313
Work-In-Process ..........       380,091         389,851
Finished Goods ...........     4,403,888       2,948,758
                              ----------      ----------
                              $7,180,531      $5,460,922
                              ==========      ==========

DEPRECIATION

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense totaled $721,270, $620,902 and $376,377 for the years ended 2002, 2001 and 2000, respectively.


ADVERTISING EXPENSE

     The cost of advertising is expensed as incurred. The Company incurred $1,657,067, $1,699,887 and $1,631,690 in advertising and marketing expenses during 2002, 2001 and 2000, respectively.


STATEMENTS OF CASH FLOWS

     The Company considers cash-on-hand and demand deposits in banks as cash for the purpose of the Statements of Cash Flows.

     Debt issuance costs Debt issuance costs are amortized over the term of the related contract. Amortization charged to operations for 2002, 2001 and 2000 was $50,000 each year.


STOCK OPTION PLAN

     The Company has a stock-based employee compensation plan, which is described more fully in Note 9. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                           2002            2001           2000
                                                                      -------------   -------------   ------------
Net income, as reported ...........................................    $4,551,055      $3,287,663      1,846,261
Deduct: Total stock-based employee compensation expense
 determined under fair value based method for all awards ..........       (12,453)        (24,906)       (51,324)
                                                                       ----------      ----------      ---------
                                                                       $4,538,602      $3,262,757      1,794,937
                                                                       ==========      ==========      =========

NOTE 2 -- USE OF ESTIMATES

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 -- REVOLVING CREDIT LINE

     The Company has a revolving line of credit agreement with a commercial bank which allows for maximum borrowings of $10,000,000. Interest is payable monthly at a fluctuating rate based on the prime rate plus a margin amount. The margin amount can range from .5% to 1.0% based upon certain financial ratios of the Company. The Company may also elect a fixed interest rate for a specified period of time, based on the applicable LIBOR rate and margin amount. The margin amount for LIBOR loans is either 2.75% or 3.25%, based upon certain financial ratios of the Company. The interest rate at December 31, 2002 is 4.75%. The loan is secured by eligible accounts receivable, inventories, equipment and a first mortgage on the Company's real property. Amounts borrowed under this agreement totaled $1,531,061 and $1,012,792 at December 31, 2002 and 2001, respectively.

     The Company is also required to pay a commitment fee to the bank on the unused portion of the credit line, at an annual rate of .375%.

     The Company's cash management arrangement with its commercial bank provides automatic coverage of overdrafts up to its credit limit.


NOTE 4 -- RELATED PARTY TRANSACTIONS

     Management services are being provided by the majority shareholder of the Company under a management agreement for a fee of $25,000 per month. The total fees paid in 2002, 2001 and 2000 were $300,000 each year. The agreement is for a one-year term commencing in January 1998 with an annual renewal provision. The Company has a note payable (see Note 5) to the majority shareholder of the Company. Interest expense under this note for 2002, 2001 and 2000 was $168,000 each year.

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
NOTE 5 -- LONG-TERM DEBT


     The following is a summary of long-term debt:

                                                               2002                            2001
                                                   -----------------------------   -----------------------------
                                                      CURRENT        LONG-TERM        CURRENT        LONG-TERM
                                                   -------------   -------------   -------------   -------------
The Company had a note payable to a
  commercial bank, dated January 9, 1998, in
  the original amount of $8,000,000. This note
  was increased in January 2000, with an
  additional $2,000,000 being lent, resulting in
  an adjusted amount of $8,131,261. The note is
  payable in twenty-four quarterly principal
  payments which increase from $250,000 to
  $375,000 through 2006. Interest is payable
  quarterly at prime rate plus a margin amount.
  The margin amount can range from .5% to
  1.5%, based upon certain financial ratios of
  the Company. The Company may also elect a
  fixed rate based on the applicable LIBOR
  rate and margin amount. The margin amount
  for the LIBOR rate is either 3.25% or 3.75%,
  based upon certain financial ratios of the
  Company. The interest rate at December 31,
  2002 is 5.25%.                                     $1,500,000      $2,981,361      $1,437,500      $4,481,361

The Company had a liability to the partners of
  the Company's predecessor entity, in the
  original amount of $3,250,000 pursuant to an
  earn-out agreement. The agreement required
  a payment of $812,500 in addition to the
  execution of a promissory note in the amount
  of $2,437,500 and was payable in three annual
  installments of $812,500 each, commencing
  March 15, 2000 with the final payment March
  15, 2002. Interest was payable monthly, at an
  annual rate of 10% on the outstanding
  balance.                                                   --              --         812,500              --

The Company has a note payable to the
  majority shareholder of the Company, dated
  January 9, 1998, in the original amount of
  $1,400,000. The note is payable in two
  installments of $700,000 each on December
  31, 2003 and 2004. Interest is payable
  monthly, at an annual rate of 12%, on the
  outstanding balance.                                  700,000         700,000              --       1,400,000

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 -- LONG-TERM DEBT (CONTINUED)
     The following are maturities of long-term debt:

YEAR
--------------
2003 .........    $2,200,000
2004 .........     2,200,000
2005 .........     1,410,900
2006 .........        70,461
                  ----------
                  $5,881,361
                  ==========
     Interest expense for 2002, 2001 and 2000 totaled $772,479, $1,114,601 and
$1,595,518, respectively.


NOTE 6 -- LEASES

     The Company leases office space in Solon, Ohio. Rent expense for 2002, 2001 and 2000 under this lease was $63,136 each year. The Company leases equipment under operating leases expiring through 2004. Equipment rental expense for 2002, 2001 and 2000 under these leases totaled $58,520, $59,252 and $55,272, respectively.

     The future minimum rentals under these agreements are as follows:


YEAR               EQUIPMENT     REAL ESTATE
---------------   -----------   ------------
2003 ..........     $39,435       $ 63,136
2004 ..........       7,690         52,613
2005 ..........       2,723             --
                    -------       --------
                    $49,848       $115,749
                    =======       ========

NOTE 7 -- PROFIT SHARING PLAN

     The Company has a qualified profit sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Company contributes 3% of each qualified employee's salary into the plan. The cost incurred for contributions under this arrangement was $180,924, $194,070 and $113,303 for 2002, 2001 and 2000,
respectively.


NOTE 8 -- CONTINGENCIES

     The Company is from time to time named as a defendant in lawsuits filed by consumers. The consumers allege the Company manufactured faulty products which caused harm. The lawsuits seek compensatory and punitive damages in various amounts. The Company believes the suits are completely without merit and intends to vigorously defend its position.

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position of the company.


NOTE 9 -- STOCK OPTION PLAN

     Effective February 24, 1999 the Company adopted the Highland Group Corporation 1999 Key Employees Stock Option Plan. Effective August 7, 2001 the plan was amended, restated and renamed the Highland Group Corporation Management Stock Option Plan. The plan allows for options to be granted to Key employees as well as outside directors of the Company. Options granted under this plan are nonqualified stock options. Options may be issued for an aggregate of 64 shares under this plan. For Key employees options vest over a two-year period from the grant date, with 50% vesting after one year. For

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 9 -- STOCK OPTION PLAN (CONTINUED)
outside directors, options are 50% vested as of the grant date, 25% as of January 10, 2002 and the remaining 25% on January 10, 2003. The options expire on the tenth anniversary of the effective date.


GRANT                  NUMBER OF SHARES      EXERCISE PRICE FOR
 DATE                OPTIONS GRANTED FOR        EACH OPTION
-----------------   ---------------------   -------------------
2/24/99 .........            38.50                $11,545
6/01/00 .........             4.25                 23,000
8/07/01 .........             8.49                  9,000

     Options for a total of 51.24 shares have been granted, or approximately 5% of the equity value of the Company.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APBO No. 25), and related interpretations, in accounting for this stock option plan. The company has elected this treatment because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), requires the use of highly subjective assumptions in option valuation models. Under APBO No. 25, no compensation expense has been recognized on the financial statements because the exercise price of the Company's stock options is not less than the fair market value of the shares at the grant date.

     Pro forma information regarding net income, determined as if the Company had adopted SFAS No. 123, is required by that statement, and is disclosed in
Note 1 of these statements. The fair value for these options was estimated at the grant date using the Black-Scholes option pricing model with the following assumptions for all options granted: a risk-free interest rate of 4.89%; an expected life of the options of five years for 1999 options; four years for 2000 options; two years for 2002 options; no expected dividend yield; and no volatility factor.


NOTE 10 -- INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The deferred tax benefit is comprised of allowance for doubtful accounts, depreciation, amortization of goodwill, and various expense accruals.


     The provision for income tax consists of the following:


                                     2002          2001          2000
                                ------------- ------------- -------------
Current tax expense ...........  $3,136,745    $1,851,821    $1,277,037
Deferred tax benefit ..........     300,000      (150,000)           --
                                 ----------    ----------    ----------
                                 $3,436,745    $1,701,821    $1,277,037
                                 ==========    ==========    ==========

NOTE 11 -- MAJOR CUSTOMERS AND SUPPLIERS

     Sales to one customer aggregated 44% in 2002. Sales to the Company's top three customers aggregated 63% and 57% in 2001 and 2000. The Company made approximately 48% of its purchases from two suppliers in each of 2002 and 2001 and this purchases amount was 49% in 2000. The Company grants credit to customers, many of whom are major retail chains.


NOTE 12 -- INTANGIBLE ASSETS

     Effective January 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142), which provides that Goodwill shall no longer

                          HIGHLAND GROUP CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 12 -- INTANGIBLE ASSETS (CONTINUED) be amortized. Instead, Goodwill is to be tested for impairment on an annual basis. The effect of this standard is that the Company will no longer recognize amortization expense on its books for Goodwill. If Goodwill were determined to be impaired, a charge to current operation would be made in the year of impairment. The Company completed its transitional goodwill impairment assessment and its annual impairment assessment with no adjustment to the carrying value of its goodwill. Goodwill continues to be amortized for tax purposes. The Company has a patent that is being amortized over a 15-year period on a straight-line basis. Aggregate intangible amortization expense was $21,292, $927,191 and $927,191 in 2002, 2001 and 2000, respectively.

                                                 2002                                2001
                                   ---------------------------------   ---------------------------------
                                        GROSS                               GROSS
                                      CARRYING         ACCUMULATED        CARRYING         ACCUMULATED
                                       AMOUNT         AMORTIZATION         AMOUNT         AMORTIZATION
                                   --------------   ----------------   --------------   ----------------
Amortizable Intangible Assets:
Patent .........................    $   319,375       $   (106,458)     $   319,375       $    (85,167)
                                    ===========       ============      ===========       ============
Unamortizable Intangible Assets:
Goodwill .......................    $13,588,489       $ (3,623,597)     $13,588,489       $ (3,623,597)
                                    ===========       ============      ===========       ============

FUTURE ESTIMATED AMORTIZATION EXPENSE
For the year ended:


   2003         $21,292
   2004          21,292
   2005          21,292
   2006          21,292
   2007          21,292


PRO FORMA INFORMATION

                                                  2002            2001            2000
                                             -------------   -------------   -------------
Reported net income ......................    $4,551,055      $3,287,663      $1,846,261
Add back: Goodwill amortization ..........            --         905,899         905,899
                                              ----------      ----------      ----------
Adjusted net income ......................    $4,551,055      $4,193,562      $2,752,160
                                              ==========      ==========      ==========

        , 2003

                              TRIMAS CORPORATION


                                  $85,000,000

                          9 7/8% SENIOR NOTES DUE 2012










                             ---------------------
                                  PROSPECTUS
                             ---------------------













     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of TriMas or is or was serving as such with respect to another corporation or other entity at our request. Article 11 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 11 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 10 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives improper personal benefit.

     Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)        EXHIBITS

          (1)   Financial Statement Schedule

                               TRIMAS CORPORATION
              SCHEDULE II PURSUANT TO ITEM 15(a)(2) OF FORM 10-K
            VALUATION AND QUALIFYING ACCOUNTS FOR THE PERIODS ENDED
DECEMBER 31, 2002, DECEMBER 31, 2001, DECEMBER 31, 2000 AND NOVEMBER 27, 2000.


             COLUMN A                COLUMN B               COLUMN C                  COLUMN D        COLUMN E
---------------------------------- ------------ --------------------------------- ---------------- -------------
                                                            ADDITIONS
                                                ---------------------------------
                                    BALANCE AT   CHARGED TO         CHARGED                           BALANCE
                                     BEGINNING    COSTS AND      (CREDITED) TO                         AT END
            DESCRIPTION              OF PERIOD    EXPENSES    OTHER ACCOUNTS (A)   DEDUCTIONS (B)    OF PERIOD
---------------------------------- ------------ ------------ -------------------- ---------------- -------------
Allowance for doubtful accounts
 deducted from accounts
 receivable in the balance sheet

POST-ACQUISITION BASIS
Year Ended December 31, 2002        $3,670,000   $1,380,000      $115,000             $855,000      $4,310,000
                                    ==========   ==========    ==========           ==========      ==========
Year Ended December 31, 2001        $4,870,000   $2,190,000    $1,100,000           $4,490,000      $3,670,000
                                    ==========   ==========  ============         ============      ==========
Period Ended December 31, 2000      $3,600,000   $  380,000    $  890,000                   --      $4,870,000
                                    ==========   ==========  ============         ============      ==========
PRE-ACQUISITION BASIS
Period Ended November 27, 2000      $2,740,000   $1,850,000            --           $  990,000      $3,600,000
                                    ==========   ==========  ============         ============      ==========

----------

(A)  Allowance of companies acquired, and other adjustments, net.

(B) Deductions, representing uncollectible accounts written-off, less recoveries of amounts written-off in prior years.


          (2)   Exhibits


  EXHIBIT NO.     DESCRIPTION
---------------   -----------
   3(i)*          Amended and Restated Certificate of Incorporation of TriMas Corporation.

   3(ii)*         Amended and Restated Bylaws of TriMas Corporation.

   4.1*           Indenture relating to the notes, dated as of June 6, 2002, by and among TriMas
                  Corporation, each of the Guarantors named therein and The Bank of New York as trustee.

   4.2*           Form of note (included in Exhibit 4.1).

   4.3*           Registration Rights Agreement relating to the notes issued June 6, 2002 dated as of
                  June 6, 2002 by and among TriMas Corporation and the parties named therein.

  4.4*(a)         Registration Rights Agreement relating to the notes issued December 10, 2002 dated as of December 10, 2002 by and among TriMas Corporation and the parties named therein.

   4.5***         Supplemental Indenture dated as of March 4, 2003.

   4.6****        Supplemental Indenture No. 2 dated as of May 9, 2003.

   5.1            Opinion of Cahill Gordon & Reindel LLP regarding the legality of securities being registered.

  10.1*           Stock Purchase Agreement dated as of May 17, 2002 by and among Heartland
                  Industrial Partners, L.P., TriMas Corporation and Metaldyne Corporation.

  10.2*           Amended and Restated Shareholders Agreement, dated as of July 19, 2002 by and among TriMas Corporation and Metaldyne Corporation.



   EXHIBIT NO.      DESCRIPTION
   -----------      -----------
    10.3*           Warrant issued to Metaldyne Corporation dated as of June 6, 2002.

    10.4*           Credit Agreement, dated as of June 6, 2002, among TriMas Company LLC, JPMorgan
                    Chase Bank as Administrative Agent and Collateral Agent, CSFB Cayman Island
                    Branch, as Syndication Agent, Comerica Bank, National City Bank and Wachovia
                    Bank, National Association as Documentation Agents and J.P. Morgan Securities Inc.
                    and Credit Suisse First Boston, as Arrangers.

    10.5*           Receivables Purchase Agreement, dated as of June 6, 2002, by and among TriMas
                    Corporation, the Sellers party thereto and TSPC, Inc., as Purchaser.

    10.6*           Receivables Transfer Agreement, dated as of June 6, 2002, by and among TSPC, Inc., as Transferor, TriMas Corporation, individually, as Collection Agent, TriMas Company
                    LLC, individually as Guarantor, the CP Conduit Purchasers, Committed Purchasers
                    and Funding Agents party thereto, and JPMorgan Chase Bank as Administrative
                    Agent.

    10.7*           Corporate Services Agreement, dated as of June 6, 2002, between Metaldyne
                    Corporation and TriMas Corporation.

    10.8*           Lease Assignment and Assumption Agreement, dated as of June 21, 2002, by and among Heartland Industrial Group, L.L.C., TriMas Company LLC and the
                    Guarantors named therein.

    10.9*           TriMas Corporation 2002 Long Term Equity Incentive Plan

    10.10*          Stock Purchase Agreement by and among 2000 Riverside Capital Appreciation Fund,
                    L.P., the other Stockholders of HammerBlow Acquisition Corp. listed on Exhibit A thereto and TriMas Company LLC dated as of January 27, 2003

    10.11***        Amendment No. 1 to the Credit Agreement

    10.12**         Stock Purchase Agreement by and Among TriMas Company LLC and The
                    Shareholders and Option Holders of Highland Group Corporation and FNL
                    Management Corporation dated February 21, 2003

    10.13***        Form of Employment Agreement between TriMas Corporation and Grant H. Beard

    10.14***        Form of Employment Agreement between TriMas Corporation and Todd R. Peters

    10.15***        Form of Employment Agreement between TriMas Corporation and Lynn Brooks

    10.16***        Form of Employment Agreement between TriMas Corporation and Scott Hazlett

    10.17****       Employment Agreement between TriMas Corporation and Terry Campbell

    10.18****       Employment Agreement between TriMas Corporation and Ed Schwartz

    10.19****       Asset Purchase Agreement among TriMas Corporation Metaldyne Corporation and
                    Metaldyne Company LLC dated May 9, 2003,

    10.20****       Form of Sublease Agreement (included as Exhibit A in Exhibit 10.19)

    12****          Statement regarding computation of ratios

    21***           Subsidiaries of TriMas Corporation

    23.1            Consent of PricewaterhouseCoopers LLP

    23.2            Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

    23.3            Consent of Walthall, Drake & Wallace LLP

    24.1*           Power of Attorney (included in the signature pages to this Registration Statement)

    25.1****        Statement Regarding Eligibility of Trustee on Form T-1

    99.1****        Form of Letter of Transmittal

    99.2****        Form of Notice of Guaranteed Delivery


----------
* Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-4, filed October 4, 2002 (Filed No. 333-100351).

*(a) Incorporated by reference to the Exhibits filed with Amendment No. 2 to our Registration Statement on Form S-4, filed on January 28, 2003 (File No. 333-100351)

*(b) Incorporated by reference to the Exhibits filed with Amendment No. 3 to our Registration Statement on Form S-4, filed on January 29, 2003 (File No. 333-10035)

** Incorporated by reference to the Exhibits filed with our Form 8-K filed February 25, 2003.

*** Incorporated by reference to the Exhibits filed with our Annual Report on form 10-K

**** Filed with our Registration Statement on Form S-4, filed on June 6, 2003 (File No. 333-105950).

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                         TRIMAS CORPORATION


                                         By: /s/ Todd R. Peters
                                             ---------------------------

                                             Name: Todd R. Peters
                                             Title: Chief Financial Officer and
                                                    Executive Vice President



          SIGNATURE                             TITLE                       DATE
          ---------                             -----                       ----
       /s/ Grant H. Beard       President and Director (Principal      June 27, 2003
  ------------------------      Executive Officer)
         Grant H. Beard

       /s/ Todd R. Peters       Executive Vice President and Chief     June 27, 2003
  ------------------------      Financial Officer
          Todd R. Peters

       /s/ Gary M. Banks*       Director                               June 27, 2003
  ------------------------
          Gary M. Banks

                                Director
  ------------------------
        Charles E. Becker

  /s/ Timothy D. Leuliette*     Director                               June 27, 2003
  ------------------------
      Timothy D. Leuliette

   /s/ W. Gerald McConnell*     Director                               June 27, 2003
  ------------------------
      W. Gerald McConnell

    /s/ David A. Stockman*      Director                               June 27, 2003
  ------------------------
       David A. Stockman

    /s/ Daniel P. Tredwell*     Director                               June 27, 2003
  ------------------------
       Daniel P. Tredwell

    /s/ Samuel Valenti III*     Director                               June 27, 2003
 ------------------------
      Samuel Valenti III


* By: /s/ Todd R. Peters
-------------------------
          Todd R. Peters
     as attorney-in-fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              ARROW ENGINE COMPANY


                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.


                                              BEAUMONT BOLT & GASKET, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                        TITLE                    DATE
         ---------                        -----                    ----
     /s/ Richard S. Owen*    President and Director           June 27, 2003
 ------------------------    (Principal Executive Officer)
        Richard S. Owen

     /s/ Laura Pecoraro*     Treasurer and Director           June 27, 2003
 ------------------------
        Laura Pecoraro

* By: /s/ Todd R. Peters
     -------------------
          Todd R. Peters
     as attorney-in-fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.


                                              CEQUENT TOWING PRODUCTS, INC.




                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.


                                          CEQUENT TRAILER PRODUCTS, INC.




                                          By: /s/ Todd R. Peters
                                              ---------------------------
                                              Name: Todd R. Peters
                                              Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                          COMMONWEALTH DISPOSITION LLC



                                          By: /s/ Todd R. Peters
                                              ---------------------------
                                              Name: Todd R. Peters
                                              Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              COMPAC CORPORATION



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              CONSUMER PRODUCTS, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              CUYAM CORPORATION



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.


                                              DI-RITE COMPANY



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                          ENTEGRA FASTENER CORPORATION



                                          By: /s/ Todd R. Peters
                                              ---------------------------
                                              Name: Todd R. Peters
                                              Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              Fittings Product Co., LLC



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              HammerBlow Acquisition Corp.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              HammerBlow LLC



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                           Hidden Hitch Acquisition Corporation



                                           By: /s/ Todd R. Peters
                                               ---------------------------
                                               Name: Todd R. Peters
                                               Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      s/s Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              Highland Group Corporation



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              HITCH 'N POST, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              INDUSTRIAL BOLT & GASKET, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President





         SIGNATURE                        TITLE                    DATE
--------------------------   ------------------------------   --------------
     /s/ Richard S. Owen*    President and Director           June 27, 2003
 ------------------------    (Principal Executive Officer)
        Richard S. Owen

     /s/ Laura Pecoraro*     Treasurer and Director           June 27, 2003
 ------------------------
        Laura Pecoraro

* By: /s/ Todd R. Peters
     -------------------
          Todd R. Peters
     as attorney-in-fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              K.S. DISPOSITION



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              KEO CUTTER, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                       TITLE                    DATE
         ---------                       -----                    ----
      /s/ Grant H. Beard     President and Director          June 27, 2003
 ------------------------
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director     June 27, 2003
 ------------------------
       Todd R. Peters

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              LAKE ERIE SCREW CORPORATION



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              LAMONS METAL GASKET CO.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
     /s/ Richard S. Owen*    President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Richard S. Owen

     /s/ Laura Pecoraro*     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
        Laura Pecoraro       Principal Accounting Officer)

* By: /s/ Todd R. Peters
     -------------------
          Todd R. Peters
     as attorney-in-fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              LOUISIANA HOSE & RUBBER CO.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President






         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                     MONOGRAM AEROSPACE FASTENERS, INC.



                                     By: /s/ Todd R. Peters
                                          ---------------------------
                                          Name: Todd R. Peters
                                          Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              NETCONG INVESTMENTS, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              NI INDUSTRIES, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              NI WEST, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              NORRIS CYLINDER COMPANY



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                     NORRIS ENVIRONMENTAL SERVICES, INC.



                                     By: /s/ Todd R. Peters
                                          ---------------------------
                                          Name: Todd R. Peters
                                          Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              RESKA SPLINE PRODUCTS, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              RICHARDS MICRO-TOOL, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              RIEKE CORPORATION



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              RIEKE OF INDIANA, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              RIEKE OF MEXICO, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------

                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                          RIEKE LEASING CO., INCORPORATED



                                          By: /s/ Todd R. Peters
                                              ---------------------------
                                              Name: Todd R. Peters
                                              Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              Tekonsha Towing Systems, Inc.


                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Bread     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.



                                              The HammerBlow Corporation



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                          TITLE                       DATE
         ---------                         -----                      ----

      /s/ Grant H. Beard     Manager and Chief Executive           June 27, 2003
 ------------------------    Officer for SEC Purposes
        Grant H. Beard

      /s/ Todd R. Peters     Manager and Senior Vice President     June 27, 2003
 ------------------------    for SEC Purposes
       Todd R. Peters

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              TRIMAS COMPANY LLC


                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                          TITLE                       DATE
         ---------                          -----                       ----
      /s/ Grant H. Beard     Manager and Chief Executive           June 27, 2003
 ------------------------    Officer for SEC Purposes
        Grant H. Beard

      /s/ Todd R. Peters     Manager and Senior Vice President     June 27, 2003
 ------------------------    for SEC Purposes
       Todd R. Peters

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              TRIMAS FASTENERS, INC.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President



         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills, State of Michigan, on the 27th day of June, 2003.




                                              TRIMAS SERVICES CORP.



                                              By: /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name: Todd R. Peters
                                                  Title: Vice President




         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----
      /s/ Grant H. Beard     President and Director              June 27, 2003
 ------------------------    (Principal Executive Officer)
        Grant H. Beard

      /s/ Todd R. Peters     Vice President and Director         June 27, 2003
 ------------------------    (Principal Financial Officer and
       Todd R. Peters        Principal Accounting Officer)